Exhibit 10.1

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 11, 2016, is entered into by and among

(i) CHC Group Ltd. (the “Company”),

(ii) 6922767 Holding SARL, Capital Aviation Services B.V., CHC Cayman ABL Borrower Ltd., CHC Cayman ABL Holdings Ltd., CHC Cayman Investments I Ltd., CHC Den Helder B.V., CHC Global Operations (2008) ULC, CHC Global Operations Canada (2008) ULC, CHC Global Operations International ULC, CHC Helicopter (1) S.à r.l., CHC Helicopter (2) S.à r.l., CHC Helicopter (3) S.à r.l., CHC Helicopter (4) S.à r.l., CHC Helicopter (5) S.à r.l., CHC Helicopter Australia Pty Ltd, CHC Helicopter Holding S.à r.l., CHC Helicopter S.A., CHC Helicopters (Barbados) Limited, CHC Helicopters (Barbados) SRL, CHC Holding (UK) Limited, CHC Holding NL B.V., CHC Hoofddorp B.V., CHC Leasing (Ireland) Limited, CHC Netherlands B.V., CHC Norway Acquisition Co AS, Heli-One (Netherlands) B.V., Heli-One (Norway) AS, Heli-One (U.S.) Inc., Heli-One (UK) Limited, Heli-One Canada ULC, Heli-One Holdings (UK) Limited, Heli-One Leasing (Norway) AS, Heli-One Leasing ULC, Heli-One USA Inc., Heliworld Leasing Limited, Integra Leasing AS, Lloyd Bass Strait Helicopters Pty. Ltd., Lloyd Helicopter Services Limited, Lloyd Helicopter Services Pty. Ltd., Lloyd Helicopters International Pty. Ltd., Lloyd Helicopters Pty. Ltd., Management Aviation Limited, each such entity an affiliate of the Company (such entities, together with the Company, the “CHC Parties” and each a “CHC Party”),

(iii) The Milestone Aviation Group Limited (“Milestone”) and The Milestone Aviation Asset Holding Group No. 1 Ltd (“Milestone 1”), The Milestone Aviation Asset Holding Group No. 8 Ltd (“Milestone 8”), The Milestone Aviation Asset Holding Group No. 20 Ltd (“Milestone 20”), The Milestone Aviation Asset Holding Group No. 25 Ltd (“Milestone 25” and together with Milestone 1, Milestone 8 and Milestone 20, the “Milestone Beneficial Owners”), Milestone Export Leasing, Limited (“Milestone Export”), GE Capital Equipment Finance Ltd (“GE Capital”) and GE European Equipment Finance (Aircraft No. 2) Limited (“GE European” and together with Milestone Export and GE Capital, the “Milestone Lessors”) (each of Milestone, the Milestone Beneficial Owners, and the Milestone Lessors, a “Milestone Party” and collectively, the “Milestone Parties”),

(iv) the undersigned beneficial holders, or investment advisors or managers for the account of such beneficial holders that have initially executed this Agreement as of the Support Effective Date (as defined below) together with their respective successors and permitted assigns (each, a “Plan Sponsor” and, collectively, the “Plan Sponsors”), of the 9.25% Senior Secured Notes due 2020 (the “Secured Notes”) issued under that certain Indenture, dated as of October 4, 2010 (as amended, modified, or otherwise supplemented from time to time, the “Secured Notes Indenture”), by and among CHC Helicopter S.A., as issuer, each of the guarantors named therein, HSBC Corporate Trustee Company (UK) Limited, as collateral agent, and The Bank of New York Mellon, as indenture trustee (the “Secured Notes Trustee”),

(v) the Official Committee of Unsecured Creditors (the “UCC”),1

(vi) Marble Ridge Capital L.P. (“Marble Ridge”) as a beneficial holder (or an investment advisor to or manager for the account of such a holder) of 9.375% Senior Notes due 2021 (the “Unsecured Notes”), issued by CHC Helicopter S.A. pursuant to that certain indenture, dated as of May 13, 2013 (as amended, modified, or otherwise supplemented from time to time, the “Unsecured Notes Indenture”), by and among CHC Helicopter S.A., as issuer, each of the guarantors named therein and Law Debenture Trust Company, as successor trustee,

(vii) Solus Alternative Asset Management LP (“Solus” and, together with Marble Ridge, the “Individual Creditor Parties”) as a beneficial holder (or an investment advisor to or manager for the account of such a holder) of Unsecured Notes, and

(viii) each of the other beneficial owners (or investment managers or advisors for the beneficial owners) of the Secured Notes, Unsecured Notes, or claims (as such term is defined in section 101(5) of the Bankruptcy Code (as defined below) or any right or interest therein or any other claims against or interests in any CHC Party (collectively, “Claims”)) against the CHC Parties, in each case, that becomes a party to this Agreement in accordance with the terms hereof by executing and delivering a Joinder Agreement (as defined below) (such persons and entities described in this clause (ix), together with any of their respective successors and permitted assigns under this Agreement, each, an “Additional Consenting Party” and collectively, the “Additional Consenting Parties”).

The CHC Parties, the Milestone Parties, the Plan Sponsors, the UCC, the Individual Creditor Parties and the Additional Consenting Parties are referred to herein as the “Parties” and each individually as a “Party.” The Milestone Parties, the Plan Sponsors, the UCC, the Individual Creditor Parties, and the Additional Consenting Parties are sometimes referred to herein as the “Consenting Creditor Parties” and individually as a “Consenting Creditor Party.”

WHEREAS, on May 5, 2016, each CHC Party has commenced a voluntary case (collectively, the “CHC Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) captioned In re CHC Group Ltd., Case No. 16-31854 (BJH);

WHEREAS, the Parties have agreed to undertake a financial and operational restructuring of the CHC Parties (the “Restructuring”) through a chapter 11 plan of reorganization to be proposed by the CHC Parties in the CHC Cases (as amended, supplemented or otherwise modified from time to time consistent with the terms of this Agreement, the “CHC Plan”), the principal terms and conditions of which are set forth in this Agreement, on the term sheet attached hereto as Exhibit A (the “Term Sheet”), and the term sheet attached hereto as Exhibit C (together with all exhibits, schedules and annexes, the “Milestone Term Sheet,” together with the Term Sheet, the “Term Sheets”), which Term Sheets are the product of arm’s-length, good faith discussions among the Parties;

[1]	The capitalized term “UCC” does not apply to the members of the UCC in their individual capacities. All members of the UCC reserve and retain their individual rights, whatever they may be, with respect to this Agreement and any motions filed before the Bankruptcy Court. For the avoidance of doubt, the obligations set forth in this Agreement shall be construed to bind any individual member of the UCC only if such member has separately executed this Agreement or a Joinder Agreement in its individual capacity.

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WHEREAS, the CHC Plan shall contain the terms and conditions set forth in, and be consistent in all respects with, this Agreement and the Term Sheets;

WHEREAS, to ensure an orderly confirmation process, the CHC Parties are prepared to perform their obligations hereunder subject to the terms and conditions of this Agreement, including, among other things, to file the CHC Plan and the CHC Disclosure Statement (as defined below), and to use their commercially reasonable efforts to have the CHC Disclosure Statement approved and the CHC Plan confirmed by the Bankruptcy Court within the timeframes contemplated in this Agreement;

WHEREAS, as set forth in the Term Sheet, the Restructuring will include (a) a rights offering (the “Rights Offering”) to each eligible holder (a “Secured Notes Eligible Holder”) of a Claim arising under the Secured Notes Indenture and the Secured Notes (each a “Secured Notes Claim” and, collectively, the “Secured Notes Claims”) and each eligible holder (an “Unsecured Notes Eligible Holder”) of a Claim arising under the Unsecured Notes Indenture and the Unsecured Notes (each an “Unsecured Notes Claim” and, collectively, the “Unsecured Notes Claims”) of the CHC Parties the right to purchase New Second Lien Convertible Notes to be issued by Reorganized CHC; (b) that certain of the Plan Sponsors and Individual Creditor Parties (collectively, the “Backstop Parties”) will commit (the “Backstop Commitment”) to purchase (on a several and not joint and several basis) the New Second Lien Convertible Notes in the Rights Offering in the amounts set forth in the backstop commitment agreement (the “Backstop Agreement”), which is attached as Exhibit B to this Agreement and will be executed concurrently with this Agreement, and provides for, inter alia, the payment of a nonrefundable aggregate premium (the “Put Option Premium”) fully earned by the Backstop Parties upon approval of the Backstop Agreement in connection with the entry by the Bankruptcy Court of the PSA Approval Order (as defined below) payable to the Backstop Parties on the terms and in the amount set forth in the Backstop Agreement and (c) the restructuring of the CHC Parties’ aircraft fleet, including under the Milestone Term Sheet;

WHEREAS, as of the date hereof, certain of the Milestone Parties (directly or indirectly through the Milestone Trustees acting on their behalves) together with certain of the CHC Parties are party to aircraft lease agreements in respect of 42 of the aircraft within the Company’s aircraft fleet (the “Milestone Leases”) and certain of the CHC Parties will receive, upon emergence from the CHC Cases, financing for new and existing aircraft from PK (the “PK Financing”);

WHEREAS, as of the date hereof, the Plan Sponsors collectively represent or hold, in the aggregate, approximately 67.56% of the aggregate outstanding principal amount of the Secured Notes;

WHEREAS, as of the date hereof, the Individual Creditor Parties, together with the other Consenting Creditor Parties, collectively represent or hold, in the aggregate, approximately 73.56% of the aggregate outstanding principal amount of the Unsecured Notes;

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WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Term Sheets and hereunder;

WHEREAS, in expressing such support and commitment, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable law, including chapter 11 of the Bankruptcy Code;

WHEREAS, notwithstanding any proposed deadlines in relation to the Restructuring, the Parties intend to complete the Restructuring with all speed in as timely a manner as practicable; and

WHEREAS, subject to the execution of definitive documentation and appropriate approvals by the Bankruptcy Court, the terms of this Agreement set forth the Parties’ entire agreement concerning their respective obligations.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.           Certain Definitions.

Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Term Sheet. As used in this Agreement, the following terms have the following meanings:

(a)          “Alternative Transaction” means any plan of reorganization, workout, proposal or offer of dissolution, winding up, liquidation, financing, assignment for the benefit of creditors, refinancing, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring (as opposed to a stand-alone restructuring) of all or any of the CHC Parties (including an alternative restructuring transaction with another equity or equity-like capital provider (including any alternative plan other than the CHC Plan with, or a sale of substantially all of the CHC Parties’ assets to, any party other than the Plan Sponsors, including, any of the CHC Parties’ existing creditors, shareholders or any other party)) other than the Restructuring pursuant to this Agreement or as otherwise consented to by the Requisite Plan Sponsors and the UCC; provided, however, that the consent of any of the Consenting Creditor Parties shall be required before any such Consenting Creditor Party may be considered to be bound to support any Alternative Transaction that materially, adversely and directly impacts the treatment of their Claims, if applicable; provided, further, that nothing in this Agreement shall limit the Milestone Parties’ rights under the Milestone Term Sheet with respect to any such Alternative Transaction or Qualified Plan (as defined in the Milestone Term Sheet).

(b)          “Effective Date” means the date upon which the substantial consummation of the CHC Plan has occurred.

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(c)          “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the CHC Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (A) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (B) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause an order not to be a Final Order;

(d)          “Material Adverse Effect” means a (i) material adverse effect on, or is reasonably likely to be materially adverse to, the business, assets, properties, results of operations or financial condition of the CHC Parties (taken as a whole), or (ii) material adverse effect on the ability of the CHC Parties to consummate the transactions contemplated by this Agreement or the Plan, other than, with respect to clauses (i) and (ii), the effect: (A) of any change in the United States or foreign economies or securities or financial markets in general; (B) of any change that generally affects any industry in which the CHC Parties operate; (C) of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions; (D) of any changes in accounting rules; (E) resulting from the filing of the CHC Cases or any reasonably anticipated effects thereof; (F) resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated hereby; (G) resulting from any act or omission of any of the CHC Parties taken with the prior written consent of the Requisite Plan Sponsors and, to the extent required hereunder, the UCC; (H) any change in the market price or trading volume of any security of a CHC Party; or (I) any failure, in and of itself, of the CHC Parties to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates of earnings or revenues or business plans; provided; however that the exception provided in clauses (H) and (I) shall not prevent or otherwise affect a determination that any effect underlying such change or failure has resulted in or contributed to a Material Adverse Effect and with respect to clauses (B), (C) and (D), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred to the extent such effects disproportionately affect the CHC Parties (taken as a whole) relative to other companies operating in the same industry as the CHC Parties.

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(e)          “Milestone Trustee” means any of Wilmington Trust SP Services (Dublin) Limited (not in its individual capacity but solely as initial trustee), Wells Fargo Bank Northwest, National Association (not in its individual capacity but solely as owner trustee), and Aircraft MSN 31208 Trust.

(f)           “Revolving Credit Agreement” means that certain Senior Secured Revolving Credit Agreement, dated as of January 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among CHC Helicopter S.A., CHC Global Operations International Inc., CHC Global Operations (2008) Inc., Heli-One Canada Inc., Heli-One Leasing Inc., CHC Den Helder B.V., CHC Holding NL B.V., CHC Netherlands B.V., CHC Norway Acquisition Co AS and Heli-One (Norway) as borrowers, each of the lenders and issuing banks named therein, HSBC Bank PLC, as administrative agent, and HSBC Corporate Trustee Company (UK) Limited, as collateral agent.

(g)          “Requisite Plan Sponsors” means, as of any date of determination, the Plan Sponsors that are providing at least a majority of the Plan Sponsors’ aggregate Backstop Commitments in respect of the Rights Offering.

(h)          “SEC” means the United States Securities and Exchange Commission.

2.           Term Sheets; Restructuring Documents.

(a)          The Term Sheets are expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. The terms and conditions of the Restructuring are set forth in the Term Sheets. On the Support Effective Date (as defined below), the Term Sheets shall be deemed effective for purposes of this Agreement and thereafter the terms and conditions therein may only be amended, modified, waived or otherwise supplemented as set forth in Section 10 hereto, and the Term Sheets, as applicable. In the event of any inconsistencies between the terms of this Agreement (without reference to the exhibits) and the Term Sheets, the terms of the Term Sheets shall govern.

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(b)          The documents related to or otherwise utilized to implement or effectuate the Restructuring (the “Restructuring Documents”) shall include, among other things: (i) the CHC Plan, the related disclosure statement (the “CHC Disclosure Statement”), and any other documents and/or agreements (and any amendments thereto) relating to the CHC Plan and/or the CHC Disclosure Statement, including (A) a motion seeking approval of the CHC Disclosure Statement, the procedures for the solicitation of votes in connection with the CHC Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code (the “Solicitation”), the forms of ballots and notices (along with the CHC Disclosure Statement, the “Solicitation Materials”) and related relief (such motion, together with all exhibits, appendices, proposed orders, supplements, and related documents, the “CHC Disclosure Statement Motion”), (B) an order of the Bankruptcy Court approving the CHC Disclosure Statement Motion (together with all exhibits, appendices, supplements and related documents, the “CHC Disclosure Statement Order”), (C) an order of the Bankruptcy Court confirming the CHC Plan pursuant to Bankruptcy Code section 1129 (together with all exhibits, appendices, supplements and related documents, the “Confirmation Order”), (D) the documents relating to the Rights Offering, including a motion seeking approval of the procedures with respect to the Rights Offering (the “Rights Offering Motion”) and the order approving the Rights Offering Motion (the “Rights Offering Order”), (E) any organizational and governance documents for Reorganized CHC and the other reorganized CHC Parties, including certificates of incorporation, certificates of formation or certificates of limited partnership (or equivalent organizational documents), bylaws, limited liability company agreements, identity and selection of proposed members of the reorganized CHC Parties’ boards of directors (or equivalent governing bodies), shareholders agreements, limited partnership agreements (or equivalent governing documents) and registration rights agreements (collectively, the “Governance Matters”), (F) any debt documents effective upon emergence from the CHC Cases (including all agreements and documentation related or ancillary to the New Second Lien Convertible Notes and the New Unsecured Notes, and all agreements and documentation related or ancillary to the treatment under the CHC Plan of Claims held by the lenders and issuing banks that are parties to the Revolving Credit Agreement), (G) the Backstop Agreement and any documents ancillary thereto or contemplated thereby, (H) all definitive documents implementing the terms of the Milestone Term Sheet, attached hereto as Exhibit C, including documents with respect to the PK Financing (collectively, the “Milestone Documents”) and (I) if applicable, the ABL Term Sheet (as defined in the Term Sheet) (which ABL Term Sheet to be submitted to the Bankruptcy Court shall be in all respects acceptable to the CHC Parties, the Plan Sponsors and the UCC) and the definitive documents implementing the terms thereof in respect of the restructuring of the ABL Credit Agreement (as defined in the Term Sheet) (the “ABL Financing”); (ii) a motion seeking authorization for the CHC Parties to enter into this Agreement and the Backstop Agreement and for the CHC Parties to pay the Put Option Premium to the Backstop Parties (the “PSA Approval Motion”), as applicable, and the order approving the PSA Approval Motion (the “PSA Approval Order”); (iii) any documentation relating to the use of cash collateral, including any interim orders (collectively, the “Interim Cash Collateral Orders”) and a consensual final order (the “Final Cash Collateral Order” and, together with the Interim Cash Collateral Orders, the “Cash Collateral Orders”); and (iv) any other agreement, document, motion or proposed order with respect to financing the CHC Parties or financing the CHC Cases. The Restructuring Documents shall each be consistent in all respects with, and shall otherwise contain, the terms and conditions set forth in this Agreement, the Term Sheet and the respective exhibits, annexes and schedules attached hereto and thereto (in each case as may be amended or otherwise modified from time to time in accordance with the terms hereof) and shall be in all respects reasonably acceptable to the CHC Parties, the Requisite Plan Sponsors and the UCC; provided, however, (x) any provision of the CHC Plan, Confirmation Order, Rights Offering Motion, Rights Offering Order, Backstop Agreement and any other Restructuring Document that (1) materially, adversely, disproportionately and directly impacts the treatment of any Claims of the Individual Creditor Parties or (2) materially, adversely, disproportionately (relative to the Plan Sponsors) and directly impacts their rights or obligations as Backstop Parties, shall be reasonably acceptable to the Individual Creditor Parties and (y) the Milestone Documents, the CHC Plan, the Confirmation Order, the CHC Disclosure Statement, the CHC Disclosure Statement Order, the PSA Approval Motion, the PSA Approval Order and any other Restructuring Document that materially and directly impacts the rights, interests or agreements of Milestone under the Milestone Term Sheet or the Milestone Documents shall be in all respects reasonably acceptable to Milestone; provided, further, however, notwithstanding anything herein to the contrary, the Governance Matters described in clause (E) above, except as otherwise explicitly provided in the Term Sheet, must only be acceptable to the Requisite Plan Sponsors in their sole discretion, in consultation with the CHC Parties and the UCC (and solely to the extent such Governance Matters materially, adversely, disproportionately and directly affect the Individual Creditor Parties, in consultation with the Individual Creditor Parties).

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3.           Bankruptcy Process; Plan of Reorganization; Final Cash Collateral Order.

(a)          CHC Plan. Each of the Parties will use their commercially reasonable efforts to have the CHC Plan filed and confirmed, and the Restructuring consummated as contemplated thereunder as soon as possible in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the Local Bankruptcy Rules of the Bankruptcy Court, and on terms consistent with this Agreement, subject to the requisite approvals set forth in Section 2(b) and in compliance with the milestones set forth in Section 6(a)(ii).

(b)          Final Cash Collateral Order. The CHC Parties, the Plan Sponsors and the UCC shall work in good faith to negotiate the Final Cash Collateral Order, which Final Cash Collateral Order shall be reasonably acceptable in all respects to the CHC Parties, the Requisite Plan Sponsors and the UCC.

4.           Agreements of the Consenting Creditors.

(a)          Agreement to Support. For the duration of the Support Period (as defined below), with respect to a Consenting Creditor Party, each such Consenting Creditor Party agrees that it shall, subject to the receipt by such Consenting Creditor Party of the CHC Disclosure Statement and Solicitation Materials in respect of the CHC Plan that are approved by the Bankruptcy Court pursuant to the CHC Disclosure Statement Order:

(i)          if such Consenting Creditor Party is not the UCC, vote any and all Claims it holds or has the authority to vote against the CHC Parties to accept the CHC Plan, by timely delivering its duly executed and completed ballots accepting the CHC Plan in accordance with the Bankruptcy Court-approved voting procedures; provided that such vote shall be immediately revoked and deemed void ab initio by any of the Consenting Creditor Parties at any time following the expiration of the Support Period (it being understood by the Parties that any modification of the CHC Plan that results in a termination of this Agreement pursuant to Section 6 hereof shall entitle such Consenting Creditor Party the opportunity to change its vote in accordance with section 1127(d) of the Bankruptcy Code, and the CHC Plan and Solicitation Materials with respect to the CHC Plan shall be consistent with this proviso);

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(ii)         if such Consenting Creditor Party is not the UCC, not change or withdraw (or cause to be changed or withdrawn) any vote submitted pursuant to subsection (i) above other than as set forth therein;

(iii)        not (x) object to, vote or cause to be voted or take any other direct or indirect action to reject, delay, impede or otherwise interfere with acceptance or implementation of the CHC Plan, (y) directly or indirectly seek, solicit, negotiate, encourage, propose, file, support, consent to, pursue, initiate, assist, join in, participate in the formulation of, enter into any agreements relating to, or vote in favor of any Alternative Transaction other than the CHC Plan or (z) otherwise take any direct or indirect action that would interfere with, delay or impede the consummation of the Restructuring pursuant to the CHC Plan;

(iv)        if such Consenting Party is the UCC, support the confirmation and consummation of the CHC Plan and submit a letter, which will be included in the Solicitation Materials, recommending that unsecured creditors of the CHC Parties vote in favor of the CHC Plan, which letter and recommendation shall not be subsequently withdrawn; and

(v)         if such Consenting Creditor Party is a Milestone Beneficial Owner, direct and authorize the Milestone Trustees to vote their Claims and take or omit to take such other actions as described in Sections 4(a)(i) to (iii) above, and otherwise perform all of its obligations hereunder (including under the Milestone Term Sheet) and under the Milestone Documents;

provided, however, that nothing in this Section 4(a) or elsewhere in this Agreement shall require any Consenting Creditor Party to incur any expenses, liabilities or other obligations, or agree to any commitments, undertaking, concessions indemnities or other arrangements that could result in expenses, liabilities or other obligations to any such Party, other than as specifically stated in other provisions of this Agreement.

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(b)          Transfers. (i) Each Consenting Creditor Party that is a beneficial owner of a Claim agrees that, for the duration of the Support Period, such Consenting Creditor Party shall not sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any of its Claims including grant any proxies, deposit any Secured Notes, Unsecured Notes or Loans or any other Claims against or interests in the Company or any other CHC Party into a voting trust or entry into a voting agreement with respect to any such Secured Notes, Unsecured Notes or such other Claims against or interests in the Company or any other CHC Party, unless, solely with respect to a Plan Sponsor or Individual Creditor Party, the transferee thereof either (i) is a Plan Sponsor or Individual Creditor Party or (ii) prior to such Transfer, agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement applicable to Consenting Creditor Parties (including with respect to any and all Claims it already may hold against or in any CHC Party prior to such Transfer) by executing a joinder agreement substantially in the form attached hereto as Exhibit D (a “Joinder Agreement”), and delivering an executed copy thereof within three (3) business days following such execution, to (i) Weil, Gotshal & Manges LLP (“Weil”), counsel to the CHC Parties, (ii) Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), counsel to the Plan Sponsors and (iii) Kramer Levin Naftalis & Frankel LLP (“Kramer Levin”), counsel to the UCC, in which event (A) the transferee (including the Consenting Creditor Party transferee, if applicable) shall be deemed to be an Additional Consenting Party and a Consenting Creditor Party hereunder to the extent of such transferred rights and obligations and (B) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations; provided that notwithstanding the Transfer of any Claim by any of the Milestone Parties, so long as this Agreement has not been terminated as provided herein, the agreements set forth in Section 4(a) hereof will remain binding on the Milestone Parties and the Milestone Parties will continue to be Consenting Creditor Parties under this Agreement and remain obligated to perform all of their obligations under the Milestone Term Sheet and Milestone Documents. Each Consenting Creditor Party agrees that any Transfer of any Claims that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the applicable CHC Party and each other Consenting Creditor Party shall have the right to enforce the voiding of such Transfer. Notwithstanding anything contained herein to the contrary, during the Support Period, a Plan Sponsor may Transfer any or all of its Claims to any entity that, as of the date of Transfer, controls, is controlled by or is under common control with such Plan Sponsor, or to a Plan Sponsor; provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a Party hereto and shall execute a Joinder Agreement.

(ii)         Notwithstanding Section 4(b)(i): (A) a Plan Sponsor, Individual Creditor Party or Additional Consenting Party may Transfer its Secured Notes, Unsecured Notes or other Claims, as applicable, to an entity that is acting in its capacity as a Qualified Marketmaker (as defined below) without the requirement that the Qualified Marketmaker become a Party; provided that (1) such Qualified Marketmaker must Transfer such right, title or interest in such Secured Notes, Unsecured Notes or other Claim prior to the voting deadline for the CHC Plan and (2) any subsequent Transfer by such Qualified Marketmaker of the right, title or interest in such Secured Notes, Unsecured Notes or other Claim is to a transferee that is or becomes a Consenting Creditor Party at the time of such transfer; and (B) to the extent that a Plan Sponsor, Individual Creditor Party or Additional Consenting Party is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title or interest in Secured Notes, Unsecured Notes or other Claims that the Qualified Marketmaker acquires from a holder of the Secured Notes, Unsecured Notes or other Claims who is not a Consenting Creditor Party without the requirement that the transferee be or become an Additional Consenting Party and a Consenting Creditor Party. For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers Claims against the CHC Parties (including debt securities or other debt) or enter with customers into long and short positions in claims against the CHC Parties (including debt securities or other debt), in its capacity as a dealer or market maker in such Claims against the CHC Parties and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

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(c)          Additional Claims. Each Consenting Creditor Party agrees that if any Consenting Creditor Party acquires additional Claims, then (i) such Claims shall be subject to this Agreement (including the obligations of the Consenting Creditor Parties under Section 4(a)) and (ii) following such acquisition, such Consenting Creditor Party shall notify Weil, Akin Gump and Kramer Levin of the amount and types of Claims it has acquired promptly (A) following such acquisition and (B) upon the reasonable request of Weil, Akin Gump or Kramer Levin, and Weil, Akin Gump and Kramer Levin shall maintain the confidentiality of such information consistent with the provisions of Section 9.

(d)          Rights of Consenting Creditor Parties Unaffected. Nothing contained in this Agreement shall limit: (i)(A) the ability of a Consenting Creditor Party to consult with any other Party or any member of the UCC, including another Consenting Creditor Party or the CHC Parties or any advisors of the foregoing, or (B) the rights of a Consenting Creditor Party to be heard as a party in interest in the CHC Cases, in each case so long as such consultation or appearance is consistent with the Consenting Creditor Party’s obligations under the terms of this Agreement, and is not for the purpose of hindering, delaying, or preventing the confirmation or consummation of the CHC Plan; (ii) the ability of a Consenting Creditor Party to sell or enter into any transactions in connection with the Claims or any other claims against or interests in the CHC Parties, subject to the terms hereof; or (iii) the rights of any of the Consenting Creditor Parties under (x) the Secured Notes Indenture, the Unsecured Notes Indenture or the Revolving Credit Agreement or constitute a waiver or amendment to any provision of the Secured Notes Indenture, the Secured Notes, the Unsecured Notes Indenture, the Unsecured Notes, or the Revolving Credit Agreement, as applicable, and (y) any other applicable agreement, instrument or document that gives rise to a Consenting Creditor Party’s Claim, or constitutes a waiver or amendment of any provision of such agreement, instrument or document, subject to the terms of Section 4(a) hereof. Each of the Parties hereby expressly acknowledges that the Plan Sponsors and the UCC (subject to the limitations set forth in Sections 4(a)(iii)(y) and (z) may engage in discussions with other parties in interest in an effort to resolve matters related to the CHC Parties’ restructuring and confirmation of the CHC Plan.

(e)          Milestone Obligations. For the avoidance of doubt, each of the Milestone Parties shall be bound by the obligations in this Section 4 and shall cause the Milestone Trustees, as appropriate, to comply with such obligations, and nothing in this Agreement shall constitute a waiver of, or an amendment to, the Milestone Term Sheet.

5.           Agreements of the CHC Parties.

(a)          Affirmative Covenants. The CHC Parties agree that, for the duration of the Support Period, unless otherwise permitted or required by this Agreement, and except as otherwise consented to in writing by the Requisite Plan Sponsors,the UCC and Milestone, and, solely if the CHC Parties’ action materially, adversely and directly impacts the Individual Creditor Parties’ rights under this Agreement, the Individual Creditor Parties, the CHC Parties shall:

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(i)          (A) use commercially reasonable efforts to complete the preparation, as soon as reasonably practicable after the Support Effective Date (as defined below), of each of the PSA Approval Motion, the CHC Plan, the CHC Disclosure Statement, the Milestone Documents and the other Restructuring Documents (including all motions, applications, orders, agreements and other documents, each of which, for the avoidance of doubt, shall contain terms and conditions consistent with this Agreement and be acceptable to the relevant Parties in accordance with the applicable approval rights set forth in Section 2(b)), (B) provide draft copies of the Restructuring Documents, and any amended version thereof, to, and afford reasonable opportunity to comment and review of such documents by, Akin Gump and Kramer Levin no less than three (3) business days or as soon as reasonably practicable in advance of any material filing, execution, distribution or use (as applicable) thereof by any applicable CHC Party in accordance with the applicable approval rights set forth in Section 2(b); and (C) consult in good faith with Akin Gump and Kramer Levin regarding the form and substance of any of such documents (without limiting the approval rights of the Plan Sponsors or the UCC contained under Section 2(b)) in advance of the filing, execution, distribution or use (as applicable) thereof; provided that the CHC Parties shall also provide the Milestone Parties, Individual Creditor Parties with the Restructuring Documents and an opportunity of comment and review consistent with clauses (B) and (C) above solely with respect to any Restructuring Documents for which the Milestone Parties, Individual Creditor Parties have approval rights under Section 2(b), respectively (without limiting or expanding the approval rights of the Milestone Parties, Individual Creditor Parties contained under Section 2(b));

(ii)         (A) support and take such actions as are necessary or appropriate or reasonably requested by the Consenting Creditor Parties in furtherance of the Solicitation, confirmation, and consummation of the CHC Plan and the Restructuring in accordance with, and within the time frames contemplated by, this Agreement (including within the milestones set forth in Section 6(a)(ii)) (provided that no CHC Party nor the Plan Sponsors and the UCC shall be obligated to agree to any modification of any document that is inconsistent with the CHC Plan); (B) not take any action that is inconsistent with, or that would delay or impede the Solicitation, confirmation or consummation of the CHC Plan; (C) perform its obligations under this Agreement and all of the Restructuring Documents; (D) support the release, exculpation, and indemnification provisions set forth in the Restructuring Documents; (E) use commercially reasonable efforts to obtain any and all required regulatory approvals and third-party approvals, if any, for the Restructuring; and (F) take appropriate steps to oppose, challenge and object to an Alternative Transaction of the CHC Plan and the Restructuring and cease and cause to be terminated any ongoing solicitation, discussions and/or negotiations with respect to any Alternative Transaction;

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(iii)        subject to professional responsibilities, timely file a formal written objection to any motion filed with the Bankruptcy Court seeking the entry of an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code or (C) dismissing any of the CHC Cases;

(iv)        subject to professional responsibilities, timely file a formal written response in opposition to and take all appropriate actions to oppose (if circumstances do not allow for the filing of a formal written response) any objection filed with the Bankruptcy Court by any person with respect to the entry of (A) the Final Cash Collateral Order, (B) the PSA Approval Order, (c) the CHC Disclosure Statement Order, (D) the Rights Offering Order and (E) the Confirmation Order;

(v)         subject to professional responsibilities, timely file a formal written objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the CHC Parties’ exclusive right to file or solicit acceptances of a plan of reorganization;

(vi)        comply in all material respects with applicable laws (including making or seeking to obtain all required material consents and/or appropriate filings or registrations with, notifications to, or authorizations, consents or approvals of any regulatory or governmental authority, and paying all material taxes as they become due and payable except to the extent nonpayment thereof is permitted by the Bankruptcy Code);

(vii)       maintain the good standing (or equivalent status under the laws of its incorporation or organization) under the laws of the state or other jurisdiction in which each of the CHC Parties’ and the CHC Parties’ direct and indirect material subsidiaries are incorporated or organized;

(viii)      (A) operate the business of each of the CHC Parties’ and the CHC Parties’ direct and indirect subsidiaries in the ordinary course and consistent with past practice, and in a manner that is consistent with this Agreement and the business plan of the CHC Parties, presented to the Plan Sponsors and the UCC as of the date of this Agreement (the “Business Plan”), as such Business Plan may be modified, amended or otherwise replaced only if such modification, amendment or replacement is acceptable to the Requisite Plan Sponsors and the UCC, each in their sole discretion, (B) keep the Plan Sponsors and the UCC informed about the operations of the CHC Parties’ and the CHC Parties’ direct and indirect subsidiaries and (C) provide the Plan Sponsors and the UCC with any information reasonably requested regarding the CHC Parties’ and the CHC Parties’ direct and indirect subsidiaries and affiliates and reasonable access to management and advisors of the CHC Parties for the purposes of evaluating the CHC Parties’ and the CHC Parties’ direct and indirect subsidiaries’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs;

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(ix)         as soon as reasonably practicable notify the Consenting Creditor Parties in writing of any governmental or third party complaints, litigations, investigations or hearings (or communications indicating that the same may be contemplated or threatened) against the CHC Parties or of any related correspondence received; and

(x)          as soon as reasonably practicable and subject to all confidentiality agreements between the CHC Parties and the Milestone Parties (including all confidentiality obligations under the Milestone Term Sheet), provide Akin Gump and Kramer Levin with any material correspondence, notices or similar documents delivered to or from any of the Milestone Parties or any of their affiliates related to the transactions contemplated under the Milestone Term Sheet, the Milestone Documents or in connection with the Restructuring that could reasonably be expected to have a material impact on the transactions contemplated by the Milestone Term Sheet, the Milestone Documents (including the PK Financing) or the Restructuring.

(b)          Negative Covenants. The CHC Parties agree that, for the duration of the Support Period, unless otherwise permitted or required by this Agreement, and except as otherwise consented to in writing by the Requisite Plan Sponsors, the UCC and Milestone, and, solely if the CHC Parties’ failure to take any such action materially, adversely and directly impacts the Individual Creditor Parties’ rights under this Agreement, the Individual Creditor Parties, the CHC Parties shall not directly or indirectly, do or, to the extent it has the ability to control such action, permit to occur any of the following:

(i)          subject in all instances to the approval rights of the Parties under Section 2(b), modify the CHC Plan or any of the Restructuring Documents, in whole or in part, or take any action or file any motion, notice, pleading or other Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof) that is inconsistent with this Agreement, the CHC Plan or any other Restructuring Document;

(ii)         withdraw or revoke the CHC Plan, publicly announce its intention not to pursue the CHC Plan or, directly or indirectly, seek, solicit, negotiate, encourage, propose, file, support, consent to, pursue, initiate, assist, join in, participate in the formulation of, or enter into any agreements relating to, or provide any information about, the CHC Parties for the purposes of entering into, any Alternative Transaction, nor shall any of the CHC Parties solicit or direct any person or entity, including any member, managing member or member of a board of managers of any of the CHC Parties or any holder of equity in any of the CHC Parties, to undertake any of the foregoing;

(iii)        commence, support or assist in any way an avoidance action or other legal proceeding that seeks to disallow, subordinate, recharacterize or otherwise challenges the validity, enforceability or priority of the Senior Secured Notes Claims or any of the liens, mortgages, assignments and other security interests granted pursuant to either of them, or otherwise affects the rights or Claims of the Consenting Creditor Parties (other than as contemplated by this Agreement);

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(iv)        except as contemplated by the CHC Plan, sell or otherwise divest any of the CHC Parties’ of CHC Parties direct or indirect subsidiaries’ material assets other than in the ordinary course of business and consistent with past practice; provided, however, in no event shall any of the CHC Parties sell or otherwise divest any individual asset with a value in excess of $15,000,000 without the consent of the Requisite Plan Sponsors and the UCC; provided, further, however, notwithstanding the foregoing, the consent of the Requisite Plan Sponsors and the UCC shall be required for the sale or divesture of any assets with an aggregate value in excess of $45,000,000, whether in one transaction or a series of transactions;

(v)         change their respective financial accounting or any material tax accounting methods, except insofar as may be required by a change in generally accepted accounting principles in the U.S. or applicable jurisdiction, or applicable law or regulation, or revalue any of its material assets, provided, that no consent by Milestone is necessary for actions specified in this clause (v);

(vi)         enter into, adopt or materially amend any employment agreements or any management compensation or incentive plans, or increase in any manner the compensation or benefits (including severance) of any director of the Company or any of the five highest compensated officers of all of the CHC Parties (whether such compensation or benefits are provided by the Company and/or any of the other CHC Parties), without the prior consent of the Requisite Plan Sponsors and the UCC, which consent shall not be unreasonably withheld, provided, that no consent by Milestone is necessary for actions specified in this clause (vi);

(vii)       pay any post-petition trade payable or other post-petition expense prior to the date such trade payable or expense is due and payable, except to the extent authorized by this Agreement (including under the Term Sheets), order of the Bankruptcy Court or otherwise in the ordinary course of business consistent with past practice;

(viii)      incur, create, assume or suffer to exist any indebtedness or any guarantee of any indebtedness of any of the CHC Parties or the CHC Parties’ direct and indirect subsidiaries and affiliates, except (A) indebtedness and guarantees existing and outstanding as of September 1, 2016, (B) trade payables, and with liabilities arising and incurred in the ordinary course of business consistent past practice and (C) intercompany indebtedness among the CHC Parties or the CHC Parties’ direct and indirect subsidiaries and affiliates, consistent with their respective cash management systems;

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(ix)         incur, create, assume or suffer to exist, or permit any of the foregoing with respect to, any liens, or security interests upon any of the properties, assets or revenues of the CHC Parties or the CHC Parties’ direct and indirect subsidiaries and affiliates, except any liens or security interests arising by operation of law in the ordinary course of business and consistent with past practice, and the CHC Parties shall take appropriate action necessary to oppose the incurrence, creation or assumption of any such liens or security interests;

(x)          seek or enter into any debtor-in-possession financing under section 364(d) of the Bankruptcy Code without the consent of the Requisite Plan Sponsors and the UCC, each in their sole discretion, or use cash collateral other than pursuant to an applicable Interim Cash Collateral Order or the Final Cash Collateral Order; or

(xi)         seek to extend the CHC Parties’ exclusive time period to file and/or solicit acceptances of a plan of reorganization beyond April 19, 2017, without the consent of the Requisite Plan Sponsors, the UCC and Milestone, each in their sole discretion.

6.           Termination of Agreement.

(a)          Plan Sponsor Termination Events. Upon written notice from the Requisite Plan Sponsors delivered in accordance with Section 23 hereof (with a copy of such written notice delivered to all Parties), at any time (X) in the event a CHC Fiduciary Action (as defined below) occurs (whether or not notice of such is provided) or (Y) the occurrence and during the continuance of any of the following events, in each case, unless waived in writing by the Requisite Plan Sponsors, the Requisite Plan Sponsors may terminate this Agreement with respect to all Parties, and no failure or delay by the Requisite Plan Sponsors in exercising their right to terminate this Agreement shall operate as a waiver thereof or limit in any way such termination right:

(i)           the breach (other than an immaterial breach) by the CHC Parties or the Milestone Parties of any of their obligations, representations, warranties or covenants set forth in this Agreement or the failure of the CHC Parties or the Milestone Parties to act in a manner materially consistent with this Agreement, which breach or failure to act remains uncured for a period of four (4) business days after the receipt of written notice in accordance with Section 23 hereof of such breach from the Requisite Plan Sponsors, other than with respect to any breach of the compliance with any of the milestones set forth in Section 6(a)(ii) and any other breach that is uncurable, for which no notice or cure period shall be required or apply;

(ii)          upon the failure of the CHC Parties to:

(A)         obtain entry of the PSA Approval Order by the Bankruptcy Court as soon as reasonably practicable and in no event later than thirty-one (31) days after the date of this Agreement;

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(B)         file the CHC Plan and CHC Disclosure Statement with the Bankruptcy Court by no later than November 4, 2016, which CHC Plan and CHC Disclosure Statement shall be in all respects reasonably acceptable to the CHC Parties, the Requisite Plan Sponsors and the UCC;

(C)         [reserved];

(D)         obtain entry of the CHC Disclosure Statement Order and the Rights Offering Order by the Bankruptcy Court no later than December 9, 2016, which orders shall be reasonably acceptable to the CHC Parties, Plan Sponsors and the UCC;

(E)         commence the Solicitation and Rights Offering no later than four (4) business days after both the entry of the CHC Disclosure Statement Order and the order approving the Rights Offering Procedures by the Bankruptcy Court;

(F)         obtain the entry by the Bankruptcy Court of the Final Cash Collateral Order by no later than October 18, 2016, which order is reasonably acceptable in all respects to the CHC Parties, Plan Sponsors and the UCC; provided, however, if the Final Cash Collateral Order is not entered by October 18, 2016, the CHC Parties, the Requisite Plan Sponsors and the UCC shall agree to a further Interim Cash Collateral Order through November 3, 2016, and the Final Cash Collateral Order reasonably acceptable in all respects to the CHC Parties, the Requisite Plan Sponsors and the UCC, shall be entered by no later than November 3, 2016;

(G)         obtain the entry of a Final Order confirming the CHC Plan pursuant to section 1129 of the Bankruptcy Code (the “Confirmation Order”) by no later than March 3, 2017, which CHC Plan and Confirmation Order are reasonably acceptable to the CHC Parties, Plan Sponsors and the UCC; or

(H)         cause the Effective Date to have occurred no later than thirty (30) days after the Bankruptcy Court’s entry of the Confirmation Order;

(iii)         the Bankruptcy Court denies the PSA Approval Motion;

(iv)         an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the CHC Plan or denying approval of the CHC Disclosure Statement (unless, in either case, caused by a default of the Plan Sponsors of their obligations hereunder, in which event the Plan Sponsors shall not have the right to terminate this Agreement under this clause (iv));

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(v)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

(vi)        the Bankruptcy Court having entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code, (C) dismissing any of the CHC Cases, or (D) vacating, extending, terminating, amending or modifying in any material respect the Cash Collateral Orders without the consent of the Requisite Plan Sponsors in accordance with their approval rights under Section 2(b);

(vii)       upon the CHC Parties filing any motion or other request for relief seeking to (A) appoint an examiner with expanded powers or a trustee, (B) convert any of the CHC Cases to a case under chapter 7 of the Bankruptcy Code or (C) dismiss any of the CHC Cases;

(viii)      upon the withdrawal, waiver, amendment or modification by the CHC Parties of the CHC Plan or any of the other Restructuring Documents or the filing of a pleading or notice seeking to withdraw, waive, amend or modify any term or condition of the CHC Plan or any of the other Restructuring Documents, which withdrawal, waiver, amendment, modification or filing is not acceptable to the Requisite Plan Sponsors in accordance with their approval rights under Section 2(b);

(ix)         the CHC Parties take any action or file any Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof) that has not received the requisite approval of the Requisite Plan Sponsors under Section 2(b);

(x)          the CHC Parties file, propose or otherwise support any plan of liquidation, asset sale or a plan of reorganization other than the CHC Plan;

(xi)         the Bankruptcy Court grants relief that is inconsistent with this Agreement in any material respect, including confirmation of an Alternative Transaction;

(xii)        the Bankruptcy Court grants relief terminating, annulling or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the CHC Parties having an aggregate fair market value in excess of $15,000,000;

(xiii)       following the date of this Agreement, the CHC Parties experience any circumstance, change, effect, event, occurrence, state of facts or development, either alone or in combination that has had, or is reasonably likely to have a Material Adverse Effect;

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(xiv)      the termination of the (A) Backstop Agreement or (B) consensual use of cash collateral under the Final Cash Collateral Order;

(xv)       the termination of any commitment or agreement to provide the PK Financing or the ABL Financing (if applicable) to the CHC Parties, or the failure to consummate the transaction contemplated by the Milestone Term Sheet and the Milestone Documents, pursuant to any of the documents related to any such commitment or agreement;

(xvi)      the CHC Parties fail to timely pay the fees and expenses of the Plan Sponsors as set forth in Section 12 of this Agreement;

(xvii)     the entry of an order by any court of competent jurisdiction invalidating, disallowing, subordinating or limiting, in any material respect, as applicable, the enforceability, priority or validity of the Senior Secured Notes Claims and the liens and security interests securing such claims;

(xviii)    if, other than any voluntary petition, insolvency or bankruptcy proceeding in Canada or the Cayman Islands, the detailed terms of which have been disclosed by the CHC Parties to the Plan Sponsors and the UCC (in the case of the UCC, subject to appropriate confidentiality restrictions) on or prior to the date of this Agreement (the “Foreign Proceedings Plan”), which proceedings in Canada and the Cayman Islands shall require the consent of the Requisite Plan Sponsors and UCC to be modified in a manner inconsistent with the Foreign Proceedings Plan, (i) an involuntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of (A) any CHC Party, other than an immaterial CHC Party, under any foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect or (B) any non-CHC Party subsidiary, other than an immaterial direct or indirect subsidiary of the CHC Parties, under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereinafter in effect, and such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof or a court grants the relief sought in such involuntary proceeding; or (ii) a voluntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect in respect of any CHC Party without the joint agreement of the CHC Parties, the Requisite Plan Sponsors and the UCC;

(xix)       the failure of the CHC Parties to maintain, or be reasonably projected to have, unrestricted cash liquidity (i.e., cash, cash equivalents and unrestricted availability under any financing arrangement for general working capital purposes) as of the Effective Date (but without regard to proceeds from the Rights Offering) in the amount set forth on Schedule 6(a)(xix) (after accounting for payments to be made in connection with the Effective Date), or such lesser amount as reasonably determined by the CHC Parties, the Requisite Plan Sponsors and the UCC; or

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(xx)        the termination of this Agreement by (A) the CHC Parties to the extent it terminates this Agreement with respect to any Party, and not all Parties, as set forth in Section 6(e) or (B) Milestone Parties with respect to itself pursuant to Section 6(c).

(b)           UCC Termination Events. Upon written notice from the UCC delivered in accordance with Section 23 hereof (with a copy of such written notice delivered to all Parties), at any time (X) in the event a CHC Fiduciary Action occurs (whether or not notice of such is provided) or (Y) the occurrence and during the continuance of any of the following events, in each case, unless waived in writing by the UCC, the UCC may terminate this Agreement with respect to itself, and no failure or delay by the UCC in exercising its right to terminate this Agreement as to itself shall operate as a waiver thereof or limit in any way such termination right:

(i)          the breach (other than an immaterial breach) by the CHC Parties, the Milestone Parties, or the Plan Sponsors of any of their obligations, representations, warranties or covenants set forth in this Agreement or the failure of the CHC Parties, the Milestone Parties, or the Plan Sponsors to act in a manner materially consistent with this Agreement, which breach or failure to act remains uncured for a period of four (4) business days after the receipt of written notice in accordance with Section 23 hereof of such breach from the UCC, other than with respect to the breach of the compliance with any of the milestones set forth in Section 6(b)(ii) and any other breach that is uncurable, for which no notice or cure period shall be required or apply; provided that for there to be a material breach by the Plan Sponsors, the breach must have been made by Plan Sponsors holding or representing a principal amount of Senior Secured Notes Claims, such that the remaining Consenting Creditor Parties (excluding the breaching Plan Sponsors) hold less than 40% in amount of total outstanding Senior Secured Notes Claims;

(ii)         upon the failure of the CHC Parties to satisfy the milestones set forth in Subsections (A), (G) and (H) of Section 6(a)(ii) hereof;

(iii)        the Bankruptcy Court denies the PSA Approval Motion;

(iv)        an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the CHC Plan or denying approval of the CHC Disclosure Statement (unless, in either case, caused by a default of the UCC of its obligations hereunder, in which event the UCC shall not have the right to terminate this Agreement under this clause (iv));

(v)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

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(vi)        the Bankruptcy Court having entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code, (C) dismissing any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company), or (D) vacating, extending, terminating, amending or modifying in any material respect the Cash Collateral Orders without the consent of the UCC in accordance with its approval rights under Section 2(b);

(vii)       upon the CHC Parties filing any motion or other request for relief seeking to (A) appoint an examiner with expanded powers or a trustee, (B) convert any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code or (C) dismiss any of the CHC cases;

(viii)      upon the withdrawal, waiver, amendment or modification by the CHC Parties of the CHC Plan or any of the other Restructuring Documents or the filing of a pleading or notice seeking to withdraw, waive, amend or modify any term or condition of the CHC Plan or any of the other Restructuring Documents, which withdrawal, waiver, amendment, modification or filing is not acceptable to the UCC in accordance with its approval rights under Section 2(b);

(ix)         the CHC Parties take any action or file any Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof) that has not received the requisite approval of the UCC under Section 2(b);

(x)          the CHC Parties file, propose or otherwise support any plan of liquidation, asset sale or a plan of reorganization other than the CHC Plan;

(xi)         the Bankruptcy Court grants relief that is inconsistent with this Agreement in any material respect, including confirmation of an Alternative Transaction;

(xii)        the termination of the (A) Backstop Agreement or (B) consensual use of cash collateral under the Final Cash Collateral Order;

(xiii)       if, other than any voluntary petition, insolvency or bankruptcy proceeding in Canada or the Cayman Islands, the detailed terms of which have been disclosed by the CHC Parties to the Plan Sponsors and the UCC (in the case of the UCC, subject to appropriate confidentiality restrictions) on or prior to the date of this Agreement (the “Foreign Proceedings Plan”), which proceedings in Canada and the Cayman Islands shall require the consent of the Requisite Plan Sponsors and the UCC to be modified in a manner inconsistent with the Foreign Proceedings Plan, or a voluntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any foreign bankruptcy, insolvency, administrative receivership or similar law not or hereafter in effect in respect of any CHC Party without the joint agreement of the CHC Parties, the Requisite Plan Sponsors and the UCC;

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(xiv)      the termination of this Agreement by (A) the CHC Parties to the extent they terminate this Agreement with respect to all Plan Sponsors or (B) the Plan Sponsors to the extent they terminate this Agreement with respect to the CHC Parties; or

(xv)       the election by the UCC to terminate this Agreement with respect to itself in connection with a UCC Fiduciary Action upon two (2) business days prior written notice to the CHC Parties and the other Consenting Creditor Parties in accordance with Section 23.

(c)          Milestone Parties Termination Events. Upon written notice from Milestone delivered in accordance with Section 23 hereof (with a copy of such written notice delivered to all Parties), at any time (X) in the event a CHC Fiduciary Action occurs (whether or not notice of such is provided) or (Y) the occurrence and during the continuance of any of the following events, in each case, unless waived in writing by Milestone, Milestone, may terminate this Agreement with respect to all Milestone Parties, and no failure or delay by Milestone in exercising its right to terminate this Agreement shall operate as a waiver thereof or limit in any way such termination right:

(i)          the breach (other than an immaterial breach) by the CHC Parties, or the Plan Sponsors of any of their obligations, representations, warranties or covenants set forth in this Agreement or the failure of the CHC Parties or the Plan Sponsors to act in a manner materially consistent with this Agreement, which breach or failure to act (X) materially, adversely and directly impacts the Milestone Parties’ rights under this Agreement (including the Milestone Term Sheet) or the Milestone Documents and (Y) remains uncured for a period of four (4) business days after the receipt of written notice in accordance with Section 23 hereof of such breach from such Party, other than with respect to any breach of the compliance with any of the milestones set forth in Section 6(c)(iii) and any other breach that is uncurable, for which no notice or cure period shall be required or apply;

(ii)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

(iii)        upon the failure of the CHC Parties to satisfy any of the milestones set forth in Subsections (A), (G) or (H) of Section 6(a)(ii) hereof;

(iv)        the Bankruptcy Court denies the PSA Approval Motion, or the PSA Approval Order entered by the Bankruptcy Court or a court of competent jurisdiction is not in form and substance reasonably acceptable to the Milestone Parties;

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(v)         an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the CHC Plan or denying approval of the CHC Disclosure Statement (unless, in either case, caused by a default of the Milestone Parties of its obligations hereunder, in which event Milestone shall not have the right to terminate this Agreement under this clause (v));

(vi)         a Fleet Event of Default (as defined in the Milestone Term Sheet) has occurred;

(vii)       the CHC Plan or any of the other Restructuring Documents are amended or otherwise modified so as to materially, adversely, disproportionately and directly impact the Milestone Parties’ rights under this Agreement (including the Milestone Term Sheet) or the Milestone Documents or with respect to the treatment of any Claim of the Milestone Parties;

(viii)      the CHC Parties take any action or file any Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof) that has not received the requisite approvals of the Milestone Parties, as applicable, under Section 2(b), to the extent such approval is required;

(ix)         the CHC Parties fail to timely pay the fees and expenses of the Milestone Parties as set forth in Section 12 of this Agreement or in the Milestone Term Sheet; or

(x)          the termination of this Agreement by (A) the CHC Parties to the extent they terminate this Agreement with respect to all Plan Sponsors or (B) the Plan Sponsors to the extent they terminate this Agreement with respect to the CHC Parties

(d)          Individual Creditor Parties Termination Events. Upon written notice from an Individual Creditor Party delivered in accordance with Section 23 hereof (with a copy of such written notice delivered to all Parties), at any time (X) in the event a CHC Fiduciary Action occurs (whether or not notice of such is provided) or (Y) the occurrence and during the continuance of any of the following events, in each case, unless waived in writing by an Individual Creditor Party, an Individual Creditor Party may terminate this Agreement with respect to itself, and no failure or delay by an Individual Creditor Party in exercising its right to terminate this Agreement shall operate as a waiver thereof or limit in any way such termination right:

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(i)          the breach (other than an immaterial breach) by the CHC Parties, or the Plan Sponsors of any of their obligations, representations, warranties or covenants set forth in this Agreement or the failure of the CHC Parties or the Plan Sponsors to act in a manner materially consistent with this Agreement, which breach or failure to act (X) materially, adversely and directly impacts such Party’s rights under this Agreement and (Y) remains uncured for a period of four (4) business days after the receipt of written notice in accordance with Section 23 hereof of such breach from such Party, other than respect to any breach of the compliance with any of the milestones set forth in Section 6(d)(iii) and any other breach that is uncurable, for which no notice or cure period shall be required or apply;

(ii)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

(iii)        upon the failure of the CHC Parties to satisfy any of the milestones set forth in Subsections (A), (G) or (H) of Section 6(a)(ii) hereof;

(iv)        an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the CHC Plan or denying approval of the CHC Disclosure Statement (unless, in either case, caused by a default of the Individual Creditor Parties of its obligations hereunder, in which event the Individual Creditor Parties shall not have the right due to its own breach to terminate this Agreement under this clause (iv));

(v)         the CHC Plan or any of the other Restructuring Documents are amended or otherwise modified so as to materially, adversely, disproportionately and directly impact the Individual Creditor Parties’ (A) rights under this Agreement or with respect to the treatment of any Senior Unsecured Notes Claim or (B) rights or obligations as Backstop Parties (and in a manner that is disproportionate relative to the rights and obligations of the Plan Sponsors in their capacity as Backstop Parties only);

(vi)        the CHC Parties take any action or file any Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof) that has not received the requisite approvals of the Individual Creditor Parties under Section 2(b), to the extent such approval is required;

(vii)       with respect to the Individual Creditor Parties, the CHC Parties fail to timely pay the fees and expenses as set forth in Section 12 of this Agreement;

(viii)      the termination of this Agreement by (A) the CHC Parties to the extent they terminate this Agreement with respect to all Plan Sponsors or (B) the Plan Sponsors to the extent they terminate this Agreement with respect to the CHC Parties; or

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(ix)         with respect to the Individual Creditor Parties, the entry of an order by any court of competent jurisdiction disallowing, subordinating or limiting in any material respect, as applicable, the enforceability, priority or validity of the Unsecured Notes Claims.

(e)          CHC Party Termination Events. The CHC Parties may terminate this Agreement immediately as to (1) an individual Plan Sponsor in connection with a breach by such Plan Sponsor as set forth in clause (i) below, upon written notice delivered in accordance with Section 23 hereof or (2) all Parties (or, only if consented to in writing by the Requisite Plan Sponsors, solely as to any of the Milestone Parties, Individual Creditor Parties or the UCC, individually, and not as to all Parties, in connection with a breach by such Party as set forth in clause (i) below), upon written notice delivered in accordance with Section 23 hereof upon the occurrence and during the continuance of any of the following events, in each case unless waived in writing by the CHC Parties:

(i)          a breach (other than an immaterial breach) by the relevant Consenting Creditor Parties (including, for the avoidance of doubt, an individual Plan Sponsor) of their obligations, covenants, representations or warranties set forth in this Agreement or the failure of the Consenting Creditor Parties to act in a manner materially consistent with this Agreement, which breach or failure to act remains uncured for a period of four (4) business days after the receipt of written notice in accordance with Section 23 hereof from the CHC Parties; provided, however, that the CHC Parties may only terminate this Agreement as to any of the Individual Creditor Parties individually and not as to all Parties for a breach as described in the immediately preceding clause; and provided that for there to be a material breach by the Plan Sponsors (taken as a whole) (which, for the avoidance of doubt, shall permit the CHC Parties to terminate this Agreement as to all Parties), the breach must have been made by Plan Sponsors holding or representing a principal amount of Senior Secured Notes Claims, such that the remaining Consenting Creditor Parties (excluding the breaching Plan Sponsors) hold less than 40% in amount of total outstanding Senior Secured Notes Claims;

(ii)         the Bankruptcy Court denies the PSA Approval Motion;

(iii)        the termination of the Backstop Agreement;

(iv)        an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the CHC Plan or denying approval of the CHC Disclosure Statement (unless, in either case, caused by a default of the CHC Parties of their obligations hereunder, in which event the CHC Parties shall not have the right to terminate this Agreement under this clause (iv));

(v)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

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(vi)        the election by the CHC Parties to terminate this Agreement in connection with a CHC Fiduciary Action upon two (2) business days prior written notice to the Consenting Creditor Parties in accordance with Section 23;

(vii)       if the Confirmation Order is not entered by no later than March 17, 2017, which CHC Plan and Confirmation Order are reasonably acceptable to the CHC Parties, Requisite Plan Sponsors and UCC;

(viii)      if the Effective Date has not occurred no later than 31 days after the Bankruptcy Court’s entry of the Confirmation Order;

(ix)         the Bankruptcy Court having entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code or (C) dismissing any of the CHC Cases; or

(x)          an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the CHC Plan or denying approval of the CHC Disclosure Statement (unless, in either case, caused by a default of the CHC Parties of their obligations hereunder, in which event the CHC Parties shall not have the right to terminate this Agreement under this clause (x)).

(f)          Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among the CHC Parties, the Requisite Plan Sponsors and the UCC; provided, however, that notice of such termination is provided within two (2) business days to each of the Consenting Creditor Parties in accordance with Section 23 or a transferee or assignee thereof, to the address listed on the applicable Joinder Agreement.

(g)          Termination Upon Effective Date. This Agreement shall automatically terminate with respect to all Parties without any further required action or notice on the Effective Date.

(h)          Effect of Termination.

(i)          Subject to the provisions contained in Section 16, upon the termination of this Agreement in accordance with this Section 6, this Agreement (other than the Milestone Term Sheet and Milestone Documents) shall become void and of no further force or effect with respect to such Parties whose rights and obligations have been terminated hereunder and such Parties shall, except as otherwise provided in this Agreement, be immediately released from their respective liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement, shall have no further rights, benefits or privileges hereunder, and shall have all the rights and remedies that they would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that they would have been entitled to take had such Parties not entered into this Agreement and no such rights or remedies shall be deemed waived pursuant to a claim of laches or estoppel; provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

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(ii)         The termination of this Agreement shall cause there to be an Event of Default (as such term is defined in the Final Cash Collateral Order) under the Final Cash Collateral Order, provided, however, that the CHC Parties’ right to use Cash Collateral (as such term is defined in the Final Cash Collateral Order) under the Final Cash Collateral Order shall terminate fourteen (14) days following the occurrence of such Event of Default.

(i)          Automatic Stay. The CHC Parties acknowledge that the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code; provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of termination was not proper under the terms of this Agreement.

7.           Restructuring Documents; Good Faith Cooperation; Further Assurances.

(a)          Each Party hereby covenants and agrees to cooperate with the other Parties in good faith and shall coordinate their activities (to the extent practicable and subject to the terms hereof) with respect to, (i) all matters relating to their rights hereunder; (ii) all matters concerning the implementation of the Term Sheets and the Restructuring; (iii) the pursuit, approval and support of the Restructuring (including confirmation of the CHC Plan); and (iv) the negotiation, drafting, execution and delivery of the CHC Plan, the CHC Disclosure Statement and the other Restructuring Documents subject to the applicable approval rights of the Parties under Section 2(b). Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or appropriate or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, or to effectuate the Solicitation of the CHC Plan and/or the Restructuring, including making and filing any required regulatory filings, executing and delivering any other agreements or instruments, and voting any Claims against or interests in the CHC Parties in favor of the CHC Plan, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

(b)          To the extent that the CHC Parties and Plan Sponsors, in consultation with the UCC and Milestone, seek to obtain a new asset based lending facility or any other type of financing to assist in the purchase of aircraft or provide working capital pursuant to an agreement to be entered into and effective on the Effective Date (other than the PK Financing), such financing facility and all related agreements and other documents related thereto shall be considered to be “Restructuring Documents” for purposes of this Agreement and shall in all respects be reasonably acceptable to the CHC Parties, the Requisite Plan Sponsors and the UCC.

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8.           Representations and Warranties.

(a)          Each Party, severally (and not jointly and severally), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Creditor Party becomes a party hereto):

(i)          Such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and the CHC Plan and perform its obligations contemplated hereunder and the CHC Plan. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part.

(ii)         The execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule or regulation applicable to it or its charter or bylaws (or other similar governing documents) (with respect to CHC Parties, subject to the receipt of Bankruptcy Court Approval), and with respect to the CHC Parties, or those of any of the CHC Parties’ direct or indirect material subsidiaries, or (B) with respect to the CHC Parties, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which any of the CHC Parties or CHC Parties’ direct or indirect material subsidiaries is a party or to which any the CHC Parties’ or the CHC Parties’ direct or indirect material subsidiaries’ assets are bound.

(iii)        Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(iv)        The execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or other domestic or any foreign governmental authority or regulatory body, except such filings as may be necessary or required by the rules and regulations promulgated by the SEC and the Bankruptcy Court.

(b)          The Milestone Parties jointly and severally represent and warrant to the CHC Parties that, as of the date hereof, such Milestone Party, or a Milestone Trustee acting on its behalf, (i) is party to the Milestone Leases set forth under its name on Exhibit C hereto and (ii) has not transferred or assigned any of its rights or obligations under the Milestone Leases or in any other Milestone Party.

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(c)          Each of the Milestone Parties, jointly and severally, represents and warrants to the CHC Parties that, as of the date hereof, such Milestone Party has, with respect to any claims that it may have, directly or indirectly through a Milestone Trustee acting on its behalf, under the applicable Milestone Leases, (A) sole voting and other discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such Milestone Leases and (C) full power and authority to bind and act as a party under such Milestone Leases.

(d)          Each of the Milestone Parties, jointly and severally, represents and warrants to the CHC Parties that, as of the date hereof, such Milestone Party has all necessary authority to execute, vote on, consent, bind and act as a party to matters concerning such Milestone Leases, or to cause such actions to be done by a Milestone Trustee on its behalf.

(e)          Each of the Consenting Creditor Parties (other than the UCC and the Milestone Parties) severally (and not jointly and severally) represents and warrants to the CHC Parties that, as of the date hereof (or as of the date such Consenting Creditor Party becomes a party hereto), such Consenting Creditor Party, (i) is the owner of the Claims (including any Loans) set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Creditor Party that becomes a party hereto after the date hereof), and/or (ii) has, with respect to the beneficial owner(s) of such Claims, (A) sole investment or voting discretion with respect to such Claims, (B) full power and authority to vote on and consent to matters concerning such Claims or to exchange, assign and Transfer such Claims and (C) full power and authority to bind or act on the behalf of, such beneficial owner(s) and (iii) if such Consenting Creditor Party is a Plan Sponsor, Individual Creditor Party (or is an Additional Consenting Party that beneficially owns Secured Notes Claims or Unsecured Notes Claims), is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters of this type and is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the CHC Parties that it considers sufficient and reasonable for purposes of entering into this Agreement. Except for such Claims set forth on its signature page, such Consenting Creditor Party does not own or, with respect to any beneficial owners thereof, have any voting, investment or other power, with respect to any other Claims against any CHC Parties.

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9.           Disclosure; Publicity. The CHC Parties shall not (a) use the name of any Consenting Creditor Party in any press release without such Consenting Creditor Party’s prior written consent or (b) except as required by applicable law, disclose to any person, other than legal, accounting, financial and other advisors to the CHC Parties, and on a professionals’ eyes only basis, such advisors to the UCC, on a “need-to-know” basis, subject to any confidentiality agreements between the Company and any Consenting Creditor Party (including all confidentiality obligations under the Milestone Term Sheet and, if applicable, any confidentiality obligations under the Revolving Credit Agreement), the principal amount or percentage of its Claims held by any Consenting Creditor Party or any of its respective subsidiaries or affiliates, and the CHC Parties acknowledge and agree that they may not disclose such information provided by a Consenting Creditor Party contained on the signature pages of this Agreement or any Joinder Agreement with any other Consenting Creditor Party, and further agrees that it shall redact such information from the applicable signature pages before filing any pleading with the Bankruptcy Court (provided that the holdings disclosed in such signature pages may be filed in unredacted form with the Bankruptcy Court under seal); provided, however, (i) that the CHC Parties shall be permitted to disclose the aggregate principal amount of, and aggregate percentage of, the Claims held by the Creditor Parties collectively, (ii) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing CHC Party shall afford the relevant Consenting Creditor Party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure and (iii) a CHC Party may disclose information requested by a regulatory authority with jurisdiction over its operations to such authority without limitation or prior notice to any Consenting Creditor Party or other person or entity. Notwithstanding the foregoing, the Consenting Creditor Parties consent to the disclosure of the execution and contents of this Agreement by the CHC Parties in the CHC Plan, CHC Disclosure Statement, the other Restructuring Documents, and any filings by the CHC Parties with the Bankruptcy Court or the SEC or as required by law or regulation of the execution, terms and contents of this Agreement; provided that signature pages and the information contained in the signature pages to this Agreement or any Joinder Agreement may not be included in such disclosure, except as required by applicable law. At least two (2) business days prior to any disclosure, the CHC Parties will submit to Akin Gump and Kramer Levin all press releases, public documents and public filings (including filings with the SEC) related to this Agreement or the transactions contemplated hereby, and any amendments thereof for review by and consultation with the Requisite Plan Sponsors and the UCC, and the CHC Parties will consider in good faith any comments the Requisite Plan Sponsors or the UCC has to any such documents. Nothing contained herein shall be deemed to waive, amend or modify the terms of any confidentiality agreements between the Company and any of the Consenting Creditor Parties (including all confidentiality obligations under the Milestone Term Sheet and, if applicable, any confidentiality obligations under the Revolving Credit Agreement). Notwithstanding the provisions in this Section 9, any CHC Party may disclose, to the extent consented to in writing by a Consenting Creditor Party, such Consenting Creditor Party’s individual holdings.

10.          Amendments and Waivers. This Agreement may be modified, amended or supplemented, and any terms may be waived, only upon written approval of the CHC Parties, the Requisite Plan Sponsors and the UCC, and, solely to the extent such modification, amendment, supplement or waiver materially, adversely, disproportionately and directly impacts (x) the treatment of any Claims of the Individual Creditor Parties or the Milestone Parties, held directly or indirectly through the Milestone Trustees acting on its behalf, (y) the rights or obligations of the Individual Creditor Parties or the Milestone Parties hereunder or (z) the terms of the Milestone Term Sheet and Milestone Documents with respect to the Milestone Parties, upon written approval of the Individual Creditor Parties or the Milestone Parties, to the extent applicable to such Party; provided that if the modification, amendment, supplement or waiver at issue materially, adversely and directly impacts the treatment or rights of any Plan Sponsor differently than any other Plan Sponsor other than as set forth in this Agreement, the agreement in writing of such Plan Sponsor shall also be required for such modification, amendment, supplement or waiver to be effective. Any modification, amendment, supplement or waiver made in compliance with this Section 10 shall be binding on all Parties, regardless of whether a particular Party has executed or consented to such modification, amendment, supplement or waiver. Notwithstanding anything to the contrary herein, the Milestone Term Sheet and the Milestone Documents may not be modified, amended, or supplemented, nor may any terms therein be waived, without the express written consent of the Milestone Parties.

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11.          Effectiveness. This Agreement shall become effective and binding upon each Party upon the execution and delivery by all Parties of an executed signature page hereto and upon the execution of the Backstop Agreement by all parties thereto (such date, the “Support Effective Date”); provided that this Agreement shall only become effective and binding on the CHC Parties upon entry by the Bankruptcy Court of the PSA Approval Order except for the provisions of Section 5(a)(ii)(F) and Section 5(b)(ii), each of which shall become effective upon the execution of this Agreement by all Parties hereto. Without limiting the requirements set forth in Section 9, signature pages executed by the Consenting Creditor Parties shall be delivered to (i) other Consenting Creditor Parties in a redacted form that removes such Consenting Creditor Party’s holdings of Claims and (ii) the CHC Parties, Weil, the CHC Parties’ other advisors, Kramer Levin and the UCC’s other advisors, and Akin Gump and the other advisors of the Plan Sponsors in an unredacted form (to be held by Weil and such other chapter 11 advisors, as well as Kramer Levin and the other UCC advisors, and Akin Gump and the other advisors of the Plan Sponsors, on a professionals’ eyes only basis). The “Support Period” means the period commencing on the Support Effective Date in accordance with this Section 11 and ending on the earlier of (i) the Effective Date and (ii) the date on which this Agreement is terminated in accordance with Section 6.

12.          Restructuring Fees and Expenses. The CHC Parties shall pay all reasonable and documented fees, costs and expenses of the Plan Sponsors, the Individual Creditor Parties (up to a maximum aggregate amount of $150,000 for any and all reasonable and documented fees, costs and expenses, whether incurred by the Individual Creditor Parties directly or by any of its or their counsel, financial advisors, consultants or other professionals), Akin Gump, Walkers, Houlihan Lokey Capital, Inc., Norton Rose Fulbright LLP, Alvarez & Marsal and any other counsel, financial advisors, consultants and other professionals of such parties retained with the reasonable consent of the Company, which, for the avoidance of doubt shall include such other advisors retained by the Plan Sponsors and counsel to the Secured Notes Trustee, whenever incurred or invoiced (the “Restructuring Expenses”), on a regular and continuing basis, within two (2) business days following fifteen (15) days after delivery of an invoice to the CHC Parties and the UCC (redacted for privilege and work product), each in accordance with the agreements between the CHC Parties and the applicable firm, without any requirement for Bankruptcy Court review or further Bankruptcy Court order. The CHC Parties and the UCC shall have ten (10) days following their receipt of any invoices to review and object to the reasonableness of the fees and expenses included in such invoice. If any such objection is not resolved within ten (10) days after such objection is interposed, a hearing with respect thereto shall be conducted at a regularly scheduled omnibus hearing in the CHC Cases, provided, that the CHC Parties shall pay any undisputed portion of such fees, costs, and expenses on the first Thursday following fifteen (15) days after the initial presentment of such invoices. To the extent not previously paid pursuant to the Cash Collateral Orders or the PSA Approval Order, the CHC Parties shall pay all accrued and unpaid Restructuring Expenses, including estimated amounts, through the Effective Date on the Effective Date in cash. Restructuring Expenses invoiced after the Effective Date shall be paid promptly by the reorganized CHC Parties following receipt of invoices therefor. The CHC Parties shall pay the fees, costs and expenses of the Milestone Parties pursuant to the terms set forth in the Milestone Term Sheet.

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13.          Fiduciary Duties; Relationship Among Parties.

(a)          It is understood and agreed that none of the Consenting Creditor Parties has any duty of trust or confidence in any form with any other Consenting Creditor Party, the CHC Parties, the CHC Parties’ direct and indirect subsidiaries and affiliates, or any of the CHC Parties’ creditors or other stakeholders and, except as expressly provided in this Agreement, there are no agreements, commitments or undertakings by, among or between any of them. For the avoidance of doubt, the foregoing sentence does not include any fiduciary obligations owed by the UCC (or its members) to members of the UCC or holders of General Unsecured Claims under the Bankruptcy Code and applicable law. It is understood and agreed that any Consenting Creditor Party may trade in the Secured Notes, the Unsecured Notes, the Loans and in other debt or equity securities of the CHC Parties, as applicable, without the consent of any of the CHC Parties or any other Consenting Creditor Party, subject to applicable securities laws, the terms of such debt and equity securities and the terms of this Agreement. No prior history, pattern or practice of sharing confidences among or between any of the Consenting Creditor Parties shall in any way affect or negate this understanding and agreement. The Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Company and do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended.

(b)          The CHC Parties and the UCC shall notify the Consenting Creditor Parties in writing as promptly as practicable and in no event more than two (2) business days after receipt by the CHC Parties or the UCC or its or their representatives or agents, as applicable, of any proposal or offer from any person or entity to effect a restructuring of the CHC Parties, any Alternative Transaction or a transaction in conflict with the Restructuring or any request for confidential information relating to the CHC Parties, which notice, subject to confidentiality obligations shall indicate the identity of the person or entity making the proposal, offer or request. The CHC Parties and the UCC shall additionally, subject to confidentiality obligations provide copies of such written proposals or offers received by any of the CHC Parties or the UCC, as applicable, as promptly as practicable and in no event more than two (2) business days after receipt by the CHC Parties or the UCC or its or their representatives or agents.

(c)          Notwithstanding anything to the contrary herein, including Section 3(b), nothing in this Agreement shall require the CHC Parties to take any action, or to refrain from taking any action, to the extent that taking such action or refraining to take such action would, upon the advice of legal counsel, constitute a breach of its fiduciary obligations under applicable law (any such action, or refraining to take such action, being a “CHC Fiduciary Action”); provided, however, that to the extent that taking such action or refraining from taking such action absent this Section 13(c) would be reasonably expected to, result in a breach of this Agreement, the CHC Parties shall give the Consenting Creditor Parties not less than two (2) business days prior written notice in accordance with Section 23 of such anticipated action or anticipated refraining from taking such action.

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(d)          Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the UCC or its members (in such member’s capacity as a member of the UCC) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining to take such action would, upon the advice of legal counsel, cause such party to breach its fiduciary obligations under the Bankruptcy Code and applicable law (any such action, or refraining to take such action, being a “UCC Fiduciary Action”); provided, however, that to the extent that taking such action or refraining from taking such action absent this Section 13(d) would be reasonably expected to, result in a breach of this Agreement, the UCC shall give the other Consenting Creditor Parties and the CHC Parties not less than two (2) business days prior written notice in accordance with Section 23 of such anticipated action or anticipated refraining from taking such action.

(e)          For the avoidance of doubt, notwithstanding anything to the contrary herein, the rights to terminate this Agreement by any of the Parties in connection with a CHC Fiduciary Action or UCC Fiduciary Action are governed solely by the provisions under Section 6.

(f)          For the avoidance of doubt, and notwithstanding any provisions to the contrary in this Agreement, in order to fulfill the CHC Parties’ and the UCC’s fiduciary obligations, the CHC Parties and/or the UCC may analyze and consider unsolicited proposals or offers for any alternative chapter 11 plan or restructuring transaction and may ask clarifying questions regarding that offer (but not negotiate, counter or seek to alter any of the terms therein) without terminating, or breaching its obligations under this Agreement.

14.          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Parties irrevocably agrees that any legal action, suit, or proceeding (each a “Proceeding”) arising out of, or directly or indirectly arising out of, or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory) brought by any Party or its successors or assigns shall be brought and determined in Bankruptcy Court, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement and the Restructuring. Each of the Parties agrees not to commence any Proceeding relating hereto or thereto except in the Bankruptcy Court. Each of the Parties further agrees that notice as provided in Section 23 of this Agreement shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives and agrees not to assert that a Proceeding in the Bankruptcy Court is brought in an inconvenient forum or the venue of such Proceeding is improper.

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(b)          Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any Proceeding arising out of or directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).

15.          Specific Performance/Remedies. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, in addition to any other remedy to which such non-breaching Party may be entitled, at law or in equity, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Each Party hereby waives any requirement for the security or posting of any bond in connection with such remedies.

16.          Survival. Notwithstanding the termination of this Agreement pursuant to Section 6, the agreements and obligations of the Parties in this Section 16 and Sections 6(h), 6(i), 9, 10 (but solely with respect to the last sentence of Section 10), 12 (solely with respect to accrued and unpaid expenses through the date of termination), 13, 14, 15, 18, 19, 20, 21, 22, 23, 24 25 and 26, as well as the agreements and obligations of the applicable Parties to the Milestone Term Sheet and the Milestone Documents (to the extent set forth therein), shall survive such termination and shall continue in full force and effect in accordance with the terms hereof and thereof; provided that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

17.          Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

18.          Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided that nothing contained in this Section 18 shall be deemed to permit Transfers of any Claims other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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19.          Several, Not Joint and Several, Obligations. Except as otherwise provided herein, agreements, representations, warranties and obligations of the Parties under this Agreement are, in all respects, several and not joint and several.

20.          Third Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

21.          Prior Negotiations; Entire Agreement. This Agreement, including the exhibits and schedules hereto (including the Term Sheets and any exhibits, annexes and schedules attached thereto), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, agreements or term sheets, oral or written, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements executed between the Company and each Consenting Creditor Party (including any confidentiality obligations under the Revolving Credit Agreement, if applicable) prior to the execution of this Agreement shall continue in full force and effect.

22.          Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement delivered by facsimile, PDF or otherwise shall be deemed to be an original for the purposes of this paragraph.

23.          Notices. All notices hereunder shall be deemed given if in writing and delivered if sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)          If to any CHC Party, to:

CHC Group Ltd.
600 East Las Colinas Blvd.

Suite 1000, Irving, Texas 75039

Attention: Hooman Yazhari, Esq.

Email: hooman.yazhari@chc.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP (as counsel to the CHC Parties)
767 Fifth Avenue
New York, NY 10153
Facsimile: (212) 310-8007
Attention:   Gary T. Holtzer and Kelly DiBlasi
Email: gary.holtzer@weil.com or kelly.diblasi@weil.com

and

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200 Crescent Court, Suite 300
Dallas, Texas 75201
Facsimile: (214) 746-7777
Attention:   Stephen A. Youngman
Email: stephen.youngman@weil.com

(b)          If to the Milestone Parties, to:

The Milestone Aviation Group Limited

Minerva House, 2nd Floor

Simmonscourt Road, Ballsbridge

Dublin 4, Ireland
Attention: MAG Notices
Email: notices@milestoneaviation.com

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Facsimile: (212) 839-5599

Attention: Michael G. Burke

Email: mgburke@sidley.com

(c)          if to a Plan Sponsor or a transferee or assignee thereof, to the electronic mail addresses set forth below the Plan Sponsor’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park, Bank of America Tower
New York, NY 10036
Attention: Michael S. Stamer
Email: mstamer@akingump.com

and

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Ave., N.W.
Washington, DC 10036
Attention: James Savin
Email: jsavin@akingump.com

(b)          if to the UCC:

Kramer Levin Naftalis & Frankel LLP

Attention: Douglas Mannal, Anupama Yerramalli, Rachael Ringer

1177 Avenue of the Americas

New York, NY 10036

36

Email: dmannal@kramerlevin.com, ayerramalli@kramerlevin.com, rringer@kramerlevin.com

(c)          if to an Individual Creditor Party, to the electronic mail addresses set forth below such Party’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Attention: Steven B. Levine

Email: slevine@brownrudnick.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

24.         Reservation of Rights; Settlement Discussions. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its Claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in the CHC Cases. Notwithstanding anything to the contrary herein, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the rights, remedies, obligations and interests of the CHC Parties and the Milestone Parties under the Milestone Term Sheet and the Milestone Documents. This Agreement is part of a proposed comprehensive settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to obtain Bankruptcy Court approval hereof and a proceeding to enforce this Agreement’s terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any Claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the Claims or defenses which it has asserted or could assert. If the transactions contemplated herein are not consummated, if the Support Effective Date does not occur or this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, and the Parties fully reserve any and all of their remedies, Claims and interests.

25.         No Solicitation; Adequate Information. This Agreement is not and shall not be deemed to be a solicitation for consents to the CHC Plan or a solicitation to tender or exchange any Claims. The votes of the holders of Claims against the CHC Parties will not be solicited until such holders who are entitled to vote on the CHC Plan have received the CHC Plan, a Bankruptcy Court approved version of the CHC Disclosure Statement and related Bankruptcy Court approved ballots and other required Solicitation Materials, in accordance with and subject to sections 1125, 1126 and 1127 of the Bankruptcy Code. In addition, this Agreement does not constitute an offer to issue or sell securities to any person or entity, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful.

37

26.         Interpretation; Rules of Construction; Representation by Counsel; Independent Analysis.

(a)          Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include votes or voting on a chapter 11 plan under the Bankruptcy Code. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.” All Exhibits and Schedules annexed hereto or referred to herein (including any exhibits, schedules or attachments thereto) are hereby incorporated in and made a part of this Agreement as if set forth in full herein. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any reference to “business day” means any day, other than a Saturday, a Sunday or any other day on which banks located in New York, New York are closed for business as a result of federal, state or local holiday and any other reference to day means a calendar day. References to the “direct and indirect subsidiaries” of the CHC Parties or any similar reference herein include any entities that are deemed to be variable interest entities in accordance with generally accepted accounting principles in the United States in which the Company owns an equity interest, which are consolidated under the Company’s consolidated financial statements.

(b)          This Agreement shall be construed without regard to the identity of the person who drafted its various provisions; each and every provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same, and any rule of construction that a document is to be construed against the drafter shall not be applicable to this Agreement.

(c)          Each Party acknowledges that it has been represented by, or provided a reasonable period of time to obtain access to and advice by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction (i) providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document or (ii) any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel.

(d)          Each Party hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate.

38

[Signature Pages Follow]

39

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

CHC PARTIES

CHC Group Ltd.

By:	/s/ Karl Fessenden
Name: Karl Fessenden
Title: President and Chief Executive Officer

6922767 Holding SARL

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Class A Manager

Capital Aviation Services B.V.

By:	/s/ Chris Krajewski
Name: Chris Krajewski
Title: Director

CHC Cayman ABL Borrower Ltd.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Director

CHC Cayman ABL Holdings Ltd.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Director

CHC Cayman Investments I Ltd.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Director

CHC Den Helder B.V.

By:	/s/ Chris Krajewski
Name: Chris Krajewski
Title: Director

CHC Global Operations (2008) ULC

By:	/s/ Paul King
Name: Paul King
Title: SVP/CIO

CHC Global Operations Canada (2008) ULC

By:	/s/ Paul King
Name: Paul King
Title: SVP/CIO

By:	/s/ David Balevic
Name: David Balevic
Title: Director

CHC Global Operations International ULC

By:	/s/ Paul King
Name: Paul King
Title: SVP/CIO

By:	/s/ David Balevic
Name: David Balevic
Title: Director

CHC Helicopter (1) S.à r.l.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Class A Manager

CHC Helicopter (2) S.à r.l.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Class A Manager

CHC Helicopter (3) S.à r.l.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Class A Manager

CHC Helicopter (4) S.à r.l.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Class A Manager

CHC Helicopter (5) S.à r.l.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Class A Manager

CHC Helicopter Australia Pty Ltd

By:	/s/ Lee Eckert
Name: Lee Eckert
Title: Finance Director

CHC Helicopter Holding S.à r.l.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Class A Manager

CHC Helicopter S.A.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Class A Manager

CHC Helicopters (Barbados) Limited

By:	/s/ Gordon J Wainwright
Name: Gordon J Wainwright
Title: President & Director

CHC Helicopters (Barbados) SRL

By:	/s/ Gordon J Wainwright
Name: Gordon J Wainwright
Title: President & Director

CHC Holding (UK) Limited

By:	/s/ Dennis Corbett
Name: Dennis Corbett
Title: Director

CHC Holding NL B.V.

By:	/s/ Chris Krajewski
Name: Chris Krajewski
Title: Director

CHC Hoofddorp B.V.

By:	/s/ Chris Krajewski
Name: Chris Krajewski
Title: Director

CHC Leasing (Ireland) Limited

By:	/s/ Dellan Moloney
Name: Dellan Moloney
Title: Director

CHC Netherlands B.V.

By:	/s/ Chris Krajewski
Name: Chris Krajewski
Title: Director

CHC Norway Acquisition Co AS

By:	/s/ Edward Herbert Lane
Name: Edward Herbert Lane
Title: Director

Heli-One (Netherlands) B.V.

By:	/s/ Chris Krajewski
Name: Chris Krajewski
Title: Director

Heli-One (Norway) AS

By:	/s/ Edward Herbert Lane
Name: Edward Herbert Lane
Title: Managing Director

Heli-One (U.S.) Inc.

By:	/s/ Anthony DiNota
Name: Anthony DiNota
Title: President

Heli-One (UK) Limited

By:	/s/ Dennis Corbett
Name: Dennis Corbett
Title: Director

Heli-One Canada ULC

By:	/s/ Paul King
Name: Paul King
Title: SVP/CIO

Heli-One Holdings (UK) Limited

By:	/s/ Dennis Corbett
Name: Dennis Corbett
Title: Director

Heli-One Leasing (Norway) AS

By:	/s/ Edward Herbert Lane
Name: Edward Herbert Lane
Title: Director

Heli-One Leasing ULC

By:	/s/ Paul King
Name: Paul King
Title: SVP/CIO

Heli-One USA Inc.

By:	/s/ Anthony DiNota
Name: Anthony DiNota
Title: President

Heliworld Leasing Limited

By:	/s/ Dennis Corbett
Name: Dennis Corbett
Title: Director

Integra Leasing AS

By:	/s/ Edward Herbert Lane
Name: Edward Herbert Lane
Title: Director

Lloyd Bass Strait Helicopters Pty. Ltd.

By:	/s/ Lee Eckert
Name: Lee Eckert
Title: Finance Director

Lloyd Helicopter Services Limited

By:	/s/ Dennis Corbett
Name: Dennis Corbett
Title: Director

Lloyd Helicopter Services Pty. Ltd.

By:	/s/ Lee Eckert
Name: Lee Eckert
Title: Finance Director

Lloyd Helicopters International Pty. Ltd.

By:	/s/ Lee Eckert
Name: Lee Eckert
Title: Finance Director

Lloyd Helicopters Pty. Ltd.

By:	/s/ Lee Eckert
Name: Lee Eckert
Title: Finance Director

Management Aviation Limited

By:	/s/ Dennis Corbett
Name: Dennis Corbett
Title: Director

CONSENTING CREDITORS

The Milestone Aviation Group Limited
By:	/s/ Colin Golden

Name:	Colin Golden

Title:	CFO

Location:	Dublin, Ireland

The Milestone Aviation Asset Holding Group No. 1 Ltd

By:	/s/ Colin Golden

Name:	Colin Golden

Title:	Director

Location:	Dublin, Ireland

The Milestone Aviation Asset Holding Group No. 8 Ltd

By:	/s/ Colin Golden

Name:	Colin Golden

Title:	Director

Location:	Dublin, Ireland

The Milestone Aviation Asset Holding Group No. 20 Ltd

By:	/s/ Colin Golden

Name:	Colin Golden

Title:	Director

Location:	Dublin, Ireland

The Milestone Aviation Asset Holding Group No. 25 Ltd

By:	/s/ Colin Golden

Name:	Colin Golden

Title:	Director

Location:	Dublin, Ireland

Milestone Export Leasing, Ltd.

By:	/s/ Colin Golden

Name:	Colin Golden

Title:	Director

Location:	Dublin, Ireland

GE Capital Equipment Finance Ltd.

By:	/s/ David Maher

Name:	David Maher

Title:	Attorney

GE European Equipment Finance (Aircraft No. 2) Limited

By:	/s/ David Maher

Name:	David Maher

Title:	Attorney

PLAN SPONSORS

ALLIANCEBERNSTEIN L.P.

on behalf of its discretionary accounts

By:	/s/ Robert Schwartz

Name:	Robert Schwartz

Title:	Senior Vice President

Future Fund Board of Guardians By: Bain Capital Credit, LP, as Investment Manager
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Credit Opportunities (F), L.P By: Bain Capital Credit, LP, as Investment Manager
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Credit Opportunities V AIV II (Master), L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Credit Opportunities VI-A, L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Credit Opportunities VI-B (Master), L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Managed Account (CalPERS), L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Bain Capital High Income Partnership, L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Managed Account (E), L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Managed Account (FSS), L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Managed Account (PSERS), L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Managed Account (TCCC), L.P.

By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Rio Grande FMC, L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sears Holdings Pension Trust By: Bain Capital Credit, LP, as Investment Manager
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Credit Opportunities VI-EU (Master), L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Sankaty Credit Opportunities VI-G, L.P.
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Los Angeles County Employees Retirement Association By: Bain Capital Credit, LP, as Manager
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

American Century Capital Portfolios, Inc. – AC Alternatives Income Fund By: Bain Capital Credit, LP, as Subadvisor
By:	/s/ Andrew S. Viens

Name:	Andrew S. Viens

Title:	Executive Vice President

Carl Marks Strategic Investments, L.P.

By:	/s/ James F. Wilson

Name:	James F. Wilson

Title:	Managing Member

Carl Marks Strategic Opportunities Fund II, L.P.
By:	/s/ James F. Wilson

Name:	James F. Wilson

Title:	Managing Member

Tennenbaum Special Situations IX-O, LP By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard Levkowitz

Name:	Howard Levkowitz

Title:	Managing Partner

Tennenbaum Special Situations Fund IX-C, LP By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard Levkowitz

Name:	Howard Levkowitz

Title:	Managing Partner

Tennenbaum Special Situations Fund IX, LLC By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard Levkowitz

Name:	Howard Levkowitz

Title:	Managing Partner

Tennenbaum Opportunities Fund, VI, LLC By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard Levkowitz

Name:	Howard Levkowitz

Title:	Managing Partner

Tennenbaum Special Situations IX-S, LP By: Tennenbaum Capital Partners, LLC Its: Investment Manager
By:	/s/ Howard Levkowitz

Name:	Howard Levkowitz

Title:	Managing Partner

Wayzata Opportunities Fund III, L.P. By: WOF III GP, L.P., its General Partner By: WOF III GP, LLC, its General Partner
By:	/s/ Patrick Halloran

Name:	Patrick Halloran

Title:	Authorized Signatory

Wayzata Opportunities Fund Offshore III, L.P. By: Wayzata Offshore GP III, LLC, its General Partner
By:	/s/ Patrick Halloran

Name:	Patrick Halloran

Title:	Authorized Signatory

FRANKLIN ADVISERS, INC. as investment manager on behalf of certain funds and accounts
By:	/s/ Glenn Voyles

Name:	Glenn Voyles

Title:	VP/ Director of Portfolio Management

Official Committee of Unsecured Creditors
By:	/s/ Douglas Mannal

Name:	Douglas Mannal

Title:	Counsel

INDIVIDUAL CREDITOR PARTIES Marble Ridge Capital L.P.
By:	/s/ Dan Kamensky

Name:	Dan Kamensky

Title:	Managing Investor

Solus Alternative Asset Management LP
By:	/s/ C.J. Lanktree

Name:	C.J. Lanktree

Title:	EVP / Portfolio Manager

Schedule 6(a)(xix)

Minimum Unrestricted Cash Liquidity

If the Effective Date Occurs:	Minimum Unrestricted Cash Liquidity
On or before 1/15/2017	$95,000,000
1/16/2017 – 2/15/2017	$80,000,000
After 2/15/2017	$65,000,000

EXHIBIT A

Term Sheet

A-1

CHC GROUP LTD., ET AL.
Joint Plan Of Reorganization Term Sheet

This term sheet (THe “term sheet”) PRESENTS THE MATERIAL TERMS OF A proposed JOINT chapter 11 plan of reorganization for CHC GROUP LTD. and certain of its subsidiaries who are debtors and debtors in possession (collectively, the “Debtors”) in chapter 11 cases (the “chapter 11 cases” and, the date on which such Chapter 11 Cases commenced, the “Petition Date”) currently pending in the united states bankruptcy court for the NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION (the “Bankruptcy Court”).

THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER OR A LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY, NOR DOES IT CONSTITUTE AN OFFER OF SECURITIES OR A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF A JOINT CHAPTER 11 PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE.

ThIS Term Sheet is a settlement proposal in furtherance of settlement discussions. Accordingly, thIS Term Sheet is protectED BY Rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential settlement discussions.

A-2

RESTRUCTURING SUMMARY

Overview

This Term Sheet describes the material terms of a joint chapter 11 plan of reorganization (the “Plan of Reorganization”) that will be sponsored by the entities identified on Exhibit A attached hereto (collectively, the “Plan Sponsors”) and will be implemented in accordance with a plan support agreement (the “Plan Support Agreement”),[1] which shall be entered into by the Debtors, the Plan Sponsors, the Official Committee of Unsecured Creditors (the “UCC”), the individual creditors that execute the Plan Support Agreement and are identified on Exhibit B attached hereto (the “Individual Creditor Parties”) and Milestone Aviation Group Limited and certain of their affiliates (collectively, “Milestone” and, together with the Plan Sponsors, the Debtors, the UCC and the Individual Creditor Parties, the “Settlement Parties”).

Unless as otherwise specified herein, all documents (the “Restructuring Documents”), including, without limitation, the PSA Approval Order (as defined below), the Plan of Reorganization, and all exhibits and schedules thereto, the Disclosure Statement, pleadings, proposed orders and other filings with the Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”), implementing the restructuring contemplated by this Term Sheet shall be consistent with this Term Sheet and otherwise reasonably acceptable to the Debtors, the UCC and the Requisite Plan Sponsors; provided, however, all Governance Matters (as defined below) shall be determined as set forth herein.

The “PSA Approval Order” means an order of the Bankruptcy Court that, among other things, authorizes and approves (i) the Debtors’ entry into the Plan Support Agreement and the Backstop Agreement (as defined below), (ii) the UCC’s entry into the Plan Support Agreement, (iii) the Debtors’ payment of the Put Option Premium (as defined below) to the Backstop Commitment Parties (as defined below), and (iv) the Milestone Term Sheet (as defined below) and the transactions contemplated therein.

The “Effective Date” means the date on which the substantial consummation (as that term is defined by section 1101(2) of title 11 of the United States Code (the “Bankruptcy Code”) of the Plan of Reorganization occurs.

1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan Support Agreement.

A-3

GLOBAL SETTLEMENT

Global Settlement

The terms set forth in this Term Sheet represent an integrated global settlement of any and all potential issues among the Settlement Parties, including, without limitation: (i) any issues with respect to amount, value and treatment under the Plan of Reorganization of claims, including the Secured Notes Claims, claims arising out of the Debtors’ senior unsecured notes due 2021 (the “Unsecured Notes Claims”), and other General Unsecured Claims; (ii) validity, extent and priority of the liens securing the Secured Notes; (iii) value of unencumbered assets; (iv) any potential adequate protection or diminution in value claim held by holders of the Secured Notes; (v) any potential claim to surcharge collateral under Bankruptcy Code section 506(c); and (vi) Plan Equity Value (as defined below) and total enterprise value (collectively, the “Settled Claims”). Notwithstanding the foregoing, nothing herein or in the Plan Support Agreement shall be considered any Settlement Parties’ view or admission of any kind whatsoever by any of the Settlement Parties with respect to the Settled Claims or any term of the Global Settlement.

As will be more fully detailed in the Plan Support Agreement, each of the Settlement Parties will use commercially reasonable efforts to have the Plan of Reorganization proposed, confirmed and consummated as soon as possible and the Debtors shall take appropriate steps to oppose, challenge and object to any alternative plan of reorganization or other restructuring transaction. Notwithstanding the foregoing and as will be set forth in the Plan Support Agreement, neither the UCC (including its members in such members’ capacity as a member of the UCC) nor the Debtors shall be required to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would, upon the advice of counsel, cause such party to breach its fiduciary obligations under the Bankruptcy Code and applicable law (any such action, or refraining to take such action, a “Fiduciary Action”). For the avoidance of doubt, and notwithstanding any provisions to the contrary herein or in the Plan Support Agreement, in order to fulfill the Debtors’ and the UCC’s fiduciary obligations, the Debtors and/or the UCC may analyze and consider unsolicited proposals or offers for any alternative chapter 11 plan or restructuring transaction and may ask clarifying questions regarding that offer (but not negotiate, counter or seek to alter any of the terms therein) without terminating, or breaching its obligations under, this Term Sheet or the Plan Support Agreement; provided however, that if the Debtors take a Fiduciary Action, such Fiduciary Action will result in a termination of the Plan Support Agreement and the Backstop Agreement (as defined below), which shall in turn result in the Put Option Premium (as defined below) becoming due and payable.

AGREEMENT WITH MILESTONE

Agreement with Milestone	Terms of the agreement with Milestone, including, without limitation, committed lease and financing terms, shall be set forth in a term sheet to be attached as an exhibit to the Plan Support Agreement (the “Milestone Term Sheet”). All definitive documents implementing the terms thereof shall be consistent in all material respects with the Milestone Term Sheet and otherwise in all respects reasonably acceptable to the Debtors, Milestone, the Requisite Plan Sponsors, and the UCC.

A-4

THE RIGHTS OFFERING

Rights Offering

In connection with the Plan of Reorganization, the Debtors will solicit participation in a rights offering (the “Rights Offering”) to purchase the New Second Lien Convertible Notes (as defined below) for an aggregate principal amount of $300.0 million, which, when adjusted for the original issue discount and Equitization Premium (as defined below), purchases $433.3 million of New Second Lien Convertible Notes. Pursuant to the Rights Offering, the $300.0 million investment shall be allocated $280.0 million to the holders of Senior Secured Notes Claims (as defined below) and $20 million to the holders of Unsecured Notes Claims. Each eligible holder of a Senior Secured Notes Claim or an Unsecured Notes Claim that participates in the Rights Offering shall receive its pro rata share of its respective group’s allocation of the New Second Lien Convertible Notes.[2] The New Second Lien Convertible Notes shall convert into New Common Shares in accordance with the terms of the New Second Lien Convertible Notes term sheet attached hereto as Exhibit D. The Rights Offering shall be fully backstopped as set forth herein.

In consideration for the settlements and agreements contained herein, the holders of Senior Secured Notes have agreed to equitize their Senior Secured Notes Secured Claims (as defined below) under the Plan of Reorganization, which equitization shall include the issuance of an additional $100.0 million of New Second Lien Convertible Notes in the Rights Offering (the “Equitization Premium”). The Equitization Premium shall be shared ratably by all participants in the Rights Offering.

“New Common Shares” means the membership interests of either (a) CHC Group Ltd. (“CHC”), as reorganized pursuant to the Plan of Reorganization or (b) such other newly formed entity, whose corporate form and jurisdiction of incorporation shall be determined in accordance with the Governance Matters set forth herein (either (a) or (b), “Reorganized CHC”), to be issued on the Effective Date as provided herein.

The subscription documents for the Rights Offering will provide that all parties who subscribe to purchase the New Second Lien Convertible Notes must vote in favor of, and not object to, the Plan of Reorganization.

Notwithstanding the foregoing or anything herein to the contrary, the Backstop Commitment Parties shall participate in the Rights Offering in their capacities as beneficial holders of the Senior Secured Notes Claims or Unsecured Notes Claims, as applicable.

The procedures for the Rights Offering shall be determined by the Debtors, the UCC, and the Plan Sponsors and, solely to the extent provided in the Plan Support Agreement or Backstop Agreement, the Individual Creditor Parties.

New Second Lien Convertible Notes	$464.1 million in face amount of second lien convertible notes (the “New Second Lien Convertible Notes”), the terms of which are set forth on the term sheet attached hereto as Exhibit D (the “Convertible Notes Term Sheet”). All definitive documents implementing the terms thereof shall be consistent in all material respects with the Convertible Notes Term Sheet and otherwise in all respects reasonably acceptable to the Requisite Plan Sponsors, UCC and the Debtors. The New Second Lien Convertible Notes shall not bear or pay non-default interest and shall be convertible into 85.4% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP), on the terms and conditions set forth in the Convertible Notes Term Sheet.

2 Non-Eligible Holders (as defined in the Rights Offering Procedures) of Allowed Unsecured Notes Claims and Allowed Senior Secured Notes Claims shall have the opportunity to receive their pro rata share of a specified distribution of New Common Shares. The terms and conditions of such distributions for Non-Eligible Holders will be set forth in further detail in the Rights Offering Procedures.

A-5

Backstop Commitment

“Backstop Commitment” means the obligation of the Plan Sponsors and Individual Creditor Parties identified on Exhibit C attached hereto (the “Backstop Commitment Parties”) to purchase the New Second Lien Convertible Notes in the Rights Offering in the amounts set forth on Exhibit C attached hereto, and subject in all respects to the terms of this Term Sheet and the Backstop Agreement.

The Backstop Commitment shall be documented pursuant to an agreement on terms and conditions consistent with this Term Sheet and otherwise acceptable to the Debtors, the UCC and the Plan Sponsors (the “Backstop Agreement”), each in their sole discretion, and, solely to the extent provided in the Plan Support Agreement or Backstop Agreement, acceptable to the Individual Creditor Parties, which agreement shall be attached to the Plan Support Agreement and approved by the Bankruptcy Court pursuant to the PSA Approval Order.

Put Option Premium

The “Put Option Premium” means a nonrefundable aggregate premium payable on the Effective Date of the Plan of Reorganization to the Backstop Commitment Parties in additional New Second Lien Convertible Notes in a principal amount of $30.8 million. If the Backstop Agreement is terminated (other than due to the occurrence of certain termination events specifically excluded in the Backstop Agreement), the Put Option Premium shall be payable to the Backstop Commitment Parties in cash (as opposed to additional New Second Lien Convertible Notes) in the amount of $21.33 million, and shall be fully due upon termination of the Backstop Agreement and payable in two equal installments of (x) $10.665 million immediately upon the termination of the Backstop Agreement, and (y) $10.665 million upon the consummation of any plan, sale or other restructuring transaction; it being understood that any Backstop Commitment Party that breaches the Backstop Agreement or the Plan Support Agreement shall not be entitled to its pro rata share of the Put Option Premium under any circumstances.

The $30.8 million in New Second Lien Convertible Notes issued in respect to the Put Option Premium shall be convertible into 5.67% of the New Common Stock on a fully diluted basis (but subject to dilution for the MIP). Of this amount, 5.29% shall be allocated to the Plan Sponsors and 0.38% shall be allocated to the Individual Creditor Parties.

The Put Option Premium shall be fully earned by the Backstop Commitment Parties upon approval of the Backstop Commitment. While the Put Option Premium may be asserted against each Debtor, if the Put Option Premium is paid in cash, the Backstop Commitment Parties shall not receive more than $21.4 million in the aggregate on account of such Put Option Premium, and, in each such case, shall constitute an administrative expense claim against each of the Debtors which shall be pari passu with all other administrative expenses. The Put Option Premium shall be payable on a ratable basis to the Backstop Commitment Parties based on such party’s respective share of the Backstop Commitment set forth on Exhibit C attached hereto.

A-6

Transferability

The Backstop Commitment Parties’ respective commitments under the Backstop Agreement shall not be transferable; provided, that such commitments shall be transferrable from one Backstop Commitment Party to another Backstop Commitment Party or from any Backstop Commitment Party to any of its affiliates, as long as such affiliates are or become signatories to the Plan Support Agreement and the Backstop Agreement; provided however, that the assigning party shall not be released from its obligations under the Backstop Agreement.

The rights provided to holders of Senior Secured Notes Claims and Unsecured Notes Claims in the Rights Offering (the “Rights”) shall not be assignable or detachable, and shall not be transferrable other than in connection with the transfer of the corresponding Senior Secured Notes Claims or Unsecured Notes Claims, as applicable.  After a Right has been exercised by submitting an election form, the underlying Senior Secured Notes Claim or Unsecured Notes Claim will cease to be transferrable, and the holder of such Senior Secured Notes Claim or Unsecured Notes Claim shall not transfer any such Senior Secured Notes Claims or Unsecured Notes Claims unless such holder transfers with such Claim(s) the right to receive the proceeds of the exercise of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities.

Several Obligations	The Backstop Commitment Parties’ respective commitments and obligations under the Backstop Agreement shall be several obligations and neither joint nor joint and several obligations and, unless otherwise expressly agreed in writing by a Backstop Commitment Party, no Backstop Commitment Party shall have any liability for any obligation of another Backstop Commitment Party; provided, however, that each Backstop Commitment Party shall be liable for its pro rata share of the Backstop Commitment of any Backstop Commitment Party which breaches its obligations up to an aggregate amount of $20 million (the “Backstop Breach Commitment”). For the avoidance of doubt, pursuant to the Backstop Breach Commitment, each Backstop Commitment Party shall be liable only for its pro rata share of up to $20 million in the aggregate (not up to $20 million per Backstop Commitment Party) resulting from the breach by one or more Backstop Commitment Party.

Oversubscription Rights

None; provided, that, subject to the Backstop Breach Commitment, in the event that a Backstop Commitment Party defaults in its Backstop Commitment obligations, then the other Backstop Commitment Parties shall have the right, but not the obligation, to purchase such defaulting Backstop Commitment Party’s Backstop Commitment obligations.

TREATMENT OF CLAIMS AND INTERESTS

Non-Substantive Consolidation	The Plan shall not provide for the substantive consolidation of any Debtor’s estate with any other Debtor.

A-7

Administrative Expense Claims[3]	Except with respect to Administrative Expense Claims that are Professional Fee Claims (as defined below) or Priority Tax Claims (as defined below), and except to the extent that a holder of an allowed Administrative Expense Claim (including a claim arising under section 503(b)(9) of the Bankruptcy Code that has not been paid pursuant to a motion filed with the Bankruptcy Code) and the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, agree to a less favorable treatment, each holder of an allowed Administrative Expense Claim shall, in full and final satisfaction of its claim, be paid in full in cash; provided, however, that allowed Administrative Expense Claims that arise in the ordinary course of the Debtors’ business, including Administrative Expense Claims arising from or with respect to the sale of goods or services on or after the Petition Date, the Debtors’ executory contracts and unexpired leases, and all Administrative Expense Claims that are Intercompany Claims (as defined below), shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions, without further action by the holders of such Administrative Expense Claims or further approval by the Bankruptcy Court.

Professional Fee Claims[4]	All final requests for payment of Professional Fee Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court and paid in full in cash.

Priority Tax Claims[5]	Except to the extent that a holder of an allowed Priority Tax Claim and the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, agree to a less favorable treatment, each holder of an allowed Priority Tax Claim shall receive, at the option of the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, in full and final satisfaction of such claim either (i) cash in an amount equal to such allowed Priority Tax Claim, (ii) equal annual installment payments in cash, of a total value, as of the Effective Date, equal to the allowed amount of such claim, over a period ending not later than five (5) years after the Petition Date, or (iii) treatment in a manner not less favorable than the most favored non-priority unsecured claim provided for by the Plan.

Revolving Credit Agreement Claims[6]	Holders of allowed Revolving Credit Agreement Claims shall receive, in full and final satisfaction of their claims, a new term note in the amount of their claim in accordance with section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court or such other treatment that is reasonably acceptable to the Debtors, the UCC, and the Requisite Plan Sponsors.

[3]	“Administrative Expense Claim” means a claim for the costs and expenses of administration of the Debtors’ chapter 11 estates pursuant to section 503(b) and 507(a)(2) of the Bankruptcy Code.

[4]	“Professional Fee Claim” means any claim for accrued fees and expenses (including success fees) for services rendered and expenses incurred by a professional subject to the Court’s approved interim compensation procedures from the Petition Date through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. For the avoidance of doubt, the fees and expenses of indenture trustees does not constitute a Professional Fee Claim.

[5]	“Priority Tax Claim” means any claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

[6]	“Revolving Credit Agreement Claims” means claims arising out of that certain Credit Agreement, dated as of January 23, 2014 (as amended, restated, supplemented, or otherwise modified from time to time) by and among, inter alios, CHC SA and the other borrowers party thereto, with the lenders and issuing banks party thereto from time to time, HSBC Bank PLC, as administrative agent and HSBC Corporate Trustee Company (UK) Limited, as collateral agent.

A-8

ABL Credit Agreement Claims[7]	If the Debtors are able to reach an agreement with the lenders under the ABL Credit Agreement on a restructuring of the obligations thereunder, any term sheet setting forth the terms and conditions of such agreement (the “ABL Term Sheet”) to be submitted to the Court shall be in all respects reasonably acceptable to the Debtors, the Plan Sponsors, and the UCC. All definitive documents implementing the terms thereof shall be in all respects reasonably acceptable to the Debtors, the Requisite Plan Sponsors, and the UCC.

Senior Secured Notes Claims[8]

Subject to the Senior Secured Notes agreement to waive distribution on the Senior Secured Notes Deficiency Claim (as defined below), the Senior Secured Notes Claims shall be allowed in the aggregate amount of no less than $1.067 billion (the “Senior Secured Notes Secured Claims”).

Each holder of an allowed Senior Secured Notes Secured Claim shall receive, on account of and in full and final satisfaction thereof, its pro rata share of: (i) 79.5% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 11.6% of the New Common Shares, after dilution (as of the Effective Date) on account of the New Second Lien Convertible Notes (as if the New Second Lien Convertible Notes converted on the Effective Date), but prior to dilution on account of the MIP); and (ii) rights to participate in $280 million of the Rights Offering investment for the New Second Lien Convertible Notes, the number of shares of New Common Shares issuable upon conversion of such New Second Lien Convertible Notes will initially be equal to 74.4% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP) as of the Effective Date (i.e. $404.4 million face amount of the New Second Lien Convertible Notes as of the Effective Date).

Of the distribution to Senior Secured Notes Claims, up to 1% of the New Common Shares (after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP) shall be made available to holders of Senior Secured Notes Claims that are Non-Eligible Offerees who make a timely election on the terms and conditions set forth in the Rights Offering Procedures, with any unclaimed portion of such New Common Shares being distributed pro rata to all holders of Senior Secured Notes Claims.

The resulting deficiency claims of holders of Senior Secured Notes Claims (the “Senior Secured Notes Deficiency Claims”) shall be classified and vote as General Unsecured Claims; provided, however, the holders of Senior Secured Notes Claims shall waive any recovery on account of the Senior Secured Notes Deficiency Claims.

[7]	“ABL Credit Agreement Claims” means claims arising out of that certain Credit Agreement, dated as of June 12, 2015 (as amended, restated, supplemented or otherwise modified from time to time) with the lenders and issuing banks party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as administrative agent and BNP Paribas SA, as collateral agent (the “ABL Credit Agreement”).

[8]	“Senior Secured Notes Claims” means claims arising out of that certain Indenture, dated as of October 4, 2010 (as amended, restated, supplemented, or otherwise modified from time to time) by and among CHC SA, as issuer, the Bank of New York Mellon, as indenture trustee, and HSBC Corporate Trustee Company (UK) Limited, as collateral agent.

A-9

Other Secured Claims[9]	To the extent that any Other Secured Claim exists, except to the extent that a holder of an allowed Other Secured Claim agrees to less favorable treatment with the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, each holder of an allowed Other Secured Claim shall, in full and final satisfaction of such claim, (i) be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an allowed Other Secured Claim to demand or to receive payment of such allowed Other Secured Claim prior to the stated maturity of such allowed Other Secured Claim from and after the occurrence of a default, (ii) receive cash in an amount equal to such allowed Other Secured Claim as determined in accordance with section 506(a) of the Bankruptcy Code, on the later of the initial distribution date under the Plan and thirty (30) days after the date such Other Secured Claim is allowed (or as soon thereafter as is practicable), or (iii) receive the collateral securing its allowed Other Secured Claim on the later of the initial distribution date under the Plan and the date such Other Secured Claim becomes an allowed Other Secured Claim, or as soon thereafter as is reasonably practicable, in each case as determined by the Debtors and consented to by the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld.

Other Priority Claims[10]	Except to the extent that a holder of an allowed Other Priority Claim and the Debtors agree, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, to less favorable treatment to such holder, each holder of an allowed Other Priority Claim shall receive, in full and final satisfaction of such claim, payment in full in cash; provided, however, that any Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

General Unsecured Claims[11]

Holders of allowed General Unsecured Claim (other than on account of the Senior Secured Notes Deficiency Claims) shall receive, in the aggregate in full and final satisfaction of their claims, (i) 20.5% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 3.0% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP); (ii) rights to participate in $20 million of the Rights Offering investment for the New Second Lien Convertible Notes, the number of shares of New Common Shares issuable upon conversion of such New Second Lien Convertible Notes will be equal to 5.3% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP) as of the Effective Date (i.e. $28.9 million face amount of the New Second Lien Convertible Notes as of the Effective Date); and (iii) the New Unsecured Notes.

[9]	“Other Secured Claim” means any secured claim that is not a Revolving Credit Agreement Claim, ABL Claim, or Senior Secured Notes Claim.

[10]	“Other Priority Claim” means any claim asserting a priority described in section 507(a) of the Bankruptcy Code that is not: (a) an Administrative Expense Claim; (b) a Professional Fee Claim; or (c) a Priority Tax Claim.

[11]	“General Unsecured Claim” means any unsecured claim against any Debtor including, without limitation, Unsecured Notes Claims, claims on account of the Debtors’ rejection of executory contracts or unexpired leases, ABL Deficiency Claim and the Senior Secured Notes Deficiency Claims. For the avoidance of doubt, Intercompany Claims are not included in the definition of General Unsecured Claims.

A-10

Of the distributions to holders of General Unsecured Claims, holders of Unsecured Notes Claims shall receive (i) 8.9% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 1.3% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes), but prior to dilution on account of the MIP; and (ii) all rights to participate in $20 million of the Rights Offering investment for the New Second Lien Convertible Notes (collectively, the “Unsecured Notes Distribution”). Of the Unsecured Notes Distribution, up to 0.1% of the New Common Shares (after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP) shall be made available to holders of Unsecured Notes Claims that are Non-Eligible Offerees who make a timely election on the terms and conditions set forth in the Rights Offering Procedures, with any unclaimed portion of such New Common Shares being distributed pro rata to all holders of Unsecured Notes Claims.

Holders of General Unsecured Claims (other than Unsecured Notes Claims) shall receive (i) 11.6% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 1.7% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP), and (ii) the New Unsecured Notes. Allocation of these distributions to holders of other General Unsecured Claims shall be set forth in the Plan and determined by the Debtors and the UCC based on, among other things, the unencumbered assets available for distribution at each Debtor entity and intercompany claims asserted among Debtor entities.

With the consent of the Debtors, the UCC and the Requisite Plan Sponsors (which consent shall not be unreasonably withheld), a convenience class may be established and provide for distributions up to an aggregate amount of $750,000 in cash (the “Convenience Class Consideration”); provided, however, the principal amount of the New Unsecured Notes shall be reduced dollar for dollar by the amount of the Convenience Class Consideration.

“New Unsecured Notes” means new unsecured notes that shall be issued by the same issuer and guarantors as the New Second Lien Convertible Notes in the aggregate principal amount of $37.5 million, with an interest rate of 5.0%, payable in kind, maturity of seven years after the Effective Date, no amortization, payable in full (with accruals) upon maturity; provided, however, that upon the full conversion of the New Second Lien Convertible Notes, interest on the New Unsecured Notes shall be payable in cash. The New Unsecured Notes shall rank pari passu with the New Second Lien Convertible Notes and be deemed senior indebtedness of the Reorganized CHC but shall not have the benefit of any security or be convertible into New Common Shares. The salient terms of the New Unsecured Notes shall be the same as the New Second Lien Convertible Notes, except as specified above, as set forth on Exhibit F attached hereto.

Intercompany Claims[12]	All allowed Intercompany Claims shall be adjusted, continued or discharged in a manner reasonably acceptable to the Debtors, the Requisite Plan Sponsors and the UCC.

Intercompany Interests[13]	All Intercompany Interests shall be reinstated for administrative convenience.

[12]	“Intercompany Claim” means any prepetition or post-petition claim held by a Debtor against any Debtor.

[13]	“Intercompany Interest” means any equity interest in a Debtor that is held by another Debtor.

A-11

Existing Interests[14]	All Existing Interests shall be cancelled without any distribution on account of such Existing Interests.

GENERAL PLAN PROVISIONS

Plan Equity Value	The Disclosure Statement shall set forth the agreed equity value of the New Common Shares for purposes of the Plan of Reorganization, which equity value shall be $543.5 million (the “Plan Equity Value”), which assumes conversion of the New Second Lien Convertible Notes in full.

Tax Matters	The Plan of Reorganization shall be structured so as to preserve, to the greatest extent practicable, the Debtors’ net operating losses and any other valuable tax attributes. Reorganized CHC shall be taxable as a corporation.

Executory Contracts and Unexpired Leases	Except as provided in the Milestone Term Sheet or to the extent that the Debtors have already reached an agreement with counterparties to executory contracts and unexpired leases, and such agreement has been approved by the Bankruptcy Court, the treatment of executory contracts and unexpired leases under the Plan shall be determined in a manner reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC.

Board of Reorganized CHC	The initial board of Reorganized CHC shall have five (5) members, which shall consist of the Chief Executive Officer (Karl Fessenden) and four (4) other members selected by the Requisite Plan Sponsors in their sole discretion but after consultation with the Chief Executive Officer, provided that one of the four shall be an independent director. The Plan Sponsors shall consult with the UCC and the Individual Creditor Parties, regarding the selection of the independent director.

Other Governance Matters/Reporting Obligations	All corporate organization and governance matters with respect to Reorganized CHC, including corporate form, governance documents and selection of members of the board of directors (collectively, the “Governance Matters”) shall be consistent with this Term Sheet and as otherwise determined by the Requisite Plan Sponsors in their sole discretion, in consultation with the Debtors and the UCC, provided, however, that, to the extent any governance documents expressly adversely and disproportionately impact, or discriminate against, minority holders of New Common Shares, such provisions will be subject to the consent of the UCC, not to be unreasonably withheld, and consultation with the Individual Creditor Parties. The Plan Sponsor and the UCC agree that limiting certain rights to holders of New Common Shares, individually or in the aggregate, of a minimum number or percentage of outstanding New Common Shares (such as votes to approve matters or minimum holdings participation in preemptive rights (provided that with respect to preemptive rights such minimum holdings shall not exceed 1%) or registration rights) or holders who meet certain qualifications (such as institutional accredited investor status or U.S. residents) shall not be deemed to create any adverse and disproportionate impact), and provided, further, however, that Reorganized CHC shall be taxable as a corporation.

[14]	“Existing Interests” means: (a) all equity interests in the Debtors that are not held by other Debtors; and (b) all claims against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

A-12

Regardless of where Reorganized CHC is organized or the entity form of Reorganized CHC, (i) the duties owed to minority holders of New Common Shares by officers and directors of Reorganized CHC will be substantially the same as the duties owed to minority shareholders by officers and directors of a Delaware corporation (excluding corporate opportunity as to outside directors only), and (ii) the law of the place of organization of Reorganized CHC will be supplemented to the extent such law provides a lower standard of such duty than under the law applicable to a Delaware corporation.

All common holders will have the right to participate in any Reorganized CHC exchange offer made available to any other holder of equity securities. For the avoidance of doubt, the repurchase of equity securities for cash shall not be considered an “exchange.” The shares of New Common Shares held by small holders will not be subject to any transfer restrictions, including rights of first refusal or rights of first offer, except to comply with the U.S. and foreign securities laws (including prohibiting transfers resulting in Reorganized CHC becoming a reporting company). Customary tag-along and drag-along rights will apply (but for the avoidance of doubt, sales by small holders will not be subject to tag-along rights of other holders). Minority shareholders will not be required to execute a shareholders agreement provided that minority shareholders may be bound by an operating agreement (or similar document) and terms of the CHC Plan (if any) concerning corporate governance without such execution.

To the extent that Reorganized CHC is not a public reporting company, Reorganized CHC will provide unaudited quarterly financial statements for the first three quarters of a fiscal year and annual financial statements, which financial information may be made available to holders through a restricted electronic data room, and quarterly earnings calls with management. Such financial information may be made available to bona fide prospective purchasers who sign a customary non-disclosure agreement. The financial reporting obligations of Reorganized CHC described in the Restructuring Documents shall not be amended or modified to provide for less financial reporting to shareholders.

Retained Causes of Action	The Plan of Reorganization shall contain customary provisions regarding retention of all causes of action, including, subject to the ABL Term Sheet, any claims against Airbus related to the EC225 accident, by Reorganized CHC; provided, however, that potential chapter 5 claims against non-insider trade vendors and employees of Reorganized CHC as of the Effective Date shall be waived under the Plan of Reorganization.

Releases and Exculpation	The Plan of Reorganization shall include, to the extent permitted by law, customary release and exculpation provisions in favor of (i) the Debtors and their present and former directors and officers, (ii) the Plan Sponsors, (iii) the ad hoc group of holders of the Senior Secured Notes and its members, (iv) the Bank of New York Mellon, in its capacity as indenture trustee for the senior secured notes, (v) HSBC Corporate Trustee Company (UK) Limited, in its capacity as collateral agent for the Senior Secured Notes, (vi) Milestone and (vii) the UCC and its current and former members; (viii) Law Debenture Trust Company, as indenture trustee for the senior unsecured notes due 2021; (ix) the Individual Creditor Parties and (x) the foregoing’s professionals and agents, each of (i) through (x) solely in their capacity as such.

A-13

Restructuring Expenses (to the Extent Not Paid Pursuant to the Cash Collateral Order)

As will be more fully set forth in the Backstop Agreement and/or Plan Support Agreement, all reasonable and documented fees and expenses of the Plan Sponsors, the Individual Creditor Parties (up to a maximum aggregate amount of $150,000) including all reasonable and documented fees and expenses incurred by the counsel, financial advisors, consultants and other professionals of such parties, shall be paid on a current basis after receipt of an invoice, each in accordance with the agreements between the Debtors and the applicable firm. All Restructuring Expenses billed prior to the Effective Date shall be paid on the Effective Date. For the avoidance of doubt, such counsel, financial advisors, consultants and other professionals to be paid pursuant to this section include Akin Gump Strauss Hauer & Feld LLP, Houlihan Lokey Capital, Inc., such other advisors retained by the Plan Sponsors and counsel to the Bank of New York Mellon. The fees, costs and expenses of Milestone and certain other entities specified in the Milestone Term Sheet shall be paid pursuant to the terms set forth in the Milestone Term Sheet.

The Plan shall provide for the payment of the reasonable and documented fees and expenses (including counsel fees) of the indenture trustee for the senior unsecured notes due 2021.

OTHER PROVISIONS

Transaction Milestones	The Plan Support Agreement shall include dates by which certain events must occur, including, among other things, entry of the PSA Order, entry of an order approving the disclosure statement, entry of an order confirming the Plan of Reorganization and the occurrence of the Effective Date, which milestones shall be acceptable in all respects to the Plan Sponsors, the UCC and the Debtors, each in their sole discretion.

Business Plan	If there are any modifications or amendments to the business plan provided by the Debtors to the Plan Sponsors and the UCC as of the date of the Plan Support Agreement, including any change in the period covered by such business plan or any replacement or new business plan, such modifications or amendments (or new business plan) shall be acceptable to the Requisite Plan Sponsors and the UCC, each in their sole discretion.

New ABL Facility	To the extent that the Debtors and the Plan Sponsors, in consultation with the UCC, seek to obtain a new asset based lending facility or any other type of financing to assist in the purchase of aircraft or provide working capital pursuant to an agreement to be entered into and effective on the Effective Date, such financing facility shall be in all respects reasonably acceptable to the Debtors, the Requisite Plan Sponsors, and the UCC.

MIP	On the Effective Date, Reorganized CHC will adopt a management incentive plan (the “MIP”) including a reservation of ten percent (10%) of the New Common Shares on a fully diluted basis (inclusive of the MIP shares) for distribution thereunder. The material terms of the MIP shall be included in a document to be filed as part of the Plan Supplement.

A-14

Cash Collateral Order	The Debtors, the Plan Sponsors and the UCC shall work in good faith to negotiate a consensual final order relating to the use of cash collateral (the “Final Cash Collateral Order”) that is reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC, for entry by October 18, 2016; provided, however, if a consensual Final Cash Collateral Order is not entered by October 18, 2016, the Debtors, the Plan Sponsors and the UCC will agree to a further interim order through the next omnibus hearing date of November 3, 2016 and a Final Cash Collateral Order reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC, shall be entered no later than November 3, 2016. The termination of the Plan Support Agreement shall be an event of default under the Final Cash Collateral Order and the Debtors’ right to use Cash Collateral (as defined in the Final Cash Collateral Order) shall terminate fourteen (14) days following the occurrence of such event of default.

Post-Effective Date Committee	So long as the UCC does not terminate its obligations under the Plan Support Agreement, a post-Effective Date committee comprised of three members of the UCC will be formed on the Effective Date and funded by Reorganized CHC (subject to the Committee Fee Cap (as defined below)), and will have (i) consultation rights for the settlement of any General Unsecured Claims filed or asserted in the amount of $5 million or more, (ii) reasonable consent rights with respect to any settlement of a General Unsecured Claim that is settled for an Allowed General Unsecured Claim in excess of $5 million. In the event the post-effective date committee does not consent to any such claim settlement, Reorganized CHC shall have the right to seek approval of such claim settlement by the Bankruptcy Court pursuant to Bankruptcy Rule 9019. The Plan of Reorganization will provide that the Bankruptcy Court will retain jurisdiction to resolve any disputes related to post-Effective Date claims resolution. The fees and expenses of the post-Effective Date committee shall not exceed $500,000 in the aggregate (the “Committee Fee Cap”).

Approval in Potential Canadian and/or Other Foreign Proceedings	To the extent that approvals are required that necessitate proceedings in foreign jurisdictions other than Canada and the Cayman Islands (to the extent disclosed to the Plan Sponsors and the UCC, subject to appropriate confidentiality restrictions, prior to the date of the Plan Support Agreement), the Debtors, the UCC and the Requisite Plan Sponsors shall jointly agree on the appropriate proceedings and processes to efficiently achieve such approvals.

Other Matters

The Plan Support Agreement shall include a termination event to the extent the unrestricted cash liquidity as of the Effective Date is less than an amount to be agreed upon by the Debtors, the UCC and the Requisite Plan Sponsors (after accounting for payments to be made on the Effective Date).

Except as otherwise provided herein, other provisions set forth in the Plan Support Agreement, the Plan of Reorganization and all other documents or agreements related to the reorganization, including all exhibits, attachments, supplements, orders and documents related thereto, shall be in all respects reasonably acceptable to the Debtors, the UCC and the Requisite Plan Sponsors.

A-15

Exhibit A

Plan Sponsors

1.	AllianceBernstein L.P.

2.	Bain Capital Credit, LP

3.	Carl Marks Management Company

4.	Franklin Advisers, Inc.

5.	Tennenbaum Capital Partners

6.	Wayzata Investment Partners LLC

Exhibit B

Individual Creditor Parties

1.	Marble Ridge Capital LP

2.	Solus Alternative Asset Management LP

Exhibit C

Backstop Commitment Parties

Backstop Commitment Party	Commitment
AllianceBernstein L.P.	$57,231,439.00
Bain Capital Credit, LP	$108,380,404.00
Carl Marks Management Company	$36,124,146.00
FHIT – Franklin High Income Fund	$15,000,000.00
Marble Ridge Capital LP	$5,676,614.00
Solus Alternative Asset Management LP	$14,323,386.00
Tennenbaum Capital Partners	$19,480,268.00
Wayzata Investment Partners LLC	$43,783,743.00
Total	$300,000,000.00

Exhibit D

Second Lien Convertible Notes Term Sheet

Exhibit D

New Second Lien Convertible Notes Term Sheet

This Summary of Terms and Conditions provides an outline of a proposed new second lien convertible notes financing. This Term Sheet does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the documentation relating to such transactions. Any capitalized terms not defined herein shall have the meanings set forth in the Joint Plan of Reorganization Term Sheet.

Issuer	Reorganized CHC.

Guarantors	Same as under any credit facility provided as consideration on account of the claims of the Holders of allowed Revolving Credit Agreement Claims (a “New Credit Facility”) or otherwise reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.

Purchase Price	$300.0 million

Facility	$464.1 million (inclusive of the original issue discount, Equitization Premium and the Put Option Premium) in face amount of second lien convertible notes (the “New Second Lien Convertible Notes”).

Equitization Premium	$100.0 million of New Second Lien Convertible Notes

Put Option Premium	$30.8 million of New Second Lien Convertible Notes

Original Issue Discount	10.0%

Initial Holders

Each holder that is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) of (i) an allowed Senior Secured Notes Claim shall have the right to purchase its pro rata share of $404.4 million of the New Second Lien Convertible Notes and (ii) an allowed Unsecured Notes Claim shall have the right to purchase their pro rata share of $28.9 million of the New Second Lien Convertible Notes, in each case, pursuant to the Rights Offering.

New Second Lien Convertible Notes will be held in street name through DTC to the extent the initial holders thereof are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act), to the extent practicable.

Security	Same as the collateral under the New Credit Facility or otherwise reasonably acceptable to Requisite Plan Sponsors, the Debtors and the UCC but, in each case, junior to the liens securing the New Credit Facility.

Interest	Will not bear or pay interest other than in connection with an event of default.

Default Rate	Upon and during the continuance of any event of default, interest shall accrue at a rate of 2.0% per annum, payable in cash.

Maturity	The date that is 3.5 years after the Effective Date (the “Maturity Date”).

Dividends	Participation in ordinary share dividends (other than dividends paid in New Common Shares) on an as-converted basis.

Voting Rights	Entitled to vote on all matters upon which the holders of ordinary shares may vote, on an as-converted basis.

Backstop Commitments	The Backstop Commitment Parties shall backstop the New Second Lien Convertible Notes issuance and receive the Put Option Premium in consideration for such backstop commitment as set forth in the Joint Plan of Reorganization Term Sheet.

Mandatory Conversion

The New Second Lien Convertible Notes will be mandatorily converted to New Common Shares upon the occurrence of any of the events set forth below (the date of such conversion, the “Conversion Date”). The number of New Common Shares issuable upon conversion of the $464.1 million outstanding principal amount of New Second Lien Convertible Notes will be equal to 85.4% of the New Common Shares outstanding as of the Effective Date on a fully diluted basis (but subject to dilution for the MIP), subject to adjustments related to anti-dilution protections. The conversion price shall be $464.1 million (even if less than that aggregate face amount of New Second Lien Convertible Notes is issued on the Effective Date) divided by the aggregate number of New Common Shares issuable in respect of $464.1 million face amount of New Second Lien Convertible Notes on the Effective Date, subject to anti-dilution protections or other adjustments as described below (the “Conversion Price”). It being understood that if the aggregate face amount of New Second Lien Convertible Notes issued on the Effective Date is less than $464.1 million, (i) the Conversion Price will not be adjusted and (ii) the percentage of New Common Shares outstanding as of the Effective Date on a fully diluted basis (but subject to dilution for the MIP) issuable upon conversion of the outstanding principal amount of New Second Lien Convertible Notes shall be adjusted as appropriate.

New Second Lien Convertible Notes will mandatorily convert upon:

•     Any bona fide arm’s length issuance by Reorganized CHC of the New Common Shares to entities or persons that are not shareholders of Reorganized CHC (or affiliates of shareholders of Reorganized CHC) holding more than 10% of the New Common Shares immediately prior to such issuance for cash proceeds (net of underwriting commissions, placement fees, other similar expenses and other related fees and expenses), of $75.0 million or more in a single transaction at a pre-money equity value (post-conversion of the New Second Lien Convertible Notes) that is equal to or greater than 130.0% of the then-applicable Conversion Price.

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•     If the New Common Shares are traded on a national securities exchange, the first trading day on which the trailing 30-day VWAP of the New Common Shares is 130% of the then-applicable Conversion Price.

•     30 days’ written notice to Reorganized CHC from holders of a majority of the aggregate principal amount of the New Second Lien Convertible Notes then outstanding.

•     Upon the occurrence of the Maturity Date.

Voluntary Conversion	Each holder of the New Second Lien Convertible Notes may elect at any time to convert their New Second Lien Convertible Notes into New Common Shares at the then-applicable Conversion Price.

Conversion Adjustments	The New Second Lien Convertible Notes shall contain customary anti-dilution protections or other adjustments including, without limitation, in connection with a subdivision or combination of outstanding New Common Shares, reclassification, recapitalization, stock split, stock dividends or similar events, issuance of rights or warrants, spin-off transactions, tender offers, share buybacks, and distributions or dividends in cash, in kind or securities, including dividends paid in New Common Shares (unless the holders of the New Second Lien Convertible Notes are fully participating in such dividends or distributions).

Prepayments	None permitted.

Affirmative and Negative Covenants	Covenants customarily found in convertible notes for similar financings for public companies, taking into account the secured nature of the notes, reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.

Financial Covenants	None.

Events of Default

Events of default customarily found in convertible notes for similar financings for public companies, taking into account the secured nature of the notes, with the thresholds reasonably acceptable to the Requisite Plan Sponsors, Debtors and the UCC; provided that, an event of default under the New Credit Facility will not cause an event of default under the New Second Lien Convertible Notes unless lenders under the New Credit Facility accelerate the New Credit Facility as a result of such event of default.

Upon the acceleration of New Second Lien Convertible Notes, the principal amount of New Second Lien Convertible Notes, plus accrued but unpaid interest at the default rate shall be immediately payable in cash to the holders thereof.

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Registration Rights	Certain holders of New Common Shares and New Second Lien Convertible Notes will have post-IPO demand, piggyback and shelf registration rights with respect to their Reorganized CHC securities.

Liquidation

In the event of any liquidation, dissolution or winding up of Reorganized CHC, the holders of the New Second Lien Convertible Notes shall be entitled to receive the greater in value of (i) the face amount of the New Second Lien Convertible Notes in cash and (ii) the consideration such holders would receive in such transaction on an as-converted basis.

A merger, consolidation, other corporate reorganization or similar transaction in which the holders of the voting power (including both New Common Shares and New Second Lien Convertible Notes) of Reorganized CHC prior to such transaction possess less than a majority of the voting power of the surviving entity by reason of their holdings of the New Common Shares and New Second Lien Convertible Notes immediately prior to such transaction, or any transaction in which all or substantially all of the assets of Reorganized CHC are sold to an entity that the holders of the voting power (including both New Common Shares and New Second Lien Convertible Notes) of Reorganized CHC own less than a majority of the voting power of the purchaser entity, shall be deemed to be a liquidation.

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Exhibit E

New Unsecured Note Term Sheet

Exhibit E

New Unsecured Notes Term Sheet

This Summary of Terms and Conditions provides an outline of the proposed new unsecured notes (the “New Unsecured Notes”) to be issued under the Joint Plan of Reorganization. This Term Sheet does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the documentation relating to such transactions. Any capitalized terms not defined herein shall have the meanings set forth in the Joint Plan of Reorganization Term Sheet.

Issuer	Reorganized CHC.

Guarantors	Same as under the New Convertible Second Lien Notes and any credit facility provided as consideration on account of the claims of the Holders of allowed Revolving Credit Agreement Claims (a “New Credit Facility”) or otherwise reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.

Principal Amount	$37.5 million, subject to an agreed upon reduction in the amount of the Convenience Class Consideration (if any).

Initial Holders	On or after the Effective Date, in accordance with and subject to the terms of the Plan, holders of allowed General Unsecured Claims (other than holders of Senior Secured Notes Deficiency Claims and Unsecured Notes Claims) shall each receive their pro rata share of the New Unsecured Notes.

Ranking	The New Unsecured Notes shall rank pari passu with the New Second Lien Convertible Notes and be deemed senior indebtedness of the Reorganized CHC but shall not have the benefit of any security or be convertible into New Common Stock.

Amortization	No amortization shall be required with respect to the New Unsecured Notes. The New Unsecured Notes will be payable on the Maturity Date (defined below) or upon an earlier mandatory prepayment or acceleration after an Event of Default.

Interest

5% per annum, payable quarterly

Interest will be payable in kind until the earlier of the maturity (or accelerated maturity) of the New Second Lien Convertible Notes or conversion of the New Second Lien Convertible Notes, after which the interest on the New Unsecured Notes shall be payable in cash. In the event that the change from interest paid in kind to interest paid in cash occurs in the middle of an interest period, the accrued interest will be prorated and will be payable in kind for such period pre-conversion and in cash for such period post-conversion.

Default Rate	Upon and during the continuance of any event of default, interest shall accrue at a rate of 7.0% per annum, payable in cash regardless of whether the New Second Lien Convertible Notes have converted.

Maturity	The date that is 7 years after the Effective Date (the “Maturity Date”).

Prepayments	Upon a change in control or initial public offering of the Reorganized CHC, the Issuer must offer to purchase all of the outstanding New Unsecured Notes at 101% of the outstanding principal amount thereof plus all accrued and unpaid interest. Except as otherwise stated in the prior sentence, the New Unsecured Notes may be prepaid or redeemed in whole or in part at any time, without premium or penalty.

Affirmative and Negative Covenants	Same as New Second Lien Convertible Notes.

Financial Covenants	None.

Events of Default

Same as the New Second Lien Convertible Notes.

Upon the acceleration of New Unsecured Notes, the principal amount of New Unsecured Notes, plus change of control premium (if applicable), plus accrued but unpaid interest at the default rate shall be immediately payable in cash to the holders thereof.

Registration / Transferability	The issuance of the New Unsecured Notes shall be exempt from the registration requirements of the securities laws as a result of Section 1145 of the Bankruptcy Code. The New Unsecured Notes will be held in street name through DTC and will be freely transferable.

Information Rights	Same as available to equity holders under the charter documents of the Reorganized CHC, or, if greater to the New Second Lien Convertible Notes (other than collateral-level reporting).

Governing Law and Jurisdiction	New York

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EXHIBIT B

BACKSTOP AGREEMENT

B-1

BACKSTOP AGREEMENT

BETWEEN

CHC GROUP LTD.

AND

THE INVESTORS IDENTIFIED AS SUCH HEREIN

Dated as of October 11, 2016

INDEX OF DEFINED TERMS

ACA	19
Accredited Investor	33
Affected Investor	49
Affiliates	55
Agreement	1
Akin Gump	6
Aircraft	22
Aircraft Lease	22
Anti-Corruption Laws	28
Anti-Money Laundering Laws	29
Antitrust laws	15
Assigning Party	8
Backstop Commitments	4
Backstop Escrow Account	7
Backstop Funding Date	7
Backstop Notes	4
Ballots	3
Bankruptcy Code	1
Bankruptcy Court	1
Business Day	3
CHC Cases	1
Closing	10
Closing Date	10
Code	18
Collective Bargaining Agreements	20
Company	1
Company Intellectual Property	21
Confirmation Order	1
Contract	17
Debtor	1
Debtors	1
Defaulting Investor	9
Defaulting Unfulfilled Commitment Investor	5
Disclosure Schedules	11
Disclosure Statement	34
Disclosure Statement Order	34
DTC	10
Employee Benefit Plan	18
Employee Representatives	20
Environmental Claim	24
Environmental Laws	24
Exchange Act	16
Foreign Proceedings Plan	17
GAAP	16
Government Official	28
Governmental Entity	28
Guarantees	13
Guarantors	13
Hazardous Materials	24
Indebtedness	22
Indemnified Claim	36
Indemnified Claim Proceeding	36
Indemnified Party	35
Indemnifying Party	35
Indenture	13
Intellectual Property	21
Intercreditor Agreement	39
Investor	1
Investor Default	9
Investor Percentages	2
Investor Replacement	9
Investors	1
Joinder	8
Knowledge of the Company	16
Legal Proceeding	50
Liens	14
Losses	35
Material Adverse Effect	11
Material Aircraft Lease	32
Material Contract	27
Materials of Environmental Concern	23
MIP	14
Multiemployer Plan	18
New Credit Facility	38
New Equity	14
Notes	1
Offerees	1
Permits	22
Petition Date	1
PFIC	39
Plan	2
Plan Effective Date	2
Plan Sponsor Investors	6
Plan Support Agreement	2
Proceeding	53
Purchase Notice	4
Purchase Price	1
Put Option Premium	5
Put Option Premium Notes	5
Put Option Premium Triggering Event	6
Related Purchaser	8
Relevant Persons	27
Remaining Backstop Commitment	5
Remaining Commitment Percentage	5
Replacing Investors	9
Requisite Investors	54
Restructuring	2
Right	1
Rights Exercise Period	3
Rights Expiration Time	3
Rights Offering	1
Rights Offering Escrow Account	3
Rights Offering Notes	1
Rights Offering Participants	4
Rights Offering Procedures	2
Sanctioned Party	30
Sanctions	30
Sanctions Authority	29
Satisfaction Notice	4
SEC	11
SEC Documents	16
Secured Notes Claimholders	1
Secured Notes Purchase Price	1
Secured Notes Right	1
Securities Act	1
Security Documents	39
Subscription Agent	3
Tax Returns	24
Term Sheet	2
Transaction Agreements	12
Transaction Expenses	7
Trustee	42
UCC	6
Ultimate Purchaser	8
Unfulfilled Backstop Commitments	5
Unsecured Claimholders	1
Unsecured Purchase Price	1
Unsecured Right	1
Unsubscribed Notes	2

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 11, 2016, (i) among CHC Group Ltd. (as a debtor in possession and a reorganized debtor, as applicable, the “Company”), an exempted company with limited liability under the laws of the Cayman Islands with registered number 213521 and (ii) each of the undersigned parties identified on the signature pages hereto (each an “Investor” and collectively, the “Investors”).

WHEREAS, on May 5, 2016 (the “Petition Date”), the Company and certain of its affiliates (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for relief (the “CHC Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) before the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”);

WHEREAS, subject to the Bankruptcy Court’s entry of a Final Order (as defined in the Plan Support Agreement (as defined below)) confirming the Plan (as defined below) pursuant to section 1129 of the Bankruptcy Code (the “Confirmation Order”), consummation of the Plan, and the other conditions specified in this Agreement, the Company proposes to offer and sell senior secured second lien convertible notes reflecting the terms and conditions set forth in the Term Sheet (as defined below) (the “Notes”) of the Company in the aggregate principal amount of four hundred thirty-three million three hundred thirty-three thousand three hundred and thirty-three dollars ($433,333,333) pursuant to the Plan (as defined below) as part of a rights offering (the “Rights Offering Notes”) with an aggregate purchase price of three hundred million dollars ($300,000,000) (the “Rights Offering”), whereby each holder that is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the Secured Notes Claims (as defined in the Plan Support Agreement) (the “Secured Notes Claimholders”) shall be offered a right (each, a “Secured Notes Right”) to purchase such Secured Notes Claimholders’ pro rata portion (measured as the principal amount of Secured Notes Claims held by such Secured Notes Claimholder as compared to the aggregate amount of Secured Notes Claims) of the Rights Offering Notes in an aggregate principal amount of four hundred and four million four hundred forty-four thousand four hundred and forty-four dollars ($404,444,444) at a purchase price equal to two hundred eighty million dollars ($280,000,000) (the “Secured Notes Purchase Price”) and (ii) an allowed Unsecured Notes Claim (as defined in the Plan Support Agreement) (the “Unsecured Claimholders” and, together with the Secured Notes Claimholders, the “Offerees”) shall be offered a right (each, a “Unsecured Right” and, together with the Secured Notes Right, each, a “Right”) to purchase such Unsecured Claimholder’s pro rata portion (measured as the principal amount of Unsecured Claims held by such Unsecured Claimholder as compared to the aggregate amount of Unsecured Claims) of the Rights Offering Notes in an aggregate principal amount of twenty-eight million eight hundred eighty-eight thousand eight hundred and eighty-nine dollars ($28,888,889) at an aggregate purchase price equal to twenty million dollars ($20,000,000) (the “Unsecured Purchase Price” and, together with the Secured Notes Purchase Price, the “Purchase Price”);

WHEREAS, in order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, each Investor, severally and not jointly, has agreed to subscribe to, on the effective date of the Plan (the “Plan Effective Date”), and the Company agrees to issue to such Investor, at the Purchase Price, such Investor’s percentage, as set forth on Exhibit A (the “Investor Percentages”), of the aggregate principal amount of the Rights Offering Notes minus the Rights Offering Notes purchased on or before the Rights Expiration Time (as hereinafter defined) in the Rights Offering (such remaining Notes, in the aggregate, the “Unsubscribed Notes”);

WHEREAS, subject to the Bankruptcy Court’s entry of the PSA Approval Order (as defined in the Plan Support Agreement), the Company agrees to pay a nonrefundable Put Option Premium (as defined below) as provided herein;

WHEREAS, the Company will conduct the Rights Offering and issue the Notes pursuant to a plan of reorganization to be filed in connection with the CHC Cases, reflecting the terms and conditions set forth in the term sheet attached hereto as Exhibit B (the “Term Sheet”), and on such other terms and conditions that are otherwise reasonably satisfactory to the Requisite Plan Sponsors (as defined in the Plan Support Agreement) and the Debtors (as amended, supplemented or otherwise modified from time to time consistent with the terms of the Term Sheet, the “Plan”);

WHEREAS, certain creditors of the Debtors have entered into a Plan Support Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time and including any annexes, exhibits and schedules, the “Plan Support Agreement”), pursuant to which the supporting parties party thereto have agreed to, among other things, vote in favor of the Plan; and

WHEREAS, subject to the terms of the Plan Support Agreement, the restructuring contemplated by the Term Sheet (collectively, the “Restructuring ”) will be implemented through the Plan to be proposed by the Debtors in the CHC Cases, and the agreements contemplated thereby relating to the existing debt and other obligations of the Debtors.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Investors intending to be legally bound, agree as follows:

1.           The Rights Offering. The Rights Offering will be conducted in accordance with the rights offering procedures attached hereto as Exhibit C (the “Rights Offering Procedures”) and as follows:

(a)          Rights Offering. Subject to the terms and conditions and limitations set forth in this Agreement, including entry of the Rights Offering Order and PSA Approval Order (in each case, as defined in the Plan Support Agreement), (i) the Company hereby undertakes to offer the Rights Offering Notes for subscription by the Offerees pursuant to the Plan as set forth in this Agreement and (ii) in connection with the Rights Offering and the Backstop Commitment, (x) the Company shall exercise its put right to issue and sell to such Investors on the Closing Date (as defined below) and (y) each Investor hereby agrees, on a several and neither joint nor joint and several basis, in such Investor’s capacity as a beneficial holder of the Secured Notes Claims and/or Unsecured Notes Claims, as applicable, to fully exercise all Rights that are issued to such Investor as part of the Rights Offering (provided that the Investors shall not be required to fund the Purchase Price in respect of the Rights Offering Notes into the Rights Offering Escrow Account prior to the Backstop Funding Date (as defined below)) and purchase, and the Company agrees to issue and sell to such Investor and shall issue and sell to such Investor, on the Closing Date (as defined below) all of such Investor’s Rights Offering Notes as so required by the Company at the Purchase Price.

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(b)          Exercise of Rights. In connection with the Plan, the Company shall issue Rights to subscribe for the Rights Offering Notes. Each Offeree as of a record date to be reasonably acceptable to the Company and the Requisite Investors (as defined below) will receive (i) a Secured Notes Right to purchase, at the Purchase Price, up to its pro rata share (measured as the principal amount of Secured Notes Claims held by such Offeree as compared to the aggregate amount of Secured Notes Claims) of the Rights Offerings Notes offered to the Secured Notes Claimholders and (ii) an Unsecured Right to purchase, at the Purchase Price, up to its pro rata share (measured as the principal amount of Unsecured Notes Claims held by such Offeree as compared to the aggregate amount of Unsecured Notes Claims) of the Rights Offering Notes offered to the Unsecured Claimholders. The ballot forms (the “Ballots”) distributed in connection with the solicitation of acceptances of the Plan shall provide a place, or shall be accompanied by a subscription form, whereby each Offeree may exercise its Right in whole or in part. The Rights may be exercised during a period (the “Rights Exercise Period”) specified in the Plan and the Rights Offering Procedures, which period will commence on the date the Ballots are distributed and will end at the Rights Expiration Time. For purposes of this Agreement, the “Rights Expiration Time” means 5:00 p.m. New York City time on the voting deadline under the Plan, or such other date as shall be reasonably acceptable to the Debtors and the Requisite Investors, specified by the Company in a notice provided to the Investors before 9:00 a.m. New York City time on the Business Day before the then-effective Rights Expiration Time. For purposes of this Agreement, “Business Day” means any day of the year on which national banking institutions in New York City are open to the public for conducting business and are not required or authorized to close. The Plan shall provide that in order to exercise a Right, each (x) Offeree shall, prior to the Rights Expiration Time, return a duly executed Ballot (or subscription form), which will include, among other things, an “accredited investor” certification and a provision that such Offeree shall vote any and all of its Secured Notes Claims and/or Unsecured Notes Claims it holds or has the authority to vote against the Debtors in favor of the Plan and shall not object to or vote to reject or impede the Plan, support directly or indirectly such objection or impediment, or otherwise take any actions or commence any proceedings to oppose or seek any modification of the Plan, to the subscription agent for the Rights Offering selected by the Company (the “Subscription Agent”) and (y) Offeree (other than the Investors) shall, prior to the Rights Expiration Time, pay an amount equal to the full Purchase Price for the number of Notes elected to be purchased by such Offeree by wire transfer of immediately available funds prior to the Rights Expiration Time to an escrow account with an escrow agent satisfactory to the Requisite Investors and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Requisite Investors and the Company established for the Rights Offering pursuant to the Rights Offering Procedures (the “Rights Offering Escrow Account”).

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(c)          Rights Offering Participants. On the Closing Date, the Company will issue the Rights Offering Notes to the Offerees with respect to which Rights were validly exercised by such Offerees in accordance with the Rights Offering Procedures and this Agreement (the “Rights Offering Participants”). The Rights Offering Notes shall be issued in minimum denominations of $1.00 and multiples thereof with any fractions rounded down.

(d)          Waiver of Rights Offering Participation. If the Subscription Agent for any reason does not receive from an Offeree (other than the Investors) both a timely and duly completed Ballot (or subscription form, if applicable), and timely payment deposited in the Rights Offering Escrow Account for the Rights Offering Notes being purchased by such Offeree, the Plan shall provide that, unless otherwise approved by the Company and the Requisite Investors, such Offeree shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

(e)          Rights Offering Notices. The Company hereby agrees and undertakes to give the Investors (and their counsel and financial advisors) by email or facsimile transmission, on each Friday during the Rights Exercise Period (beginning on the first full week after the commencement of the Rights Exercise Period) and on each Business Day during the five (5) Business Days prior to the Rights Expiration Time (and any extensions thereto), a written notice setting forth a true and accurate calculation of the aggregate number of Rights known by the Company to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day, or alternatively, the number of Unsubscribed Notes. No later than the fifth (5th) Business Day following the Rights Expiration Time, the Company hereby agrees and undertakes to give the Investors (and their counsel and financial advisors) by email or facsimile transmission, the certification by an authorized signatory of the Company conforming to the requirements specified herein for such certification of either (i) a true and accurate calculation of the number of Unsubscribed Notes, and the aggregate Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Notes, the fact that there are no Unsubscribed Notes and that the Backstop Commitments are terminated (a “Satisfaction Notice”). The Company shall as promptly as practicable provide any written backup, information and documentation relating to the information contained in the Purchase Notice or Satisfaction Notice, as applicable, as any Investor may reasonably request.

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2.           The Backstop Commitments.

(a)          In addition to its obligations under Section 1(a), on the terms and subject to the conditions hereof, each of the Investors, severally and not jointly, agrees to subscribe for and purchase, on the Plan Effective Date, and the Company agrees to put to, sell and issue to such Investor, at the Purchase Price therefor, the (i) Rights Offering Notes and (ii) its Remaining Commitment Percentage of all Unsubscribed Notes as of the Rights Expiration Time, in each case up to the aggregate principal amount set forth opposite such Investor’s name under the column titled “Backstop Commitment Amount” in Exhibit A (the “Backstop Commitments” and, the aggregate amount of Unsubscribed Notes issued to all Investors in accordance with their respective Backstop Commitments pursuant to this Agreement, the “Backstop Notes”); provided, if one or more Investors default in its Backstop Commitment obligations (after having not cured such default within two (2) Business Days after the receipt of a notice from the Company of such default) (such portion of the Unsubscribed Notes which is not subscribed for and purchased by the Defaulting Investor(s) (as defined below), the “Unfulfilled Backstop Commitments”) each of the other Investors, severally and not jointly, agrees to subscribe for and purchase, at an aggregate Purchase Price of up to twenty million dollars ($20,000,000) therefor, its Investor Percentage (as adjusted upwards to eliminate the Investor Percentage of the Defaulting Investor(s)) of the Unfulfilled Backstop Commitments up to an aggregate principal amount of twenty-eight million, eight hundred eighty-eight thousand, eight hundred and eighty-nine dollars ($28,888,889) for all non-Defaulting Investors (for the avoidance of doubt, not up to twenty-eight million, eight hundred eighty-eight thousand, eight hundred and eighty-nine dollars ($28,888,889) per Investor). For the avoidance of doubt, Section 2(j) shall govern the purchase of the Unfulfilled Backstop Commitments in excess of an aggregate principal amount of twenty-eight million, eight hundred eighty-eight thousand, eight hundred and eighty-nine dollars ($28,888,889), (equivalent to an aggregate Purchase Price of up to twenty million dollars ($20,000,000) therefor). An Investor that does not fulfill its obligation to subscribe for and purchase its Investor Percentage of Unfulfilled Backstop Commitments is defined hereunder as a “Defaulting Unfulfilled Commitment Investor.” Promptly upon the expiration of the two (2) Business Day period set forth above, the Company shall send a notice to each non-Defaulting Unfulfilled Commitment Investors specifying the amount of the Unfulfilled Backstop Commitment and such non-Defaulting Unfulfilled Commitment Investor’s pro rata portion of the aggregate Purchase Price it will be required to pay. For purposes of this Agreement, (1) “Remaining Backstop Commitment” means, with respect to each Investor, such Investor’s Backstop Commitment Amount set forth on Exhibit A minus its Rights Offering Notes subscribed to pursuant to the Rights Offering in accordance with Section 1(a) and (2) “Remaining Commitment Percentage” means with respect to each Investor, such Investor’s Remaining Backstop Commitment as a percentage of the total Remaining Backstop Commitment of all Investors.

(b)          Put Option Premium. On the basis of the terms and conditions herein contained, and subject to the entry of the PSA Approval Order, to compensate the Investors for the risk of their undertakings herein and as consideration for the Backstop Commitments, the Company will pay to the Investors, in the aggregate, a nonrefundable aggregate premium payable on the Plan Effective Date in additional Notes (the “Put Option Premium Notes”) in a principal amount of thirty million eight hundred fourteen thousand eight hundred and fifteen dollars ($30,814,815) (the “Put Option Premium”); provided, however, if this Agreement is terminated due to a Put Option Premium Triggering Event (as defined below), the Put Option Premium shall be fully due upon termination of this Agreement and payable in cash in the amount of twenty-one million three hundred thirty three thousand three hundred and thirty three dollars ($21,333,333) in two equal installments of (A) ten million six hundred sixty-six thousand six hundred and sixty-six and 50/100 dollars ($10,666,666.50) in cash payable immediately upon termination of this Agreement and (B) ten million six hundred sixty-six thousand six hundred and sixty-six and 50/100 dollars (10,666,666.50) in cash payable upon the consummation of any plan of reorganization, sale or other restructuring transaction. For the avoidance of doubt, the Put Option Premium will be payable regardless of the aggregate principal amount of Backstop Notes (if any) which are issued. The Put Option Premium shall constitute an administrative expense claim (as defined in Section 101(5) of the Bankruptcy Code) against each of the Debtors which shall be pari passu with all other administrative expenses. The Put Option Premium shall be allocated among the Investors based on the Investor Percentages, which Put Option Premium shall be fully earned, non-refundable and non-avoidable by the Investors upon approval of the Backstop Commitment pursuant to the PSA Approval Order. For the avoidance of doubt, the Put Option Premium may be asserted against each Debtor; provided, if the Put Option Premium is paid in cash in accordance with this Section 2(b), the Investors shall not receive more than twenty-one million three hundred thirty three thousand three hundred and thirty three dollars ($21,333,333) in the aggregate on account of such Put Option Premium paid in cash in connection with the termination of this Agreement.

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(c)          Put Option Premium Triggering Event. The Put Option Premium shall be payable in cash to the Investors as described in Section 2(b) upon the occurrence of any of the following events (collectively, a “Put Option Premium Triggering Event”): (i) any termination of the Backstop Agreement by the Company (except as to any individual Plan Sponsor Investor who is terminated for a breach that is not timely cured under Section 10(b)(i), in which case only such Investor shall not receive his pro rata share of the Put Option Premium) or any termination of the Plan Support Agreement by the CHC Parties with respect to any party thereunder other than the Official Committee of Unsecured Creditors (the “UCC”) (except if one or more of the Plan Sponsors has breached its obligations under the Plan Support Agreement and the Plan Support Agreement is terminated as to such Plan Sponsor individually such that there is not a Backstop Commitment for at least two hundred fifty million dollars ($250,000,000) in respect of the Purchase Price for the Notes (including the amounts related to the Unfulfilled Backstop Commitment and all Investment Replacements)); (ii) any termination of the Plan Support Agreement by the Requisite Plan Sponsors or this Agreement by the Requisite Investors as a result of (x) a breach by the Debtors or the Company, respectively, that is not timely cured or (y) the occurrence under the Plan Support Agreement of a CHC Fiduciary Action (as defined in the Plan Support Agreement); (iii) any termination of the Plan Support Agreement by the Milestone Parties (with respect to themselves), which also results in the termination of the Plan Support Agreement by the Requisite Plan Sponsors; (iv) upon entry of an order of the Bankruptcy Court approving an Alternative Transaction; and (v) any termination of the Plan Support Agreement or this Agreement as a result of the failure to cause the Plan Effective Date to have occurred by the outside date set forth in Section 6(a)(ii)(H) of the Plan Support Agreement or Section 10(a)(ii)(H) (provided, that the Put Option Premium under this clause (v) shall not be payable to any Investor that is in breach of this Agreement, which breach would permit the Company to terminate this Agreement with respect to such Investor under Section 10(b)(i) or to any of the Investors to the extent that there is not a Backstop Commitment for at least two hundred fifty million dollars ($250,000,000) in respect of the Purchase Price for the Notes (including the amounts required related to the Unfulfilled Backstop Commitment and all Investment Replacements)).

(d)          Integral Provisions. The provisions for the payment of the Put Option Premium, Transaction Expenses (as defined below) and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Investors would not have entered into this Agreement, and the Put Option Premium, Transaction Expenses and the indemnification provided herein shall constitute allowed administrative expense claim of the Debtors’ estates.

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(e)          Transaction Expenses. The Debtors shall pay all reasonable and documented fees, costs and expenses of (x) the Investors which are Plan Sponsors (as defined in the Plan Support Agreement) (the “Plan Sponsor Investors”), for any and all reasonable and documented, fees, costs and expenses (including all reasonable fees and expenses of Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), Walkers, Houlihan Lokey Capital, Inc. and any other counsel (including necessary local counsel and regulatory counsel), financial advisors, consultants and other professionals of the Plan Sponsor Investors (retained with the reasonable consent of the Company), which, for the avoidance of doubt shall include such other advisors retained by the Plan Sponsors and counsel to the Secured Notes Trustee (as defined in the Plan Support Agreement)), and (y) for the other Investors up to a maximum aggregate amount, without duplication of the fees, costs and expenses to be reimbursed to the Individual Creditor Parties (as defined in the Plan Support Agreement) as required under the Plan Support Agreement, of $150,000, whether incurred directly or by any of its or their counsel, financial advisors, consultants or other professionals) whenever incurred or invoiced (collectively, “Transaction Expenses”) on a regular and continuing basis within two (2) Business Days following fifteen (15) days after delivery of an invoice to the Debtors (redacted for privilege and work product), each in accordance with the agreements between the Debtors and the applicable firm, without any requirement for Bankruptcy Court review or further Bankruptcy Court order. The Debtors shall have ten (10) days following their receipt of any invoices to review and object to the reasonableness of the fees and expense included in such invoice. If any such objection is not resolved within ten (10) days after such objection is interposed, a hearing with respect thereto shall be conducted at a regularly scheduled omnibus hearing in the CHC Cases, provided, that the Debtors shall pay any undisputed portion of such fees, costs and expenses on the first Thursday following fifteen (15) days after the initial presentment of such invoices. To the extent not previously paid pursuant to the Cash Collateral Orders (as defined in the Plan Support Agreement) or the PSA Approval Order, the Debtors shall pay all accrued and unpaid Transaction Expenses, including estimated amounts, through the Plan Effective Date on the Plan Effective Date in cash. Transaction Expenses invoiced after the Plan Effective Date shall be paid promptly by the Company and its subsidiaries following receipt of invoices therefor.

(f)          Purchase Notice. On the Closing Date, the Investors will purchase, and the Company will sell, only such number of Unsubscribed Notes as are listed in the Purchase Notice, without prejudice to the rights of the Company or the Investors to seek later an upward or downward adjustment if the number of Unsubscribed Notes in such Purchase Notice is inaccurate.

(g)          Delivery of the Rights Offering Notes and Backstop Notes; Backstop Escrow Account. Delivery of the Rights Offering Notes and Backstop Notes will be made by the Company to the respective Investors on the Closing Date against payment of the aggregate Purchase Price for the Rights Offering Notes and Backstop Notes by wire transfer of immediately available funds from the Rights Offering Escrow Account and the escrow account to which such Investor shall deliver and pay its Investor Percentage of the aggregate Purchase Price for the Backstop Notes (the “Backstop Escrow Account”) in accordance with Section 2(k), respectively. The Backstop Escrow Account shall be established with an escrow agent satisfactory to the Requisite Investors and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Requisite Investors and the Company, which escrow agent may be the same escrow agent serving as escrow agent for the Rights Offering Escrow Account, and the Backstop Escrow Account need not be separate from the Rights Offering Escrow Account.

(h)          Backstop Funding Date; Backstop Escrow Account and Rights Offering Escrow Account Investor Funding. No later than twenty-four (24) hours prior to the proposed Plan Effective Date (the “Backstop Funding Date”), each Investor shall deliver and pay its Investor Percentage of the aggregate Purchase Price for such Investor’s Backstop Notes by wire transfer in immediately available funds in U.S. dollars into the Backstop Escrow Account in satisfaction of such Investor’s Backstop Commitment. An Investor shall also pay the aggregate Purchase Price to satisfy any Unfulfilled Backstop Commitments or as a Replacing Investor into the Backstop Escrow Account and, to the extent not previously paid, pay an amount equal to such Investor’s full Purchase Price for the Rights Offering Notes to the Rights Offering Escrow Account. The funds held in the Backstop Escrow Account and the Rights Offering Escrow Account shall be released to the Investors, and each Investor shall receive from the Backstop Escrow Account and the Rights Offering Escrow Account the cash amount actually funded to the Backstop Escrow Account and the Rights Offering Escrow Account by such Investor promptly following the termination of this Agreement in accordance with its terms.

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(i)           Designation and Assignment Rights.

(i)          Each Investor shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of its Rights Offering Notes, Backstop Notes or Put Option Premium Notes to be issued in the name of and delivered to (x) its affiliates and any investment funds or separately managed funds or accounts or sub-accounts which such Investor or its affiliates controls, manages, advises or sub-advises (a “Related Purchaser”) or (y) other Investor, which notice of designation shall (i) be addressed to the Company and signed by such Investor and the Related Purchaser or other Investor, as applicable, (ii) specify the aggregate principal amount of Rights Offering Notes, Backstop Notes or Put Option Premium Notes to be delivered to or issued in the name of each such Related Purchaser or other Investor, as applicable and (iii) if designated to a Related Purchaser, attach an executed joinder of the Related Purchaser pursuant to which the Related Purchaser will agree to be bound by this Agreement and the Plan Support Agreement. No designation pursuant to this Section 2(i)(i) shall relieve such Investor from its obligations under this Agreement (including the obligation to fund its Backstop Commitment).

(ii)         Additionally, in the event that any Investor (an “Assigning Party”) sells, assigns or otherwise transfers all or any portion of its Secured Notes Claim or its Unsecured Notes Claim to (i) another Investor or a Related Purchaser of another Investor or (ii) a Related Purchaser of the Assigning Party (each such Investor or Related Purchaser, an “Ultimate Purchaser”), in each case, it shall as a condition precedent to such sale, assignment or transfer, cause such Ultimate Purchaser (other than an Investor or any other Person that is party to this Agreement and the Plan Support Agreement or executed a joinder pursuant to which such Person will agree to be bound by this Agreement and the Plan Support Agreement (a “Joinder”)) to agree in writing to be bound by this Agreement and the Plan Support Agreement, including, for the avoidance of doubt, the Ultimate Purchaser agreeing to assume the Assigning Party’s pro rata share of the Backstop Commitment associated with such transfer of the Assigning Party’s Secured Notes Claim or Unsecured Notes Claim, as applicable, by executing and delivering to the parties hereto a Joinder and such Ultimate Purchaser shall be entitled to the benefits of this Agreement, including the Put Option Premium; provided, that such Assigning Party shall provide written notice to the Company and each other Investor in advance of such transfer (other than a transfer to another Investor or any other Person that has already executed a Joinder) and no later than two (2) Business Days prior to the Closing Date. Each Investor or Ultimate Purchaser agrees that any transfer of any Secured Notes Claim or Unsecured Notes Claim that does not comply with the terms and procedures set forth in this Section 2(i)(ii) shall be deemed void ab initio. After a Right has been exercised, the underlying Secured Notes Claim or Unsecured Notes Claim will cease to be transferrable, and the holder of such Secured Notes Claim or Unsecured Notes Claim shall not transfer any such Secured Notes Claim or Unsecured Notes Claim unless such holder transfers with such Secured Notes Claim or Unsecured Notes Claim the right to receive the proceeds of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities. No sale, assignment or transfer pursuant to this Section 2(i)(ii) shall relieve such Investor from its obligations under this Agreement (including the obligation to fund its Backstop Commitment).

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(j)           Investor Default; Put Option Premium Allocation.

(i)          Subject to Section 2(a), if an Investor defaults (a “Defaulting Investor”) in its Backstop Commitment obligations (an “Investor Default”) without curing such default within two (2) Business Days following receipt of notice provided by the Company to such Defaulting Investor, the Company shall promptly provide after the expiration of such two (2) Business Day-period, written notice to all Investors substantially concurrently of such Investor Default, and the Investors (other than any Defaulting Investor) or their designees shall have the right, but not the obligation, within ten (10) Business Days after the expiration of such cure period, to make arrangements for one or more of the Investors (other than the Defaulting Investor) or their designees to purchase all or any portion of such Defaulting Investors’ Backstop Commitment obligations (such purchase, a “Investor Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Investors or their designees electing to make such an Investor Replacement, or, if no such agreement is reached, in proportion to the respective Investor Percentages of such Investors who are willing to purchase an Investor Replacement (such Investors, the “Replacing Investors”); provided that the provisions of Section 2(a) and not this Section 2(j)(i) shall apply with respect to the first twenty million dollars ($20,000,000) in aggregate Purchase Price of Unfulfilled Backstop Commitments, which Purchase Price is equivalent to twenty-eight million eight hundred eighty-eight thousand eight hundred and eighty-nine dollars ($28,888,889) in aggregate principal amount of Notes.

(ii)         If an Investor funds its Backstop Commitment (and satisfies its pro rata portion of the Unfulfilled Backstop Commitment, if any), such Investor shall be entitled to its pro rata portion of the Put Option Premium.  If the Rights Offering is not consummated, such Investor shall be entitled to its pro rata portion of the Put Option Premium paid in cash pursuant to Section 2(b). For the avoidance of doubt, a Defaulting Investor shall not be entitled to any portion of the Put Option Premium and the portion of such Put Option Premium it would have received shall be allocated among those Investors that effectuate an Investor Replacement in proportion to the amount of the Investor Replacement they each fund (taking into account the satisfaction of the Unfulfilled Backstop Commitment), and any Notes purchased in accordance with Section 2(b) or this Section 2(j) in satisfaction of the Unfulfilled Backstop Commitment or by a Replacing Investor, respectively, shall be included in the determination of such Replacing Investor’s pro rata share of the Put Option Premium paid for in the form of Put Option Premium Notes as provided in Section 2(b).

(iii)        Nothing in this Agreement shall be deemed to require an Investor to purchase more than its Remaining Backstop Commitment of the Unsubscribed Notes, except as provided in Section 2(a).

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(iv)        For the avoidance of doubt, no provision of this Agreement shall relieve any Defaulting Investor or Defaulting Unfulfilled Commitment Investor from liability hereunder, or limit the availability of the remedies set forth herein, in connection with any such Defaulting Investor’s Investor Default or Defaulting Unfulfilled Commitment Investor’s failure to satisfy its pro rata portion of the Unfulfilled Backstop Commitment.

(k)          Closing.

(i)          Subject to Section 7 and Section 8, unless otherwise agreed in writing between the Company and the Requisite Investors, the closing of the Backstop Commitments (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, at 10:00 a.m., New York City time, on the date (which date shall be extended to take into account the cure periods under Sections 2(a) and Section 2(j)(i) on which all of the conditions set forth in Section 7 and Section 8 shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

(ii)         At the Closing, the funds held in the Backstop Escrow Account shall be released and utilized as set forth in accordance with the Plan.

(iii)        At the Closing, the Rights Offering Notes, the Backstop Notes and the Put Option Premium Notes will be issued and delivered by the Company to the account of each Investor (or to such other accounts as any Investor may designate in accordance with this Agreement) against the payment of the aggregate Purchase Price for the Rights Offering Notes and Backstop Notes of such Investor. The Company shall use its commercially reasonable efforts to make the Notes issued to (x) holders that are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of the Rule 501 of Regulation D under the Securities Act) be registered in the name of Cede & Co., as a nominee for The Depository Trust Company (“DTC”), and evidenced by global securities held on behalf of members or participants in DTC as nominees for the Investors, and the Notes issued to (y) other holders be in the form of physical certificates, in registered form on the books and records of the Company or its designee, or in book entry form through DTC if so permitted. Notwithstanding anything to the contrary in this Agreement, subject to Section 1146(a) of the Bankruptcy Code, all Notes will be delivered with all taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company only if such delivery is made to an Investor.

(iv)        Notwithstanding anything herein to the contrary, but subject to the satisfaction of the conditions set forth in Section 7 (unless waived by the Requisite Investors), if one or more Investors default in their Backstop Commitment obligations, the Company may elect to consummate the transactions contemplated hereby and the Plan on the Plan Effective Date so long as at least two hundred fifty million dollars ($250,000,000) of cash (including the amounts required to be deposited to purchase the Unfulfilled Backstop Commitment and in respect of all Investment Replacements) in the aggregate shall have been deposited in the Rights Offering Escrow Account and Backstop Escrow Account, as the aggregate Purchase Price for the Notes in an aggregate principal amount of at least three hundred sixty-one million, one hundred and eleven thousand one hundred and eleven dollars ($361,111,111) on the Plan Effective Date. An election by the Company not to consummate the transactions contemplated hereby and the Plan on the Plan Effective Date under the circumstances described in this Section 2(k)(iv) shall not in any way limit the obligation of the Company to pay the Put Option Premium to the Investors in cash on the terms set forth in this Agreement.

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3.           Representations and Warranties of the Company. Except (i) as disclosed in forms, reports, schedules, certifications, prospectuses, and registration, proxy and other statements filed with the Securities and Exchange Commission (“SEC”) by the Company since December 31, 2014 and prior to the date of this Agreement, (ii) set forth in the schedules (the “Disclosure Schedules”) provided to the Investors or their advisors on or prior to the date of this Agreement or (iii) as disclosed in any first day affidavits filed by the Debtors with respect to the CHC Cases, the Company represents and warrants to the Investors as set forth below. Notwithstanding the foregoing, the only representations and warranties made by the Company in respect of all aircraft equipment owned or leased by any of the Company or any of its subsidiaries are the representations and warranties set out in Sections 3(v), (x), (y), (gg) and (jj).

(a)          Organization and Qualification. Other than as a result of the filing of the CHC Cases, the Debtors and each other material subsidiary of the Company is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its formation and has the requisite power and authority to own its properties and to carry on its business as now conducted. The Debtors and each other material subsidiary of the Company is duly qualified or authorized to do business and is in good standing (or the equivalent thereof) under the laws of each jurisdiction in which its ownership and leasing of property or the conduct of its business requires it to be so qualified or authorized , except where the failure to be so qualified, authorized or in good standing would not be reasonably likely to result in a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means (i) a material adverse effect on, or is reasonably likely to be materially adverse to, the business, assets, properties, results of operations or financial condition of the Debtors (taken as a whole) or (ii) a material adverse effect on the ability of the Debtors to consummate the transactions contemplated by this Agreement, the Plan Support Agreement or the Plan, other than, with respect to clauses (i) and (ii), the effect: (A) of any change in the United States or foreign economies or securities or financial markets in general; (B) of any change that generally affects any industry in which the CHC Parties operate; (C) of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions; (D) of any changes in accounting rules; (E) resulting from the filing of the CHC Cases or any reasonably anticipated effects thereof; (F) resulting from the public announcement of this Agreement or the Plan Support Agreement, compliance with terms of this Agreement, the Plan Support Agreement or the consummation of the transactions contemplated hereby or thereby; (G) resulting from any act or omission of any of the CHC Parties taken with the prior written consent of the Requisite Plan Sponsors; (H) any change in the market price or trading volume of any security of a Debtor; or (I) any failure, in and of itself, of the CHC Parties to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates of earnings or revenues or business plans; provided; however that the exception provided in clauses (H) and (I) shall not prevent or otherwise affect a determination that any effect underlying such change or failure has resulted in or contributed to a Material Adverse Effect and with respect to clauses (B), (C) and (D), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred to the extent such effects disproportionately affect the Debtors (taken as a whole) relative to other companies operating in the same industry as the Debtors.

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(b)          Power and Authority.

(i)          The Company has the requisite company power and authority to enter into, execute and deliver this Agreement and, subject to entry of the (A) PSA Approval Order, to perform its obligations hereunder and under the Plan Support Agreement (except for such obligations that are specified in each such agreement as becoming effective immediately upon execution by the Company and the other Debtors) and (B) the Confirmation Order and consummation of the Plan, if applicable and requiring approval of the Bankruptcy Court, the definitive documents to consummate the Restructuring, including the issuance of the Rights and the Notes. The Company has taken all necessary company action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights and the Notes and all other agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement and such other agreements, collectively, the “Transaction Agreements”).

(ii)         Each Debtor has the requisite power and authority (corporate or otherwise) to execute the Plan and to file the Plan with the Bankruptcy Court and, subject to entry of the PSA Approval Order, Confirmation Order and consummation of the Plan, as applicable, to perform its obligations thereunder and under the applicable Transaction Agreements to which it is a party, and will have taken all necessary company action required for the due authorization, execution, delivery and performance by it of the Plan and under the applicable Transaction Agreements.

(iii)        Subject to the entry of the PSA Approval Order and the Confirmation Order, if applicable and requiring approval of the Bankruptcy Court, each other Debtor has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to entry of the applicable orders of the Bankruptcy Court, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the Restructuring have been or will be duly authorized by all requisite action (corporate or otherwise) on behalf of each other Debtor party thereto, and no other proceedings on the part of any other Debtor party thereto are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the Restructuring.

(c)          Execution and Delivery; Enforceability.

(i)          This Agreement has been, and each other Transaction Agreements (other than the Security Documents and the Notes), upon the execution and delivery thereof, will be, duly and validly executed and delivered by the Company or the applicable Debtors (as guarantors or otherwise) and, assuming due authorization, execution and delivery by the Investors to this Agreement or the applicable counterparties to the other Transaction Documents, and subject to entry of the PSA Approval Order, Confirmation Order and consummation of the Plan, if applicable, constitutes or will constitute the valid and binding obligation of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

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(ii)         The Plan will be duly and validly filed with the Bankruptcy Court by the Debtors in accordance with Section 5(a) and the Plan Support Agreement and, upon entry of the Confirmation Order and consummation of the Plan, will constitute the valid and binding obligation of the Debtors, enforceable against the Debtors in accordance with its terms.

(iii)        Subject to the requirements of applicable local laws, each Security Document, when executed and delivered in connection with the issuance of the Notes, will be effective to create in favor of the collateral agent under the indenture for the Notes (the “Indenture”) for the benefit of itself, the trustee under the Indenture and the holders of the Notes, a legal, valid and enforceable security interest in the collateral described therein except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealings. Upon completion of the delivery, filing and other actions specified in the relevant Security Documents, the collateral agent under the Indenture shall have a fully perfected second priority Lien on, and security interest in, all right, title and interest of the Company and the guarantors under the Indenture (the “Guarantors”) in such collateral (to the extent a security interest in such collateral can be perfected through taking of such actions), as security for the obligations under the Indenture.

(iv)        The Notes to be purchased by the Investors and the Rights Offering Participants from the Company will (A) on the Closing Date, be in the form contemplated by the Indenture governing such Notes, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture governing such Notes and (B) at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture governing such Notes and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company. The guarantees by the Guarantors (the “Guarantees”) on the Closing Date when issued will be in the respective forms contemplated by the Indenture governing such Guarantee and have been duly authorized for issuance pursuant to the Indenture governing such Guarantee; the Guarantees, at the Closing Date, have been duly executed by each of the Guarantors and, when the applicable Notes have been authenticated in the manner provided for in the Indenture governing such Guarantee and issued and delivered against payment of the purchase price therefor, such Guarantee will constitute a valid and binding agreement of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms.

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(d)          Reorganized Company Capital.

(i)          On the Plan Effective Date, (i) the limited liability company interests of the reorganized Company will consist of the issued and outstanding membership interests as set forth in the operating agreement of the reorganized Company filed as part of a supplement to the Plan, (ii) no New Equity will be held by the Company in its treasury, (iii) membership interests will be available for issuance upon conversion of the Notes and exercise of options and other rights to purchase or acquire membership interests granted in connection with the management incentive plan (“MIP”) and any other employment arrangement approved by the managers or other governing body of the reorganized Company, the material terms of which shall be set forth in a supplement to the Plan and (iv) no warrants to purchase membership interests will be issued and outstanding. For the avoidance of doubt, the membership interests of the Company will be sufficient to accommodate any and all issuance of New Equity upon conversion of the Notes. For purposes of this Agreement, “New Equity” means the membership interests of either (x) CHC Group Ltd., as reorganized pursuant to the Plan or (b) such other newly formed entity, whose corporate form and jurisdiction of incorporation shall be determined in accordance with the Term Sheet and the Plan, to be issued on the Plan Effective Date.

(ii)         As of the Plan Effective Date, all issued and outstanding New Equity will have been duly authorized and validly issued and will be fully paid and non-assessable, and upon the issuance and delivery of the Notes in accordance with the Indenture, the Notes will be convertible upon the terms set forth in the Indenture and the Notes, and such New Equity shall have been duly authorized and available for issuance upon conversion of the Notes by all necessary company action and, when issued upon such conversion in accordance with the terms of the Notes and the Indenture, will be validly issued and will be fully paid and non-assessable and free and clear of any mortgage, deed of trust, pledge, option, power of sale, retention of title, right of pre-emption, right of first refusal, hypothecation, security interest, encumbrance, claim, Lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing (“Liens”) under the Company’s limited liability company agreement and (except as set forth in the registration rights agreement, the corporate governance documents and under Cayman law) the issuance of such membership Interests upon such conversion will not be subject under any other agreement to the preemptive or other similar rights of any securityholder of the Company.

(iii)        Except as set forth in this Section 3(d), as of the Plan Effective Date, no membership interest or other equity securities or voting interest in the reorganized Company will have been issued, available for issuance or outstanding.

(iv)        Except as described in this Section 3(d) and except as set forth in the Plan, Disclosure Statement, the registration rights agreement, the corporate governance documents, the Indenture and the Notes or any employment agreement and the MIP, or except as set forth in Schedule 3(d) to the Disclosure Schedules, as of the Plan Effective Date, neither the Company nor any of its subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any of its subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any New Equity of, or other equity or voting interests in, the Company or any of its subsidiaries or any security convertible or exercisable for or exchangeable into any membership interests of, or other equity or voting interest in, the Company or any of its subsidiaries, (ii) obligates the Company or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the transfer of any membership interests of the Company or any of its subsidiaries or (iv) relates to the voting of any membership interest of the Company.

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(e)          No Conflict. Other than as a result of the filing of the CHC Cases, the distribution of the Rights, and, subject to entry of the Confirmation Order and consummation of the Plan, the sale, issuance and delivery of the Notes, the consummation of the Rights Offering by the Company, the sale, issuance and delivery of the Unsubscribed Notes pursuant to the terms hereof, and the execution and delivery (or, with respect to the Plan, the filing with the Bankruptcy Court) by the Company of this Agreement, the Transaction Agreements and the Plan and compliance by it with all of the provisions hereof and thereof and the consummation of the Restructuring (including compliance by the Investors with their respective obligations hereunder and thereunder): (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent expressly provided in or contemplated by the Plan, in the acceleration of, or the creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Debtor is a party or by which any Debtor is bound or to which any of its properties or assets is subject; (ii) will not result in any violation of the provisions of the organizational documents of the Company or its subsidiaries; and (iii) assuming the accuracy of the Investors’ representations and warranties in Section 4, will not result in any violation of, or any termination or material impairment of any rights under, any law, statute, subject to compliance with Antitrust laws, or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any Debtor or any of its properties, except in any such case described in clause (i) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(f)          Consents and Approvals. Assuming the accuracy of the Investors’ representations and warranties in Section 4, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties is required for the distribution of the Rights, the sale, issuance and delivery of the Notes upon exercise of the Rights, the issuance, sale and delivery of Unsubscribed Notes to the Investors hereunder, the consummation of the Rights Offering by the Company and the execution and delivery by the Company of this Agreement or the Plan and performance of and compliance by it with all of the provisions hereof and thereof (including payment of the Put Option Premium and Transaction Expenses of the Investors, as applicable, as required hereby) and the consummation of the Restructuring, except (i) the entry of the Confirmation Order and the PSA Approval Order, if applicable, (ii) any applicable filings under Antitrust laws, if required, and (iii) such consents, approvals, authorizations, registrations or qualifications required for the transactions contemplated by this Agreement the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Antitrust laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and any similar law enforced by any governmental antitrust entity of any jurisdiction (foreign or domestic) regarding pre-acquisition notifications for the purpose of competition reviews of mergers and acquisitions, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other applicable laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

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(g)          Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) since January 1, 2016 and prior to the date of this Agreement (the “Exchange Act Documents”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of the dates indicated and the results of their operations and their cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Exchange Act Documents).

(h)          SEC Documents. The Company has filed all required reports, proxy statements, forms, and other documents with the SEC since December 31, 2015 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act and the Exchange, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the SEC Documents.

(i)           No Violation. No Debtor is, except as a result of the CHC Cases or as disclosed prior to the date of this Agreement in the Exchange Act Documents, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation, that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(j)           Legal Proceedings. Except in respect of the CHC Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge, after reasonable inquiry, of the individuals set forth on Schedule 3(j) to the Disclosure Schedules, (the “Knowledge of the Company”), threatened (including “cease and desist” letters), against, nor any outstanding judgment, order, writ or decree against, the Company or any of its subsidiaries or any of its or their respective assets before or by any Governmental Entity, which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect..

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(k)          No Other Proceedings. Other than the Scheme of Arrangement in the Cayman Islands and the insolvency proceedings in Canada, the detailed terms of which have been disclosed by the Debtors to the Plan Sponsor Investors on or prior to the date of this Agreement (the “Foreign Proceedings Plan”), which proceedings in the Cayman Islands and Canada shall require the consent of the Requisite Plan Sponsors to be modified in a manner inconsistent with the Foreign Proceedings Plan, there are no other foreign insolvency proceedings or approvals necessary in connection with the Restructuring or that are required in order to consummate the Restructuring.

(l)          No Broker’s Fees. Except for agreements with PJT Partners LP with respect to the Debtors (and not the Investors), neither the Company nor any of its subsidiaries is a party to any binding agreement, contract, instrument or arrangement, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent or memorandum of understanding, and any amendments thereto (each, a “Contract”), with any person that would give rise to a valid claim against a Debtor or the Investors for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Rights or the Notes.

(m)         Arm’s-Length. The Company acknowledges and agrees that (i) each of the Investors is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offerings) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries and (ii) no Investor is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

(n)          No Material Adverse Effect. Since July 31, 2016, (i) there has been no event, development, occurrence or change that has occurred or exists that would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

(o)          [Reserved.]

(p)          Compliance with Laws. Subject to the requirements of applicable local laws and other than as a result of the filing of the CHC Cases, (i) the Company is not in violation of its Second Amended and Restated Memorandum and Articles of Association, and (ii) no subsidiary of the Company is in violation of its respective charter or bylaws or similar organizational document in any material respect. Neither the Company nor any of its subsidiaries is in violation of any law or any judgment, order, award, injunction, writ, permit, license or decree (“Order”) of any (a) any national, federal, state, county, municipal, local or foreign or supranational government, or other political subdivision thereof, (b) any entity exercising executive, legislative, judicial, regulatory, tribunal, taxing or administrative functions, and (c) any arbitrator or arbitral body or panel, department, ministry, instrumentality, agency, court, commission or body of competent jurisdiction, which would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect

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(q)          Securities Registration Exemption. Assuming the truth and accuracy of the representations of each Investor set forth in this Agreement in Sections 4(g) to (k) and each Offeree in the Ballot (or subscription form), the issuance of the Notes in the manner contemplated by the Disclosure Statement shall be exempt from registration pursuant to Section 4(a)(2) under the Securities Act and/or Regulation D thereunder.

(r)           Employer Plans.

Except as set forth in Schedule 3(r) to the Disclosure Schedules or except as would not, individually or in the aggregate, result in a Material Adverse Effect:

(i)          each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) maintained for current or former employees of the Company or any of its subsidiaries or any other person with whom the Company is considered a single employer under Section 414 of the Internal Revenue Code (the “Code”) or Title IV of ERISA, to which the Company or any of its subsidiaries is required to contribute, including any pension, profit-sharing, retirement, death, disability, supplemental retirement, welfare benefit, retiree health, life insurance, compensation, employment, change in control, bonus, equity or equity-based compensation, retention, severance, termination, deferred compensation or other similar agreement, arrangement, plan, policy or program that the Company or any of its subsidiaries, maintains, sponsors, contributes to, is a party to, or as to which Company or any of its subsidiaries otherwise has any material obligation or material liability, but excluding (x) any multiemployer plan (as defined in Section 3(37) of ERISA) that is maintained in the United States and (y) any non-U.S. defined-benefit pension plan (other than plans that are mandated by applicable Law and administered by a Governmental Entity) in the case of each of clauses (x) and (y), for the benefit of employees of multiple unrelated employers and to which Company or any of its subsidiaries contributes or is required to contribute and which is not maintained or administered by Company or any of its subsidiaries (a “Multiemployer Plan”) (other than any plan to which any of the Company or its subsidiaries contributes (or has an obligation to contribute) pursuant to applicable law and that is sponsored or maintained by a Governmental Entity) (an “Employee Benefit Plan”) complies with, and has been operated and administered in compliance with its terms and all applicable laws;

(ii)         with respect to any Employee Benefit Plan, no actions, Liens, lawsuits, claims or complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) are pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, Liens, lawsuits, claims or complaints;

(iii)        to the Knowledge of the Company, (x) none of the Employee Benefit Plans are presently under audit or examination, nor is a potential audit or examination reasonably anticipated, by the IRS, the Department of Labor or any other Governmental Entity and (y) to the Knowledge of the Company, no event has occurred with respect to an Employee Benefit Plan which would reasonably be expected to result in a liability of any of the Company or its subsidiaries to any Governmental Entity;

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(iv)        all contributions and premiums required to have been paid by the Company or any of its subsidiaries to any Contract or other funding arrangement, or pursuant to any applicable law (including ERISA and the Code and similar provisions of non-U.S. law) or collective bargaining or similar agreements have been paid within the time prescribed by any such plan, agreement or applicable law;

(v)         no Employee Benefit Plan provides for reimbursement or gross-up of any excise tax under Section 409A or Section 4999 of the Code;

(vi)        the Company and its subsidiaries are in compliance with any and all requirements of the Patient Protection and Affordable Care Act, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service, the Department of Labor or the Department of Health and Human Services (the “ACA”) and no condition exists that would reasonably be expected to present a risk to any of the Company or its subsidiaries of incurring any tax, penalty or other liability under the ACA;

(vii)       each Employee Benefit Plan that is an underfunded pension plan or other retirement plan subject to minimum funding standards under applicable law, satisfies such standards, as applicable, no waiver of such funding has been sought or obtained, and no Governmental Entity has issued, or, to the Knowledge of the Company, would reasonably be expected to issue, any contribution notices or financial support directions in respect of such an Employee Benefit Plan;

(viii)      (x) none of the Company or its subsidiaries has incurred any unsatisfied liability (including withdrawal liability) in respect of any Multiemployer Plan and (y) no liability under Title IV or Sections 302, 303 or 304 of ERISA or Sections 412, 430 or 431 of the Code or similar provisions of non-U.S. law has been incurred by any of the Company or its subsidiaries, and no condition exists that would reasonably be expected to present a risk to any of the Company or its subsidiaries of incurring any such liability, including as a consequence of being considered a single employer with any other person under Section 414 of the Code or Title IV of ERISA or a similar provision of non-U.S. law; and

(ix)         neither the execution of, nor the completion of the transactions contemplated by, this Agreement (whether alone or in connection with any other event(s)), will result in (i) severance pay or an increase in severance pay upon termination after the date hereof to any current or former employee of any of the Company or its subsidiaries, (ii) any payment or benefit becoming due, or increase in the amount of any payment or benefit due, to any current or former employee, director or independent contractor of any of the Company or its subsidiaries or (iii) acceleration of the time of payment or vesting or result in funding of compensation or benefits to any current or former employee, director or independent contractor of any of the Company or its subsidiaries.

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(s)          Labor Relations.

(i)          Except as set forth in Schedule 3(s) to the Disclosure Schedules or except as would not, individually or in the aggregate, result in a Material Adverse Effect, (x) no labor strike, slowdown, work stoppage, picketing, leafleting, sit-in, boycott, material labor dispute, lockout, concerted refusal to work overtime or similar form of organized labor disruption directed at the Company or any of its subsidiaries is in effect or, to the Knowledge of the Company, threatened with respect to employees of any of the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has experienced any such labor controversy, dispute or organized labor disruption within the past two years, and (y) no unfair labor practice charge is pending against the Company or any of its subsidiaries before the National Labor Relations Board or any similar local, state, or federal agency or office, or to the Knowledge of the Company are any such charges threatened against the Company or any of its subsidiaries.

(ii)         No inspection, action, complaint, charge, inquiry, investigation, employment-related audit, labor-related audit, suits, claims, arbitrations, demands, notice of non-compliance or proceedings by or on behalf of any current or former employee, labor organization (including any union or works council) or other appointed, elected, identified, or recognized representative of the employees of any of the Company or any of its subsidiaries (including persons employed jointly by such entities with any other staffing or other similar entity) is pending or, to the Knowledge of the Company, threatened that has had or would reasonably be expected to result in a Material Adverse Effect.

(iii)        The Company has, prior to the entry into this Agreement, made available to the Investors or their advisors, or provided an opportunity to review, true and complete copies of all written collective agreements and all written material memoranda of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description (“Collective Bargaining Agreements”), that have been entered into between or that involve or apply to the Company or any of its subsidiaries and/or any Employee Representative (as defined herein) applicable to persons employed by the Company or any of its subsidiaries in effect as of the date of this Agreement and the status of any negotiations with any labor organization, works council, workers’ committee, union representatives or any other type of employees’ representatives appointed, elected, identified or recognized for collective bargaining purposes (collectively “Employee Representatives”) ongoing as of the date of this Agreement. Prior to the date of this Agreement, the Company provided a list to the Investors or their advisors of any jurisdiction in which the employees of the Company or any of its subsidiaries are represented by an Employee Representative and, to the Knowledge of the Company, no other union organizing efforts or Employee Representatives’ elections or similar form of activity is ongoing at the Company or any of its subsidiaries or, to the Knowledge of the Company, are threatened with respect to any such employees. Except as set forth in Schedule 3(s) to the Disclosure Schedules or except as does not constitute a Material Adverse Effect, neither the Company nor any of its subsidiaries is subject to any obligation (whether pursuant to Law or Contract) to notify, inform and/or consult with, or obtain consent from, any Employee Representative regarding the transactions contemplated by this Agreement prior to entering into this Agreement.

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(iv)        The Company and each of its subsidiaries has complied in all respects with all applicable Laws relating to labor and employment including but not limited to all applicable Laws relating to the payment of wages, salaries, fees, commissions, bonuses, overtime pay, holiday pay, sick pay, benefits and all other compensation, remuneration and emoluments due and payable to such employees under any Company Plan or any applicable Collective Bargaining Agreement or Law, collective bargaining, reductions in force, equal employment opportunities, working conditions, employment discrimination, harassment, civil rights, safety and health, disability, employee benefits, employee classification, workers’ compensation, immigration, family and medical leave, and the collection and payment of withholding or social security taxes, except to the extent that any noncompliance does not constitute a Material Adverse Effect and, for the avoidance of doubt, except for any payments that are not permitted by the Bankruptcy Court or the Bankruptcy Code.

(t)           Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect (i) to the Knowledge of the Company, the Company and its subsidiaries own, free and clear of all Liens (other than licenses to Intellectual Property granted in the ordinary course of business), all worldwide intellectual and industrial property rights, including patents, utility models, trademarks, service marks, trade names, corporate names, trade dress, domain names, and other source indicators (and all goodwill relating thereto), copyrights and copyrighted works, inventions, know-how, trade secrets, methods, processes, formulae, technical or proprietary information, and technology and all registrations, applications, renewals, re-examinations, re-issues, divisions, continuations, continuations-in part and foreign counterparts thereof (“Intellectual Property”) for which registrations and applications have been filed in their names that are not expired or abandoned that are used in the conduct of the business of the Company and its subsidiaries and that are purported to be owned by the Company (“Company Intellectual Property”); (ii) the Company Intellectual Property for which registrations or applications have been filed in their names and that are not expired or abandoned, is subsisting and unexpired, and to the Knowledge of the Company, valid and enforceable; (iii) to the Knowledge of the Company, the Company and its subsidiaries own or has a valid right to use all Intellectual Property necessary and sufficient to conduct the business of the Company and its subsidiaries; (iv) to the Knowledge of the Company, the conduct of the business of the Company and its subsidiaries does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property of any third party and no person is infringing, diluting, misappropriating or otherwise violating any Company Intellectual Property; and (v) the Company and its subsidiaries take reasonable actions to protect (x) the trade secrets and confidential information owned by any of the Company or any of its subsidiaries, including by taking commercially reasonable steps to cause each employee of the of the Company or any of its subsidiaries to comply with a policy of maintaining the confidentiality of any trade secret and confidential information, and (y) the security and operation of their software, websites and systems (and the data therein), and, to the Knowledge of the Company, there have been no breaches or outages of the of the Company’s or any of its subsidiaries’ software, websites and systems (and the data therein).

(u)          Title. Except for any Liens in respect of any secured Indebtedness (as defined below) of the Company and its subsidiaries, each of the Company and its subsidiaries (a) has good and marketable title to its property that is owned real property, (b) has valid leases to its property that is leased real property and (iii) good and valid title to or a valid leasehold interest in all of its other property, other than negligible assets not material to the operations of the Company or any of its subsidiaries, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Notwithstanding the foregoing, and for the avoidance of doubt, the representations and warranties set out in this Section 3(u) shall not apply to aircraft equipment, the applicable provisions of which are set forth in Section 3(v).

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(v)          Aircraft Owned and Leased. Schedule 3(v) of the Disclosure Schedules lists each Aircraft as of the date hereof (1) legally and/or beneficially owned by the Company or any of its subsidiaries or (2) leased by the Company or any of its subsidiaries under a lease agreement with a third party (excluding, for the avoidance of doubt, an intragroup lease) (an “Aircraft Lease”). As of the date hereof, each Aircraft is either (a) legally and/or beneficially owned by the Company or any of its subsidiaries or (b) subject to a right to possess by the Company or any of its subsidiaries under an Aircraft Lease (excluding, for the avoidance of doubt, any intragroup lease). As of the date hereof, except as would not, individually or in the aggregate, result in a Material Adverse Effect, each such Aircraft and the interest of any of the Company or its subsidiaries under any Aircraft Lease relating to any Aircraft, is free and clear of all Liens, other than Liens arising from or relating to industry pooling arrangements, “permitted liens” (or any other phrase of similar meaning) or any other Liens neither the Company nor any of its subsidiaries are then required to terminate or discharge or for which neither the Company nor any of its subsidiaries is responsible under the terms of the relevant Aircraft Lease, related transaction documentation or pursuant to the terms of Contracts for Indebtedness applicable to such Aircraft. “Indebtedness” means, with respect to any person, (i) obligations of such person for borrowed money (including accrued and unpaid interest and the full redemption value of any premiums, costs or penalties associated with repaying such obligations), or with respect to deposits or advances of any kind, (ii) obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) obligations of such person under conditional sale or other title retention agreements relating to any property purchased by such person, (v) obligations of such person incurred or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practice), (vi) lease obligations of such person required to be recorded as capital leases under GAAP, (vii) obligations of others secured by a Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (viii) obligations of such person under interest rate, currency or commodity derivatives or hedging transactions, (ix) letters of credit or performance bonds issued for the account of such person and (x) guaranties and arrangements having the economic effect of a guaranty by such person of any Indebtedness. “Aircraft” means either collectively or individually, as applicable, the aircraft described in Schedule 3(v) to the Disclosure Schedules.

(w)         [Reserved.]

(x)          Permits and Licenses. Other than as a result of the filing of the CHC Cases and other than as disclosed in Schedule 3(x) to the Disclosure Schedules, the Company and its subsidiaries possess all certificates, authorizations, approvals, licenses and permits, issued by the relevant Governmental Entity, necessary to conduct their respective businesses as currently conducted (the “Permits”), including all licenses, certificates of authority, permits or other authorizations that are required from any Governmental Entity in connection with the operation, ownership, leasing or chartering of the aircraft and the provision of aircraft maintenance services, except where the failure to possess any such Permits, individually or in aggregate, would not have a Material Adverse Effect and, to the Knowledge of the Company, such Permits are in full force and effect and not subject to default, or the subject of a proceeding for suspension, revocation or cancellation.

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(y)          Jurisdictions of Operations. Other than as a result of the filing of the CHC Cases, the Company, its relevant subsidiaries and affiliates, and its joint venture companies and strategic partners, as applicable, hold air operator’s certificates (or such similar document as is applicable in the relevant jurisdiction) sufficient to operate aircraft in the manner and jurisdictions in which its aircraft are currently operated.

(z)          Compliance with Environmental Laws.

(i)          The Company and each of its subsidiaries have, since December 31, 2013, complied and are in compliance with all Environmental Laws, which compliance includes maintaining and complying with all Permits, licenses, exemptions and other approvals required of them under applicable Environmental Laws to conduct their respective businesses and occupy each of their properties, except for noncompliance, which would not reasonably be expected to result in a Material Adverse Effect.

(ii)         Except with respect to matters that have been fully and finally settled or resolved, no Environmental Claim is pending, or to the Knowledge of the Company threatened, against the Company or any of its subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

(iii)        None of the Company or any of its subsidiaries has released any gasoline or petroleum (include crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, or any other substances that are regulated (collectively, “Materials of Environmental Concern”) pursuant to or could give rise to liability under any Environmental Law in a manner that would reasonably be expected to a result in a Material Adverse Effect, and, to the Knowledge of the Company, Materials of Environmental Concern are not present at, under, in or affecting any property currently or formerly owned, leased or used by any of the Company or any of its subsidiaries, that would reasonably be expected to result in a Material Adverse Effect.

(iv)        The Restructuring will not give rise to (i) any obligations to obtain the consent of any Governmental Entity under any Environmental Laws or (ii) any action to revoke, terminate, withdraw, cancel, limit, condition, appeal or otherwise review, or any other adverse effect on, any permits, licenses or other approvals required of the Company or any of its subsidiaries under applicable Environmental laws to conduct their respective business and occupy each of their properties, in each case, which would reasonably be expected to materially and adversely impact the Company or any of its subsidiaries.

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(v)         To the Knowledge of the Company, the Company has made available to the Investors or their advisors true and complete copies of all material, non-privileged environmental reports, audits and investigations relating to the Company and its subsidiaries and each of the properties owned or operated by it or them.

For purposes of this agreement: (x) “Environmental Claim” means any complaint, summons, citation, investigation, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding or judgment from any Governmental Entity or any other Person, alleging (a) any actual or alleged violation of any Environmental Law; (b) injury or damages to the environment, natural resources, any Person (including wrongful death) or property (real or personal) caused by Hazardous Materials or associated with alleged violations of Environmental Laws; or (c) actual or alleged threatened release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials either (i) on, at, under or migrating from any assets, properties or businesses currently or formerly owned or operated by the Company or any of its subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) on, at, under or migrating to any facilities which received Hazardous Materials generated by the Company or any of its subsidiaries or any predecessor in interest, (y) “Environmental Laws” means any and all applicable foreign or domestic, federal or state (or any subdivision of any of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Entity, or any other legal requirements of Governmental Entities relating to pollution or protection of the environment, natural resources or human health and safety as related to exposure to hazardous substances, and (z) “Hazardous Materials” means, regardless of amount or quantity, any substance, waste, element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste under Environmental Laws including any Materials of Environmental Concern.

This Section 3(z) contains the sole and exclusive representations and warranties of the Company and its subsidiaries with respect to environmental matters, including those arising under Environmental Laws.

(aa)        Tax Matters.

Except as set forth in Schedule 3(aa) to the Disclosure Schedules or except as would not, individually or in the aggregate, have a Material Adverse Effect:

(i)          Each of the Company and its subsidiaries has duly and timely filed or caused to be duly and timely filed (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for taxes (“Tax Returns”) that are required to be filed by, or with respect to, each of the Company and its subsidiaries, except in respect of taxes (A) which are being contested in good faith and by appropriate proceedings, (B) for which adequate reserves have been established in accordance with GAAP or (C) with respect to the Debtors only, to the extent the non-payment thereof is permitted by the Bankruptcy Code. Such Tax Returns accurately reflect all material liability for taxes of the Company and its subsidiaries for the tax periods covered thereby and such tax liability has been paid in full, except, in each case, as provided in the preceding sentence and subject to any tax claims filed in the CHC Cases with respect to one or more of the Debtors.

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(ii)         There are no Liens or encumbrances for taxes upon the assets of any of the Company or any of its subsidiaries except for statutory Liens for current taxes not yet overdue or Liens for taxes that are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves have been established in accordance with GAAP.

(iii)        Neither the Company nor any of its subsidiaries has received any written notices from any taxing authority relating to any issue that could materially affect the tax liability of the Company or any of its subsidiaries, other than any tax claims (A) filed in the CHC Cases with respect to one or more of the Debtors or (B) in respect of which adequate reserves have been established in accordance with GAAP. No unresolved material deficiencies for any Tax Returns have been proposed or assessed against or with respect to any of the Company or any of its subsidiaries (and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of any of the Company or any of its subsidiaries pending or raised) in each case by any taxing authority in writing to any of the Company or any of its subsidiaries other than any tax claims (A) filed in the CHC Cases with respect to one or more of the Debtors or (B) in respect of which adequate reserves have been established in accordance with GAAP.

(iv)        All material taxes that the Company and its subsidiaries (taken as a whole) were (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable and not prohibited by the Bankruptcy Code.

(v)         There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any of its subsidiaries or any predecessor or any other party (including any predecessors thereof) under which the Company or any of its subsidiaries is a party to or otherwise bound by, other than such agreements (i) that are entered in the ordinary course of business or (ii) that are not expected to result in a liability for taxes that is material to the Company and its subsidiaries taken as a whole.

(vi)        No subsidiary of the Company that is required to file a U.S. Tax Return has engaged, directly or through any subsidiary, in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) for tax years since 2012.

(vii)       Neither Schreiner Airways Panama Operating SA, Schreiner Airways Panama SA, Heli-One Australia Pty Limited, Heli-One American Leasing Inc., nor OSCO & Chi Arabia Ltd holds, relative to the aggregate of the Company and its subsidiaries, any material assets or produces any material income and the capital stock of none of such companies has any material value as of the date hereof or will on the Plan Effective Date.

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(viii)      The Company is not engaged in a trade or business in any jurisdiction other than the Cayman Islands.

(ix)         The Company is not subject and has never been subject to tax in any jurisdiction other than the Cayman Islands.

(x)          Subject to the receipt from the holder of any applicable documentation reasonably requested, the exchange of the Secured Notes (as defined in the Plan Support Agreement) and Unsecured Notes (as defined in the Plan Support Agreement) pursuant to the Restructuring and distributions by the Company with respect to the Notes will not be subject to withholding tax (other than withholding tax imposed solely as a result of a present or former connection between the recipient of such distribution and the jurisdiction imposing such tax).

Notwithstanding the foregoing, the representations and warranties shall not be deemed to address any loss or credit carryforwards of the Company or any of its subsidiaries to any taxable period (or portion thereof) that begins after the date hereof.

(bb)        Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. To the Knowledge of the Company, there are no material weaknesses in its internal control over financial reporting.

(cc)        Disclosure Controls and Procedures. The Company has implemented and maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that have been designed to ensure that information relating to the Company and its subsidiaries required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to the individuals responsible for the preparation of the Company’s filings with the SEC as appropriate to allow timely decisions regarding required disclosure.

(dd)        Material Contracts.

(i)          Except as set forth in Schedule 3(dd) to the Disclosure Schedules or other than as a result of the filing of the CHC Cases, (a) all Material Contracts are valid, binding and enforceable by and against the Company or its relevant subsidiary, (b) no written notice to terminate, cancel, not renew or change the scope of rights or obligations under any Material Contract has been delivered to the Company or any of its subsidiaries and (c) neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or material breach under the terms thereof (and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a material default or breach)

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(ii)         Except for purchase orders issued under any master service agreements, the Company has, prior to the entry into this Agreement, made available to the Investors or their advisors, or provided an opportunity to review, true and complete copies of each Contract referred to in clause (x) of the definition of Material Contract below, and representative samples of the Contracts referred to in clauses (y) and (z) of the definition of Material Contract in clause (iii) below.

(iii)        For purposes of this Agreement, “Material Contract” means any Contract necessary for the operation of the business of the Company and its subsidiaries that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC or required to be filed as exhibits to the SEC Documents and, if not otherwise required to be so file, includes (x) each Contract involving Indebtedness of the Company or any subsidiary exceeding ten million dollars ($10,000,000), (y) each of the helicopter operational agreements with the Company and its subsidiaries’ ten largest customers (measured by reference to the Company and its subsidiaries’ annual revenue), as set forth on a schedule provided to the Investors or their advisors prior to the date of this Agreement, pursuant to which the Company or any of its subsidiaries provides helicopter support services, including any material amendments thereto and (z) each material agreement with the Company and its subsidiaries’ four largest suppliers (measured by reference to the aggregate annual costs and expenses of the Company and its subsidiaries), as set forth on a schedule provided to the Investors or their advisors prior to the date of this Agreement, pursuant to which the Company or any of its subsidiaries was supplied with raw materials, supplies, aircraft, aircraft engines or aircraft parts, including any material amendments thereto; provided that, for the avoidance of doubt, “Material Contracts” shall exclude any Contract relating to a lease, mortgage or other financing of aircraft equipment.

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(ee)        Anti-Corruption.1

(i)          Since the date five (5) years prior to the date of this Agreement,, neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees, nor, to the Knowledge of the Company, any of their respective former directors, officers or employees, nor, to the Knowledge of the Company, any agent, distributor or other Person acting on behalf of the Company or any of its subsidiaries (such agents, distributors or other Person acting on behalf of the Company or any of its subsidiaries, collectively, the “Relevant Persons”) has, directly or indirectly, taken any action that is or would result in a violation of, or, directly or indirectly, offered, promised, made any payment of or provided anything of value to any Person in violation of, the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law enacted in any applicable jurisdiction in connection with, or arising under the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or any similar applicable anti-corruption or anti-bribery Laws, rules, or regulations issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Corruption Laws”). Since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees, nor, to the Knowledge of the Company, any of their respective former directors, officers or employees, nor, to the Knowledge of the Company, any Relevant Person received written notice that it has been or is the subject of any Legal Proceeding (including any action relating to any alleged or actual breach of any Anti-Corruption Laws) by any Governmental Authority. No Legal Proceeding (including relating to Anti-Corruption Laws) involving the Company, any of its subsidiaries, any of their respective current directors, officers or employees, or, to the Knowledge of the Company, any of their respective former directors, officers or employees, or to the Knowledge of the Company, any Relevant Person has been commenced or taken by any person since the date five (5) years prior to the date of this Agreement, or is likely to be commenced or taken. There is no dispute, allegation, request for information, notice of potential liability, or any other action regarding any actual or possible violation by the Company or any of its subsidiaries, or, to the Knowledge of the Company, any of their respective current or former directors, officers or employees or, to the Knowledge of the Company, any Relevant Person of any Anti-Corruption Law pending or threatened against the Company or any of its subsidiaries, any of their respective current or former directors, officers or employees or any Relevant Person.

(ii)         The Company and its subsidiaries have implemented and maintain policies, procedures and controls reasonably designed to ensure compliance by each of the Company, its subsidiaries, their respective directors, officers or employees, and Relevant Persons with Anti-Corruption Laws.

(iii)        Neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees, nor to the Knowledge of the Company, any of their respective former directors, officers or employees, nor to the Knowledge of the Company, any Relevant Person, has taken (since the date five (5) years prior to the date of this Agreement) or will take, directly or indirectly, any act in furtherance of any payment, gift, bribe, rebate, loan, payoff, kickback or any other transfer of value, or offer, promise or authorization thereof, to any person, including any Government Official, for the purpose of: (i) improperly influencing or inducing such person to do or omit to do any act or to make any decision in an official capacity or in violation of a lawful duty, (ii) inducing such person to influence improperly his or her or its employer, public or private, or any Governmental Authority, to affect an act or decision of such employer or Governmental Authority, including to assist any person in obtaining or retaining business or (iii) securing any improper advantage. For purposes of this Agreement, (i) “Government Official” shall mean any (i) officer, employee or other person acting for or on behalf of any Governmental Entity or public international organization or (ii) holder of, or candidate for, public office, political party or official thereof or member of a royal family, or any other person acting for or on behalf of the foregoing; and (ii) “Governmental Entity” shall mean any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority.

1 For purposes of Section 3(ee), Section 3(ff) and Section 3(gg) only, the definition of “Knowledge of the Company” is as follows:

The knowledge, after reasonable inquiry, of the individuals set forth on Schedule 3(j), and the knowledge that each such person, as a prudent person, would have obtained in the conduct or performance of his or her duties (including through reasonable inquiry) as an officer of the Company.

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(iv)        None of the Company, any of its subsidiaries or any of their respective current directors, officers or employees or, to the Knowledge of the Company, any Relevant Person is a Government Official or consultant of a Government Official before whom a matter or application of the Company or any of its subsidiaries is pending, and there is no existing family relationship between any officer, director, employee, agent, distributor or other person acting for or on behalf of the Company or any of its subsidiaries and any Government Official.

(v)         Since the date five (5) years prior to the date of this Agreement, none of the Company, any of its subsidiaries or any of their respective current directors, officers or employees, or to the Knowledge of the Company, any of their respective former directors, officers or employees or to the Knowledge of the Company, any Relevant Person have directly or indirectly (i) circumvented the internal accounting controls of the Company or any of its subsidiaries, (ii) falsified any of the books, records or accounts of the Company or any of its subsidiaries or (iii) made false or misleading statements to, or attempted to coerce or fraudulently influence, an accountant in connection with any audit, review or examination of the financial statements of the Company or any of its subsidiaries.

(ff)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been at all times, conducted in compliance in all material respects with (a) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (b) the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar Laws (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

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(gg)        Compliance with Sanctions laws.

(i)          (a) Neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees nor, to the Knowledge of the Company, any Relevant Person is a person or entity (i) that is listed or designated by the United Nations, United States, the European Union, the United Kingdom, or any Governmental Agency of any of the foregoing, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, Her Majesty’s Treasury, or the Department of Business, Innovation and Skills of the United Kingdom (a “Sanctions Authority”) as being the target of Sanctions (whether designated by name or by reason of being included in a class of persons), to the extent transactions with such person or entity are prohibited by Sanctions, (ii) that is located in or incorporated under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions (which, as of the date of this Agreement, includes Cuba, Iran, North Korea, Sudan, Syria and Crimea) (with respect to a person being “located in” such country or territory, only to the extent that transactions with a person located in that country or territory are prohibited by Sanctions), or (iii) in which a 50% or greater ownership interest is directly or indirectly held by, or is otherwise directly or indirectly controlled by, or acting on behalf of, one or more persons referred to in (i) or (ii) above, to the extent transactions with such person or entity are prohibited by Sanctions (such person or entity referenced in clauses (i), (ii) or (iii), being a “Sanctioned Party”) or acting directly or indirectly for the benefit of a Sanctioned Party, (b) neither the Company, any of its subsidiaries or any of their respective current directors, officers or employees nor, to the Knowledge of the Company, any Relevant Person is acting directly or indirectly for the benefit of a person with whom any Investor would be prohibited by any trade, financial or economic sanctions laws, regulations, embargoes and orders (including executive orders) imposed, administered, enacted or enforced by a Sanctions Authority (“Sanctions”) from engaging in the transactions contemplated by this Agreement and (c) neither the Company nor any of its subsidiaries nor any of their respective current directors, officers or employees nor, to the Knowledge of the Company, any Relevant Person is designated as a denied person by the U.S. Commerce Department Bureau of Industry and Security or as a debarred party by the U.S. State Department’s Directorate of Defense Trade Control. In this Section 3(gg), the phrase “directors, officers or employees” shall mean such persons acting in their capacity as a director, officer or employee, respectively, of the Company or its subsidiaries.

(ii)         (a) The Company, each of its subsidiaries, their respective current directors, officers or employees and, to the Knowledge of the Company, the Relevant Persons, comply with all Sanctions, (b) since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor their respective current directors, officers or employees, nor, to the Knowledge of the Company, any of their respective former directors, officers or employees, nor, to the Knowledge of the Company, any Relevant Person has taken any action, directly or indirectly, that would result in a violation of Sanctions, (c) since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor their respective current directors, officers or employees nor, to the Knowledge of the Company, any of their respective former directors officers or employees, nor, to the Knowledge of the Company, any Relevant Person engaged directly or indirectly in transactions connected with any of North Korea, Cuba, Iran, Syria, Sudan, Syria or Crimea (at a time prior to the date of this Agreement, to the extent that country/territory-wide Sanctions were in force for such country or territory during that period), (d) since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor their respective current directors, officers or employees nor, to the Knowledge of the Company, any of their respective former directors, officers or employees, nor, to the Knowledge of the Company, any Relevant Person has received written notice that it has been or is the subject of any Legal Proceeding (including any action relating to any alleged or actual breach of any Sanctions) by any Governmental Authority, and (e) to the Knowledge of the Company, no Legal Proceeding (including relating to Sanctions) involving the Company, any of its subsidiaries, their respective current or former directors, officers or employees or any Relevant Person has been commenced or taken by any person since the date five (5) years prior to the date of this Agreement, or is likely to be commenced or taken. There is no dispute, allegation, request for information, notice of potential liability, or any other action regarding any actual or possible violation by the Company or any of its subsidiaries, or, to the Knowledge of the Company, their respective current or former directors, officers or employees or, to the Knowledge of the Company, any Relevant Person of any Sanctions pending or threatened against the Company or any of its subsidiaries, their respective current or former directors, officers or employees or any Relevant Person.

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(iii)        The Company and its subsidiaries have implemented and maintain policies, procedures and controls reasonably designed to ensure compliance by each of the Company and each of its subsidiaries, their respective directors, officers or employees and their Relevant Persons with Sanctions.

(iv)        Since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries, nor, to the Knowledge of the Company, any Relevant Person has in the course of their actions for, or on behalf of, the Company or any of its subsidiaries exported or re-exported (including deemed exportation or re-exportation) (x) any merchandise, software or technology or other item subject to U.S. export controls in violation of the Export Administration Regulations, the International Traffic in Arms Regulations, or any other export control laws of the U.S. or (y) any merchandise, software or technology or other item subject to export control laws of another jurisdiction in violation of the laws of such other jurisdiction.

(v)         Since the date five (5) years prior to the date of this Agreement, neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any Relevant Person have in the course of their actions for, or on behalf of, the Company or any of its subsidiaries taken any actions, refused to take any actions, or furnished any information in violation of the U.S. anti-boycott laws, including anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury.

(vi)        The Company will not directly or indirectly use or make available the proceeds of the Rights Offering, or lend, invest, contribute or otherwise make available such proceeds, directly or indirectly, to or for the benefit of any Sanctioned Party or otherwise in a manner or for a purpose prohibited by Sanctions or if to do so would cause a violation of any Sanctions by any Investor

(vii)       The Company will not repay or permit the repayment of amounts due under this Agreement directly or, to the Knowledge of the Company, indirectly from funds sourced from a Sanctioned Party or from any proceeds of any business directly or, to the Knowledge of the Company, indirectly with any Sanctioned Party or otherwise in violation of Sanctions.

(hh)        Investment Company Act. Neither the Company nor any of its subsidiaries is, or, after the consummation of the Restructuring, will be, an “investment company” or a company “controlled” by an “investment company” within the meaning Investment Company Act of 1940 or otherwise subject to regulation under the Investment Company Act of 1940, as amended.

(ii)          Insurance. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) each of the Company and its subsidiaries is and has been continuously during the past two (2) years, insured by reputable and financially responsible third party insurers in respect of the operations and assets of the Company and its subsidiaries with policies issued, such policies having terms and providing coverages comparable to those that are customarily carried and insured against by owners of comparable business properties and assets and (ii) the third party insurance policies of the Company and its subsidiaries are in full force and effect in accordance with their terms and none of the Company and its subsidiaries is in material default under the terms of any such policy.

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(jj)          Material Aircraft Leases. With respect to aircraft currently operated by the Company and its subsidiaries that are being leased pursuant to aircraft leases with the ten largest lessors to the Company and its subsidiaries (measured by the number of aircraft leased to the Company and its subsidiaries) (such aircraft leases, in each case, as amended, modified or supplemented, the “Material Aircraft Leases”), which Material Aircraft Leases in the aggregate, as of October 3, 2016, accounted for approximately 95% of the aggregate number of leased aircraft operated by the Company and its subsidiaries, no breaches have occurred and are continuing under such Material Aircraft Leases that give the applicable lessor the right under section 365 of the Bankruptcy Code to terminate the right of the Company or such subsidiary, as applicable, to possess such aircraft, except for such terminations that would not, individually or in the aggregate, result in a Material Adverse Effect.

4.           Representations and Warranties of the Investors. Each of the Investors severally represents and warrants to the Company as set forth below. Each representation and warranty is made as of the date hereof.

(a)          Formation. Such Investor has been duly organized or formed, as applicable, and is validly existing as a corporation or other entity in good standing under the applicable laws of its jurisdiction of organization or formation.

(b)          Power and Authority. Such Investor has the requisite power and authority to enter into, execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder, and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is a party.

(c)          No Conflict. Subject to entry of the Confirmation Order and consummation of the Plan, the purchase of the Rights Offering Notes by such Investor upon exercise of the Rights, the purchase of the Unsubscribed Notes by such Investor pursuant to the terms hereof, and the execution and delivery by such Investor of this Agreement and compliance by it with all of the provisions hereof and the consummation of the transactions contemplated hereby (including compliance by the Company with its obligations hereunder): (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent expressly provided in or contemplated by the Plan, in the acceleration of, or the creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Investor is a party or by which such Investor is bound or to which any of its properties or assets is subject; (ii) will not result in any violation of the provisions of the organizational documents of the such Investor; and (iii) assuming the accuracy of the Company’s representations and warranties in Section 3, will not result in any material violation of, or any termination or material impairment of any rights under, any statute, subject to compliance with Antitrust laws, or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or any of its properties, except in any such case described in clause (i) or clause (iii), for any conflict, breach, violation, default, termination, acceleration, impairment or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement.

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(d)          Consents and Approvals. Assuming the accuracy of the Company’s representations and warranties in Section 3, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over any Investor or any of its properties is required for the purchase of the Rights Offering Notes by such Investor upon exercise of the Rights, the purchase of the Unsubscribed Notes by such Investor hereunder, the execution and delivery by the Investor of this Agreement and performance of and compliance by it with all of the provisions hereof and the consummation of the Restructuring, except (i) the entry of the Confirmation Order and the PSA Approval Order, (ii) any applicable filings under Antitrust laws, if required, and (iii) such consents, approvals, authorizations, registrations or qualifications which, if not made or obtained, will not prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement.

(e)          Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Investor and constitutes its valid and binding obligation, enforceable against such Investor in accordance with its terms.

(f)           Securities Laws Compliance. The Unsubscribed Notes and the Put Option Premium Notes will not be offered for sale, sold or otherwise transferred by such Investor except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.

(g)          Purchase Intent. Such Investor is acquiring Unsubscribed Notes and the Put Option Premium Notes for its own account or for the accounts for which it is acting as investment advisor or manager, and not with a view to distributing or reselling such Unsubscribed Notes or Put Option Premium Notes or any part thereof. Such Investor understands that such Investor must bear the economic risk of this investment indefinitely, unless the Unsubscribed Notes and the Put Option Premium Notes are registered pursuant to the Securities Act and any applicable state securities or Blue Sky laws or an exemption from such registration is available, and further understands that the Company has no present intention of registering the resale of any Unsubscribed Notes or Put Option Premium Notes.

(h)          Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act (an “Accredited Investor”).

(i)           Reliance on Exemptions. Such Investor understands that the Unsubscribed Notes and Put Option Premium Notes are being offered and sold to such Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire Unsubscribed Notes and Put Option Premium Notes.

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(j)           Sophistication. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes to be acquired hereunder. Such Investor understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Notes for an indefinite period of time) and is able to afford a loss of its investment in the Notes.

(k)          Access to Information. Such Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Debtors and to obtain additional information that it has requested to verify the accuracy of the information contained herein.

(l)           Legend. Such Investor understands that the Unsubscribed Notes and the Put Option Premium Notes acquired by it under this Agreement, if certificated, shall bear, or if uncertificated, shall be deemed to include, a customary Securities Act legend.

5.           Additional Covenants of the Company. The Company agrees with the Investors:

(a)          Plan and Disclosure Statement; Plan Support Agreement. To do the following: (i) file the Plan and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court, each in form and substance reasonably satisfactory to the Debtors and the Requisite Plan Sponsors; (ii) seek the entry of an order by the Bankruptcy Court, in form and substance reasonably acceptable to the Debtors and the Requisite Plan Sponsors, approving the Disclosure Statement (the “Disclosure Statement Order”); (iii) seek the entry of the Confirmation Order by the Bankruptcy Court, in form and substance reasonably acceptable to the Debtors and the Requisite Plan Sponsors; and (iv) otherwise seek to satisfy the milestones set forth in Section 6(a)(ii) of the Plan Support Agreement. The Company will provide draft copies of the Restructuring Documents, including the Plan and the Disclosure Statement to the relevant Investors, as required under the Plan Support Agreement.

(b)          Rights Offering. To effectuate the Rights Offering in accordance with the Plan and the Rights Offering Order.

(c)          Unsubscribed Notes. To determine the amount of the Unsubscribed Notes, if any and, in good faith, to provide a Purchase Notice or a Satisfaction Notice that accurately reflects the amount of Unsubscribed Notes as so determined and to provide to the Investors a certification by the Subscription Agent of the Unsubscribed Notes or, if such certification is not available, such written backup to the determination of the Unsubscribed Notes as the Requisite Investors may reasonably request.

(d)          Antitrust laws. To promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the Antitrust laws so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Notes pursuant to this Agreement or the Rights Offering, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties hereto to obtain any necessary approvals required for the transactions contemplated by this Agreement.

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(e)          [Reserved.]

(f)          Access to Books and Records. The Company on behalf of itself and its subsidiaries shall provide to the Investors and their respective advisors and representatives reasonable access during normal business hours (and without unreasonable disruption or interference with the conduct of the business) to all books, records (including financial statements, when available), documents, properties, personnel, advisors and representatives of the Company and its subsidiaries to the extent reasonably requested; however, in no event shall Investors and their respective advisors and representatives have the right to conduct invasive sampling or testing of soil or groundwater or other environmental media at the Company’s properties. In addition, the Company shall promptly provide written notification to the Investors of any material claim or litigation, arbitration or administrative proceeding that is overtly threatened in writing or filed against them from the date hereof against the Company or any of its subsidiaries until the earlier of the (i) Plan Effective Date and (ii) termination of this Agreement. Any requests for information and access provided by the Company to the Investors pursuant to this Section 5(f) shall be directed to the Company’s advisors. Each Investor hereby agrees that any information acquired by such Investor or its representatives pursuant to this Section 5(f) shall constitute “Confidential Information” as defined in those certain confidentiality agreements between each Investor and the Company and be subject to the terms and conditions thereof.

(g)          [Reserved.]

(h)          [Reserved.]

(i)           Indemnity and Reimbursement.

(i)          The Company, on behalf of itself and the other Debtors (in such capacity, the “Indemnifying Party”) shall, jointly and severally, indemnify, defend and hold harmless each Investor and its Affiliates, and its and their shareholders, directors, officers, partners and other equity holders, members, employees, agents, counsel, representatives, advisors and successors in interest (each, an “Indemnified Party”) for any losses in connection with, arising from or relating to any third party claims, challenges, litigation, investigations or proceedings, liabilities, damages and costs and expenses related thereto (which, for the avoidance of doubt, does not include any losses after the Closing Date related to the representations and warranties made in this Agreement) (collectively “Losses”) brought in connection with (a) any act or omission in connection with, arising from or relating to this Agreement, the Plan and the transactions contemplated thereby, including the Notes, the Restructuring or the transactions contemplated by this Agreement, including the fees payable hereunder or the use of proceeds of the Rights Offering or (b) the breach by the Company or any of its subsidiaries of this Agreement or any other third party claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Party is a party thereto, whether or not such proceedings are brought by the Company, its equity holders, Affiliates, creditors or any other person, and reimburse each Indemnified Party upon demand for reasonable and documented (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Party, apply to any Losses to the extent it is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any of the Indemnified Parties, or a breach of this Agreement or the Plan Support Agreement; and provided further that so long as an Investor funds its Backstop Commitment (and satisfies its pro rata portion of the Unfulfilled Backstop Commitment, if any), such Investor shall be considered to be an Indemnified Party under this Agreement.

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(ii)         If an Investor has materially breached and not timely cured any such breach in respect of its covenants or obligations under this Agreement or the Plan Support Agreement after receipt of a timely notice prior to the termination of this Agreement or the Plan Support Agreement, then such Investor shall not be considered to be an Indemnified Party under this Agreement.

(iii)        Promptly after possession by an Indemnified Party of knowledge that a Loss exists (an “Indemnified Claim”), such Indemnified Party will, if an Indemnified Claim is to be made hereunder against the Indemnifying Party in respect thereof, promptly (and in any event within 10 Business Days) notify the Indemnifying Party in writing of the commencement thereof; provided that (a) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Party otherwise than on account of this Section 5(i). In case any such proceedings in respect of an Indemnified Claim (an “Indemnified Claim Proceeding”) are brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that if the defendants in any such Indemnified Claim Proceedings include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Party shall have the right to select one separate counsel (for all Indemnified Parties) to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claim Proceedings on behalf of such Indemnified Party. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such Indemnified Claim Proceedings and reasonable approval by such Indemnified Party of counsel, the Indemnifying Party shall not be liable to such Indemnified Party for expenses incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless (x) such Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the preceding sentence, (y) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of commencement of the Indemnified Claim Proceedings or (z) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Party.

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(iv)        The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent (not to be unreasonably delayed or withheld), but if settled with such consent, the Indemnifying Party shall indemnify the Indemnified Party from and against any Loss by reason of such settlement, subject to the rights of the Indemnifying Party in Section 5(i)(i) to claim exemption from its indemnity obligations. The Indemnifying Party shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any settlement of any Indemnified Claim Proceeding unless such settlement (i) includes an explicit and unconditional release of all Indemnified Parties from the party bringing such Indemnified Claim Proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party. The obligations of the Indemnifying Party under this Section 5(i) shall survive any termination or rejection of this Agreement.

(v)         All amounts paid by the Indemnifying Party to an Indemnified Party under this Section 5(i) shall, to the extent permitted by applicable law, be treated as adjustments to the Purchase Price paid by such Indemnified Party for the Unsubscribed Notes purchased by it for all Tax purposes. The provisions of this Section 5(i) are an integral part of the transactions contemplated by this Agreement and without these provisions the Investors would not have entered into this Agreement, and the obligations of the Company under this Section 5(i) shall constitute allowed administrative expense claims of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and the Company may comply with the requirements of this Section 5(i) without further Order of the Bankruptcy Court.

(j)           No Integration; No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes, the Rights Offering and this Agreement in a manner that would require registration of the Notes to be issued by the Company on the Plan Effective Date under the Securities Act. None of the Company or any of its affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(k)          DTC Eligibility. The Company shall use its commercially reasonable efforts to make the Notes issued to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act) eligible for deposit with DTC.

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(l)           Use of Proceeds. All funds paid by the Investors to the Company in connection with the issuance of the Notes, without any deductions for fees or expenses, shall be used by the Company as set forth in the Plan and the Disclosure Statement.

(m)         Cooperating Regarding Security. The Company and its subsidiaries shall cooperate with the Investors in creating, perfecting and evidencing all security interests, mortgages, encumbrances and Liens on the collateral securing the Notes pursuant to the Security Documents.

(n)          New Board of Managers. On the Plan Effective Date, the composition of the board of managers (or directors, if applicable) of the Company shall be as described in the Term Sheet and subject to the applicable consultation rights as set forth therein.

(o)          Corporate Form. On the Plan Effective Date, the Company shall be a limited liability company organized under the laws of the Cayman Islands, unless otherwise determined by the Requisite Plan Sponsors in their sole discretion (in consultation with the Debtors (and to the extent changes to the corporate governance matters described in the Term Sheet, materially, adversely, disproportionately and directly affect the Investors other than the Plan Sponsor Investors, such Investors) and with the approval of the Bankruptcy Court) in another jurisdiction or with another corporate form, in which case this Agreement shall be amended as necessary to reflect such determination and the Company shall use its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to cause the Company to be formed in such jurisdiction, and with such corporate form, as determined by the Requisite Plan Sponsors in their sole discretion (in consultation with the Debtors (and to the extent changes to the corporate governance matters described in the Term sheet, materially, adversely, disproportionately and directly affect the Investors other than the Plan Sponsor Investors, such Investors) and with the approval of the Bankruptcy Court). Notwithstanding anything to the contrary herein, the Company shall be taxable as a corporation.

(p)          New Unsecured Notes; Milestone Documents; ABL Restructuring; New Credit Facility.

(i)          The Company agrees to work in good faith to obtain documentation for the New Unsecured Notes, the transactions contemplated by the Milestone Documents, including the PK Financing, and the restructuring transactions contemplated by the ABL Term Sheet (if applicable) in respect of the ABL Financing (each capitalized term, as defined in the Plan Support Agreement) on terms in form and substance consistent with the Term Sheet and otherwise reasonably satisfactory to the Requisite Investors and the Debtors. The Company further agrees to work in good faith to obtain documentation for any credit facility provided as consideration on account of the claims of the holders of allowed Revolving Credit Facility Claims (as defined in the Term Sheet) (the “New Credit Facility”) or otherwise on terms reasonably satisfactory to the Requisite Plan Sponsors and the Debtors. Each of the Plan Sponsor Investors shall have the right to receive, upon reasonable request, and without limiting the obligations of the CHC Parties under the Plan Support Agreement, an update by the Company on, and a summary of, any material meetings, discussions or negotiations relating to the New Unsecured Notes, the transactions contemplated by the Milestone Documents, the PK Financing, the ABL Financing (if applicable) and the New Credit Facility.

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(ii)         The Company agrees to use its commercially reasonable efforts to cause (i) the Indenture to have terms and provisions reasonably satisfactory to the Requisite Plan Sponsors and the Debtors, and consistent with the terms therefor described in the Term Sheet and other terms and provisions that are customary for the Notes, (ii) an intercreditor agreement, among the agent under the New Credit Facility and the Trustee under the Indenture in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors (the “Intercreditor Agreement”) and (iii) the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, creating, evidencing or perfecting the security interests in the collateral securing the Notes substantially described in the Plan Support Agreement (the “Security Documents”) to contain the terms consistent with the Term Sheet and other terms and provisions that are customary for such agreement, which terms and conditions are consistent with those governing the corresponding agreements to the New Credit Facility.

(q)          Blue Sky. The Company shall, on or before the Closing Date, take such actions as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Rights Offering Notes, Backstop Notes or the Put Option Premium Notes issued hereunder for, sale or issuance to the Investors at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdiction, and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports related to the offer and sale or issuance of the Rights Offering Notes, Backstop Notes or the Put Option Premium Notes issued hereunder required, including under applicable securities and “Blue Sky” laws of the states of the United States following the Closing Date. The Company shall pay all fees, costs and expenses in connection with satisfying the obligations set forth in this Section 5(q).

(r)           PFIC

(i)          To prepare and provide to Akin Gump, as counsel to the Plan Sponsor Investors, as soon as practicable, an analysis (with supporting calculations) with respect to the Company’s status as a passive foreign investment company (as such term is defined in section 1297 of the Internal Revenue Code, a “PFIC”) for the fiscal year in which the Closing Date occurs (taking into account reasonable projections for the remainder of the year), and determined both including and excluding periods prior to the Closing Date, and following the receipt of such analysis, to cooperate with Akin Gump, in good faith, to mitigate the risk that the Company would be characterized as a PFIC (it being understood that such cooperation is intended to be with respect to the initial positioning of the Company and its operations, and not a continuing obligation); and

(ii)         To diligently monitor facts and events that could materially affect or alter such analysis and to promptly update Akin in the event that the Company determines that there will be or has been a change in the Company’s status as or as not a PFIC; provided, however, that that this clause (ii) shall only apply so long as the Investors own in the aggregate more than 10% of the outstanding principal amount of the Notes or more than 10% of the New Equity of the Company on a fully diluted basis.

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6.           Additional Covenants of the Investors. Each of the Investors agrees, severally and not jointly, with the Company:

(a)          Information. To provide the Company with such information as it may reasonably request regarding such Investor for inclusion in the Disclosure Statement as may be required by applicable law.

(b)          Antitrust laws. To prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the Antitrust laws so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Notes pursuant to this Agreement or the Rights Offering, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties hereto to obtain any necessary approvals required for the transactions contemplated by this Agreement.

(c)          Plan Support Agreement. To comply with the applicable agreements of Section 4(a) of the Plan Support Agreement

7.           Conditions to the Obligations of the Investors. The obligations of the Investors to consummate the transactions contemplated hereby on the Plan Effective Date are subject to the satisfaction of the following conditions (unless waived by the Requisite Investors):

(a)          Alternative Transaction. The Company shall not have made a public announcement of its intention not to pursue the Plan, or directly or indirectly, have sought, solicited, negotiated, encouraged, proposed, filed, supported, consented to, pursued, initiated, assisted, joined in, participated in the formulation of, or entered into any agreements relating to, or provided any information about, the Debtors for the purposes of entering into an Alternative Transaction (as defined in the Plan Support Agreement), and shall not have filed any motion or other filing seeking dismissal of the CHC Cases, the appointment of a trustee or examiner with expanded powers in the CHC Cases, the conversion of any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code, or vacating extending, terminating, amending or modifying in any material respect the Cash Collateral Orders (as defined in the Plan Support Agreement) without the consent of the Requisite Plan Sponsors in accordance with the Plan Support Agreement.

(b)          PSA Approval Order; Disclosure Statement Order; Rights Offering Order; Plan and Confirmation Order. The Bankruptcy Court shall have entered the PSA Approval Order, the Disclosure Statement Order and the Rights Offering Order, and each such order shall be in form and substance reasonably acceptable to the Requisite Plan Sponsors. The Plan, as approved, and the Confirmation Order, as entered, by the Bankruptcy Court, shall each be in the form and substance reasonably acceptable to the Requisite Plan Sponsors, and the Confirmation Order shall be a Final Order.

(c)          Conditions to Plan Effective Date. The Debtors shall have complied in all material respects with the terms of the Plan that are to be performed by the Debtors on or prior to the Plan Effective Date and the conditions to the Plan Effective Date set forth in the Plan shall have been satisfied (or waived) in accordance with the Plan and the Plan Effective Date shall have occurred.

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(d)          Rights Offering. The Company shall have commenced the Rights Offering, the Rights Offering shall have been conducted in all material respects in accordance with this Agreement, and the Rights Expiration Time shall have occurred.

(e)          Purchase Notice or Satisfaction Notice. The Investors shall have received a Purchase Notice or Satisfaction Notice from the Company, as applicable, in accordance with Section 1(e).

(f)          Valid Issuance. The Notes shall be, upon (i) payment of the aggregate Purchase Price as provided herein and the Rights Offering Procedures and (ii) the Plan Effective Date, validly issued and outstanding, and free and clear of all taxes, Liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(g)          [Reserved.]

(h)          Antitrust laws. If the purchase of the Rights Offering Notes and the Backstop Notes by the Investors pursuant to this Agreement and the Rights Offering is subject to the terms of the Antitrust laws, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.

(i)           Representations and Warranties. The representations and warranties of the Debtors set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the date hereof and the Closing Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date) with the same force and effect as though made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all respects as of such specified date), except for such failures to be true and correct that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

(j)           Covenants. The Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date.

(k)          Fees, etc. All fees, costs and expenses and other amounts required to be paid or reimbursed by the Company to the Investors as of the Plan Effective Date hereunder or as required by the Plan Support Agreement shall have been so paid or reimbursed.

(l)           Material Adverse Effect. No Material Adverse Effect shall have occurred from the date hereof to the Closing Date.

(m)         Conditions to Issuance. All conditions to the consummation of the issuance of the Rights Offering Notes, other than receipt of payment from the Investors of their portion of the Purchase Price in respect of the Backstop Commitment, shall have been fulfilled.

(n)          Closing Certificate. The Debtors shall have furnished to the Investors prior to 9:00 a.m., New York City time, on the Closing Date, a certificate, signed by an executive officer of the Company and dated as of the Closing Date, to the effect that the conditions specified in Section 7(i), Section 7(j) and Section 7(l) have been satisfied.

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(o)          Approvals. All governmental and third party authorizations, approvals, consents or clearances necessary in connection with the Restructuring and the issuance or sale pursuant to this Agreement, the Plan (if applicable) and the Disclosure Statement of the Notes shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority, that would restrain, prevent or otherwise impose adverse conditions on the Restructuring or the issuance or sale of the Notes. The (i) Scheme of Arrangement in the Cayman Islands shall have taken effect upon the Grand Court’s order, (ii) the insolvency proceedings in Canada shall have taken effect and (iii) there shall be no pending insolvency proceedings or approvals that necessitate proceedings in any other foreign jurisdiction in connection with the Restructuring or that are required in order to consummate the Restructuring.

(p)          No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity, and no judgment, injunction, decree, other legal restraint or order of any federal, state or foreign court shall have been issued that prohibits the Restructuring, and no law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan, the Rights Offering or the transactions contemplated by this Agreement or the Plan Support Agreement.

(q)          Plan Support Agreement. The Plan Support Agreement shall be in full force and effect (except as to the UCC) and shall not have been terminated in accordance with its terms.

(r)          Indenture and Other Related Documents. (i) The Indenture among the Company, as issuer, the guarantors party thereto the Indenture trustee (the “Trustee”) governing the Notes, dated as of the Closing Date, (ii) the Security Agreements, (iii) the Intercreditor Agreement and (iv) any and all documentation relating to the Plan, the Notes and the transactions contemplated hereby and by the Plan, in each case, in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors, shall have been executed and delivered by the Company and the other parties thereto, and the Requisite Investors shall be reasonably satisfied that the Security Documents will, when properly filed or recorded, create second priority, perfected Liens on the collateral.

(s)          Opinions. The Company shall deliver such customary opinions of counsel to the reorganized Company, dated as of the Closing Date and addressed to the Trustee in connection with the entry into the Indenture, the Security Documents or the Intercreditor Agreement that are customary for the issuance the notes that are secured and convertible.

(t)          New Credit Facility and New Unsecured Notes. The Company shall have executed and delivered documentation governing the New Credit Facility and the New Unsecured Notes, each of which shall be in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors and the closing of the transactions and effectiveness of the New Credit Facility and the documentation governing the New Unsecured Notes shall have occurred or occurred substantially concurrently with the occurrence of the Closing Date.

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(u)          Milestone Transactions and PK Financing. The Company shall have executed and delivered documentation governing the transactions contemplated by the Milestone Documents, including the PK Financing (as defined in the Plan Support Agreement), which definitive documentation shall be in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors, and the closing of the transactions and the effectiveness of the PK Financing and the documentation governing the transactions contemplated by the Milestone Documents shall have occurred or occurred substantially concurrently with the occurrence of the Closing Date.

(v)          ABL Restructuring. If the Debtors reach an agreement on the ABL Term Sheet (as defined in the Plan Support Agreement) prior to the Closing Date, the Company shall have executed and delivered documentation governing the restructuring transactions contemplated by the ABL Term Sheet, which definitive documentation shall be in form and substance reasonably satisfactory to the Requisite Plan Sponsors and the Debtors, and all conditions to effectiveness of the ABL Financing (as defined in the Plan Support Agreement) and the closing of the transactions and the effectiveness of the transactions contemplated thereby shall have occurred or occurred substantially concurrently with the occurrence of the Closing Date.

(w)         Unrestricted Cash Liquidity. The amount of unrestricted cash liquidity (i.e., cash, cash equivalents and unrestricted availability under any financing arrangement for general working capital purposes) of the Debtors as of the Plan Effective Date (but without regard to the proceeds from the Rights Offering) shall be in the amount set forth on Schedule 6(a)(xix) to the Plan Support Agreement (after accounting for payments to be made as of the Plan Effective Date) or such lesser amount as reasonably determined in accordance with the Plan Support Agreement.

(x)           Funded Amount. At least two hundred fifty million dollars ($250,000,000) of cash (including the amounts required to be deposited to purchase the Unfulfilled Backstop Commitment and in respect of all Investment Replacements) in the aggregate shall have been deposited in Rights Offering Escrow Account and Backstop Escrow Account, as the aggregate Purchase Price for the Notes in the aggregate principal amount of not less than three hundred sixty-one million, one hundred and eleven thousand one hundred and eleven dollars ($361,111,111).

8.           Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby on the Plan Effective Date are subject to satisfaction of the following conditions (unless waived by the Company), except where the failure to satisfy any such condition is the result of a failure by the Company to comply with this Agreement:

(a)          PSA Approval Order; Disclosure Statement Order; Rights Offering Order; Plan and Confirmation Order. The Bankruptcy Court shall have entered the PSA Approval Order, the Disclosure Statement Order and the Rights Offering Order, and each such order shall be in form and substance reasonably acceptable to the Debtors. The Plan, as approved, and the Confirmation Order, as entered, by the Bankruptcy Court, shall each be in the form and substance reasonably acceptable to the Debtors, and the Confirmation Order shall be a Final Order.

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(b)          Conditions to Plan Effective Date. The conditions to the Plan Effective Date set forth in the Plan shall have been satisfied (or waived) in accordance with the Plan and the Plan Effective Date shall have occurred.

(c)          Representations and Warranties. The representations and warranties of the non-Defaulting Investors and non-Defaulting Unfulfilled Commitment Investors set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of the Plan Effective Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date).

(d)          Availability of Purchase Price. Three hundred million dollars ($300,000,000) in cash (including the amounts required to be deposited to purchase the Unfulfilled Backstop Commitment and in respect of all Investment Replacements) shall have been deposited in the Rights Offering Escrow Account and Backstop Escrow Account as the aggregate Purchase Price for the Notes, unless the Company agrees that such aggregate amount of cash may be a lesser amount, not less than two hundred fifty million dollars ($250,000,000) in respect of the Purchase Price for the Notes.

(e)          Approvals. All governmental and third party authorizations, approvals, consents or clearances necessary in connection with the Restructuring and the issuance or sale pursuant to this Agreement, the Plan (if applicable) and the Disclosure Statement of the Notes shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority, that would restrain, prevent or otherwise impose adverse conditions on the Restructuring or the issuance or sale of the Notes. The (i) Scheme of Arrangement in the Cayman Islands shall have taken effect upon the Grand Court’s order, (ii) the insolvency proceedings in Canada shall have taken effect and (iii) there shall be no pending insolvency proceedings or approvals that necessitate proceedings in any other foreign jurisdiction in connection with the Restructuring or that are required in order to consummate the Restructuring.

(f)          No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity, and no judgment, injunction, decree, other legal restraint or order of any federal, state or foreign court shall have been issued that prohibits the Restructuring, and no law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan, the Rights Offering or the transactions contemplated by this Agreement.

(g)          Plan Support Agreement. The Plan Support Agreement shall be in full force and effect (except as to the UCC) and shall not have been terminated in accordance with its terms.

(h)          Antitrust laws. If the purchase of the Notes by any of the Investors pursuant to this Agreement and the Rights Offering is subject to the terms of the Antitrust laws, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.

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9.           Survival of Representations and Warranties. The representations and warranties made in this Agreement will not survive the Closing Date. Covenants and agreements that by their terms are to be satisfied after the Closing Date shall survive until satisfied in accordance with their terms.

10.         Termination.

(a)          Termination by the Investors. The Requisite Investors may terminate this Agreement by written notice to the Company upon the occurrence and during the continuance of any of the following:

(i)          the termination of the Plan Support Agreement;

(ii)         upon the failure of the Debtors to:

(A)         obtain entry of the PSA Approval Order by the Bankruptcy Court as soon as reasonably practicable and in no event later than thirty-one (31) days after the date of this Agreement;

(B)         file the Plan and Disclosure Statement with the Bankruptcy Court by no later than November 4, 2016, which Plan and Disclosure Statement shall be in all respects reasonably acceptable to the Debtors and the Requisite Plan Sponsors;

(C)         [reserved];

(D)         obtain entry of the Disclosure Statement Order and the Rights Offering Order by the Bankruptcy Court no later than December 9, 2016, which orders shall be reasonably acceptable to the Requisite Plan Sponsors and the Debtors;

(E)         commence the Solicitation (as defined in the Plan Support Agreement) and Rights Offering no later than four (4) Business Days after both the entry of the Disclosure Statement Order and the Rights Offering Order by the Bankruptcy Court;

(F)         obtain the entry by the Bankruptcy Court of the Final Cash Collateral Order (as defined in the Plan Support Agreement) by no later than October 18, 2016, which order is reasonably acceptable in all respects to the Requisite Plan Sponsors and the Debtors; provided, however, if the Final Cash Collateral Order is not entered by October 18, 2016, the CHC Parties, the Requisite Plan Sponsors shall agree to a further Interim Cash Collateral Order through November 3, 2016, and the Final Cash Collateral Order reasonably acceptable in all respects to the CHC Parties and the Requisite Plan Sponsors shall be entered by no later than November 3, 2016;

(G)         obtain the entry of the Confirmation Order that is a Final Order by no later than March 3, 2017, which Confirmation Order is reasonably acceptable to the Debtors and the Requisite Plan Sponsors; or

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(H)         cause the Plan Effective Date to have occurred no later than thirty (30) days after the Bankruptcy Court’s entry of the Confirmation Order (unless extended in respect of the cure periods specified in Section 2(a) and Section 2(j)(i));

(iii)        the Bankruptcy Court denies the PSA Approval Motion (as defined in the Plan Support Agreement);

(iv)        an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the Plan or denying approval of the Disclosure Statement (unless, in either case, caused by a default of the Investors of their obligations hereunder or under the Plan Support Agreement, in which event the Investors shall not have the right to terminate this Agreement under this clause (iv));

(v)         the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

(vi)        the Bankruptcy Court having entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the CHC Cases (except for a CHC Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code, (C) dismissing any of the CHC Cases or (D) vacating, extending, terminating, amending or modifying in any material respect the Cash Collateral Orders (as defined in the Plan Support Agreement) without the consent of the Requisite Plan Sponsors in accordance with their approval rights under the Plan Support Agreement;

(vii)       upon the Debtors filing any motion or other request for relief seeking to (A) appoint an examiner with expanded powers or a trustee, (B) convert any of the CHC Cases to a case under chapter 7 of the Bankruptcy Code or (C) dismiss any of the CHC Cases;

(viii)      upon the withdrawal, waiver, amendment or modification by the Debtors of the Plan or any of the other Restructuring Documents (as defined in the Plan Support Agreement) or the filing of a pleading or notice seeking to withdraw, waive, amend or modify any term or condition of the Plan or any of the other Restructuring Documents, which withdrawal, waiver, amendment, modification or filing is not acceptable to the Requisite Plan Sponsors in accordance with their approval rights under the Plan Support Agreement;

(ix)         the Debtors take any action or file any Restructuring Document with the Bankruptcy Court (including any modifications or amendments thereof) that has not received the requisite approval of the Requisite Plan Sponsors under the Plan Support Agreement;

(x)          the Debtors file, propose or otherwise support any plan of liquidation, asset sale or a plan of reorganization other than the Plan;

(xi)         the Bankruptcy Court grants relief that is inconsistent with this Agreement or the Plan Support Agreement in any material respect, including confirmation of an Alternative Transaction;

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(xii)        the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Debtors having an aggregate fair market value in excess of fifteen million dollars ($15,000,000);

(xiii)       the termination of the consensual use of cash collateral under the Final Cash Collateral Order;

(xiv)       the termination of any commitment or agreement to provide the PK Financing or the ABL Financing (if applicable) to the Debtors, or to consummate the transactions contemplated by the Milestone Documents, pursuant to any of the documents related to any such commitment or agreement;

(xv)        the Debtors fail to timely pay the fees and expenses as set forth in this Agreement and the Plan Support Agreement;

(xvi)       the entry of an order by any court of competent jurisdiction invalidating, disallowing, subordinating or limiting, in any material respect, as applicable, the enforceability, priority or validity of the Secured Note Claims and the liens and security interests securing such claims;

(xvii)      if, other than the Foreign Proceedings Plan in Canada or the Cayman Islands, which proceedings in the Cayman Islands and Canada shall require the consent of the Requisite Plan Sponsors to be modified in a manner inconsistent with the Foreign Proceedings Plan, (i) an involuntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of (A) any Debtor, other than an immaterial Debtor, under any foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect or (B) any non-Debtor subsidiary, other than an immaterial direct or indirect subsidiary of the Debtors, under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereinafter in effect, and such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof or a court grants the relief sought in such involuntary proceeding; or (ii) a voluntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect in respect of any Debtor without the joint agreement of the Debtors and the Requisite Plan Sponsors;

(xviii)    the failure of the Debtors to maintain, or be reasonably projected to have, unrestricted cash liquidity (i.e., cash, cash equivalents and unrestricted availability under any financing arrangement for general working capital purposes) as of the Plan Effective Date (but without regard to the proceeds from the Rights Offering) in the amount set forth on Schedule 6(a)(xix) to the Plan Support Agreement (after accounting for payments to be made in connection with the Plan Effective Date), or such lesser amount as reasonably determined by the Debtors and the Requisite Plan Sponsors;

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(xix)       if the Company shall have breached any representation, warranty, covenant or other agreement made by the Company in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in the failure of a condition set forth in Section 7(i), Section 7(j) or Section 7(l), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by the Company by the fourth (4th) Business Day after giving notice thereof to the Company by the Requisite Investors other than with respect to an breach of the compliance with any of the milestones set forth in Section 10(a)(ii) and any other breach that is uncurable, for which no notice or cure period shall be required or apply;

(xx)        upon the occurrence of a Material Adverse Effect; or

(xxi)       the Debtors modify, amend or otherwise replace the Business Plan (as defined in the Plan Support Agreement) without the approval of the Requisite Plan Sponsors, each in their sole discretion.

(b)          Termination by the Company. The Company may terminate this Agreement by written notice to the Investors upon the occurrence of any of the following:

(i)          If any Plan Sponsor Investor shall have breached (other than an immaterial breach) any of their obligations, covenants, representations or warranties set forth in this Agreement, and such breach is continuing, which breach (i) would result in a condition set forth in Section 8 not to be satisfied and (ii) cannot be cured within two (2) Business Days after the Company provides written notice to the Plan Sponsor Investors of such breach (in which event upon failure to so cure within such time period); provided, however, that the Company shall not have the right to terminate this Agreement under this Section 10(b)(i) or otherwise to the extent that the Investors have agreed to provide aggregate funds in respect of the Rights Offering Notes and the Backstop Notes (including for the avoidance of doubt, Backstop Commitments by Replacing Investors) in an aggregate amount of three hundred million dollars ($300,000,000) for the Purchase Price for the Notes within ten (10) Business Days after the expiration of such cure periods in connection with the procedures under Section 2(j)(i);

(ii)         the termination of the Plan Support Agreement;

(iii)        upon the failure of any of the conditions set forth in Section 8(b)-(h) to be satisfied when required to be satisfied; or

(iv)        the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of a material portion of the Restructuring and such ruling or order is not vacated within fourteen (14) days;

provided that the Company may terminate this Agreement as to any Investor individually, and not as to all Investors, in connection with a breach (other than an immaterial breach) of any of such Investor’s obligations, covenants, representations or warranties set forth in this Agreement, and such breach is continuing and is not timely cured within two (2) Business Days after the Company provides written notice to such Investor of such breach (in which event upon failure to so cure within such time period). Notwithstanding the termination by the Company as to any individual Investor, the remaining Investors shall be entitled to their pro rata portion of the Put Option Premium pursuant to the terms of this Agreement.

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(c)          Mutual Agreement. This Agreement may be terminated by mutual written consent of the Company and the Requisite Investors.

(d)          Effect of Termination. Subject to Section 13, upon termination of this Agreement, each party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the transactions contemplated hereby or otherwise, that it would have been entitled to take had it not entered into this Agreement. Notwithstanding anything contained herein, if this Agreement is terminated as a result of a breach of this Agreement by a party hereto, such party shall not be released and shall remain liable for any damages resulting from such termination.

(e)          Non-Plan Sponsor Investors. In the event that any of this Agreement, the Plan Support Agreement, Rights Offering Procedures, Disclosure Statement, Plan or any document related to the Plan is amended in a manner that materially, adversely, directly and disproportionately affects an Investor (an “Affected Investor”) other than the Plan Sponsor Investors, then, regardless of whether the Plan Sponsor Investors elect to terminate their rights hereunder, such an Affected Investor may terminate its rights and obligations under this Agreement without any liability to the Company or the other Investors. An Affected Investor that has terminated its rights and obligations under this Agreement shall not be entitled to its pro rata portion of the Put Option Premium.

11.         Commercially Reasonable Efforts.

(a)          Without in any way limiting any other respective obligation of the Company in this Agreement or in the Plan Support Agreement, the Company shall use its commercially reasonable efforts to take or cause to be taken all such actions, and do or cause to be done all such things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, the Plan Support Agreement and the Plan, including to cause the conditions set forth in Section 7 to be satisfied and to consummate the Restructuring, and to:

(i)          timely prepare and file all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to seek to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii)         execute, acknowledge and deliver to the Investors or other parties such other instruments, documents and certificates, and take such other actions as the Requisite Investors may reasonably request, in each case, in order to consummate the Restructuring,

(iii)        subject to their professional responsibilities, defend any Legal Proceedings in any way challenging (A) this Agreement, the Plan or the Restructuring, (B) any Restructuring Document or (C) the consummation of the Restructuring, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; and

49

(iv)        cooperate in good faith to finalize all documents relating to the Restructuring.

For purposes of this Agreement, “Legal Proceeding” shall mean any governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, notice of non-compliance or proceedings.

(b)          In accordance with the Plan Support Agreement, the Company shall provide or cause to be provided a draft of all motions, applications, pleadings, schedules, Orders, reports or other material papers (including all material memoranda, exhibits, supporting affidavits and evidence and other supporting documentation) in the CHC Cases relating to or affecting the Backstop Commitment in advance of filing the same with the Bankruptcy Court. All such motions, applications, pleadings, schedules, Orders, reports and other material papers shall be in form and substance reasonably acceptable to the Requisite Plan Sponsors pursuant to the requirements of the Plan Support Agreement.

(c)          Nothing contained in this Section 11 shall limit the ability of any Investor to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the CHC Cases to the extent not inconsistent with the Plan Support Agreement or this Agreement.

(d)          Without in any way limiting any other respective obligation of the Investors in this Agreement, each of the Investors shall use its commercially reasonable efforts to cooperate with the Company in order to consummate and make effective the transactions contemplated by this Agreement, the Plan Support Agreement and the Plan, including to (i) cause the conditions set forth in Section 8 to be satisfied, (ii) execute, acknowledge, and deliver to the Company or other parties such other instruments, documents and certificates, and take such other actions as the Company may reasonably request, in each case, in order to consummate the Restructuring and (iii) cooperate in good faith to finalize all documents relating to the Restructuring.

12.         Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses (or to such other addresses as any party may from time to time notify in writing to the other parties pursuant hereto):

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If to the Plan Sponsor Investors, to each of the undersigned Plan Sponsor Investors at the addresses listed on the signatures pages hereto,

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
Attention: Michael S. Stamer

One Bryant Park

New York, NY  10036

E-mail: mstamer@akingump.com

and

Akin Gump Strauss Hauer & Feld LLP

Attention: James Savin

1333 New Hampshire Ave., N.W.

Washington, DC  20036

E-mail: jsavin@akingump.com

If to the Investors that are not Plan Sponsor Investors, to each of such undersigned Investors at the addresses listed on the signatures pages hereto,

with a copy (which shall not constitute notice) to:

Brown Rudnick LLP

Attention: Steven B. Levine, Esq.

One Financial Center

Boston, MA 02111

E-mail: slevine@brownrudnick.com

If to the Company, to:

CHC Group Ltd.
600 E. Las Colinas Blvd., Suite 1000
Irving, TX  75039

Attention:	Hooman Yazhari
Telephone:	(214) 262-7300
E-mail:	hooman.yazhari@chc.ca

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153

Attention:	Gary T. Holtzer, Esq.
Kelly DiBlasi, Esq.
Facsimile:	(212) 310-8007

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E-mail:	gary.holtzer@weil.com
kelly.diblasi@weil.com

and

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX  75201

Attention:	Stephen A. Youngman, Esq.
Facsimile:	(214) 746-7777
E-mail:	stephen.youngman@weil.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

13.         Survival. Notwithstanding the termination of this Agreement, the agreements and obligations of the parties hereto in Section 2(b), Section 2(c), Section 2(d), Section 2(e) (solely with respect to accrued and unpaid expenses through the date of termination), Section 2(j), the last sentence of Section 2(k)(iv), Section 5(i), the last sentence of Section 10(b), Section 10(d), Section 10(e), Sections 12 through 18, and Sections 21, 22, 24, 25, 26 and 28 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided that any liability of a party for failure to comply with the terms of this Agreement shall survive such termination.

14.         Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

15.         Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect. Upon any such determination of invalidity, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16.         Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the Company and the Requisite Investors, other than an assignment by an Investor permitted by Section 2(i). This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

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17.         Complete Agreement.

(a)          This Agreement (including the Exhibits, the schedules and the other documents and instruments referred to herein, including the Plan Support Agreement) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed between the Company and any other party hereto will continue in full force and effect.

(b)          Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (including any amendments, supplements or modification thereof) or an affirmative vote to accept the Plan submitted by any Investor, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (including any amendments, supplements or modification thereof) shall alter, amend or modify the rights of the Investors under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 20.

18.         Governing law; Waiver of Trial by Jury.

(a)          This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof and, to the extent applicable, the Bankruptcy Code. Each of the parties irrevocably agrees that any legal action, suit or proceeding (each, a “Proceeding”) arising out of or directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory) brought by any party hereto or its successors or permitted assigns shall be brought and determined in the Bankruptcy Court during the pendency of the CHC Cases; provided that, if the Bankruptcy Court lacks jurisdiction, the parties hereto consent and agree than any such Proceeding shall be brought exclusively in a court of the State of New York.

(b)          Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any Proceeding arising out of or directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto hereby irrevocably agrees service of process, summons, notice or document addressed to them at their respective addresses provided in Section 12 shall be effective service of process against it for any such Proceeding brought in any such court.

19.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph.

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20.         Amendments and Waivers. Except as otherwise expressly set forth herein, this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended or supplemented except in a writing signed by the Company and the Requisite Investors; provided that each Investor’s prior written consent shall be required for any amendment, restatement, modification, supplement or other change that would have the effect of (i) modifying such Investor’s Backstop Commitment or Investor Percentage, (ii) increasing the Purchase Price to be paid in respect of the Rights Offering Notes or the Backstop Notes or decreasing the Put Option Premium, (iii) changing this Section 20, (iv) changing the terms or conditions to the payment of the Put Option Premium or (v) otherwise materially, adversely, disproportionately and directly affecting such Investor. No delay on the part of any party hereto in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity. For purposes of this Agreement, “Requisite Investors” shall mean Investors holding more than 50% of the Backstop Commitments; provided that the Backstop Commitments held by a Defaulting Investor shall be excluded for purposes of determining Requisite Investors.

21.         Specific Performance. It is understood and agreed by the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party hereto and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy. The parties hereto hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the parties hereto and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the parties hereto under this Agreement. Each party hereto hereby waives any requirement for the security or posting of any bond in connection with such remedies.

22.         Other Interpretive Matters.

(a)          Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (ii) any reference in this Agreement to $ shall mean U.S. dollars; (iii) all Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement; (iv) words imparting the singular number only shall include the plural and vice versa; (v) the words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (vi) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement; and (viii) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. For the purposes of this Agreement, “Affiliates” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). References to the “subsidiaries” of the Company or any similar reference herein include the direct and indirect subsidiaries of the Debtors and any entities that are deemed to be variable interest entities in accordance with GAAP in which the Company owns an equity interest, which are consolidated under the Company’s consolidated financial statements.

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(b)          In the event of any inconsistencies between the terms of this Agreement (without reference to the Exhibits) and the Term Sheet or the Plan Support Agreement, the terms of this Agreement shall control.

(c)          The parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

23.         Further Assurances. Subject to the terms hereof, each of the parties shall take such action as may be reasonably necessary or reasonably requested by the other parties to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

24.         No Reliance. No Investor or any of its Affiliates shall have any duties or obligations to the other Investors in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Investor or any of its Affiliates shall be subject to any fiduciary or other implied duties to the other Investors, (b) no Investor or any of its Affiliates shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Investor, (c)(i) no Investor or any of its Affiliates shall have any duty to the other Investors to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Investors any information relating to the Company or any of its subsidiaries that may have been communicated to or obtained by such Investor or any of its Affiliates in any capacity and (ii) no Investor may rely, and confirms that it has not relied, on any due diligence investigation that any other Investor or any Person acting on behalf of such other Investor may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Investor acknowledges that no other Investor is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Notes or its Backstop Commitment.

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25.         No Interpretation Against Drafter. This Agreement is the product of negotiations between the parties hereto represented by counsel, and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

26.         Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Investors shall consult with each other prior to issuing any press releases, public documents and public filings (and provide each other a reasonable opportunity to review and comment upon such release, and the Company will consider in good faith any comments the Requisite Investors have to any such documents) or otherwise making public announcements with respect to the transactions contemplated by this Agreement; provided that nothing in this Section 26 or elsewhere in this Agreement shall modify the approval rights of any party hereto under the Plan Support Agreement; and provided further that nothing in this Section 26 shall prohibit any party hereto from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the CHC Cases.

27.         Effectiveness. This Agreement shall become effective and binding upon each Party upon the execution and delivery by all Parties of an executed signature page hereto and upon the execution of the Plan Support Agreement by all parties thereto; provided that this Agreement shall only become effective and binding on the Debtors upon entry by the Bankruptcy Court of the PSA Approval Order except, for the avoidance of doubt, the Debtors shall be immediately obligated, upon the execution by all Parties hereto, to comply with the provisions of Section 5(a)(i), Section 5(f), Section 11(a) and Section 11(b) of this Agreement.

28.         Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed comprehensive settlement of matters that could otherwise by the subject of litigation among the parties hereto. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to obtain Bankruptcy Court approval hereof and a proceeding to enforce this Agreement’s terms. Nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the parties hereto to protect and preserve its rights, remedies and interests, including its Claims against any of the other parties hereto (or their respective affiliates or subsidiaries) or its full participation in the CHC Cases. This Agreement shall in no event be construed as or be deemed an admission or concession on the part of any party of any Claim or fault or liability or damages whatsoever. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the CHC Cases (other than a Legal Proceeding to approve or enforce the terms of this Agreement).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHC GROUP LTD.

By:	/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Senior Vice President, Legal & Administration

INVESTOR

Future Fund Board of Guardians
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunity (F), L.P

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities V AIV II (Master), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities VI-A, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities VI-B (Master), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Bain Capital High Income Partnership, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (CalPERS), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (E), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (FSS), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (PSERS), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Managed Account (TCCC), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Rio Grande FMC, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sears Holdings Pension Trust
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities VI-EU (Master), L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Sankaty Credit Opportunities VI-G, L.P.

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

Los Angeles County Employees Retirement Association
By: Bain Capital Credit, LP, as Manager

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

American Century Capital Portfolios,
Inc. – AC Alternatives Income Fund
By: Bain Capital Credit, LP as Subadvisor

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Executive Vice President

INVESTOR

AllianceBernstein L.P.

By:	/s/ Will Smith
Name: Will Smith
Title: Vice President – Fixed Income

INVESTOR

Wayzata Opportunities Fund III, L.P.
By: WOF III GP, L.P., its General Partner
By: WOF III GP, LLC, its General Partner

By:	/s/ Patrick Halloran
Name: Patrick Halloran
Title: Authorized Signatory

INVESTOR

Wayzata Opportunities Fund Offshore III, L.P.
By: Wayzata Offshore GP III, LLC, its General Partner

By:	/s/ Patrick Halloran
Name: Patrick Halloran
Title: Authorized Signatory

INVESTOR

CARL MARKS STRATEGIC OPPORTUNITES FUND II, L.P.

By:	/s/ James F. Wilson
Name: James F. Wilson
Title: Managing Member

INVESTOR

CARL MARKS STRATEGIC INVESTMENTS, L.P.

By:	/s/ James F. Wilson
Name: James F. Wilson
Title: Managing Member

INVESTOR

Tennenbaum Special Situations IX-O, LP

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Tennenbaum Special Situations IX-C, LP

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Tennenbaum Special Situations IX, LLC

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Tennenbaum Opportunities Fund VI, LLC
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Tennenbaum Special Situations IX-S, LP
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

INVESTOR

Marble Ridge Capital L.P.

By:	/s/ Dan Kamensky
Name: Dan Kamensky
Title: Managing Investor

INVESTOR

Solus Alternative Asset Management LP

By:	/s/ C.J. Lanktree
Name: C.J. Lanktree
Title: EVP/Portfolio Manager

INVESTOR

FHIT-Franklin High Income Fund
BY: Franklin Advisers, Inc., its investment manager

By:	/s/ Glenn Voyles
Name: Glenn Voyles
Title: VP / Director of Portfolio Management

Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement (including any obligations and restrictions) shall only apply to FHIT – Franklin High Income Fund (the “Fund”) and shall not apply to any other fund or account managed by Franklin Advisers, Inc. or its affiliates. The Fund’s agreement to enter into this Agreement is conditioned upon the preceding sentence.

Exhibit A

Investor	Backstop Commitment Amount	Purchase Price	Investor Percentages (%)
AllianceBernstein L.P.	$82,667,634	$57,231,439	19.1
Bain Capital Credit, LP	$156,549,473	$108,380,404	36.1
Carl Marks Management Company	$52,179,321	$36,124,146	12.0
FHIT-Franklin High Income Fund	21,667,667	$15,000,000	5.0
Marble Ridge Capital LP	$8,199,554	$5,676,614	1.9
Solus Alternative Asset Management LP	$20,689,335	$14,323,386	4.8
Tennenbaum Capital Partners	$28,138,165	$19,480,268	6.5
Wayzata Investment Partners LLC	$63,243,184	$43,783,743	14.6
Total	$433,333,333	$300,000,000	100.0%

Exhibit B

Term Sheet

CHC GROUP LTD., ET AL.
Joint Plan Of Reorganization Term Sheet

This term sheet (THe “term sheet”) PRESENTS THE MATERIAL TERMS OF A proposed JOINT chapter 11 plan of reorganization for CHC GROUP LTD. and certain of its subsidiaries who are debtors and debtors in possession (collectively, the “Debtors”) in chapter 11 cases (the “chapter 11 cases” and, the date on which such Chapter 11 Cases commenced, the “Petition Date”) currently pending in the united states bankruptcy court for the NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION (the “Bankruptcy Court”).

THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER OR A LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY, NOR DOES IT CONSTITUTE AN OFFER OF SECURITIES OR A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF A JOINT CHAPTER 11 PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE.

ThIS Term Sheet is a settlement proposal in furtherance of settlement discussions. Accordingly, thIS Term Sheet is protectED BY Rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential settlement discussions.

RESTRUCTURING SUMMARY

Overview

This Term Sheet describes the material terms of a joint chapter 11 plan of reorganization (the “Plan of Reorganization”) that will be sponsored by the entities identified on Exhibit A attached hereto (collectively, the “Plan Sponsors”) and will be implemented in accordance with a plan support agreement (the “Plan Support Agreement”),[1] which shall be entered into by the Debtors, the Plan Sponsors, the Official Committee of Unsecured Creditors (the “UCC”), the individual creditors that execute the Plan Support Agreement and are identified on Exhibit B attached hereto (the “Individual Creditor Parties”) and Milestone Aviation Group Limited and certain of their affiliates (collectively, “Milestone” and, together with the Plan Sponsors, the Debtors, the UCC and the Individual Creditor Parties, the “Settlement Parties”).

Unless as otherwise specified herein, all documents (the “Restructuring Documents”), including, without limitation, the PSA Approval Order (as defined below), the Plan of Reorganization, and all exhibits and schedules thereto, the Disclosure Statement, pleadings, proposed orders and other filings with the Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”), implementing the restructuring contemplated by this Term Sheet shall be consistent with this Term Sheet and otherwise reasonably acceptable to the Debtors, the UCC and the Requisite Plan Sponsors; provided, however, all Governance Matters (as defined below) shall be determined as set forth herein.

The “PSA Approval Order” means an order of the Bankruptcy Court that, among other things, authorizes and approves (i) the Debtors’ entry into the Plan Support Agreement and the Backstop Agreement (as defined below), (ii) the UCC’s entry into the Plan Support Agreement, (iii) the Debtors’ payment of the Put Option Premium (as defined below) to the Backstop Commitment Parties (as defined below), and (iv) the Milestone Term Sheet (as defined below) and the transactions contemplated therein.

The “Effective Date” means the date on which the substantial consummation (as that term is defined by section 1101(2) of title 11 of the United States Code (the “Bankruptcy Code”) of the Plan of Reorganization occurs.

1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan Support Agreement.

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GLOBAL SETTLEMENT

Global Settlement

The terms set forth in this Term Sheet represent an integrated global settlement of any and all potential issues among the Settlement Parties, including, without limitation: (i) any issues with respect to amount, value and treatment under the Plan of Reorganization of claims, including the Secured Notes Claims, claims arising out of the Debtors’ senior unsecured notes due 2021 (the “Unsecured Notes Claims”), and other General Unsecured Claims; (ii) validity, extent and priority of the liens securing the Secured Notes; (iii) value of unencumbered assets; (iv) any potential adequate protection or diminution in value claim held by holders of the Secured Notes; (v) any potential claim to surcharge collateral under Bankruptcy Code section 506(c); and (vi) Plan Equity Value (as defined below) and total enterprise value (collectively, the “Settled Claims”). Notwithstanding the foregoing, nothing herein or in the Plan Support Agreement shall be considered any Settlement Parties’ view or admission of any kind whatsoever by any of the Settlement Parties with respect to the Settled Claims or any term of the Global Settlement.

As will be more fully detailed in the Plan Support Agreement, each of the Settlement Parties will use commercially reasonable efforts to have the Plan of Reorganization proposed, confirmed and consummated as soon as possible and the Debtors shall take appropriate steps to oppose, challenge and object to any alternative plan of reorganization or other restructuring transaction. Notwithstanding the foregoing and as will be set forth in the Plan Support Agreement, neither the UCC (including its members in such members’ capacity as a member of the UCC) nor the Debtors shall be required to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would, upon the advice of counsel, cause such party to breach its fiduciary obligations under the Bankruptcy Code and applicable law (any such action, or refraining to take such action, a “Fiduciary Action”). For the avoidance of doubt, and notwithstanding any provisions to the contrary herein or in the Plan Support Agreement, in order to fulfill the Debtors’ and the UCC’s fiduciary obligations, the Debtors and/or the UCC may analyze and consider unsolicited proposals or offers for any alternative chapter 11 plan or restructuring transaction and may ask clarifying questions regarding that offer (but not negotiate, counter or seek to alter any of the terms therein) without terminating, or breaching its obligations under, this Term Sheet or the Plan Support Agreement; provided however, that if the Debtors take a Fiduciary Action, such Fiduciary Action will result in a termination of the Plan Support Agreement and the Backstop Agreement (as defined below), which shall in turn result in the Put Option Premium (as defined below) becoming due and payable.

AGREEMENT WITH MILESTONE

Agreement with Milestone	Terms of the agreement with Milestone, including, without limitation, committed lease and financing terms, shall be set forth in a term sheet to be attached as an exhibit to the Plan Support Agreement (the “Milestone Term Sheet”). All definitive documents implementing the terms thereof shall be consistent in all material respects with the Milestone Term Sheet and otherwise in all respects reasonably acceptable to the Debtors, Milestone, the Requisite Plan Sponsors, and the UCC.

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THE RIGHTS OFFERING

Rights Offering

In connection with the Plan of Reorganization, the Debtors will solicit participation in a rights offering (the “Rights Offering”) to purchase the New Second Lien Convertible Notes (as defined below) for an aggregate principal amount of $300.0 million, which, when adjusted for the original issue discount and Equitization Premium (as defined below), purchases $433.3 million of New Second Lien Convertible Notes. Pursuant to the Rights Offering, the $300.0 million investment shall be allocated $280.0 million to the holders of Senior Secured Notes Claims (as defined below) and $20 million to the holders of Unsecured Notes Claims. Each eligible holder of a Senior Secured Notes Claim or an Unsecured Notes Claim that participates in the Rights Offering shall receive its pro rata share of its respective group’s allocation of the New Second Lien Convertible Notes.[2] The New Second Lien Convertible Notes shall convert into New Common Shares in accordance with the terms of the New Second Lien Convertible Notes term sheet attached hereto as Exhibit D. The Rights Offering shall be fully backstopped as set forth herein.

In consideration for the settlements and agreements contained herein, the holders of Senior Secured Notes have agreed to equitize their Senior Secured Notes Secured Claims (as defined below) under the Plan of Reorganization, which equitization shall include the issuance of an additional $100.0 million of New Second Lien Convertible Notes in the Rights Offering (the “Equitization Premium”). The Equitization Premium shall be shared ratably by all participants in the Rights Offering.

“New Common Shares” means the membership interests of either (a) CHC Group Ltd. (“CHC”), as reorganized pursuant to the Plan of Reorganization or (b) such other newly formed entity, whose corporate form and jurisdiction of incorporation shall be determined in accordance with the Governance Matters set forth herein (either (a) or (b), “Reorganized CHC”), to be issued on the Effective Date as provided herein.

The subscription documents for the Rights Offering will provide that all parties who subscribe to purchase the New Second Lien Convertible Notes must vote in favor of, and not object to, the Plan of Reorganization.

Notwithstanding the foregoing or anything herein to the contrary, the Backstop Commitment Parties shall participate in the Rights Offering in their capacities as beneficial holders of the Senior Secured Notes Claims or Unsecured Notes Claims, as applicable.

The procedures for the Rights Offering shall be determined by the Debtors, the UCC, and the Plan Sponsors and, solely to the extent provided in the Plan Support Agreement or Backstop Agreement, the Individual Creditor Parties.

New Second Lien Convertible Notes	$464.1 million in face amount of second lien convertible notes (the “New Second Lien Convertible Notes”), the terms of which are set forth on the term sheet attached hereto as Exhibit D (the “Convertible Notes Term Sheet”). All definitive documents implementing the terms thereof shall be consistent in all material respects with the Convertible Notes Term Sheet and otherwise in all respects reasonably acceptable to the Requisite Plan Sponsors, UCC and the Debtors. The New Second Lien Convertible Notes shall not bear or pay non-default interest and shall be convertible into 85.4% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP), on the terms and conditions set forth in the Convertible Notes Term Sheet.

2 Non-Eligible Holders (as defined in the Rights Offering Procedures) of Allowed Unsecured Notes Claims and Allowed Senior Secured Notes Claims shall have the opportunity to receive their pro rata share of a specified distribution of New Common Shares. The terms and conditions of such distributions for Non-Eligible Holders will be set forth in further detail in the Rights Offering Procedures.

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Backstop Commitment

“Backstop Commitment” means the obligation of the Plan Sponsors and Individual Creditor Parties identified on Exhibit C attached hereto (the “Backstop Commitment Parties”) to purchase the New Second Lien Convertible Notes in the Rights Offering in the amounts set forth on Exhibit C attached hereto, and subject in all respects to the terms of this Term Sheet and the Backstop Agreement.

The Backstop Commitment shall be documented pursuant to an agreement on terms and conditions consistent with this Term Sheet and otherwise acceptable to the Debtors, the UCC and the Plan Sponsors (the “Backstop Agreement”), each in their sole discretion, and, solely to the extent provided in the Plan Support Agreement or Backstop Agreement, acceptable to the Individual Creditor Parties, which agreement shall be attached to the Plan Support Agreement and approved by the Bankruptcy Court pursuant to the PSA Approval Order.

Put Option Premium

The “Put Option Premium” means a nonrefundable aggregate premium payable on the Effective Date of the Plan of Reorganization to the Backstop Commitment Parties in additional New Second Lien Convertible Notes in a principal amount of $30.8 million. If the Backstop Agreement is terminated (other than due to the occurrence of certain termination events specifically excluded in the Backstop Agreement), the Put Option Premium shall be payable to the Backstop Commitment Parties in cash (as opposed to additional New Second Lien Convertible Notes) in the amount of $21.33 million, and shall be fully due upon termination of the Backstop Agreement and payable in two equal installments of (x) $10.665 million immediately upon the termination of the Backstop Agreement, and (y) $10.665 million upon the consummation of any plan, sale or other restructuring transaction; it being understood that any Backstop Commitment Party that breaches the Backstop Agreement or the Plan Support Agreement shall not be entitled to its pro rata share of the Put Option Premium under any circumstances.

The $30.8 million in New Second Lien Convertible Notes issued in respect to the Put Option Premium shall be convertible into 5.67% of the New Common Stock on a fully diluted basis (but subject to dilution for the MIP). Of this amount, 5.29% shall be allocated to the Plan Sponsors and 0.38% shall be allocated to the Individual Creditor Parties.

The Put Option Premium shall be fully earned by the Backstop Commitment Parties upon approval of the Backstop Commitment. While the Put Option Premium may be asserted against each Debtor, if the Put Option Premium is paid in cash, the Backstop Commitment Parties shall not receive more than $21.4 million in the aggregate on account of such Put Option Premium, and, in each such case, shall constitute an administrative expense claim against each of the Debtors which shall be pari passu with all other administrative expenses. The Put Option Premium shall be payable on a ratable basis to the Backstop Commitment Parties based on such party’s respective share of the Backstop Commitment set forth on Exhibit C attached hereto.

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Transferability

The Backstop Commitment Parties’ respective commitments under the Backstop Agreement shall not be transferable; provided, that such commitments shall be transferrable from one Backstop Commitment Party to another Backstop Commitment Party or from any Backstop Commitment Party to any of its affiliates, as long as such affiliates are or become signatories to the Plan Support Agreement and the Backstop Agreement; provided however, that the assigning party shall not be released from its obligations under the Backstop Agreement.

The rights provided to holders of Senior Secured Notes Claims and Unsecured Notes Claims in the Rights Offering (the “Rights”) shall not be assignable or detachable, and shall not be transferrable other than in connection with the transfer of the corresponding Senior Secured Notes Claims or Unsecured Notes Claims, as applicable.  After a Right has been exercised by submitting an election form, the underlying Senior Secured Notes Claim or Unsecured Notes Claim will cease to be transferrable, and the holder of such Senior Secured Notes Claim or Unsecured Notes Claim shall not transfer any such Senior Secured Notes Claims or Unsecured Notes Claims unless such holder transfers with such Claim(s) the right to receive the proceeds of the exercise of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities.

Several Obligations	The Backstop Commitment Parties’ respective commitments and obligations under the Backstop Agreement shall be several obligations and neither joint nor joint and several obligations and, unless otherwise expressly agreed in writing by a Backstop Commitment Party, no Backstop Commitment Party shall have any liability for any obligation of another Backstop Commitment Party; provided, however, that each Backstop Commitment Party shall be liable for its pro rata share of the Backstop Commitment of any Backstop Commitment Party which breaches its obligations up to an aggregate amount of $20 million (the “Backstop Breach Commitment”). For the avoidance of doubt, pursuant to the Backstop Breach Commitment, each Backstop Commitment Party shall be liable only for its pro rata share of up to $20 million in the aggregate (not up to $20 million per Backstop Commitment Party) resulting from the breach by one or more Backstop Commitment Party.

Oversubscription Rights

None; provided, that, subject to the Backstop Breach Commitment, in the event that a Backstop Commitment Party defaults in its Backstop Commitment obligations, then the other Backstop Commitment Parties shall have the right, but not the obligation, to purchase such defaulting Backstop Commitment Party’s Backstop Commitment obligations.

TREATMENT OF CLAIMS AND INTERESTS

Non-Substantive Consolidation	The Plan shall not provide for the substantive consolidation of any Debtor’s estate with any other Debtor.

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Administrative Expense Claims[3]	Except with respect to Administrative Expense Claims that are Professional Fee Claims (as defined below) or Priority Tax Claims (as defined below), and except to the extent that a holder of an allowed Administrative Expense Claim (including a claim arising under section 503(b)(9) of the Bankruptcy Code that has not been paid pursuant to a motion filed with the Bankruptcy Code) and the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, agree to a less favorable treatment, each holder of an allowed Administrative Expense Claim shall, in full and final satisfaction of its claim, be paid in full in cash; provided, however, that allowed Administrative Expense Claims that arise in the ordinary course of the Debtors’ business, including Administrative Expense Claims arising from or with respect to the sale of goods or services on or after the Petition Date, the Debtors’ executory contracts and unexpired leases, and all Administrative Expense Claims that are Intercompany Claims (as defined below), shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions, without further action by the holders of such Administrative Expense Claims or further approval by the Bankruptcy Court.

Professional Fee Claims[4]	All final requests for payment of Professional Fee Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court and paid in full in cash.

Priority Tax Claims[5]	Except to the extent that a holder of an allowed Priority Tax Claim and the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, agree to a less favorable treatment, each holder of an allowed Priority Tax Claim shall receive, at the option of the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, in full and final satisfaction of such claim either (i) cash in an amount equal to such allowed Priority Tax Claim, (ii) equal annual installment payments in cash, of a total value, as of the Effective Date, equal to the allowed amount of such claim, over a period ending not later than five (5) years after the Petition Date, or (iii) treatment in a manner not less favorable than the most favored non-priority unsecured claim provided for by the Plan.

Revolving Credit Agreement Claims[6]	Holders of allowed Revolving Credit Agreement Claims shall receive, in full and final satisfaction of their claims, a new term note in the amount of their claim in accordance with section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court or such other treatment that is reasonably acceptable to the Debtors, the UCC, and the Requisite Plan Sponsors.

[3]	“Administrative Expense Claim” means a claim for the costs and expenses of administration of the Debtors’ chapter 11 estates pursuant to section 503(b) and 507(a)(2) of the Bankruptcy Code.

[4]	“Professional Fee Claim” means any claim for accrued fees and expenses (including success fees) for services rendered and expenses incurred by a professional subject to the Court’s approved interim compensation procedures from the Petition Date through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. For the avoidance of doubt, the fees and expenses of indenture trustees does not constitute a Professional Fee Claim.

[5]	“Priority Tax Claim” means any claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

[6]	“Revolving Credit Agreement Claims” means claims arising out of that certain Credit Agreement, dated as of January 23, 2014 (as amended, restated, supplemented, or otherwise modified from time to time) by and among, inter alios, CHC SA and the other borrowers party thereto, with the lenders and issuing banks party thereto from time to time, HSBC Bank PLC, as administrative agent and HSBC Corporate Trustee Company (UK) Limited, as collateral agent.

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ABL Credit Agreement Claims[7]	If the Debtors are able to reach an agreement with the lenders under the ABL Credit Agreement on a restructuring of the obligations thereunder, any term sheet setting forth the terms and conditions of such agreement (the “ABL Term Sheet”) to be submitted to the Court shall be in all respects reasonably acceptable to the Debtors, the Plan Sponsors, and the UCC. All definitive documents implementing the terms thereof shall be in all respects reasonably acceptable to the Debtors, the Requisite Plan Sponsors, and the UCC.

Senior Secured Notes Claims[8]

Subject to the Senior Secured Notes agreement to waive distribution on the Senior Secured Notes Deficiency Claim (as defined below), the Senior Secured Notes Claims shall be allowed in the aggregate amount of no less than $1.067 billion (the “Senior Secured Notes Secured Claims”).

Each holder of an allowed Senior Secured Notes Secured Claim shall receive, on account of and in full and final satisfaction thereof, its pro rata share of: (i) 79.5% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 11.6% of the New Common Shares, after dilution (as of the Effective Date) on account of the New Second Lien Convertible Notes (as if the New Second Lien Convertible Notes converted on the Effective Date), but prior to dilution on account of the MIP); and (ii) rights to participate in $280 million of the Rights Offering investment for the New Second Lien Convertible Notes, the number of shares of New Common Shares issuable upon conversion of such New Second Lien Convertible Notes will initially be equal to 74.4% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP) as of the Effective Date (i.e. $404.4 million face amount of the New Second Lien Convertible Notes as of the Effective Date).

Of the distribution to Senior Secured Notes Claims, up to 1% of the New Common Shares (after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP) shall be made available to holders of Senior Secured Notes Claims that are Non-Eligible Offerees who make a timely election on the terms and conditions set forth in the Rights Offering Procedures, with any unclaimed portion of such New Common Shares being distributed pro rata to all holders of Senior Secured Notes Claims.

The resulting deficiency claims of holders of Senior Secured Notes Claims (the “Senior Secured Notes Deficiency Claims”) shall be classified and vote as General Unsecured Claims; provided, however, the holders of Senior Secured Notes Claims shall waive any recovery on account of the Senior Secured Notes Deficiency Claims.

[7]	“ABL Credit Agreement Claims” means claims arising out of that certain Credit Agreement, dated as of June 12, 2015 (as amended, restated, supplemented or otherwise modified from time to time) with the lenders and issuing banks party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as administrative agent and BNP Paribas SA, as collateral agent (the “ABL Credit Agreement”).

[8]	“Senior Secured Notes Claims” means claims arising out of that certain Indenture, dated as of October 4, 2010 (as amended, restated, supplemented, or otherwise modified from time to time) by and among CHC SA, as issuer, the Bank of New York Mellon, as indenture trustee, and HSBC Corporate Trustee Company (UK) Limited, as collateral agent.

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Other Secured Claims[9]	To the extent that any Other Secured Claim exists, except to the extent that a holder of an allowed Other Secured Claim agrees to less favorable treatment with the Debtors, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, each holder of an allowed Other Secured Claim shall, in full and final satisfaction of such claim, (i) be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an allowed Other Secured Claim to demand or to receive payment of such allowed Other Secured Claim prior to the stated maturity of such allowed Other Secured Claim from and after the occurrence of a default, (ii) receive cash in an amount equal to such allowed Other Secured Claim as determined in accordance with section 506(a) of the Bankruptcy Code, on the later of the initial distribution date under the Plan and thirty (30) days after the date such Other Secured Claim is allowed (or as soon thereafter as is practicable), or (iii) receive the collateral securing its allowed Other Secured Claim on the later of the initial distribution date under the Plan and the date such Other Secured Claim becomes an allowed Other Secured Claim, or as soon thereafter as is reasonably practicable, in each case as determined by the Debtors and consented to by the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld.

Other Priority Claims[10]	Except to the extent that a holder of an allowed Other Priority Claim and the Debtors agree, with the consent of the Requisite Plan Sponsors and the UCC, not to be unreasonably withheld, to less favorable treatment to such holder, each holder of an allowed Other Priority Claim shall receive, in full and final satisfaction of such claim, payment in full in cash; provided, however, that any Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

General Unsecured Claims[11]

Holders of allowed General Unsecured Claim (other than on account of the Senior Secured Notes Deficiency Claims) shall receive, in the aggregate in full and final satisfaction of their claims, (i) 20.5% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 3.0% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP); (ii) rights to participate in $20 million of the Rights Offering investment for the New Second Lien Convertible Notes, the number of shares of New Common Shares issuable upon conversion of such New Second Lien Convertible Notes will be equal to 5.3% of the New Common Shares on a fully diluted basis (but subject to dilution for the MIP) as of the Effective Date (i.e. $28.9 million face amount of the New Second Lien Convertible Notes as of the Effective Date); and (iii) the New Unsecured Notes.

[9]	“Other Secured Claim” means any secured claim that is not a Revolving Credit Agreement Claim, ABL Claim, or Senior Secured Notes Claim.

[10]	“Other Priority Claim” means any claim asserting a priority described in section 507(a) of the Bankruptcy Code that is not: (a) an Administrative Expense Claim; (b) a Professional Fee Claim; or (c) a Priority Tax Claim.

[11]	“General Unsecured Claim” means any unsecured claim against any Debtor including, without limitation, Unsecured Notes Claims, claims on account of the Debtors’ rejection of executory contracts or unexpired leases, ABL Deficiency Claim and the Senior Secured Notes Deficiency Claims. For the avoidance of doubt, Intercompany Claims are not included in the definition of General Unsecured Claims.

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Of the distributions to holders of General Unsecured Claims, holders of Unsecured Notes Claims shall receive (i) 8.9% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 1.3% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes), but prior to dilution on account of the MIP; and (ii) all rights to participate in $20 million of the Rights Offering investment for the New Second Lien Convertible Notes (collectively, the “Unsecured Notes Distribution”). Of the Unsecured Notes Distribution, up to 0.1% of the New Common Shares (after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP) shall be made available to holders of Unsecured Notes Claims that are Non-Eligible Offerees who make a timely election on the terms and conditions set forth in the Rights Offering Procedures, with any unclaimed portion of such New Common Shares being distributed pro rata to all holders of Unsecured Notes Claims.

Holders of General Unsecured Claims (other than Unsecured Notes Claims) shall receive (i) 11.6% of the New Common Shares, prior to dilution on account of the New Second Lien Convertible Notes and the MIP (which shall equate to 1.7% of the New Common Shares, after dilution on account of the New Second Lien Convertible Notes, but prior to dilution on account of the MIP), and (ii) the New Unsecured Notes. Allocation of these distributions to holders of other General Unsecured Claims shall be set forth in the Plan and determined by the Debtors and the UCC based on, among other things, the unencumbered assets available for distribution at each Debtor entity and intercompany claims asserted among Debtor entities.

With the consent of the Debtors, the UCC and the Requisite Plan Sponsors (which consent shall not be unreasonably withheld), a convenience class may be established and provide for distributions up to an aggregate amount of $750,000 in cash (the “Convenience Class Consideration”); provided, however, the principal amount of the New Unsecured Notes shall be reduced dollar for dollar by the amount of the Convenience Class Consideration.

“New Unsecured Notes” means new unsecured notes that shall be issued by the same issuer and guarantors as the New Second Lien Convertible Notes in the aggregate principal amount of $37.5 million, with an interest rate of 5.0%, payable in kind, maturity of seven years after the Effective Date, no amortization, payable in full (with accruals) upon maturity; provided, however, that upon the full conversion of the New Second Lien Convertible Notes, interest on the New Unsecured Notes shall be payable in cash. The New Unsecured Notes shall rank pari passu with the New Second Lien Convertible Notes and be deemed senior indebtedness of the Reorganized CHC but shall not have the benefit of any security or be convertible into New Common Shares. The salient terms of the New Unsecured Notes shall be the same as the New Second Lien Convertible Notes, except as specified above, as set forth on Exhibit F attached hereto.

Intercompany Claims[12]	All allowed Intercompany Claims shall be adjusted, continued or discharged in a manner reasonably acceptable to the Debtors, the Requisite Plan Sponsors and the UCC.

Intercompany Interests[13]	All Intercompany Interests shall be reinstated for administrative convenience.

[12]	“Intercompany Claim” means any prepetition or post-petition claim held by a Debtor against any Debtor.

[13]	“Intercompany Interest” means any equity interest in a Debtor that is held by another Debtor.

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Existing Interests[14]	All Existing Interests shall be cancelled without any distribution on account of such Existing Interests.

GENERAL PLAN PROVISIONS

Plan Equity Value	The Disclosure Statement shall set forth the agreed equity value of the New Common Shares for purposes of the Plan of Reorganization, which equity value shall be $543.5 million (the “Plan Equity Value”), which assumes conversion of the New Second Lien Convertible Notes in full.

Tax Matters	The Plan of Reorganization shall be structured so as to preserve, to the greatest extent practicable, the Debtors’ net operating losses and any other valuable tax attributes. Reorganized CHC shall be taxable as a corporation.

Executory Contracts and Unexpired Leases	Except as provided in the Milestone Term Sheet or to the extent that the Debtors have already reached an agreement with counterparties to executory contracts and unexpired leases, and such agreement has been approved by the Bankruptcy Court, the treatment of executory contracts and unexpired leases under the Plan shall be determined in a manner reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC.

Board of Reorganized CHC	The initial board of Reorganized CHC shall have five (5) members, which shall consist of the Chief Executive Officer (Karl Fessenden) and four (4) other members selected by the Requisite Plan Sponsors in their sole discretion but after consultation with the Chief Executive Officer, provided that one of the four shall be an independent director. The Plan Sponsors shall consult with the UCC and the Individual Creditor Parties, regarding the selection of the independent director.

Other Governance Matters/Reporting Obligations	All corporate organization and governance matters with respect to Reorganized CHC, including corporate form, governance documents and selection of members of the board of directors (collectively, the “Governance Matters”) shall be consistent with this Term Sheet and as otherwise determined by the Requisite Plan Sponsors in their sole discretion, in consultation with the Debtors and the UCC, provided, however, that, to the extent any governance documents expressly adversely and disproportionately impact, or discriminate against, minority holders of New Common Shares, such provisions will be subject to the consent of the UCC, not to be unreasonably withheld, and consultation with the Individual Creditor Parties. The Plan Sponsor and the UCC agree that limiting certain rights to holders of New Common Shares, individually or in the aggregate, of a minimum number or percentage of outstanding New Common Shares (such as votes to approve matters or minimum holdings participation in preemptive rights (provided that with respect to preemptive rights such minimum holdings shall not exceed 1%) or registration rights) or holders who meet certain qualifications (such as institutional accredited investor status or U.S. residents) shall not be deemed to create any adverse and disproportionate impact), and provided, further, however, that Reorganized CHC shall be taxable as a corporation.

[14]	“Existing Interests” means: (a) all equity interests in the Debtors that are not held by other Debtors; and (b) all claims against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

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Regardless of where Reorganized CHC is organized or the entity form of Reorganized CHC, (i) the duties owed to minority holders of New Common Shares by officers and directors of Reorganized CHC will be substantially the same as the duties owed to minority shareholders by officers and directors of a Delaware corporation (excluding corporate opportunity as to outside directors only), and (ii) the law of the place of organization of Reorganized CHC will be supplemented to the extent such law provides a lower standard of such duty than under the law applicable to a Delaware corporation.

All common holders will have the right to participate in any Reorganized CHC exchange offer made available to any other holder of equity securities. For the avoidance of doubt, the repurchase of equity securities for cash shall not be considered an “exchange.” The shares of New Common Shares held by small holders will not be subject to any transfer restrictions, including rights of first refusal or rights of first offer, except to comply with the U.S. and foreign securities laws (including prohibiting transfers resulting in Reorganized CHC becoming a reporting company). Customary tag-along and drag-along rights will apply (but for the avoidance of doubt, sales by small holders will not be subject to tag-along rights of other holders). Minority shareholders will not be required to execute a shareholders agreement provided that minority shareholders may be bound by an operating agreement (or similar document) and terms of the CHC Plan (if any) concerning corporate governance without such execution.

To the extent that Reorganized CHC is not a public reporting company, Reorganized CHC will provide unaudited quarterly financial statements for the first three quarters of a fiscal year and annual financial statements, which financial information may be made available to holders through a restricted electronic data room, and quarterly earnings calls with management. Such financial information may be made available to bona fide prospective purchasers who sign a customary non-disclosure agreement. The financial reporting obligations of Reorganized CHC described in the Restructuring Documents shall not be amended or modified to provide for less financial reporting to shareholders.

Retained Causes of Action	The Plan of Reorganization shall contain customary provisions regarding retention of all causes of action, including, subject to the ABL Term Sheet, any claims against Airbus related to the EC225 accident, by Reorganized CHC; provided, however, that potential chapter 5 claims against non-insider trade vendors and employees of Reorganized CHC as of the Effective Date shall be waived under the Plan of Reorganization.

Releases and Exculpation	The Plan of Reorganization shall include, to the extent permitted by law, customary release and exculpation provisions in favor of (i) the Debtors and their present and former directors and officers, (ii) the Plan Sponsors, (iii) the ad hoc group of holders of the Senior Secured Notes and its members, (iv) the Bank of New York Mellon, in its capacity as indenture trustee for the senior secured notes, (v) HSBC Corporate Trustee Company (UK) Limited, in its capacity as collateral agent for the Senior Secured Notes, (vi) Milestone and (vii) the UCC and its current and former members; (viii) Law Debenture Trust Company, as indenture trustee for the senior unsecured notes due 2021; (ix) the Individual Creditor Parties and (x) the foregoing’s professionals and agents, each of (i) through (x) solely in their capacity as such.

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Restructuring Expenses (to the Extent Not Paid Pursuant to the Cash Collateral Order)

As will be more fully set forth in the Backstop Agreement and/or Plan Support Agreement, all reasonable and documented fees and expenses of the Plan Sponsors, the Individual Creditor Parties (up to a maximum aggregate amount of $150,000) including all reasonable and documented fees and expenses incurred by the counsel, financial advisors, consultants and other professionals of such parties, shall be paid on a current basis after receipt of an invoice, each in accordance with the agreements between the Debtors and the applicable firm. All Restructuring Expenses billed prior to the Effective Date shall be paid on the Effective Date. For the avoidance of doubt, such counsel, financial advisors, consultants and other professionals to be paid pursuant to this section include Akin Gump Strauss Hauer & Feld LLP, Houlihan Lokey Capital, Inc., such other advisors retained by the Plan Sponsors and counsel to the Bank of New York Mellon. The fees, costs and expenses of Milestone and certain other entities specified in the Milestone Term Sheet shall be paid pursuant to the terms set forth in the Milestone Term Sheet.

The Plan shall provide for the payment of the reasonable and documented fees and expenses (including counsel fees) of the indenture trustee for the senior unsecured notes due 2021.

OTHER PROVISIONS

Transaction Milestones	The Plan Support Agreement shall include dates by which certain events must occur, including, among other things, entry of the PSA Order, entry of an order approving the disclosure statement, entry of an order confirming the Plan of Reorganization and the occurrence of the Effective Date, which milestones shall be acceptable in all respects to the Plan Sponsors, the UCC and the Debtors, each in their sole discretion.

Business Plan	If there are any modifications or amendments to the business plan provided by the Debtors to the Plan Sponsors and the UCC as of the date of the Plan Support Agreement, including any change in the period covered by such business plan or any replacement or new business plan, such modifications or amendments (or new business plan) shall be acceptable to the Requisite Plan Sponsors and the UCC, each in their sole discretion.

New ABL Facility	To the extent that the Debtors and the Plan Sponsors, in consultation with the UCC, seek to obtain a new asset based lending facility or any other type of financing to assist in the purchase of aircraft or provide working capital pursuant to an agreement to be entered into and effective on the Effective Date, such financing facility shall be in all respects reasonably acceptable to the Debtors, the Requisite Plan Sponsors, and the UCC.

MIP	On the Effective Date, Reorganized CHC will adopt a management incentive plan (the “MIP”) including a reservation of ten percent (10%) of the New Common Shares on a fully diluted basis (inclusive of the MIP shares) for distribution thereunder. The material terms of the MIP shall be included in a document to be filed as part of the Plan Supplement.

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Cash Collateral Order	The Debtors, the Plan Sponsors and the UCC shall work in good faith to negotiate a consensual final order relating to the use of cash collateral (the “Final Cash Collateral Order”) that is reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC, for entry by October 18, 2016; provided, however, if a consensual Final Cash Collateral Order is not entered by October 18, 2016, the Debtors, the Plan Sponsors and the UCC will agree to a further interim order through the next omnibus hearing date of November 3, 2016 and a Final Cash Collateral Order reasonably acceptable in all respects to the Debtors, the Requisite Plan Sponsors and the UCC, shall be entered no later than November 3, 2016. The termination of the Plan Support Agreement shall be an event of default under the Final Cash Collateral Order and the Debtors’ right to use Cash Collateral (as defined in the Final Cash Collateral Order) shall terminate fourteen (14) days following the occurrence of such event of default.

Post-Effective Date Committee	So long as the UCC does not terminate its obligations under the Plan Support Agreement, a post-Effective Date committee comprised of three members of the UCC will be formed on the Effective Date and funded by Reorganized CHC (subject to the Committee Fee Cap (as defined below)), and will have (i) consultation rights for the settlement of any General Unsecured Claims filed or asserted in the amount of $5 million or more, (ii) reasonable consent rights with respect to any settlement of a General Unsecured Claim that is settled for an Allowed General Unsecured Claim in excess of $5 million. In the event the post-effective date committee does not consent to any such claim settlement, Reorganized CHC shall have the right to seek approval of such claim settlement by the Bankruptcy Court pursuant to Bankruptcy Rule 9019. The Plan of Reorganization will provide that the Bankruptcy Court will retain jurisdiction to resolve any disputes related to post-Effective Date claims resolution. The fees and expenses of the post-Effective Date committee shall not exceed $500,000 in the aggregate (the “Committee Fee Cap”).

Approval in Potential Canadian and/or Other Foreign Proceedings	To the extent that approvals are required that necessitate proceedings in foreign jurisdictions other than Canada and the Cayman Islands (to the extent disclosed to the Plan Sponsors and the UCC, subject to appropriate confidentiality restrictions, prior to the date of the Plan Support Agreement), the Debtors, the UCC and the Requisite Plan Sponsors shall jointly agree on the appropriate proceedings and processes to efficiently achieve such approvals.

Other Matters

The Plan Support Agreement shall include a termination event to the extent the unrestricted cash liquidity as of the Effective Date is less than an amount to be agreed upon by the Debtors, the UCC and the Requisite Plan Sponsors (after accounting for payments to be made on the Effective Date).

Except as otherwise provided herein, other provisions set forth in the Plan Support Agreement, the Plan of Reorganization and all other documents or agreements related to the reorganization, including all exhibits, attachments, supplements, orders and documents related thereto, shall be in all respects reasonably acceptable to the Debtors, the UCC and the Requisite Plan Sponsors.

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Exhibit A

Plan Sponsors

1.	AllianceBernstein L.P.

2.	Bain Capital Credit, LP

3.	Carl Marks Management Company

4.	Franklin Advisers, Inc.

5.	Tennenbaum Capital Partners

6.	Wayzata Investment Partners LLC

Exhibit B

Individual Creditor Parties

1.	Marble Ridge Capital LP

2.	Solus Alternative Asset Management LP

Exhibit C

Backstop Commitment Parties

Backstop Commitment Party	Commitment
AllianceBernstein L.P.	$57,231,439.00
Bain Capital Credit, LP	$108,380,404.00
Carl Marks Management Company	$36,124,146.00
FHIT – Franklin High Income Fund	$15,000,000.00
Marble Ridge Capital LP	$5,676,614.00
Solus Alternative Asset Management LP	$14,323,386.00
Tennenbaum Capital Partners	$19,480,268.00
Wayzata Investment Partners LLC	$43,783,743.00
Total	$300,000,000.00

Exhibit D

New Second Lien Convertible Notes Term Sheet

This Summary of Terms and Conditions provides an outline of a proposed new second lien convertible notes financing. This Term Sheet does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the documentation relating to such transactions. Any capitalized terms not defined herein shall have the meanings set forth in the Joint Plan of Reorganization Term Sheet.

Issuer	Reorganized CHC.

Guarantors	Same as under any credit facility provided as consideration on account of the claims of the Holders of allowed Revolving Credit Agreement Claims (a “New Credit Facility”) or otherwise reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.

Purchase Price	$300.0 million

Facility	$464.1 million (inclusive of the original issue discount, Equitization Premium and the Put Option Premium) in face amount of second lien convertible notes (the “New Second Lien Convertible Notes”).

Equitization Premium	$100.0 million of New Second Lien Convertible Notes

Put Option Premium	$30.8 million of New Second Lien Convertible Notes

Original Issue Discount	10.0%

Initial Holders

Each holder that is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) of (i) an allowed Senior Secured Notes Claim shall have the right to purchase its pro rata share of $404.4 million of the New Second Lien Convertible Notes and (ii) an allowed Unsecured Notes Claim shall have the right to purchase their pro rata share of $28.9 million of the New Second Lien Convertible Notes, in each case, pursuant to the Rights Offering.

New Second Lien Convertible Notes will be held in street name through DTC to the extent the initial holders thereof are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act), to the extent practicable.

Security	Same as the collateral under the New Credit Facility or otherwise reasonably acceptable to Requisite Plan Sponsors, the Debtors and the UCC but, in each case, junior to the liens securing the New Credit Facility.

Interest	Will not bear or pay interest other than in connection with an event of default.

Default Rate	Upon and during the continuance of any event of default, interest shall accrue at a rate of 2.0% per annum, payable in cash.

Maturity	The date that is 3.5 years after the Effective Date (the “Maturity Date”).

Dividends	Participation in ordinary share dividends (other than dividends paid in New Common Shares) on an as-converted basis.

Voting Rights	Entitled to vote on all matters upon which the holders of ordinary shares may vote, on an as-converted basis.

Backstop Commitments	The Backstop Commitment Parties shall backstop the New Second Lien Convertible Notes issuance and receive the Put Option Premium in consideration for such backstop commitment as set forth in the Joint Plan of Reorganization Term Sheet.

Mandatory Conversion

The New Second Lien Convertible Notes will be mandatorily converted to New Common Shares upon the occurrence of any of the events set forth below (the date of such conversion, the “Conversion Date”). The number of New Common Shares issuable upon conversion of the $464.1 million outstanding principal amount of New Second Lien Convertible Notes will be equal to 85.4% of the New Common Shares outstanding as of the Effective Date on a fully diluted basis (but subject to dilution for the MIP), subject to adjustments related to anti-dilution protections. The conversion price shall be $464.1 million (even if less than that aggregate face amount of New Second Lien Convertible Notes is issued on the Effective Date) divided by the aggregate number of New Common Shares issuable in respect of $464.1 million face amount of New Second Lien Convertible Notes on the Effective Date, subject to anti-dilution protections or other adjustments as described below (the “Conversion Price”). It being understood that if the aggregate face amount of New Second Lien Convertible Notes issued on the Effective Date is less than $464.1 million, (i) the Conversion Price will not be adjusted and (ii) the percentage of New Common Shares outstanding as of the Effective Date on a fully diluted basis (but subject to dilution for the MIP) issuable upon conversion of the outstanding principal amount of New Second Lien Convertible Notes shall be adjusted as appropriate.

New Second Lien Convertible Notes will mandatorily convert upon:

•      Any bona fide arm’s length issuance by Reorganized CHC of the New Common Shares to entities or persons that are not shareholders of Reorganized CHC (or affiliates of shareholders of Reorganized CHC) holding more than 10% of the New Common Shares immediately prior to such issuance for cash proceeds (net of underwriting commissions, placement fees, other similar expenses and other related fees and expenses), of $75.0 million or more in a single transaction at a pre-money equity value (post-conversion of the New Second Lien Convertible Notes) that is equal to or greater than 130.0% of the then-applicable Conversion Price.

•      If the New Common Shares are traded on a national securities exchange, the first trading day on which the trailing 30-day VWAP of the New Common Shares is 130% of the then-applicable Conversion Price.

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•      30 days’ written notice to Reorganized CHC from holders of a majority of the aggregate principal amount of the New Second Lien Convertible Notes then outstanding.

•      Upon the occurrence of the Maturity Date.

Voluntary Conversion	Each holder of the New Second Lien Convertible Notes may elect at any time to convert their New Second Lien Convertible Notes into New Common Shares at the then-applicable Conversion Price.

Conversion Adjustments	The New Second Lien Convertible Notes shall contain customary anti-dilution protections or other adjustments including, without limitation, in connection with a subdivision or combination of outstanding New Common Shares, reclassification, recapitalization, stock split, stock dividends or similar events, issuance of rights or warrants, spin-off transactions, tender offers, share buybacks, and distributions or dividends in cash, in kind or securities, including dividends paid in New Common Shares (unless the holders of the New Second Lien Convertible Notes are fully participating in such dividends or distributions).

Prepayments	None permitted.

Affirmative and Negative Covenants	Covenants customarily found in convertible notes for similar financings for public companies, taking into account the secured nature of the notes, reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.

Financial Covenants	None.

Events of Default

Events of default customarily found in convertible notes for similar financings for public companies, taking into account the secured nature of the notes, with the thresholds reasonably acceptable to the Requisite Plan Sponsors, Debtors and the UCC; provided that, an event of default under the New Credit Facility will not cause an event of default under the New Second Lien Convertible Notes unless lenders under the New Credit Facility accelerate the New Credit Facility as a result of such event of default.

Upon the acceleration of New Second Lien Convertible Notes, the principal amount of New Second Lien Convertible Notes, plus accrued but unpaid interest at the default rate shall be immediately payable in cash to the holders thereof.

Registration Rights	Certain holders of New Common Shares and New Second Lien Convertible Notes will have post-IPO demand, piggyback and shelf registration rights with respect to their Reorganized CHC securities.

Liquidation

In the event of any liquidation, dissolution or winding up of Reorganized CHC, the holders of the New Second Lien Convertible Notes shall be entitled to receive the greater in value of (i) the face amount of the New Second Lien Convertible Notes in cash and (ii) the consideration such holders would receive in such transaction on an as-converted basis.

A merger, consolidation, other corporate reorganization or similar transaction in which the holders of the voting power (including both New Common Shares and New Second Lien Convertible Notes) of Reorganized CHC prior to such transaction possess less than a majority of the voting power of the surviving entity by reason of their holdings of the New Common Shares and New Second Lien Convertible Notes immediately prior to such transaction, or any transaction in which all or substantially all of the assets of Reorganized CHC are sold to an entity that the holders of the voting power (including both New Common Shares and New Second Lien Convertible Notes) of Reorganized CHC own less than a majority of the voting power of the purchaser entity, shall be deemed to be a liquidation.

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Exhibit E

New Unsecured Note Term Sheet

This Summary of Terms and Conditions provides an outline of the proposed new unsecured notes (the “New Unsecured Notes”) to be issued under the Joint Plan of Reorganization. This Term Sheet does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the documentation relating to such transactions. Any capitalized terms not defined herein shall have the meanings set forth in the Joint Plan of Reorganization Term Sheet.

Issuer	Reorganized CHC.
Guarantors	Same as under the New Convertible Second Lien Notes and any credit facility provided as consideration on account of the claims of the Holders of allowed Revolving Credit Agreement Claims (a “New Credit Facility”) or otherwise reasonably acceptable to the Requisite Plan Sponsors, the Debtors and the UCC.
Principal Amount	$37.5 million, subject to an agreed upon reduction in the amount of the Convenience Class Consideration (if any).
Initial Holders	On or after the Effective Date, in accordance with and subject to the terms of the Plan, holders of allowed General Unsecured Claims (other than holders of Senior Secured Notes Deficiency Claims and Unsecured Notes Claims) shall each receive their pro rata share of the New Unsecured Notes.
Ranking	The New Unsecured Notes shall rank pari passu with the New Second Lien Convertible Notes and be deemed senior indebtedness of the Reorganized CHC but shall not have the benefit of any security or be convertible into New Common Stock.
Amortization	No amortization shall be required with respect to the New Unsecured Notes. The New Unsecured Notes will be payable on the Maturity Date (defined below) or upon an earlier mandatory prepayment or acceleration after an Event of Default.
Interest

5% per annum, payable quarterly

Interest will be payable in kind until the earlier of the maturity (or accelerated maturity) of the New Second Lien Convertible Notes or conversion of the New Second Lien Convertible Notes, after which the interest on the New Unsecured Notes shall be payable in cash. In the event that the change from interest paid in kind to interest paid in cash occurs in the middle of an interest period, the accrued interest will be prorated and will be payable in kind for such period pre-conversion and in cash for such period post-conversion.

Default Rate	Upon and during the continuance of any event of default, interest shall accrue at a rate of 7.0% per annum, payable in cash regardless of whether the New Second Lien Convertible Notes have converted.
Maturity	The date that is 7 years after the Effective Date (the “Maturity Date”).
Prepayments	Upon a change in control or initial public offering of the Reorganized CHC, the Issuer must offer to purchase all of the outstanding New Unsecured Notes at 101% of the outstanding principal amount thereof plus all accrued and unpaid interest. Except as otherwise stated in the prior sentence, the New Unsecured Notes may be prepaid or redeemed in whole or in part at any time, without premium or penalty.

Affirmative and Negative Covenants	Same as New Second Lien Convertible Notes.
Financial Covenants	None.
Events of Default

Same as the New Second Lien Convertible Notes.

Upon the acceleration of New Unsecured Notes, the principal amount of New Unsecured Notes, plus change of control premium (if applicable), plus accrued but unpaid interest at the default rate shall be immediately payable in cash to the holders thereof.

Registration / Transferability	The issuance of the New Unsecured Notes shall be exempt from the registration requirements of the securities laws as a result of Section 1145 of the Bankruptcy Code. The New Unsecured Notes will be held in street name through DTC and will be freely transferable.
Information Rights	Same as available to equity holders under the charter documents of the Reorganized CHC, or, if greater to the New Second Lien Convertible Notes (other than collateral-level reporting).
Governing Law and Jurisdiction	New York

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Exhibit C

Rights Offering Procedures4

4 NTD: pending.

RIGHTS OFFERING PROCEDURES

I.	Introduction

The Debtors are pursuing a proposed financial restructuring of their existing debt and other obligations to be effectuated pursuant to the Plan of Reorganization (the “Plan”) in connection with the Chapter 11 Cases, in accordance with the terms and conditions set forth in the Plan Support Agreement, by and among the Debtors, the Official Committee of Unsecured Creditors) and certain other creditors of the Debtors. On May 5, 2016, the Debtors filed for chapter 11 protection in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”). Their Chapter 11 Cases are being jointly administered under the caption In re CHC Group Ltd., et al., Ch. 11 Case No. [16-31854] (BJH). Capitalized terms used but not otherwise defined herein shall have the meanings set forth for such terms in the Joint Plan of Reorganization Term Sheet.

In connection with the Plan, after having obtained approval of these procedures (the “Rights Offering Procedures”) by an order of the Bankruptcy Court (such approval, the “Rights Offering Order”), the Debtors will launch the Rights Offering to Eligible Offerees (as defined below), pursuant to which the Eligible Offerees shall be offered a right (each, a “Right”) to purchase up to such Eligible Offeree’s pro rata portion of $433.3 million aggregate principal amount of the New Second Lien Convertible Notes, on the terms and conditions set forth in the Plan, at an aggregate purchase price equal to $300.0 million.

An “Eligible Offeree” is a holder or transferee of an allowed Senior Secured Notes Claim (an “Allowed Senior Secured Notes Claim”) or an allowed Unsecured Notes Claim (an “Allowed Unsecured Notes Claim”), in each case who is an “accredited investor” within the meaning of Rule 501(a) (“Accredited Investor”) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), as of the Rights Offering Record Date (as defined below). A “Non-Eligible Offeree” is a holder of an Allowed Senior Secured Notes Claim or an Allowed Unsecured Notes Claim that is not an Accredited Investor.

Only Eligible Offerees may participate in the Rights Offering. In lieu of Rights, Non-Eligible Offerees will be given the opportunity to receive a substitute distribution (a “Substitute Distribution”) consisting of new equity in Reorganized CHC (“New Common Shares”).

These Rights Offering Procedures, upon entry of the Rights Offering Order, will govern the ability of Eligible Offerees to participate in the Rights Offering or the Non-Eligible Offerees to receive the Substitute Distribution.

All questions relating to these Rights Offering Procedures, other documents associated with the Rights Offering, or the requirements to participate in the Rights Offering should be directed to Kurtzman Carson Consultants LLC, the subscription agent (the “Subscription Agent”) to be retained by the Debtors at:

Kurtzman Carson Consultants LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Attention: CHC Group Ltd

Tel: (877) 833-4150

A Disclosure statement is being distributed in connection with the debtors’ solicitation of votes to accept or reject the Plan (THE “Disclosure statement”) and that document sets forth important information that should be carefully read and considered by each Eligible OFFEREE prior to making a decision to participate in the Rights Offering. additional copies of the disclosure statement are available upon request from the subscription agent and at the debtors’ restructuring website: http://www.kccllc.net/chc.

These Rights Offering Procedures, the Offering Form and the accompanying Instructions should be read carefully before exercise of the Rights, as strict compliance with their terms is required. Holders of Rights may wish to seek legal advice concerning the Rights Offering.

II.	Rights Offering

To exercise its Right in the Rights Offering, an Eligible Offeree must directly or through its Subscription Nominee (as defined below) (i) complete the offering form, which will accompany the ballot form distributed in connection with the solicitation of acceptances of the Plan following entry of the Rights Offering Order, entitling such Eligible Offeree to exercise its Rights, in whole or in part (the “Offering Form”), and (ii) pay the purchase price (other than the Backstop Commitment Parties) which (x) in the case of holders of an Allowed Senior Secured Notes Claim, is an amount equal to its pro rata share of $280.0 million (which will purchase its pro rata share of $404.4 million in face amount of the New Second Lien Convertible Notes as of the Effective Date) and (y) in the case of holders of an Allowed Unsecured Notes Claim, is an amount equal to its pro rata share of $20.0 million (which will purchase its pro rata share of $28.9 million in face amount of the New Second Lien Convertible Notes as of the Effective Date) (in each case, as applicable, the “Purchase Price”), such pro rata share to be calculated as the proportion that an Eligible Offeree’s Allowed Senior Secured Notes Claim or Allowed Unsecured Notes Claim, as applicable, bears to the aggregate amount1 of all Allowed Senior Secured Notes Claims and Allowed Unsecured Notes Claims, respectively, as of [●], 2016 (the “Rights Offering Record Date”), rounded down to the nearest dollar. In addition, in order to exercise its Rights, an Eligible Offeree must affirmatively vote in favor of the Plan.

Each Eligible Offeree may exercise all, some, or none of such pro rata share, and the Purchase Price for such Eligible Offeree will be adjusted accordingly. The principal amount of New Second Lien Convertible Notes issued to an Eligible Offeree who elects to purchase such New Second Lien Convertible Notes shall also be rounded down to the nearest dollar.

1 For the avoidance of doubt, this amount includes the outstanding principal amount of such claims and any accrued and unpaid interest thereon to, but excluding, May 5, 2016, the petition date, but not including any post-petition interest.

2

For the avoidance of doubt, the Rights shall not be transferable, assignable or detachable other than in connection with the transfer of the corresponding Senior Secured Notes Claims or Unsecured Claims Notes, as applicable, and other than in accordance with these Rights Offering Procedures. See Section V.D. below for more information related to transfers and the related procedures.

III.	The Backstop

The Rights Offering will be backstopped by the Backstop Commitment Parties. Each of the Backstop Commitment Parties, severally2 and not jointly, has agreed, pursuant to the Backstop Agreement, to purchase all New Second Lien Convertible Notes that are not purchased by other Eligible Offerees pursuant to the Rights Offering (the “Unsubscribed Notes”), on a pro rata basis, in accordance with the percentages set forth in Exhibit A to the Backstop Agreement.3 To compensate the Backstop Commitment Parties for the risk of their undertakings in the Backstop Agreement and as consideration for their backstop commitments, the Debtors will pay to such Backstop Commitment Parties the Put Option Premium (as defined in the Backstop Agreement) pursuant to the terms and conditions in the Backstop Agreement.

There will be no over-subscription privilege in the Rights Offering. The Unsubscribed Notes will not be offered to other Eligible Offerees but will instead be purchased by the Backstop Commitment Parties in accordance with the Backstop Agreement.

Notwithstanding anything herein to the contrary, the rights and obligations of the Backstop Commitment Parties in the Rights Offering shall be governed by the Backstop Agreement.

IV.	Commencement/Expiration of the Rights Offering

The Rights Offering shall commence on the day upon which the Offering Forms are distributed in connection with the solicitation of acceptances of the Plan (the “Rights Commencement Date”), which is expected to be no later than the fourth Business Day (as defined in the Backstop Agreement) after entry of the Rights Offering Order. The Rights Offering shall expire at 5:00 p.m. (New York City time) on the voting deadline under the Plan, or such other date as the Debtors may agree, subject to the approval of the Bankruptcy Court (if applicable), and the reasonable consent of the UCC and the Backstop Commitment Parties holding at least a majority of the Backstop Commitments held by non-defaulting Backstop Commitment Parties (the “Requisite Investors”), and the Debtors shall specify in a notice provided to the Backstop Commitment Parties before 9:00 a.m. (New York City time) on the Business Day before the then-effective Rights Expiration Time (such time and date, as may be extended, the “Rights Expiration Time”). The Debtors shall promptly notify, or cause to be notified, the holders of Allowed Senior Secured Notes Claims and Allowed Unsecured Notes Claims of any extension of the new Rights Expiration Time.

2 For the avoidance of doubt, each Backstop Commitment Party shall be liable for its pro rata share of the Backstop Commitment of any Backstop Commitment Party which breaches its obligations, up to an aggregate amount of $20.0 million for all Backstop Commitment Parties as set forth in the Backstop Agreement.

3 For the avoidance of doubt, each of the Backstop Commitment Parties, severally and not jointly, has agreed to purchase any New Second Lien Convertible Notes that are not purchased on account of any Non-Eligible Offerees.

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The Debtors will furnish, or cause to be furnished, Offering Forms to the applicable brokers, dealers, commercial banks, trust companies, or other agents or nominees of the holders of Senior Secured Notes and Unsecured Notes (the “Subscription Nominees”). Each Subscription Nominee will be entitled to receive sufficient copies of the Offering Form for distribution to the beneficial owners of the Company’s existing 9.250% Senior Secured Notes Due 2020 (the “Senior Secured Notes”) and 9.375% Senior Notes Due 2021 (the “Unsecured Notes” and, together with the Senior Secured Notes, the “Existing Notes”) for whom such Subscription Nominee holds such Existing Notes.

V.	Exercise of Rights

Each Eligible Offeree that elects to participate in the Rights Offering must affirmatively make a binding, irrevocable election to exercise its Rights (the “Binding Rights Election”) before the Rights Expiration Time.

The Binding Rights Election, upon receipt by the Subscription Agent, cannot be withdrawn.

Each Eligible Offeree is entitled to participate in the Rights Offering solely to the extent provided in these Rights Offering Procedures, except in the case of Eligible Offerees who are Backstop Commitment Parties, who have agreed to participate in the Rights Offering to the extent also provided in the Backstop Agreement.

Each participating Eligible Offeree who submits a Binding Rights Election shall be notified of its receipt and acceptance.

A.	Exercise by Eligible Offerees

To exercise the Rights, each Eligible Offeree must:

(i)	return a duly completed Offering Form to the Subscription Agent so that the duly completed Offering Form is actually received by the Subscription Agent on or before the Rights Expiration Time;

(ii)	pay to the Rights Offering Escrow Account (as defined below), by wire transfer of immediately available funds, the Purchase Price, so that payment of the Purchase Price is actually deposited into the Rights Offering Escrow Account on or before the Rights Expiration Time; provided, that the Backstop Commitment Parties (in their capacities as Eligible Offerees) shall be required to pay their respective Purchase Prices in accordance with the terms of the Backstop Agreement; and

(iii)	vote, on behalf of its Senior Secured Notes Claims and/or Unsecured Notes Claims, to accept, and not object to, the Plan.

To exercise its Rights, any Eligible Offeree who holds through a Subscription Nominee must:

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(i)	return a duly completed Offering Form to its Subscription Nominee or otherwise instruct its Subscription Nominee as to its instructions for the Rights (in each case in sufficient time to allow such Subscription Nominee to deliver the Offering Form, along with any other required documentation, to the Subscription Agent, and arrange for its Subscription Nominee to effectuate the tendering of Existing Notes into the accounts established at DTC to administer this process, prior to the Rights Expiration Time);

(ii)	pay to its Subscription Nominee, by wire transfer of immediately available funds (or such other method as required by a Subscription Nominee), the Purchase Price along with instructions to its Subscription Nominee to pay such Purchase Price to the Rights Offering Escrow Account on such Eligible Offeree’s behalf, in each case, in accordance with procedures established by its Subscription Nominee, which, in turn, must comply with clauses (i) and (ii) of the immediately preceding paragraph; and

(iii)	also submit a ballot to vote, on behalf of its Senior Secured Notes Claims and/or Unsecured Notes Claims, to accept, and not object to, the Plan, which shall be verified by the Subscription Agent.

For purposes of this Rights Offering, neither The Bank of New York Mellon, in its capacity as indenture trustee for the Senior Secured Notes, nor Law Debenture Trust Company, in its capacity as indenture trustee for the Unsecured Notes, shall constitute a Subscription Nominee and neither shall have any responsibility with respect to sending any Rights Offering information or collecting any Offering Forms.

B.	Deemed Representations and Acknowledgements

Any Eligible Offeree that participates in the Rights Offering is deemed to have made the following agreements, representations and acknowledgements:

Such Eligible Offeree:

(i)	recognizes and understands that the Rights are not transferable except in accordance with the procedures set forth in Section V.D below, and that the benefits of the Rights are not separable from the claim or securities with respect to which the Rights have been granted;

(ii)	represents and warrants that it will not accept a distribution of New Second Lien Convertible Notes if at such time, it does not hold an Allowed Senior Secured Notes Claim or an Allowed Unsecured Notes Claim and, by accepting a distribution of New Second Lien Convertible Notes, such Eligible Offeree will be deemed to represent and warrant that it is the holder thereof;

(iii)	represents and warrants that it is an Accredited Investor and otherwise an Eligible Offeree; and

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(iv)	agrees and acknowledges that, by subscribing to purchase the New Second Lien Convertible Notes, it has voted, or will vote simultaneously with the exercise of its Rights, in favor of, and will not object to, the Plan.

C.	Failure to Exercise Rights & Payment for Rights

Unexercised Rights will be relinquished on the Rights Expiration Time. If, on or prior to the Rights Expiration Time, the Subscription Agent for any reason does not receive from an Eligible Offeree or its Subscription Nominee on behalf of an Eligible Offeree (i) a duly completed Offering Form4 and (ii) immediately available funds by wire transfer in an amount equal to the total applicable Purchase Price for such Eligible Offeree’s Rights, such Eligible Offeree shall be deemed to have irrevocably relinquished and waived its Rights, subject to Section V.D below; provided, that the Backstop Commitment Parties (in their capacities as Eligible Offerees) shall not be required to pay their respective Purchase Prices until the Effective Date.

If an Eligible Offeree fails to vote its Claims to accept the Plan, does not vote, or objects to the Plan, such Eligible Offeree shall be deemed to have irrevocably relinquished and waived its Rights, subject to Section V.D below.

Any attempt to exercise Rights after the Rights Expiration Time shall be null and void and the Debtors shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Rights Expiration Time regardless of when the documents relating thereto were sent.

D.	Transfer Restriction and Revocation

(i)	Transferability Restrictions Prior to Exercise of Rights

The Rights are not detachable from the Senior Secured Notes Claims or the Unsecured Notes Claims.

The Rights shall not be transferable or assignable unless such holder transfers its corresponding Senior Secured Notes Claim or Unsecured Notes Claim, as applicable, in respect of which such Rights were issued, and only holders of the Rights as of the Rights Offering Record Date (defined below) shall have the ability to exercise such Rights.

From the period commencing on the Rights Offering Record Date and unless and until a Right is exercised, any transfer or assignment of the corresponding Senior Secured Notes Claim or Unsecured Notes Claim shall void the Right.

(i)	Transferability Restrictions Following Exercise of Rights

After a Right has been exercised in accordance with these Rights Offering Procedures, the holder of the corresponding Senior Secured Notes Claim or Unsecured Notes Claim shall not transfer or assign such Senior Secured Note Claim or Unsecured Notes Claim unless such holder transfers or assigns with such Claim(s) the right to receive the proceeds of the exercise of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities, as evidenced by the delivery of a Transfer Notice to the Subscription Agent or other procedures acceptable to the Debtors and the Subscription Agent.

4 For the avoidance of doubt, the Backstop Commitment Parties (in their capacities as Eligible Offerees) shall not be required to submit an Offering Form.

6

Both (i) the Rights (after they have been exercised) and (ii) the right to receive the proceeds of any Rights transferred pursuant to these Rights Offering Procedures, shall not be transferrable other than to an Accredited Investor or a QIB. A “QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

A “Transfer Notice” is a notice delivered to the Subscription Agent notifying the Subscription Agent of the transfer of a Claim by the holder of the corresponding Rights through the Subscription Deadline, which indicates (i) the name of the transferor, the name of the transferee, the type of Claim being transferred and the principal amount of such Claims; and (ii) certifies that such transferee is a QIB or an Accredited Investor.

(ii)	Revocation

Once an Eligible Offeree has properly exercised its Rights, such exercise will not be permitted to be revoked, unless the Effective Date has not occurred by the 31st day after the Bankruptcy Court’s entry of the Confirmation Order (unless such date is extended in accordance with the terms of the Plan Support Agreement or the Backstop Agreement). Thereafter an Eligible Offeree shall be permitted to revoke such exercise so long as the Effective Date has not occurred. An Eligible Offeree electing to revoke the exercise of its Rights must deliver written notice to the Subscription Agent (i) stating that the Eligible Offeree revokes its Rights; (ii) stating the type and number of Rights being revoked, and (iii) certifying that the Rights are being revoked are the only Rights exercised by the Eligible Offeree (the “Revocation Notice”). Upon receipt of a properly completed and timely returned Revocation Notice by an Eligible Offeree, the Subscription Agent shall use reasonable efforts to return as promptly as practicable the applicable Rights Offering Amount. For the avoidance of doubt, any revocation of Rights shall not constitute a revocation of a vote to accept the Plan.

E.	Funds

The payments made to purchase New Second Lien Convertible Notes pursuant to the Rights Offering (the “Rights Offering Funds”) shall be deposited into an escrow account (the “Rights Offering Escrow Account”) for the purpose of holding the money for administration of the Rights Offering until the Effective Date. The Rights Offering Funds may not be used for any purpose other than to release the funds as directed by the Debtors on the Effective Date or as otherwise set forth in these Rights Offering Procedures or in the Plan, and, until released in accordance with the foregoing, the Rights Offering Funds will not be deemed part of the Debtors’ bankruptcy estate. The Rights Offering Funds shall not be encumbered by any lien, encumbrance, or cash collateral obligation. No interest will be paid to participating Eligible Offerees on account of any amounts paid in connection with their exercise of Rights under any circumstances.

7

Notwithstanding anything to the contrary herein, pursuant to the terms of the Backstop Agreement, each Backstop Commitment Party shall not be obligated to make payments in connection with the Rights Offering into the Rights Offering Escrow Account prior to twenty-four (24) hours before the proposed Effective Date.

F.	Participating Eligible Offeree Release

See section [●] of the Plan for important information regarding releases.

VI.	Non-Eligible Offerees

A.	Conditions to Receipt of a Substitute Distribution

In order to be treated as a Non-Eligible Offeree and receive its Substitute Distribution under the Plan, a Non-Eligible Offeree must complete, or cause its Subscription Nominee to complete, an Offering Form certifying that it is not an Accredited Investor, and cause such Offering Form to be delivered to the Subscription Agent on or before the Rights Offering Expiration Time, and must vote to accept and may not object to the Plan. The Offering Form for each Non-Eligible Offeree must also specify if such Non-Eligible Offeree is a holder of an Allowed Unsecured Notes Claim or an Allowed Senior Secured Notes Claim in order to be eligible to receive the Substitute Distribution available to holders of each of these claims, as described in the paragraphs below. If a Non-Eligible Offeree does not satisfy such requirements, such Non-Eligible Offeree shall be deemed to have forever and irrevocably relinquished and waived the right to receive the Substitute Distribution pursuant to the Plan and these Rights Offering Procedures. Prior to making a Substitute Distribution to a Non-Eligible Offeree, the Reorganized Debtors may require such additional information as they deem necessary to confirm that such Non-Eligible Offeree qualifies as such in accordance with these Rights Offering Procedures.

A holder of an Allowed Senior Secured Notes Claim that is a Non-Eligible Offeree (a “Secured Non-Eligible Offeree”) that votes to accept the Plan and satisfies the conditions set forth herein shall receive, in lieu of the opportunity to participate in the Rights Offering, a Substitute Distribution in an amount equal to a ratio of New Common Shares for a specified amount of Allowed Senior Secured Notes Claims as further described in the Disclosure Statement, subject to the limitations described herein. If the New Common Shares that the Secured Non-Eligible Offerees are actually entitled to receive as a Substitute Distribution would exceed 1.0% of the New Common Shares on a fully-diluted basis as aforesaid, the Substitute Distribution that each such Secured Non-Eligible Offeree receives will be reduced in proportion to the excess. If the New Common Shares that all Secured Non-Eligible Offerees are actually entitled to receive as a Substitute Distribution is less than 1.0% of the New Common Shares on a fully-diluted basis as aforesaid, New Common Shares in the amount of the difference will be distributed to the holders of Allowed Senior Secured Notes Claims, pro rata.

8

A holder of an Allowed Unsecured Notes Claim that is a Non-Eligible Offeree (an “Unsecured Non-Eligible Offeree”) that votes to accept the Plan and satisfies the conditions set forth herein shall receive, in lieu of the opportunity to participate in the Rights Offering, a Substitute Distribution in an amount equal to a ratio of New Common Shares for a specified amount of Allowed Unsecured Notes Claims as further described in the Disclosure Statement, subject to the limitations described herein. If the New Common Shares that the Unsecured Non-Eligible Offerees are actually entitled to receive as a Substitute Distribution would exceed 0.1% of the New Common Shares on a fully-diluted basis as aforesaid, the Substitute Distribution that each such Unsecured Non-Eligible Offeree receives will be reduced in proportion to the excess. If the New Common Shares that all Unsecured Non-Eligible Offerees are actually entitled to receive as a Substitute Distribution is less than 0.1% of the New Common Shares on a fully-diluted basis as aforesaid, New Common Shares in the amount of the difference will be distributed to the holders of Allowed Unsecured Notes Claims, pro rata.

B.	Transfer Restrictions

Any transfer or assignment of the corresponding Senior Secured Notes Claim and/or Unsecured Notes Claim by a Non-Eligible Offeree shall void the right to receive a Substitute Distribution.

VII.	Miscellaneous

A.	Method of Delivery

The method of delivery of the Offering Form, the applicable Purchase Price and any other required documents is at each Eligible Offeree’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. Delivery shall be by mail and shall not be done electronically, and registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery prior to the Rights Expiration Time.

The risk of non-delivery of the Offering Form, the applicable Purchase Price into the Rights Offering Escrow Account and any other required documents sent to the Subscription Agent in connection with the exercise of the Rights lies solely with the Eligible Offerees, and none of the Debtors, the Reorganized Debtors, the UCC, the Backstop Commitment Parties or any of their respective officers, directors, employees, agents or advisers, including the Subscription Agent, assumes the risk of non-delivery under any circumstance whatsoever.

B.	Issuance

The New Second Lien Convertible Notes to be issued pursuant to the Rights Offering are expected to be delivered to Eligible Offerees that have properly exercised their Rights on or as soon as practicable following the Effective Date. See Section VII. The method of issuance of New Second Lien Convertible Notes to Eligible Offerees who properly exercise their Rights will depend on whether the Eligible Offeree is a QIB, an Accredited Investor that is an Institutional Accredited Investor or an Accredited Investor that is not an Institutional Accredited Investor or a QIB. An “Institutional Accredited Investor” means an Accredited Investor within the meaning of clauses (1), (2), (3) or (7) of Rule 501(a) of Regulation D under the Securities Act.

The New Second Lien Convertible Notes issuable to Eligible Offerees who are QIBs or Institutional Accredit Investors will be issued in book-entry form through the facilities of the Depository Trust Company to the account of their respective Subscription Nominees in which their Senior Secured Notes or the Unsecured Notes were held, to the extent practicable. The New Second Lien Convertible Notes issuable to Accredited Investors who are not Institutional Accredited Investors will be issued in the form of physical certificates in registered form on the books and records of Reorganized CHC or its designee, or in book entry form through DTC if so permitted.

9

The New Common Shares to be issued in the Substitute Distribution to Non-Eligible Offerees that have complied with the conditions of the Substitute Distribution hereunder are expected to be issued on or as soon as practicable following the Effective Date in book-entry form through the facilities of the Depository Trust Company to the account of their respective Subscription Nominees in which their Unsecured Notes were held, to the extent practicable.

C.	Securities Law and Related Matters

The New Second Lien Convertible Notes issued to the Eligible Offerees participating in the Rights Offering and the New Common Shares issuable upon the conversion thereof (together, the “Securities”) are being offered in the Rights Offering pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any other applicable federal and state securities laws pursuant to Regulation D under the Securities Act, and may not be resold or otherwise transferred, without registration under the Securities Act or an exemption therefrom, or any applicable federal and state securities laws. Therefore, to the extent a certificate is issued in conjunction with the issuance of the Securities, such certificate may contain (or each book entry position shall be deemed to contain) a restricted securities legend in form and substance substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

There is not and there may not be a public market for the Securities, and the Debtors do not intend to seek any listing of the Securities on any national securities exchange or other trading market of any type whatsoever. Accordingly, there can be no assurance that an active trading market for the Securities will ever develop or, if such a market does develop, that it will be maintained. Please refer to the Disclosure Statement for more detailed information regarding risks associated with the Rights Offering.

The Substitute Distribution will be distributed pursuant to Section 1145 of the Bankruptcy Code and may generally be resold or otherwise transferred without registration under the Securities Act or any other applicable federal and state securities laws.

The Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or a newly organized successor to the debtor under the plan, is not liable, on account of participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

10

D.	Disputes, Waivers, and Extensions

Any and all disputes concerning the timeliness, viability, form, and eligibility of any exercise of Rights, or the right to receive the Substitute Distribution, shall be addressed in good faith by the Debtors, in consultation with the UCC and the Requisite Investors, the determinations of which shall be final and binding. The Debtors, in consultation with the UCC and the Requisite Investors, may (i) waive any defect or irregularity, or permit a defect or irregularity to be corrected, within such times as it may determine in good faith to be appropriate or (ii) reject the purported exercise of any Rights for which an Offering Form and/or payment includes defects or irregularities. Offering Forms shall be deemed not to have been properly completed until all irregularities have been waived or cured. The Debtors reserve the right to give notice to any Eligible Offeree or Non-Eligible Offeree regarding any defect or irregularity in connection with any purported exercise of Rights, or the completion or delivery of any Offering Form, and the Debtors, in consultation with the UCC and the Requisite Investors, may permit such defect or irregularity to be cured; it being understood, that none of the Debtors, the Subscription Agent, or the Backstop Commitment Parties (or any of their respective officers, directors, employees, agents or advisors) shall incur any liability for failure to give such notification.

The Debtors, with the approval of the Bankruptcy Court (if applicable) and the reasonable consent of the UCC and the Requisite Investors, may (i) extend the Rights Offering Expiration Time or adopt additional detailed procedures to more efficiently administer the distribution and exercise of the Rights and/or the distribution of the Substitute Distribution; and (ii) make such other changes to the Rights Offering, including changes that affect which parties constitute Eligible Offerees and/or Non-Eligible Offerees.

VIII.	Rights Offering and Substitute Distribution Conditioned Upon Effectiveness of the Plan; Reservation of Rights; Return of Rights Offering Amount

All exercises of Rights, and the distribution of the Substitute Distribution, are subject to and conditioned upon the effectiveness of the Plan. The Debtors will accept a Binding Rights Election only upon the confirmation and effectiveness of the Plan. Notwithstanding anything contained herein, in the Disclosure Statement or in the Plan to the contrary, the Debtors reserve the right, with the approval of the Bankruptcy Court (if applicable), and the reasonable consent of the UCC and the Requisite Investors, to modify these Rights Offering Procedures or adopt additional detailed procedures if necessary in the Debtors’ business judgment to administer the distribution and exercise of the Rights more efficiently or to comply with applicable law.

In the event that (i) the Rights Offering is terminated, (ii) the Debtors revoke or withdraw the Plan or (iii) the Effective Date has not occurred by the 31st day after the Bankruptcy Court’s entry of the Confirmation Order (unless such date is extended in accordance with the terms of the Plan Support Agreement or the Backstop Agreement) or the conditions precedent to the occurrence of the Effective Date shall not have been satisfied or waived in accordance with the Plan, the Subscription Agent shall, within five (5) Business Days of such event, return all Rights Offering Funds held in the Rights Offering Escrow Account to each respective Eligible Offeree, without any interest, and, in the case of clauses (ii) and (iii) above, the Rights Offering shall automatically be terminated, and the Rights Offering Funds held in the Rights Offering Escrow Account will be refunded, without interest, to each respective Eligible Offeree as soon as reasonably practicable.

11

EXHIBIT C

MILESTONE TERM SHEET

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

TERM SHEET

BETWEEN

CHC GROUP LTD., as debtor and debtor in possession (“CHC”)

AND

THE MILESTONE AVIATION GROUP LIMITED (“MILESTONE”)

REGARDING

RESTRUCTURING OF LEASE TRANSACTIONS FOR CERTAIN

ROTOR WING AIRCRAFT

AND CERTAIN OTHER TRANSACTIONS

Dated the ____ day of __________________ 2016

Except for Sections 4.3, 4.4 and 4.5, none of the parties to these discussions or any of their respective affiliates shall be legally bound with respect to the transaction contemplated by this Term Sheet unless and until the conditions in Section 3.3(a) below have been fulfilled.

*            *            *

Part 1

Certain Matters Relating to Existing Leasing Transactions

1.1           Aircraft. The aircraft that are the subject matter of this Term Sheet (including the Appendices, Exhibits and Schedules hereto, the “Term Sheet”) are defined in Section 2.1 below as the Committed Aircraft, the Financed Aircraft, the Rejected Aircraft and the Incremental Aircraft (each or collectively, as context may require, “Aircraft”), consisting of the airframes (each, an “Airframe”) of the Aircraft as so defined and the engines installed thereon, or associated therewith pursuant to the terms of the relevant Facility Documents, from time to time (each or collectively, as context may require, an “Engine” or the “Engines”).

1.2           Existing Facility Documents. The lessee-related parties (collectively, including guarantors and sublessees that are Affiliates of CHC, the “CHC Parties”), lessor-related parties (collectively, including guarantors (if any) and trusts that are Affiliates of Milestone, the “Milestone Parties”) and documents governing the existing leasing transactions relating to the Aircraft (as amended, supplemented or otherwise modified prior to the date hereof, collectively the “Existing Facility Documents”, and, together with such additional leases, loan documents and other documents contemplated in respect of the Financed Aircraft and the Incremental Aircraft (the “Incremental Leases”), as may be amended from time to time, including pursuant to the terms hereof, the “Facility Documents”) are listed in Appendix 1 hereto.

1.3           Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Existing Facility Documents. As used herein, the following terms have the meanings indicated:

“Agreed Administrative Expense Claim” shall mean the sum of the following:

(i) in the case of Committed Aircraft and Incremental Aircraft if not returned with 100% or 50% of the maintenance life remaining in respect of such Aircraft as provided in the applicable Facility Documents therefor, and in lieu of making the required 100% or 50%, as the case may be, maintenance life adjustment payment to the applicable Milestone Party, a usage payment amount equal to the flight hour maintenance rate (as provided in Exhibit F) for such type of Aircraft, multiplied by the number of flight hours of operation of such Committed Aircraft or Incremental Aircraft during the period from and after the Petition Date to the date on which such Aircraft is tendered for return to the applicable Milestone Party;

(ii) in the case of Committed Aircraft and Incremental Aircraft, all costs of rectifying any failure to return a complete Aircraft (with all Engines, Rotor Blades, Rotor Components and Parts installed thereon or delivered therewith (including such title to any replacement Engine, Rotor Blade, Rotor Component or other Part as is required under the applicable Facility Document), and all Records as required under the applicable Facility Documents), in the condition provided for in the applicable Facility Document (except in respect of any 100% or 50%, as the case may be, required maintenance life status), and at the location described in the applicable Facility Document, free and clear of Liens other than Lessor Liens;

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) without duplication, any unpaid Monthly Rent for each Committed Aircraft and Incremental Aircraft, as provided by the terms of this Term Sheet, if any, for the period from the Petition Date to and including the date on which such Aircraft is tendered for return to the applicable Milestone Party (if applicable, on or after the effective date of rejection of such Aircraft upon entry of an order of the Bankruptcy Court approving such rejection) and all other amounts, if any, payable under this Term Sheet (including the Grace Period Fee) or the Facility Documents that became payable on or after the Petition Date and, in the case of a Committed Aircraft or an Incremental Aircraft, on or before the date such Aircraft is tendered for return to the applicable Milestone Party (after giving effect to the “Waiver” in Exhibit A-1, exclusive of amounts described in clause (i) above, including any 100% or 50%, as the case may be, maintenance life adjustment payment and exclusive of any damages for breach of the Facility Documents including exclusive of amounts payable under Section 13(b) of the Leases constituting Facility Documents);

(iv) without duplication, all costs of curing any Material Event of Default other than a Material Event of Default resulting from the non-payment of any amounts due under the Facility Documents (except in respect of any 100% or 50%, as the case may be, maintenance life adjustment status); and

(v) to the extent unpaid, the Liquidated Damages Amount.

“Bankruptcy Code” shall mean title 11 of chapter 11 of the United States Code, as amended from time to time, as applicable in the Chapter 11 Case.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Northern District of Texas having jurisdiction over the Chapter 11 Cases.

“Chapter 11 Case” shall mean the jointly administered cases under chapter 11 of Bankruptcy Code styled In re CHC Group Ltd. et al., Ch. 11 Case No. 16– 31854 (BJH) (Jointly Administered).

“Committee” shall mean the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

“Definitive Restructuring Documents” shall mean the definitive documents that reflect the terms of the restructuring of the leases of the Committed Aircraft, the terms of the leases for the Incremental Aircraft and the PK Financing Commitment Letter (as defined below) for the Financed Aircraft, as contemplated herein.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Effective Date” shall mean the date upon which the substantial consummation of a Qualified Plan, or of a plan of reorganization of the CHC Parties referred to in the proviso of Plan Event of Default, has occurred.

“Fleet Event of Default” shall mean (i) an order of the Bankruptcy Court being entered on the docket approving the rejection of any Committed Aircraft or any Incremental Aircraft or of any Facility Document for any Committed Aircraft or any Incremental Aircraft, (ii) the failure to pay any Monthly Rent for any Committed Aircraft or any Incremental Aircraft when and in the amount due (including the failure to pay three months’ of Monthly Rent in advance on the date due if the Lease for the subject Aircraft provides for three month payments of Basic Rent), following thirty (30) days’ notice to the applicable CHC Party of such failure, (iii) a Material Breach Event of Default that has not been cured within thirty (30) days after the date of the Bankruptcy Court determination described in Section 3.7(a) and that (w) results in more than a de minimis risk of loss of any Aircraft, (x) involves the failure to make a payment (other than Monthly Rent) to the Milestone Parties under the applicable Facility Document in the aggregate of $[*] or more, (y) results in any risk of any criminal liability for any Milestone Party or any Affiliate of a Milestone Party or (z) results in more than a de minimis risk of any civil liability for any Milestone Party or any Affiliate of a Milestone Party that involves fines, penalties, forfeitures or other payments in the aggregate by the Milestone Parties and their Affiliates of $[*] or more for which any CHC Party is responsible by indemnification or otherwise under a Facility Document or that involves material adverse effect or material harm to the general business, general operations or reputation of the Milestone Parties or its Affiliates, (iv) a Plan Event of Default or (v) a Liquidation Event of Default.

“Grace Period Fee” shall mean an amount equal to the difference between (y) the Basic Rent (as specified in the applicable Existing Facility Documents as in effect prior to the Petition Date) for each Committed Aircraft that has not been returned in accordance with the terms of this Term Sheet pro-rated for the number of days in the Grace Period and (z) the Monthly Rent for each Committed Aircraft that has not been returned in accordance with the terms of this Term Sheet pro-rated for the number of days in the Grace Period.

“Liquidated Damages Amount” shall mean the sum of (x) the aggregate amount, in respect of all Committed Aircraft, equal to three and one-half months of Monthly Rent for all such Aircraft and (y) the aggregate amount, in respect of the Incremental Aircraft (meaning each Aircraft listed in Schedule D-1 only, regardless of whether Facility Documents have been executed in respect of such Incremental Aircraft) equal to three and one-half months of Monthly Rent for all such Aircraft.

“Liquidation Event of Default” shall mean the occurrence of any one of the following:

(i)          the CHC Parties commence actions to suspend or discontinue all or a substantial majority of their operations, or

(ii)         the CHC Parties propose or file a chapter 11 plan under which they do not continue to operate all or substantially all of their assets (other than a sale of all or substantially all of their operating assets as a going concern), or

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)        the entry of an order dismissing or converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code.

“Material Breach Event of Default” shall mean an assertion by a Milestone Party that a Material Event of Default has occurred and is continuing, the occurrence and continuance of which Material Event of Default has been confirmed by the Bankruptcy Court as a factual matter pursuant to the procedure set forth in Section 3.7 hereof.

“Material Event of Default” shall mean (x) a breach by a CHC Party of any term of this Term Sheet or (y) in respect of the Committed Aircraft and in respect of any Incremental Aircraft for which Definitive Restructuring Documents have been entered into by the parties thereto only, an “Event of Default” (as defined in the relevant Lease for such Aircraft) arising as a result of,

(i) failure by a CHC Party to make any payment described in clause (iii) of the definition of “Agreed Administrative Expense Claim” when due;

(ii) failure by a CHC Party to procure and maintain “Insurances” (as defined in such lease) in respect of such Aircraft or if such CHC Party permits the operation of such Aircraft at a time when or in a place where such Insurances are not in effect or otherwise outside the scope of such Insurances;

(iii) any prohibited transfer of or “Lien” (as defined in such lease) arising on such Aircraft or such CHC Party’s interest in such Lease or the related Lease Documents; or

(iv) any other Event of Default under any of Sections 13(a)(3), 13(a)(6), 13(a)(7), 13(a)(8)(a) (to the extent of a corresponding Event of Default under an Other Agreement (other than for a Rejected Aircraft)), 13(a)(11) (except as otherwise provided in the Term Sheet or the Plan Support Agreement), 13(a)(13), 13(a)(14), 13(a)(15), 13(a)(17), and 13(a)(22) of the Lease Form referenced in the paragraph entitled “Documentation” in Exhibit D, in each case after giving effect to all waivers and amendments hereunder, including those described in Exhibit E hereto.

“Monthly Rent” shall mean the Monthly (Basic) Rent set forth on or determined in accordance with Schedule A-1, Exhibit D, Schedule D-1, Schedule D-2 or Schedule D-3, as the case may be.

“Petition Date” shall mean May 5, 2016.

“Plan” shall mean the plan of reorganization contemplated by the Plan Support Agreement to be proposed by the Debtors under chapter 11 of the Bankruptcy Code in the Chapter 11 Cases.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Plan Event of Default” shall mean the failure to have a Qualified Plan to be substantially consummated by January 31, 2017 (the “Qualified Plan Outside Date”); provided, however, that, notwithstanding the foregoing, if the Plan Support Agreement has not been terminated, the Qualified Plan Outside Date shall automatically extend and a Plan Event of Default shall not occur, during the period that the Plan Support Agreement has not terminated; provided, however, that, notwithstanding the foregoing, if the order confirming the Qualified Plan has not been entered by the Qualified Plan Confirmation Order Outside Date, a Plan Event of Default shall occur; provided, however, if the Plan Support Agreement terminates prior to the Qualified Plan Confirmation Order Outside Date, the Milestone Parties may not terminate this Term Sheet due to a Plan Event of Default for a period of time not to exceed the lesser of (a) thirty days and (b) the number of days between the Plan Support Agreement termination date and the Qualified Plan Confirmation Order Outside Date (such lesser number of days, the “Grace Period”) if the CHC Parties pay to the Milestone Parties the Grace Period Fee, which Grace Period Fee shall be due and payable on the Qualified Plan Confirmation Order Outside Date; provided, however, that, notwithstanding the foregoing, if by the Qualified Plan Confirmation Order Outside Date, there shall have occurred the substantial consummation (i.e., the effective date) of a plan of reorganization for the CHC Parties that provides for an investment of not less than $300,000,000 of new equity capital in the CHC Parties, and the assumption pursuant to Section 365 of the Bankruptcy Code of all Definitive Restructuring Documents (including the Existing Facility Documents as amended pursuant to the terms hereof) for the Committed Aircraft and the Incremental Aircraft, and provides for all payments required hereunder, and that is otherwise acceptable to the Milestone Parties in their sole and absolute discretion, no Plan Event of Default shall occur.

“Plan Support Agreement” shall mean the Plan Support Agreement, dated as of the date hereof, among the CHC Parties, the Milestone Parties and the other parties thereto, including all exhibits, supplements and schedules attached thereto.

“PSA Approval Date” shall mean the date of the entry of the PSA Court Order.

“PSA Court Order” shall mean the order approving the Plan Support Agreement, including the restructuring and other transactions contemplated by this Term Sheet, that is entered and in effect on the terms and conditions provided in the Plan Support Agreement, and is in form and substance reasonably acceptable to the CHC Parties and the Milestone Parties.

“Qualified Plan” shall mean a Plan that (i) implements the transactions contemplated by the Plan Support Agreement (including this Term Sheet), on the terms and conditions set forth in the Plan Support Agreement (including this Term Sheet), (ii) provides for the assumption pursuant to Section 365 of the Bankruptcy Code of the Definitive Restructuring Documents (including the Existing Facility Documents as amended pursuant to the terms hereof) for the Committed Aircraft and Incremental Aircraft, (iii) provides for any payments required hereunder, and (iv) provides for receipt by Milestone of an officer’s certificate from the chief financial officer of CHC certifying that, assuming that each Incremental Aircraft listed on Schedule D-1 is leased hereunder, each other lessor and its Affiliates acting as lessors (an “Affiliated Lessor Group”) [*] with the CHC Parties with such other Affiliated Lessor Group as in effect immediately prior to the Petition Date.

“Qualified Plan Confirmation Order Outside Date” shall mean March 3, 2017.

“Rejection Order” shall mean the orders of the Bankruptcy Court entered at Docket Numbers 427 and 428 on the docket of the Chapter 11 Case approving the rejection of the Rejected Aircraft.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Part 2

Categorization of Aircraft

2.1           Categories.

Committed Aircraft. Each Aircraft listed in Schedule A-1 is designated as a “Committed Aircraft” (each or collectively, as context may require, “Committed Aircraft”). The Committed Aircraft bearing manufacturer’s serial numbers (“MSNs”) [*] are further designated as “Adjustable Term Committed Aircraft” and the Committed Aircraft bearing [*] are further designated as “Hire Purchase Aircraft”.

Financed Aircraft. Each Aircraft listed in Exhibit B or that is otherwise financed under the PK Financing Commitment Letter is designated as a “Financed Aircraft” (each or collectively, as context may require, “Financed Aircraft”).

Rejected Aircraft. Each Aircraft listed in Schedule C is designated as a “Rejected Aircraft” (each or collectively, as context may require, “Rejected Aircraft”).

Incremental Aircraft. Each Aircraft listed in Schedule D-1 is designated as an “Incremental Aircraft” (each or collectively, as context may require, “Incremental Aircraft”). Additional Undesignated Aircraft (as defined in Schedule D-2) and Additional [*] Aircraft (as defined in Schedule D-3) that are the subject of Facility Documents executed by a Milestone Party and a CHC Party pursuant to Schedule D-2 or Schedule D-3, as applicable, shall, for the purposes hereof, be deemed to be Incremental Aircraft on and after the date of execution of such Facility Documents.

Part 3

Restructuring Arrangements

3.1           Restructured Lease Terms. The CHC Parties and the Milestone Parties propose that the basic economic terms for the leases of the Committed Aircraft will be amended as set forth on Exhibit A and Schedule A-1 hereto respectively (such terms, the “Restructured Lease Terms”). The CHC Parties and PK Transportation Finance Ireland Limited (“PK”), an Affiliate of the Milestone Parties, have signed, subject to Bankruptcy Court approval, the PK Financing Commitment Letter attached as Exhibit B hereto (the “PK Financing Commitment Letter”) to be available following the Effective Date to finance the applicable CHC Parties’ acquisition of the Financed Aircraft on the terms and subject to the conditions as described in such PK Financing Commitment Letter. The CHC Parties and Milestone Parties agree that the leases and subleases for the Rejected Aircraft have been rejected by the CHC Parties under Section 365 of the Bankruptcy Code pursuant to the Rejection Orders and must be returned by the CHC Parties in accordance with the Rejection Orders. In furtherance of such Rejection Orders, the CHC Parties and the Milestone Parties agree that as an obligation under this Term Sheet the actions described in a letter agreement to be entered into among the parties hereto prior to the PSA Approval Date will be performed by the CHC Parties within the time periods set forth therein. The CHC Parties and the Milestone Parties also have agreed on the amount of the Milestone Parties’ prepetition claims arising out of such rejection as provided in Section 3.3(g) below. The CHC Parties and Milestone Parties propose that leases of the Incremental Aircraft be entered into as provided in Exhibit D hereto, and that the basic economic terms for the Incremental Leases will be as set forth on Exhibit D and Schedules D-1, D-2 and D-3 hereto. The CHC Parties and the Milestone Parties will in good faith negotiate the terms of the proposed Definitive Restructuring Documents with the goal of reaching agreement with respect to the proposed Definitive Restructuring Documents as soon as reasonably possible after the occurrence of the PSA Approval Date, but in any event Definitive Restructuring Documents must be entered into prior to and (except as otherwise agreed) as a condition to the occurrence of the Effective Date and effective upon the Effective Date.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2           Extension of Cape Town Article XI Period. The occurrence of the PSA Approval Date shall constitute an agreement by the Milestone Parties that, if not expired, the applicable “waiting period” specified in connection with Article XI of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment shall continue until a Fleet Event of Default (which shall apply to all Aircraft) or a Material Breach Event of Default (which shall apply to the subject Aircraft) occurs.

3.3           Restructuring Arrangements.

(a)          Subject to Section 3.10, upon the entry of the PSA Court Order, the terms and conditions of this Term Sheet, together with the Plan Support Agreement, shall be immediately effective and shall be deemed to be a binding contract between the CHC Parties and the Milestone Parties. After the PSA Approval Date, this Term Sheet shall constitute a legally binding amendment of the Existing Facility Documents in respect of the Committed Aircraft as and to the extent expressly set forth herein, and a legally binding agreement with respect to the Incremental Aircraft and the Financed Aircraft on the terms and conditions expressly set forth herein. For the avoidance of doubt, the parties acknowledge and agree that the PSA Court Order shall not provide for the assumption of any of the Existing Facility Documents in respect of the Committed Aircraft or Rejected Aircraft pursuant to Section 365(a) of the Bankruptcy Code.

(b)          Notwithstanding anything in this Term Sheet to the contrary, to the extent the applicable CHC Party has, prior to the date of this Term Sheet, paid to the applicable Milestone Party, in respect of each applicable Committed Aircraft, Basic Rent (as specified in the applicable Existing Facility Documents as in effect prior to the Petition Date) for such Committed Aircraft that fell due after the Petition Date but on or prior to August 3, 2016, such amounts shall be retained by the applicable Milestone Party as its property and shall be credited as contemplated under this Term Sheet (including under Sections 3.3(c) and 3.3(e) of this Term Sheet), but shall not be otherwise credited or offset against any other amount payable under this Term Sheet.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)          Within 10 Business Days following the PSA Approval Date, the applicable CHC Party will make a payment to the applicable Milestone Party in an amount in cash equal to the daily pro rata amount of the Monthly Rent (as set forth on Schedule A-1) in respect of each Committed Aircraft for each day during the period commencing on and including the Petition Date to, but excluding, the first Basic Rent Date (as specified in such applicable Existing Facility Documents) for such Committed Aircraft next following July 5, 2016 in respect of which the applicable Milestone Party received or receives, as the case may be, from the applicable CHC Party payment in full of Basic Rent (as specified in the applicable Existing Facility Documents as in effect prior to the Petition Date) or Monthly Rent (as set forth on Schedule A-1), as applicable, due on such Basic Rent Date (such date, the “Initial Post-Petition Basic Rent Date”); provided that the payments described in this Section 3.3(c) shall be subject to a credit for the pro-rated amount of any advance rent payments made in respect of the applicable Aircraft prior to the Petition Date to the extent allocable to any period after such date and, provided, further, that such payments shall be made in respect of the Committed Aircraft listed on Schedule A-3 so that the CHC Parties receive a rent holiday of 90 days after the Petition Date for each of such Committed Aircraft.

(d)          During the period from and after the date of this Term Sheet to, but excluding, the PSA Approval Date, the applicable CHC Party will pay in cash to the applicable Milestone Party in respect of each Committed Aircraft the Basic Rent (as specified in the applicable Existing Facility Documents as in effect prior to the Petition Date) for such Committed Aircraft in advance on each applicable Basic Rent Date (as specified in the applicable Existing Facility Documents) for such Committed Aircraft.

(e)          From the PSA Approval Date, the applicable CHC Party will pay in cash rent payments to the applicable Milestone Party in respect of each Committed Aircraft and each applicable Incremental Aircraft (if any), in advance, on each Basic Rent Date (as specified in the applicable Facility Documents), in an amount equal to the Monthly Rent set forth on Schedule A-1, or determined in accordance with Exhibit D (including Schedules D-1, D-2 and D-3), as applicable, in respect of such Aircraft (multiplied by three in the case of Facility Documents that provide for payment of Basic Rent quarterly in advance), until the expiration or termination of the term of the leasing of the applicable Committed Aircraft or Incremental Aircraft (including due to a Plan Event of Default, a Material Breach Event of Default  or a Liquidation Event of Default) and the return of such Committed Aircraft or Incremental Aircraft to the applicable Milestone Party; provided that the payments described in this Section 3.3(e) shall be subject to a credit in respect of the applicable rent amounts for Committed Aircraft paid after August 3, 2016 (including Basic Rent paid as contemplated by Section 3.3(d)) in an amount equal to the excess of the Basic Rent payments received by the applicable Milestone Party over the Monthly Rent that the applicable Milestone Party would have received had the applicable CHC Party paid the Monthly Rent set forth on Schedule A-1 for such Committed Aircraft pursuant to this Section 3.3(e) and any excess credits remaining pursuant to Section 3.3(c).

(f)          Unless CHC Parties have given the notice referred to in the last sentence of this Section 3.3(f), on the PSA Approval Date, Milestone shall cause PK to enter into, and the applicable CHC Parties shall enter into, the PK Financing Commitment Letter. Thereafter, on the Effective Date, Milestone shall cause PK to comply with its commitments to provide a helicopter secured financing facility for the purpose of financing additional helicopters by CHC Parties after the Effective Date, and the CHC Parties shall comply with their obligations, in each case on the terms and subject to the conditions set forth in the PK Financing Commitment Letter. At any time prior to the PSA Approval Date, the CHC Parties shall have the right, by providing notice to Milestone, to waive the requirement that PK provide the financing contemplated by the PK Financing Commitment Letter, in which case the PK Financing Commitment Letter shall not be entered into, no Person shall have any obligations thereunder and all references thereto and to the Financed Aircraft shall be deemed deleted herefrom.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g)          The CHC Parties and the Milestone Parties hereby agree that the pre-petition claims for rejection of the Existing Facility Documents with respect to the Rejected Aircraft and the modifications (pursuant to the terms herein) of the Existing Facility Documents with respect to the Committed Aircraft, including the guarantees and subleases with respect to the applicable Leases, shall be allowed against the CHC Parties listed on Exhibit C in the amounts set forth on Exhibit C hereto (the “Allowed General Unsecured Claims”); provided, however, that the Milestone Parties shall be entitled to assert additional unsecured claims on account of the Committed Aircraft, as applicable, in the event that there is a Material Breach Event of Default or a Plan Event of Default. For the avoidance of doubt, the Allowed General Unsecured Claims shall be the only claims in the Chapter 11 Cases that the Milestone Parties shall have against the CHC Parties or their affiliates with respect to the Rejected Aircraft (but, for the avoidance of doubt, this sentence shall not relieve the CHC Parties from their obligations under the letter agreement referred to in Section 3.1 in respect of the Rejected Aircraft).

3.4           Waiver of Cross Defaults and Other Defaults. Upon the occurrence of the PSA Approval Date, each Milestone Party hereby waives any rights under the Existing Facility Documents with respect to: (i) the occurrence of any Default or Event of Default under an Existing Facility Document (as described below, each a “Cross-Default”) resulting from or relating to (x) a default or event of default, termination event or acceleration event under any financing, leasing or other agreement where the financier, lessor or other counterparty is not a Milestone Party or an Affiliate thereof (which, for the avoidance of doubt, does not prejudice the Milestone Parties’ rights following a Fleet Event of Default), or (y) without affecting the Milestone Parties’ rights or the CHC obligations under Exhibit C hereof or the letter agreement referred to in Section 3.1 above, any Default, Event of Default or other breach under, or the invalidity of, any Existing Facility Document for a Rejected Aircraft, (ii) the occurrence of any Default or Event of Default under an Existing Facility Document resulting from or relating to any court judgment or arbitral award (each a “Judgment Default”), (iii) the occurrence of any Default or Event of Default under an Existing Facility Document resulting from or relating to the breach or invalidity of a guarantee provided by any CHC Party or any of its affiliates for the benefit of any Milestone Party (each a “Guarantee Default”), or (iv) the occurrence of any Default or Event of Default under an Existing Facility Document, or any other breach arising thereunder, resulting from or relating to a change of control or ownership of any CHC Party during the Chapter 11 Case pursuant to a Qualified Plan or, after the Chapter 11 Case, as a result of exercising rights granted to any person as part of a Qualified Plan. Other than with respect to Cross-Default provisions that relate to Rejected Aircraft, (A) all Cross-Default provisions contained in the Existing Facility Documents and in the Definitive Restructuring Documents that relate to a default or event of default, termination event or acceleration event under any other Existing Facility Document or any Definitive Restructuring Document (other than, in each case, under Cross-Default provisions) shall be fully effective and enforceable from and after the PSA Approval Date in the case of a Fleet Event of Default and (B) all provisions contained in the Definitive Restructuring Documents shall be fully effective and enforceable from and after the Effective Date. All Judgment Default provisions contained in the Existing Facility Documents and in the Definitive Restructuring Documents shall be fully effective and enforceable from and after the Effective Date in respect of judgments and arbitral awards rendered after the Effective Date. All Guarantee Default provisions contained in the Existing Facility Documents and in the Definitive Restructuring Documents shall be fully effective and enforceable from and after the Effective Date as to the Restructured Facility Documents.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.5           Bankruptcy Events of Default. Upon the occurrence of the PSA Approval Date, the parties agree that each “bankruptcy” or “insolvency” event of default under the Existing Facility Documents shall be waived during the pendency of the Chapter 11 Case and shall be amended to provide that the Chapter 11 Case shall be excluded therefrom, but it shall be an Event of Default if (A) a Liquidation Event of Default shall occur or (B) a Plan Event of Default shall occur.

3.6           Releases.

(a)          Subject to Sections 3.3(g), 3.9(b) hereof and other than with respect to any other administrative expense claims and general pre-petition claims of the Milestone Parties contemplated in this Term Sheet, upon the occurrence of the PSA Approval Date, and subject to, and other than with respect to, the obligations under this Term Sheet and the Plan Support Agreement, the Milestone Parties hereby, unconditionally and irrevocably releases, waives, and discharges, and agrees there shall be deemed satisfied and covenants not to sue, the CHC Parties and their affiliates or any of their respective heirs, successors, assigns, affiliates, officers, directors, shareholders, associates, parents, subsidiaries, predecessors, employees, attorneys and agents, with respect to any and all losses, costs, expenses, liabilities, fees, taxes, obligations, damages or claims of any kind and nature, character and description, whether sounding in tort, contract or under other applicable law, whether known or unknown, whether anticipated or unanticipated, whether presently existing or existing at any time in the future, whether or not asserted, and whether founded in fact or law or in equity, related to, arising under or in any way connected to any Existing Facility Document, or any Aircraft, or any transaction contemplated thereby or related thereto and attributable to the period prior to Petition Date; provided, however, that for purposes of clarification the foregoing release shall not apply to any of Heli One’s obligations under an applicable maintenance contract or [*] obligations and, provided, however, that the foregoing release shall not apply to any loss, cost, expense, liability, fee, tax, obligation, damage or claim of any Milestone Party that is indemnifiable under Section 11(a)(ii) of a Lease and is recoverable under a CHC Party's insurance policies.

(b)          Subject to, and other than with respect to, the obligations under this Term Sheet and the Plan Support Agreement, upon the occurrence of the PSA Approval Date, each of the CHC Parties hereby, on behalf of themselves and the estates, unconditionally and irrevocably releases, waives, and discharges, and agrees there shall be deemed satisfied and covenants not to sue, Milestone, any other Milestone Party or any Affiliate of a Milestone Party or any of any of their respective heirs, successors, assigns, affiliates, officers, directors, shareholders, associates, parents, subsidiaries, predecessors, employees, attorneys and agents, with respect to any and all losses, costs, expenses, liabilities, fees, taxes, obligations, damages or claims (including, on the Effective Date, any avoidance or recovery actions arising under chapter 5 of the Bankruptcy Code or other applicable law) of any kind and nature, character and description, whether sounding in tort, contract or under other applicable law, whether known or unknown, whether anticipated or unanticipated, whether presently existing or existing at any time in the future, whether or not asserted, and whether founded in fact or law or in equity, related to, arising under or in any way connected to any Existing Facility Document, or any Aircraft, or any transaction contemplated thereby or related thereto and attributable to the period prior to the Petition Date; provided, however, that the foregoing release shall not apply to any loss, cost, expense, liability, fee, tax, obligation, damage or claim (including any avoidance or recovery actions arising under chapter 5 of the Bankruptcy Code or other applicable law) suffered by a CHC Party after the Petition Date as a result of a breach of such CHC Party’s right to quiet enjoyment of a Committed Aircraft or an Incremental Aircraft as provided for in the Definitive Restructuring Documents for such Aircraft that occurs after the Petition Date notwithstanding the existence of a circumstance prior to the Petition Date that is the cause of such breach of quiet enjoyment of such Aircraft after the Petition Date, and nothing herein shall constitute a waiver of any CHC Party’s right to dispute the amounts and validity of any claims raised by the Milestone Parties after the date hereof.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)          Notwithstanding the foregoing, nothing in this Section 3.6 shall limit, modify, impair or otherwise affect the Milestone Parties’ entitlement to exculpation and release as set forth in Plan Support Agreement and Exhibit A thereto.

3.7           Material Breach Event of Default; Relief From the Stay.

(a)          In the event that a Milestone Party believes that a Material Event of Default has occurred and is continuing, it may notify CHC and the Creditors Committee thereof, whereupon CHC shall request the Bankruptcy Court schedule for the next omnibus hearing date in the Chapter 11 Case (the “EOD Hearing Date”) for the Bankruptcy Court to determine whether factually a Material Event of Default has occurred and is continuing. The Bankruptcy Court’s determination shall be limited to this factual inquiry only, and if the Bankruptcy Court does determine that as a factual matter a Material Event of Default has occurred and is continuing, then a Material Breach Event of Default shall be deemed to be in existence. Nothing in this paragraph shall relieve any of the CHC Parties of their obligation to make, or otherwise modify the obligations of the CHC Parties to make, Monthly Rent payments in respect of each Aircraft in the amounts provided for in this Term Sheet that come due as provided herein prior to the EOD Hearing Date.

(b)          Upon the occurrence of the PSA Approval Date, the rights and remedies of the Milestone Parties under this Term Sheet or in respect of any “Event of Default” under any Facility Document in respect of any Incremental Aircraft or in respect of any Committed Aircraft, in each case shall apply in respect of any Fleet Event of Default, and none of such rights or remedies shall be subject to Section 362 of the Bankruptcy Code, to the extent applicable, and no stay or injunction shall be issued pursuant to Section 105 of the Bankruptcy Code that would impede, restrict, or prohibit the exercise of any of such rights and remedies. In addition, upon the occurrence of the PSA Approval Date, in the case of a Material Breach Event of Default that is not a Fleet Event of Default, the rights and remedies of the Milestone Parties under this Term Sheet or in respect of any “Event of Default” under the Facility Document in respect of the Incremental Aircraft or the Committed Aircraft to which such Material Breach Event of Default pertains (but not under Facility Documents for other Committed Aircraft or Incremental Aircraft pursuant to the Cross Default provisions therein), shall apply in respect of such Material Breach Event of Default, and none of such rights or remedies shall be subject to Section 362 of the Bankruptcy Code, to the extent applicable, and no stay or injunction shall be issued pursuant to Section 105 of the Bankruptcy Code that would impede, restrict, or prohibit the exercise of any of such rights and remedies.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.8           No Other Changes. Except as expressly set forth in this Term Sheet or as may be expressly agreed in the future with respect to the topics identified in the Exhibits and Schedules, the terms and conditions of the Existing Facility Documents shall remain in full force and effect without amendment, supplement, waiver or other modification but subject to Section 3.10.

3.9           Qualified Plan; Breach.

(a)          Subject to Section 3.10 and Section 4.1, the CHC Parties agree to use their reasonable efforts to propose and seek confirmation of a Qualified Plan pursuant to and subject to the terms and conditions of the Plan Support Agreement and this Term Sheet, provided that in no event shall the foregoing be construed as limiting or otherwise modifying the fiduciary duties and obligations of the CHC Parties in the Chapter 11 Case. Subject to the occurrence of the PSA Approval Date, Milestone in its individual capacity, and the other Milestone Parties agree to support the filing, confirmation and consummation of a Qualified Plan proposed by the CHC Parties in accordance with the terms and conditions of this Term Sheet and the Plan Support Agreement, provided that no Fleet Event of Default occurs. For the avoidance of doubt, nothing in this Term Sheet shall affect Milestone’s duties and obligations as a member of the Committee, it being understood that the foregoing shall not alter the Milestone Parties’ agreement, in their individual capacities, to support a Qualified Plan as set forth in the prior sentence. Any Qualified Plan confirmed in the Chapter 11 Case shall provide that the Definitive Restructuring Documents in respect of the Committed Aircraft shall be assumed as amended as contemplated pursuant to the terms hereof under Section 365 of the Bankruptcy Code by the reorganized CHC Parties (or any applicable successor) on the Effective Date of such Qualified Plan and obligations under any guarantees, security assignments and other security or support arrangements contained in or related to the Existing Facility Documents for such Committed Aircraft, as amended to conform to the terms of the Definitive Restructuring Documents, shall be reinstated by the CHC Parties or their successors pursuant to Section 1123(a)(2) of the Bankruptcy Code (subject to the limitation on administrative expense priority claims in the last sentence of Section 3.9(b), it being understood and agreed that Facility Documents in respect of the Incremental Aircraft are post-petition obligations and not subject to being so assumed).

(b)          In the event of the occurrence of a Fleet Event of Default, the rights of the CHC Parties under the Facility Document for each Aircraft shall automatically terminate, and the CHC Parties (which term, for purposes of this paragraph shall be deemed to include a chapter 7 trustee whether or not such trustee assumes or rejects such Existing Facility Documents) shall immediately surrender and return each Aircraft, in accordance with the provisions of the applicable Facility Document for such Aircraft and this Term Sheet, the CHC Parties shall within five (5) Business Days of such occurrence pay in cash to Milestone, as liquidated damages for breach consisting of loss of future rent (which amount the parties hereto agree is reasonable in light of the anticipated loss of the Milestone Parties’ bargain and actual harm caused by the breach), the Liquidated Damages Amount and the Milestone Parties shall have an administrative expense claim under Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code in the amount of the Agreed Administrative Expense Claim; provided that, once paid, the Liquidated Damages Amount shall not be required to be paid again from the Agreed Administrative Expense Claim.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)          In the event of a Material Breach Event of Default in respect of a Committed Aircraft or an Incremental Aircraft that is not a Fleet Event of Default, the rights of the CHC Parties under the Facility Document for such Aircraft shall automatically terminate, and the CHC Parties (which term, for purposes of this paragraph shall be deemed to include a chapter 7 trustee whether or not such trustee assumes or rejects such Existing Facility Documents) shall immediately surrender and return such Aircraft in accordance with the provisions of the applicable Facility Document for such Aircraft and this Term Sheet, and the Milestone Parties shall have the right to receive immediately, as an administrative expense claim under Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code, that portion of the Agreed Administrative Expense Claim that is applicable to such Aircraft, exclusive, however, of the Liquidated Damages Amount. For the avoidance of doubt, the amount payable under this Section 3.9(c) shall not be paid again if and when the balance of the Agreed Administrative Expense Claim is paid.

(d)          Notwithstanding that the Facility Documents in respect of the Incremental Aircraft are post-petition obligations of the CHC Parties, the Milestone Parties’ agree that their maximum administrative expense priority claim due to a Liquidation Event of Default, a Fleet Event of Default, a Plan Event of Default or Material Breach Event of Default (including any breach hereof) shall be limited to the aggregate Agreed Administrative Expense Claim (including, without duplication, the Liquidated Damages Amount and the Grace Period Fee) for all Committed Aircraft, Incremental Aircraft and Financed Aircraft.

3.10        Reservation of Rights.

(a) Nothing herein constitutes an assumption of the Existing Facility Documents under Section 365(a) of the Bankruptcy Code, or an acknowledgement that Section 1110 of the Bankruptcy Code or the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment are applicable to the Aircraft. Nothing contained herein constitutes a stipulation or admission that the Aircraft are entitled to the protection of Section 1110 of the Bankruptcy Code or the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (and all rights of the parties with respect thereto are fully reserved) or any admission or (except as provided in Sections 3.3(g) and 3.9) agreement as to the status of any claims. For the avoidance of doubt, including following a Fleet Event of Default or a Material Breach Event of Default, whereupon the Agreed Administrative Expense Claim, including the Liquidated Damages Amount in the case of a Fleet Event of Default, shall be immediately due and payable, the Milestone Parties shall, notwithstanding anything to the contrary in Section 3.6 hereof, be entitled to assert general unsecured claims for prepetition damages (including the filing of proofs of claim if prior proofs of claim were withdrawn) in respect of all of the Committed Aircraft in the case of a Fleet Event of Default and the Committed Aircraft (if applicable) to which such Material Breach Event of Default pertains in the case of a Material Breach Event of Default and the rent and the scheduled lease expiry dates in respect of all of the Committed Aircraft in the case of a Fleet Event of Default, or such Committed Aircraft in the case of a Material Breach Event of Default, shall be determined in accordance with the Existing Facility Documents as in effect prior to the Petition Date and the CHC Parties shall retain all rights to dispute any such claims and shall have the right to dispute the validity and amount of any such general unsecured claims asserted by the Milestone Parties, other than the amounts and validity of the claims set forth on Exhibit C.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)          In the event that unforeseen circumstances make the CHC Parties’ fleet plan as envisaged by this Term Sheet and the Plan Support Agreement not viable for the CHC Parties to continue, the Milestone Parties agree that the presentation to the Milestone Parties by the CHC Parties of an alternative fleet plan proposal involving amendments to this Term Sheet will not in and of itself constitute a Fleet Event of Default and that the Milestone Parties will consider such amendments in good faith, it being acknowledged and agreed, however, by the CHC Parties that the Milestone Parties may in all cases act in their own interests and that the Milestone Parties have no obligation whatsoever to accept or agree to such amendments, to negotiate such amendments in good faith or otherwise to be reasonable in rejecting any one or all of such amendments and enforcing this Term Sheet in accordance with its terms and conditions.

Part 4

Miscellaneous

4.1           Conditions. The obligations of both parties hereunder are subject to the PSA Approval Date occurring by the date that is 31 days after the date of this Term Sheet. If the PSA Approval Date does not occur by such date, either party may terminate this Term Sheet.

4.2           Transaction Costs and Fees. On the date that is 10 Business Days after the PSA Approval Date, the CHC Parties shall pay to Milestone an amount equal to $420,000 to be credited to the professional fees of all advisors to the Milestone Parties, including financial advisory fees and expenses and legal fees and expenses of legal counsel to the Milestone Parties, incurred in connection with the transactions contemplated hereby in respect of the Committed Aircraft and the Rejected Aircraft, including the fees and expenses of Moelis & Company LLC, financial advisors to the Milestone Parties, Sidley Austin LLP, bankruptcy counsel to the Milestone Parties, Clifford Chance US LLP and Clifford Chance LLP, lease counsel to the Milestone Parties and local counsel to the Milestone Parties. Within 10 Business Days of the PSA Approval Date, the CHC Parties shall pay to Milestone an amount equal to $3,250,000 as a transaction fee and $500,000 in legal fees in respect of the Plan Support Agreement, and on the Effective Date the CHC Parties shall pay to Milestone an additional $1,000,000 as an additional transaction fee. Other than as set forth herein and in the Plan Support Agreement, the Milestone Parties shall have no further claims for professional fees and related expenses incurred in connection with documenting and implementing (but not enforcement of) the transactions contemplated hereby in respect of the Committed Aircraft and the Rejected Aircraft. Transaction fees and legal fees and expenses of the Milestone Parties incurred in connection with Incremental Aircraft or Financed Aircraft shall be paid as provided in the Facility Documents therefor.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.3           Confidentiality. The existence and terms of this Term Sheet are “Confidential Information” under and subject to the terms of the Confidentiality Agreement, dated February 23, 2016 (as amended on August 16, 2016, the “Confidentiality Agreement”), between CHC Leasing (Ireland) Limited and The Milestone Aviation Group Limited. The parties confirm that the Confidentiality Agreement remains in full force and effect; provided, however, the parties (i) agree that each party may disclose Confidential Information to the professional advisers retained by the Committee and (ii) agree to work in good faith to amend the Confidentiality Agreement to permit certain participants in the Chapter 11 Case (as agreed to by the parties) to view a partially redacted version of this Term Sheet. In addition, as each of the parties hereto acknowledges that this Term Sheet is itself, and this Term Sheet contains, commercially sensitive and proprietary information, with respect to the Chapter 11 Case, each of the parties agrees to maintain this Term Sheet and this information strictly confidential, and agrees to disclose it to no person other than: (i) the parties to the Plan Support Agreement (ii) any person that has executed an accession and joinder to the Confidentiality Agreement in the form appended thereto, (iii) the Bankruptcy Court during the course of the Chapter 11 Case, provided, however, that no document relating to the proposed transactions (including this Term Sheet) shall be filed with the Bankruptcy Court (other than a motion, in form and substance acceptable to the CHC Parties and the Milestone Parties, seeking protective order authority to file this Term Sheet under seal, which motion shall not describe the specific economic elements of the transaction) unless either (x) there has been obtained prior to the filing thereof an order of the Bankruptcy Court acceptable to the Milestone Parties enabling the CHC Parties to file such document under seal or (y) portions of such filed documents mutually agreed upon by the CHC Parties and the Milestone Parties are redacted, and (iv) the professional advisors of the Committee on a confidential basis pursuant to a letter agreement entered into with the Committee acceptable to the CHC Parties and Milestone setting forth a protocol for disclosure including the information that can be disclosed generally to the Committee and the information that is subject to limited disclosure to only certain professional advisors to the Committee.

4.4           Miscellaneous. This Term Sheet and the Plan Support Agreement constitute the entire agreement among the parties and supersede all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof (except for the Facility Documents as amended hereby and the aforementioned Confidentiality Agreement). This Term Sheet may not be amended or modified except by a writing signed by all parties hereto. This Term Sheet may be executed in one or more counterparts (including by facsimile or electronic (e.g., pdf) transmission), each of which together or separately shall constitute an original and, which taken together, shall be considered one and the same binding agreement. This Term Sheet shall be binding upon and inure to the benefit of the parties hereto together with their respective successors and permitted assigns, including any permitted transferee of the interest of any such person in the Aircraft or any Facility Document and any other person asserting an interest in the Aircraft under the Facility Documents. Other than a party’s successors or permitted assigns or unless expressly provided to the contrary in this Term Sheet, a person who is not a CHC Party or a Milestone Party has no rights hereunder and is not a third party beneficiary hereof. Each of the parties hereto agrees that it shall cooperate in good faith to implement and consummate the transactions contemplated hereby in a timely manner. The words “hereof”, “herein” and “hereby” and words of similar import, when used in this Term Sheet, shall refer to this Term Sheet as a whole, including all the Appendices, Schedules and Exhibits attached hereto, not to any particular provision of this Term Sheet. The words “including” or “includes” shall not be limiting and shall mean “including without limitation” or “includes without limitation.”

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.5           Governing Law. THIS TERM SHEET AND ANY CLAIM RELATED HERETO, WHETHER IN TORT OR CONTRACT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TERM SHEET HAS BEEN DELIVERED IN THE STATE OF NEW YORK. Except during the pendency of the Chapter 11 Case, during which the Bankruptcy Court shall have exclusive jurisdiction, in relation to any legal action or proceeding arising out of or in connection with this Term Sheet, the subject matter hereof or any of the transactions contemplated hereby, each of the CHC Parties and the Milestone Parties, to the maximum extent permitted by applicable Law, hereby (1) irrevocably submits itself to the non-exclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, and other courts with jurisdiction to hear appeals from such courts and (2) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Term Sheet or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts. Each party hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Term Sheet or the subject matter hereof or any of the transactions contemplated hereby.

[Signature Pages Follow]

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreed this _____ day of _____________ 2016[1]

THE MILESTONE AVIATION GROUP LIMITED	CHC GROUP LTD.

By:	By:
Name:		Name:
Title:		Title:
Location: Dublin, Ireland

1          Note to Draft: CHC Parties and Milestone Parties (including PK Finance and GE Capital entities) to sign a schedule to the PSA acknowledging the terms herein and agreeing to be bound by such terms.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

APPENDIX 1
to
TERM SHEET

EXISTING LEASING TRANSACTIONS

No.	MSN	A/C Type	Aircraft Lease	Date	Lessor	Lessee
1.	[*]	S92	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Leasing (Ireland) Limited
2.	[*]	S92	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Leasing (Ireland) Limited
3.	[*]	AS332L2	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Leasing (Ireland) Limited
4.	[*]	AS332L2	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	Heliworld Leasing Limited
5.	[*]	AS332L2	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	Heliworld Leasing Limited
6.	[*]	AS332L2	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
7.	[*]	EC225	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
8.	[*]	S76C++	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
9.	[*]	S76C++	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL
10.	[*]	AW139	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	Heliworld Leasing Limited
11.	[*]	S92	Aircraft Lease Agreement	[*]	Milestone Export Leasing Limited	CHC Helicopters (Barbados) Limited
12.	[*]	S92	Aircraft Lease Agreement	[*]	Milestone Export Leasing Limited	CHC Helicopters (Barbados) Limited
13.	[*]	S92	Aircraft Lease Agreement	[*]	Milestone Export Leasing Limited	CHC Helicopters (Barbados) Limited
14.	[*]	AW139	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited

App. 1-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

No.	MSN	A/C Type	Aircraft Lease	Date	Lessor	Lessee
15.	[*]	S76C++	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
16.	[*]	S92	Aircraft Lease Agreement	[*]	Wells Fargo Bank Northwest, N.A., as Owner Trustee	Heliworld Leasing Limited
17.	[*]	AW139	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
18.	[*]	AW139	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
19.	[*]	S92	Aircraft Lease Agreement	[*]	Wells Fargo Bank Northwest, N.A., as Owner Trustee	CHC Helicopters (Barbados) Limited
20.	[*]	AS332L2	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
21.	[*]	S92	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	Heliworld Leasing Limited
22.	[*]	S76C++	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
23.	[*]	S76C++	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
24.	[*]	S76C++	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
25.	[*]	S76C++	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
26.	[*]	EC225	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL
27.	[*]	AW139	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
28.	[*]	AW139	Aircraft Lease Agreement	[*]	Aircraft MSN 31208 Trust	CHC Helicopters (Barbados) Limited
29.	[*]	S92	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL
30.	[*]	EC225	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
31.	[*]	S92	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL
32.	[*]	EC225	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL

App. 1-2

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

No.	MSN	A/C Type	Aircraft Lease	Date	Lessor	Lessee
33.	[*]	S92	Aircraft Lease Agreement	[*]	Wells Fargo Bank Northwest, N.A., as Owner Trustee	Heli-One Canada ULC
34.	[*]	S92	Aircraft Lease Agreement	[*]	Wells Fargo Bank Northwest, N.A., as Owner Trustee	Heli-One Canada ULC
35.	[*]	S76C++	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
36.	[*]	AW139	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL
37.	[*]	S92	Aircraft Lease Agreement	[*]	Wells Fargo Bank Northwest, N.A., as Owner Trustee	CHC Helicopters (Barbados) SRL
38.	[*]	AW139	Aircraft Lease Agreement	[*]	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL
39.	[*]	S92	Aircraft Lease Agreement	[*]	Wells Fargo Bank Northwest, N.A., as Owner Trustee	CHC Helicopters (Barbados) SRL
40.	[*]	AS332L2	Hire Purchase Agreement	[*]	GE Capital Equipment Finance Ltd.	CHC Helicopters (Barbados) Limited
41.	[*]	S92	Hire Purchase Agreement	[*]	GE Capital Equipment Finance Limited	CHC Helicopters (Barbados) Limited
42.	[*]	S92	Hire Purchase Agreement	[*]	GE European Equipment Finance (Aircraft No.2) Limited	CHC Helicopters (Barbados) Limited

App. 1-3

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A
to
TERM SHEET

CERTAIN AMENDED LEASE TERMS FOR COMMITTED AIRCRAFT

The restructured lease terms for the Committed Aircraft will be as set forth below:

Committed Aircraft Amended Scheduled Expiry Date; Certain Termination Rights:

The scheduled expiry date for the lease of each Committed Aircraft shall be the applicable date set forth on Schedule A-1 hereto (with the applicable Facility Document being deemed amended where applicable to provide for such scheduled expiry date), as such dates may be extended in accordance with the provisions below (as so amended, the “Committed Aircraft Amended Scheduled Expiry Date”).

The scheduled expiry dates for the leases of the Adjustable Term Committed Aircraft used to provide services to [*] shall be extended or reduced from the date shown on Schedule A-1 to coincide with the period that [*] requires such Aircraft for its operations.

Extension Options:

Upon at least 12 months irrevocable prior written notice and so long as no payment, insurance or bankruptcy Default and no Event of Default under and as defined or described in the Facility Documents for such Aircraft is in existence at the time of such notice, the applicable CHC Party shall have the option of extending the base term of the lease for any [*] Upon performance of such extension without the occurrence of an Event of Default, [*]

Upon at least 12 months irrevocable prior written notice and so long as no payment, insurance or bankruptcy Default and no Event of Default under and as defined or described in any Facility Documents for such Aircraft is in existence at the time of such notice, the applicable CHC Party shall have the option of extending the base term of the lease for each of the Committed Aircraft designated [*] in Schedule A-1 for an additional [*] months at the Monthly Rent set forth in Schedule A-1 for such Committed Aircraft; provided, however, that the foregoing extension option shall not apply to any Adjustable Term Committed Aircraft.

Except as expressly provided in this Exhibit A and as provided in the paragraph entitled [*] below, all terms and conditions of the Facility Documents for any Committed Aircraft for which the base lease term is extended as provided above shall remain unchanged and in full force and effect.

Except as expressly provided above, all lessee extension options in the Existing Facility Documents shall be deleted or rendered ineffective.

Exh. A-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Committed Aircraft Amended Monthly Lease Payments:

Except as otherwise provided in Section 3.3 of the Term Sheet, the Monthly Rent payments for each Committed Aircraft (the “Committed Aircraft Amended Monthly Lease Rent”) for the period commencing on the PSA Approval Date to, but excluding, the applicable Committed Aircraft Amended Scheduled Expiry Date shall be the applicable Monthly (Basic) Rent amount set forth in Schedule A-1 hereto; [*]

Modification Costs/ Redeployment Costs:

For [*] Aircraft bearing [*], the applicable Milestone Party shall be responsible for the cost [*] set forth in Schedule A-3 [*]

For the avoidance of doubt, all redeployment costs (including Milestone's legal fees and expenses) in respect of an Aircraft shall be payable by the applicable CHC Party [*]

Other Payment Matters:	[*]
Financial Condition-Related Provisions:	Any financial or other covenants in the Existing Facility Documents for the Hire Purchase Aircraft (or any other Existing Facility Documents) that require any CHC Party, any affiliate thereof or any operator of the Committed Aircraft to maintain [*]
Return Condition Amendments:

In the case of each Committed Aircraft in respect of which the Existing Facility Documents provide for a return condition of [*] such return condition shall be deemed to be amended to provide [*] listed in Schedule A-5 hereto, only such that the applicable CHC Party’s payment obligation [*]

Except as expressly provided under “Extension Options” above and below in Return Condition Amendments for Adjustable Term Aircraft, [*]

Return Condition Amendments for Adjustable Term Committed Aircraft:

Notwithstanding the foregoing, in the case of each Adjustable Term Committed Aircraft used to provide services for [*] the return conditions in the Existing Facility Documents for such Aircraft shall be deleted and replaced with the following:

[*]

The lessee shall return the Adjustable Term Committed Aircraft to the lessor on the date provided in this Term Sheet.

[*]

Exh. A-2

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Security Deposits:

Any security deposits with respect to any Committed Aircraft held under the applicable Existing Facility Documents shall be retained by the Milestone Parties and may be applied to and set off against the amounts owed by the CHC Parties to any of the Milestone Parties under the Existing Facility Documents in respect of Committed Aircraft or Rejected Aircraft prior to the Petition Date or otherwise to reduce the Milestone Parties’ unsecured pre-petition claim. For the avoidance of doubt, any security deposits or good faith deposits held by GE Capital Equipment Finance Ltd. or GE European Equipment Finance (Aircraft No. 2) Limited shall be retained by those entities and set off against the amounts owed by the CHC Parties to those entities.

Any requirement in the Existing Facility Documents [*] are deemed deleted or rendered ineffective.

Waiver:	To the extent, if any, that due solely to the execution or delivery of this Term Sheet or of the amendments to the Existing Facility Documents contemplated by this Term Sheet or to the extent, if any, due solely to such amendments, in and of themselves alone, any of the Milestone Parties, or any other Person indemnified by a CHC Party under the Facility Documents, suffers or incurs any loss, cost, expense, liability, fee, tax, damage or claim of any kind and nature, character and description, whether sounding in tort, contract or under other applicable law, whether known or unknown, whether anticipated or unanticipated, whether presently existing or existing at any time in the future, whether or not asserted, and whether founded in fact or law or in equity, (y) consisting of its own personal loss, cost, expense, liability, fee, tax, damage or claim or (z) consisting of a loss, cost, expense, liability, fee, tax, damage or claim made against or suffered or incurred by it based on a claim under or in relation to a contractual or other relationship between a Milestone Party and a third party to which a CHC Party is not party or under or in relation to any financing arrangements of any Milestone Party, Milestone and the Milestone Parties (on behalf of themselves and their successors and assigns and, to the extent the applicable Milestone Party may effect this waiver under the Facility Documents or applicable law on their behalf, any other Person indemnified by a CHC Party under the Facility Documents) hereby waive any and all claims (including under any provision of any general indemnity, tax indemnity, reimbursement, rental or any other provisions of the Facility Documents) for any such loss, cost, expense, liability, fee, tax, damage or claim, and all remedies in respect thereof, against CHC and the CHC Parties and their respective heirs, successors, assigns, affiliates, officers, directors, shareholders, associates, parents, subsidiaries, predecessors, employees, attorneys and agents; it being understood and agreed that the foregoing waiver does not apply with respect to (i) any obligation of any CHC Party or claim of any Milestone Party under this Term Sheet or under the Plan Support Agreement, including any of their obligations in respect of the Allowed General Unsecured Claims, claims referenced or reserved under Sections 3.3(g), 3.9(b) hereof or the Agreed Administrative Expense Claims, or (ii) any of the CHC Parties’ indemnification obligations under the Facility Documents other than those waived in clause (y) and (z), or (iii) a third-party claim against a Milestone Party (or indemnitee) made based on a contractual or other relationship of a CHC Party not involving any Milestone Party (or indemnitee); and in any event this waiver does not apply to any maintenance obligation of Heli-One or any obligation of Thai Aviation Services Co. Ltd.

Exh. A-3

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Purchase Options:	[*]
Sub-Leases:

CHC shall be permitted to amend any subleases, sub-subleases, etc., in order to reflect conforming changes necessitated from terms and conditions of this Exhibit A, including with respect to the Committed Aircraft Amended Scheduled Expiry Date and Committed Aircraft Amended Monthly Lease Rent. Drafts of any such proposed amendments shall be furnished to Milestone for review and approval (not to be unreasonably withheld or delayed) prior to execution.

Change of Jurisdiction:	As set forth in Exhibit E.

Change of Head Lessee:	Milestone will consider in good faith a change in the lessee entity of any Committed Aircraft to another CHC Group member.
Events of Default:	The waivers and exceptions described in Sections 3.4 and 3.5 of the Term sheet will be incorporated into the amended Existing Facility Documents. [*]
Lease Form:	Promptly after execution of this Term Sheet, Milestone and CHC shall negotiate in good faith with respect to a common form of lease to be put in place for all Committed Aircraft. Such common form of lease shall be based on the existing lease agreement for the Committed Aircraft with [*] as such form of lease is amended to (i) [*] and (ii) [*] The terms and conditions of such common lease form shall be effected by amendment and restatement of the Existing Facility Documents or by an omnibus amendment if practicable. The parties shall discuss in good faith amendments permitting storage of the Aircraft in accordance with the manufacturer’s approved guidelines.

Exh. A-4

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A-1
to
TERM SHEET

COMMITTED AIRCRAFT

No	MSN	Type	Return Conditions	YOM	Monthly Rent [*]	Expiry Date
1.	[*]	AW139	[*]	[*]	[*]	[*]
2.	[*]	AW139	[*]	[*]	[*]	[*]
3.	[*]	AW139	[*]	[*]	[*]	[*]
4.	[*]	AW139	[*]	[*]	[*]	[*]
5.	[*]	AW139	[*]	[*]	[*]	[*]
6.	[*]	AW139	[*]	[*]	[*]	[*]
7.	[*]	AW139	[*]	[*]	[*]	[*]
8.	[*]	AW139	[*]	[*]	[*]	[*]
9.	[*]	S76C++	[*]	[*]	[*]	[*]
10.	[*]	S76C++	[*]	[*]	[*]	[*]
11.	[*]	S76C++	[*]	[*]	[*]	[*]
12.	[*]	S76C++	[*]	[*]	[*]	[*]
13.	[*]	S76C++	[*]	[*]	[*]	[*]
14.	[*]	S76C++	[*]	[*]	[*]	[*]
15.	[*]	S76C++	[*]	[*]	[*]	[*]
16.	[*]	S92	[*]	[*]	[*]	[*]
17.	[*]	S92	[*]	[*]	[*]	[*]
18.	[*]	S92	[*]	[*]	[*]	[*]
19.	[*]	S92	[*]	[*]	[*]	[*]
20.	[*]	S92	[*]	[*]	[*]	[*]
21.	[*]	S92	[*]	[*]	[*]	[*]
22.	[*]	S92	[*]	[*]	[*]	[*]
23.	[*]	S92	[*]	[*]	[*]	[*]
24.	[*]	S92	[*]	[*]	[*]	[*]
25.	[*]	S92	[*]	[*]	[*]	[*]
26.	[*]	S92	[*]	[*]	[*]	[*]
27.	[*]	S92	[*]	[*]	[*]	[*]
28.	[*]	S92	[*]	[*]	[*]	[*]
29.	[*]	S92	[*]	[*]	[*]	[*]
30.	[*]	S92	[*]	[*]	[*]	[*]
31.	[*]	S92	[*]	[*]	[*]	[*]

[*]

Sch. A-1-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A-2
to
TERM SHEET

PROCEDURES FOR DETERMINATION OF FAIR MARKET RENTAL

[*]

Sch. A-2-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A-3
to
TERM SHEET

AIRCRAFT MODIFICATIONS

No.	MSN	Type	Configuration	Modifications	Estimated Cost of Parts ($)
1.	[*]	AW139	Offshore	[*]	[*]
2.	[*]	AW139	Offshore	[*]	[*]
3.	[*]	AW139	Offshore	[*]	[*]

Sch. A-3-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A-4
to
TERM SHEET

RETURN CONDITIONS AMENDMENTS

[*]

Sch. A-4-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A-5
to
TERM SHEET

LIST OF MAJOR DYNAMIC COMPONENTS

[*]

Sch. A-5-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B
to
Term Sheet

PK FINANCING COMMITMENT LETTER

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

PK AirFinance

COMMITMENT LETTER

4 October, 2016

CHC Group Ltd. (the "Customer")

$150 MILLION SENIOR SECURED TERM AIRCRAFT LOAN

To whom it may concern,

In connection with that certain Plan Support Agreement, dated as of [_____], 2016 by and among [ ] (the “PSA”) and the associated Term Sheet between CHC Group Ltd. and The Milestone Aviation Group Limited Regarding Restructuring of Lease Transactions for Certain Rotor Wing Aircraft and Certain Other Transactions, dated [____] 2016 (the “Restructuring Term Sheet”), we are providing this commitment letter (the "Commitment Letter") to advise you that we will make available a senior secured term loan facility on the following terms and conditions. Please note that the financing structure outlined in this Commitment Letter is subject to changes based on our legal and tax advice and on other conditions specified in the Other Conditions section below.

Parties to the Transaction

Borrower:	A special purpose company incorporated in Ireland wholly-owned by the Customer. The Borrower will hold legal and beneficial title to each of the Aircraft.

Guarantor:	All obligations of the Borrower in respect of the transaction shall be irrevocably and unconditionally guaranteed by the Customer.

Lessee:	[TBC which CHC entity/ies has contracts]

Agent/Security Trustee:	PK AirFinance S.a r.l. a wholly owned subsidiary of General Electric Capital Corporation ("GECC") or any affiliate of it ("PK AirFinance").

Lenders:

PK Transportation Finance Ireland Ltd and/or a group of other lenders to be arranged by PK AirFinance. Lenders shall provide a senior secured term loan to the Borrower.

(In this Commitment Letter (i) Agent, Security Trustee and Lenders are collectively referred to as the "Finance Parties" and (ii) Borrower, Guarantor and Lessee are collectively referred to as the "Obligors").

Exh. B-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Transaction

Purpose:	Senior secured term loan facility (the "Facility") to refinance and/or finance the Aircraft to be utilised through one drawdown per Aircraft.

Aircraft:

Four (4) S92 [*] (the [*] Aircraft").

Two (2) S92 [*] on contract with [ ] (the [*] Aircraft"). [*]

Additional Eligible Aircraft as agreed between Lender and Customer. "Eligible Aircraft" means, provided that such model is not subject to a grounding order:

(a)       S92A with year of manufacture of 2010 or younger

(b)       AW139 with year of manufacture of 2010 or younger

(c)       AW189 with year of manufacture of 2010 or younger.

An Eligible Aircraft must be employed on an operating contract with not less than 12 months remaining until the scheduled termination date of that contract.

Any such additional aircraft that becomes subject to the Facility being an "Additional Aircraft".

Loan Amount:

Up to $150,000,000 in the aggregate, divided into multiple tranches (one per Aircraft) as described below.

The Loan Amount for each of the [*] Aircraft will be equal to [*]

The Loan Amount for the [*] Aircraft shall be [*]

The Loan Amount for each of the Additional Aircraft will be equal to [*]

In the event that at any time (whether by failure to purchase, event of loss, voluntary prepayment or otherwise), there shall be less than four Aircraft financed under the Facility contemplated hereby, the Reduced Aircraft Collateral Provisions set forth below shall be applicable.

PK AirFinance shall have the right to divide any loan (or any portion thereof) into two or more tranches bearing different margins and priority and/or to have a portion of the margin payable to it and/or the Lenders by way of a separate fee, provided that the Loan Amount being made available to the Borrower and the aggregate amount of margin, amortization, timing of payments of principal and interest, repayment terms and fees payable by the Borrower in connection with this Facility and all other rights of the Borrower shall be unaffected.

Exh. B-2

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appraised Value:	The average of the current market values for an Aircraft provided by Ascend and Heli-Values no less than 30 days before the Closing Date for such Aircraft [*]

Closing Date:	The utilisation date for the Loan Amount in respect of each Aircraft which shall occur no later than 120 days after the Effective Date (as defined in the Restructuring Term Sheet) of a Qualified Plan (as defined in the Restructuring Term Sheet). The final date for the drawdown of the first Aircraft is March 31, 2017 and the final date for the drawdown of the last Aircraft is 120 days after the Effective Date.

Term:	5 years from the Closing Date of each Aircraft (the "Scheduled Expiry Date"). [*] Any extension of the term of the Loan in respect of any Aircraft will be subject to receipt by Lenders of all necessary internal credit approvals.

Repayment:	After a six month period of interest only, the Loan Amount shall be repaid in equal instalments of principal payable in arrears, sufficient to amortize the principal balance to a "balloon" of [*] of the applicable Loan Amount, payable at the end of the Term.

Interest:	Interest will be payable in arrears on each date falling at intervals of one month from the Closing Date at the Interest Rate.

Interest Rate:

3 month LIBOR plus Margin;

or at Customer election not less than two (2) business days prior to the Closing Date:

The rate determined by Lender (which will be provided to and accepted by the Borrower before converting to a fixed interest rate) according to interest rate swap market conditions two London business days prior to the Closing Date as the fixed rate of an interest rate swap for the Term up to the Scheduled Expiry Date, calculated on a 360-day year and 30 days elapsed in respect of an amount equal to the principal amount of the relevant Loan scheduled to be outstanding on each such Interest Payment Date versus the sum of (1) USD LIBOR-ICE Rates for the applicable Interest Period calculated on an actual over 360-day basis and (2) the Margin plus the Fixed Rate Credit Premium.

In case of LIBOR being below zero (0), the applicable LIBOR rate should be deemed zero (0). Market disruption provisions will apply to the Loan.

Exh. B-3

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Margin:

[*]

The Margin may be adjusted proportionately due to any material change in Lender’s cost of funds (as determined by movements in GE's publicly traded debt) from the date of this Commitment Letter to the Closing Date.

Fixed Rate Credit Premium:	[*]

Default Rate:	[*] per annum above Margin plus applicable LIBOR on overdue amounts.

Basis:	Actual/360 for a floating rate loan, 30/360 for a fixed rate loan.

Business Days:	Days on which banks in New York, New York are open for business, except that with respect to the setting of the Interest Rate, "Business Days" shall include days on which the foreign exchange markets in London, England are open for business.

Prepayment:	The Loan must be prepaid upon the occurrence of an event of loss or upon certain illegality/unenforceability events.

[*]

Upon any prepayment, in whole or in part, of the Loan where the interest rate is fixed, breakage costs will be payable applicable to an assumed ISDA 2002 standard swap on the terms contemplated above. In addition, prepayment on a date which is not an Interest Payment Date shall be subject to reimbursing the Lenders' costs for re-employing the funds.

In the event of a voluntary prepayment, a Prepayment Fee shall be payable on amount prepaid as follows: [*] [*]

All prepayments and commitment reductions are subject to minimum amount and notice requirements consistent with the provisions to be set forth in the Transaction Documents.

Exh. B-4

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Reduced Aircraft Collateral:	If the Loan Amount with respect to any Aircraft is prepaid for any reason or is the Loan Amount not utilised for any reason, if the remaining Aircraft collectively do not meet a loan to value test (set at [*] Borrower shall pay to Agent [*] of the outstanding principal amount of the Loan with respect to such Aircraft that is no longer subject to the Collateral (or the amount which would have been advanced in the case of the Loan Amount not being utilised), plus interest and breakage costs (if any) with respect thereto and all reasonable out-of-pocket costs incurred by Finance Parties in connection therewith (including, but not limited to, the reasonable fees and expenses of counsel to Agent). Such [*] in excess of such principal amount of such portion of the Loan to the extent paid to Agent and, at the Borrower's election, either shall be held by the Security Trustee as cash collateral to secure the obligations of Borrower for the remaining Aircraft or, if Borrower pays all related accrued unpaid interest on the amount of the Loan so prepaid and all breakage costs incurred in connection with such prepayment, shall be applied as a prepayment of the principal of the portion of the Loan for the remaining Aircraft in the amount of such [*] (allocated equally amongst the remaining Aircraft).

Fees and expenses:	An Arrangement Fee of 2% of the maximum available Loan Amount, which is payable on the date the Facility Agreement is signed.

A Commitment Fee of 0.75% p.a. accruing from the date of this Commitment Letter increasing to 1.25% p.a from the Effective Date, calculated on the unused amount of the loan commitment amount under the Facility until drawdown of the relevant Loan, which is payable on each Closing Date or upon expiry or cancellation of the commitments. The Borrower may voluntarily reduce the amount and/or duration of the Lender’s lending commitment or not draw in full the Facility but if such reduction or cancellation occurs after the Effective Date the Borrower shall pay to Lender a cancellation fee equal to 4% of the amount so cancelled or not utilised at the end of the Availability Period.

Expenses incurred by the Finance Parties in connection with the preparation, syndication, negotiation, documentation, maintenance, preservation of rights, enforcement and/or unwinding of this transaction (including this Commitment Letter) shall be paid or reimbursed by Borrower on demand and shall include, but not be limited to, reasonable legal fees and expenses, filing and recordation costs/taxes, stamp duties, notarial fees, appraisal or inspection expenses, and out-of-pocket expenses.

Collateral Security:	A fully perfected first priority security interest in the Aircraft and [*]

[*]

[*]

[*]

[*]

Exh. B-5

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*]

[*]

[*]

A Guarantee and indemnity from the Guarantor to the Lenders for the Borrower’s liability to the Lenders. If there is more than one Borrower each shall cross-guarantee the others' obligations.

Each Borrower/Lessor shall provide and/or cause Lessee to provide deregistration powers of attorney (including, if the Operating Leases are eligible for registration under the Cape Town Convention (as defined below), an international deregistration and export authorisation complying with the requirements of the Cape Town Convention (as defined below)) and such other consents from the Aviation Authority to export and deregistration of the Aircraft as the Lender shall request.

All security provided must be registered and perfected to the fullest extent permitted by applicable laws and regulations consistently with prudent practice (including on the Cape Town International Registry if and when applicable with priority over all previously registered interests).

Financial Covenants:	[*]

Maintenance and Records:	The Borrower shall maintain, operate, repair and overhaul the Aircraft during the Term, at its expense, in accordance with its approved maintenance program and in compliance with all mandatory regulations and directives of the relevant aviation authority. [*]

Registration:	The Aircraft shall at all times be operated in compliance with the laws of the State of Registration and any laws binding on the Finance Parties and the Borrower (including any EU/US trade regulations).

State of Registration:	Ireland (or such other jurisdictions as Agent shall consent to in writing).

Insurances:	[*]

[*]

[*]

[*]

Exh. B-6

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Events of Default:	Customary events of default for a facility of this nature, including, without limitation, non-payment, failure to maintain insurance, misrepresentation, breach of covenant, insolvency, and change of control (subject to certain exclusions), subject to customary grace periods to be agreed in documentation.

Transfer:	A Lender shall have the right to transfer all or a portion of the Loan and assign its related rights under the loan agreement and other Transaction Documents to any person (including an affiliate, another lender or a third party), and shall have the right to participate (or sub-participate) all or a portion of its interest in the Loan to any person, all without the consent of Borrower or Guarantor; provided that such assignment does not result, at the time of such transfer or participation, in increased costs for or obligations of Borrower, which it would not have incurred if such assignment or participation had not taken place.

Quiet Enjoyment:	The Security Trustee will provide a customary quiet enjoyment undertaking in favour of the Borrower.

Governing Law/Jurisdiction:	English law. LCIA Arbitration or at option of Agent the courts of London in England

Transaction Documents:	A set of documents, satisfactory to the parties, including the terms and conditions as set forth herein, together with customary international aircraft loan financing terms and conditions (including customary representations, covenants, information undertakings, indemnities and yield protection and conditions precedent).

Lender's Counsel:	Clifford Chance LLP

Other Conditions:	(a) Satisfactory due diligence on the Customer and the Borrower. In this regard the Finance Parties may be required to comply with all applicable statutory and regulatory requirements concerning "knowing your customer", deterring money laundering, deterring financing of terrorist or criminal activities and similar requirements ("KYC Laws"). Each of Customer and Borrower agrees to co-operate in providing the Finance Parties all information any of them may reasonably request to complete all required KYC Law checks. Each of Customer and Borrower acknowledge and accept that a Financing Party will not be able to proceed with the contemplated transaction unless it has received all requested and information.

(b) Lender's satisfactory prior review of the Aircraft Detail Specification. The initial loan amount are subject to changes depending upon the actual aircraft specification.

Exh. B-7

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Satisfactory evidence that any existing financing over the Aircraft has been or will be repaid, and any related security over the Aircraft and related Collateral discharged, concurrently with the closing.

(d) Satisfactory Transaction Documents.

(e) Satisfactory legal opinions.

(f)       The occurrence of the Effective Date (as defined in the Restructuring Term Sheet) of a Qualified Plan (as defined in the Restructuring Term Sheet).

(g)      Satisfaction of all conditions precedent (or waiver thereof by Lender) contained in the Transaction Documents.

Validity:	This proposal will expire 60 days after the date hereof at 5:00 p.m. (CET), unless written acceptance hereof is received from Customer prior to such time.

Material Adverse Change:	If at any time after the Effective Date PK AirFinance determines, in its sole judgment, that a material adverse change has occurred in the financial or operational condition or prospects of the Customer or the Guarantor in any of such person's ability to perform its obligations under the relevant documents, or in the Finance Parties' rights or remedies, or in the value of the aircraft or other collateral securing the facility, or in the financial markets generally, then PK AirFinance (and each Lender) shall have the right to terminate any commitment it may have made to make any loan without any obligation or liability whatsoever.

Financial Market Disruption:

These terms assume that the financial, banking and capital markets will function in a regular manner so that funds will be available to allow Lenders to fund the Loan. At any time prior to the Closing Date, should there be disruption in any of these markets, resulting in any Lender being constrained from raising funds then PK AirFinance shall notify the Borrower, giving particulars of the relevant circumstances. Any undrawn amounts of the Loan shall not be borrowed until PK AirFinance gives notice to the Borrower that funding of the Loan is no longer constrained by market disruption.

If any disruption in the financial, banking and capital markets occurs prior to the Closing Date the Lender may after consultation with the Borrower adjust the Margin hereunder to reflect the increased Lender's cost of funds (such adjustment to last only for so long as such market disruption is continuing).

Exh. B-8

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Approval:	PK AirFinance may require that the Aircraft be appraised or inspected by an independent appraiser and that the results thereof be acceptable to it. In such event, PK AirFinance will arrange for its inspector to contact Customer to determine when and where such an inspection could take place. Customer agrees to reimburse the reasonable costs of such appraisal and inspection, if any, whether or not any of the above conditions are satisfied.

Confidentiality:	Each of the Customer and Guarantor shall keep this Commitment Letter and the information contained herein confidential and not disclose it to any person or entity except (i) to its affiliates and its and their officers, directors, employees, members, partners and legal counsel, (ii) as and to the extent required by law or legal process as determined by such party on the advice of legal counsel, (iii) the parties to the Plan Support Agreement, (iv) any person that has executed an accession and joinder to the Confidentiality Agreement dated February 23, 2016 (as amended on August 16, 2016) in the form appended thereto, (v) the bankruptcy court during the course of the chapter 11 case, provided, however, that no document relating to the proposed transaction (including this Commitment Letter) shall be filed with the bankruptcy court (other than a motion, in form and substance acceptable to the Customer and PK AirFinance, seeking protective order authority to file this Commitment Letter under seal, which motion shall not describe the specific economic elements of the transaction) unless either (x) there has been obtained prior to the filing thereof an order of the bankruptcy court acceptable to PK AirFinance enabling the Customer to file such document under seal or (y) portions of such filed documents mutually agreed upon by the Customer and PK AirFinance are redacted, and (iv) the professional advisors of the statutory committee of unsecured creditors appointed by the U.S. Trustee in the chapter 11 case (the “Committee”) on a confidential basis pursuant to a letter agreement entered into with the Committee acceptable to the Customer and PK AirFinance setting forth a protocol for disclosure including the information that can be disclosed generally to the Committee and the information that is subject to limited disclosure to only certain professional advisors to the Committee.

The Customer agrees to reimburse the Finance Parties for any legal fees and expenses incurred after acceptance of this Commitment Letter, if this transaction is not completed for any reason other than the failure of the Lender to obtain internal credit approval as outlined above.

The Borrower and Customer each acknowledge that PK AirFinance may syndicate the Facility to potential lenders and authorises PK AirFinance to discuss the terms of the Facility and the Transaction with, and to disclose those terms to, potential lenders in order to facilitate such syndication, subject to the potential lenders being subject to a confidentiality undertaking with PK on corresponding terms.

Exh. B-9

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

This Commitment Letter and its contents shall be governed by English law, and are intended for the exclusive use of the Customer and may not be relied upon or enforced by any other person. There shall be no third party beneficiaries of this Commitment Letter.

The foregoing offer may be accepted before the time specified in the Validity section above by (i) signing and returning to us the enclosed copy of this Commitment Letter, and (ii) obtaining entry of an order permitting the Customer to enter into this Commitment Letter; upon satisfaction of clauses (i) and (ii) of this paragraph, this Commitment Letter will become a binding agreement between us. If this Commitment Letter has not been accepted as described in the preceding sentence on or before such date, this offer will terminate on such date, but such offer will not be withdrawn or terminated prior to such date. The provisions of this Commitment Letter providing for Customer to pay the fees and expenses and Customer undertakings with regards to confidentiality shall be binding obligations from and after the execution and delivery of this Commitment Letter.

Sincerely

PK Transportation Finance Ireland Ltd.

By:

Title:

Agreed and accepted,

CHC Group, Ltd.

By:

Title:

Exh. B-10

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C
to
TERM SHEET

ALLOWED GENERAL UNSECURED CLAIMS

Debtor	Claim Amount
Guarantor Claim
CHC Group Ltd.	$228,706,852.10
6922767 Holding SARL	$28,212,134.82
CHC Helicopter S.A.	$10,081,013.08
Headlessee Claim
Heliworld Leasing Limited (UK)	$45,308,320.28
CHC Helicopters (Barbados) Limited	$131,609,764.81
CHC Helicopters (Barbados) SRL	$72,319,454.56
CHC Leasing (Ireland) Limited	$2,486,362.48
Heli-One Canada ULC	$15,276,097.88

Exh. C-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE C
to
TERM SHEET

REJECTED AIRCRAFT

No.	MSN	A/C Type	Aircraft Lease	Date	Lessor	Lessee
1.	2393	AS332L2	Aircraft Lease Agreement	September 1, 2011	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
2.	2601	AS332L2	Aircraft Lease Agreement	October 28, 2011	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	Heliworld Leasing Limited
3.	2592	AS332L2	Aircraft Lease Agreement	December 9, 2011	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	Heliworld Leasing Limited
4.	2617	AS332L2	Aircraft Lease Agreement	September 28, 2012	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
5.	2398	AS332L2	Aircraft Lease Agreement	April 29, 2013	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
6.	2613	AS332L2	Hire Purchase Agreement	October 31, 2012	GE Capital Equipment Finance Ltd.	CHC Helicopters (Barbados) Limited
7.	2899	EC225	Aircraft Lease Agreement	January 24, 2014	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
8.	2681	EC225	Aircraft Lease Agreement	October 10, 2012	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) Limited
9.	2890	EC225	Aircraft Lease Agreement	November 27, 2013	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL
10.	2911	EC225	Aircraft Lease Agreement	April 30, 2014	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL
11.	760622	S76C++	Aircraft Lease Agreement	November 8, 2012	Wilmington Trust SP Services (Dublin) Limited, as Initial Trustee	CHC Helicopters (Barbados) SRL

Sch. C-2

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D
to
TERM SHEET

TERMS AND CONDITIONS APPLICABLE TO INCREMENTAL AIRCRAFT
(INCLUDING ADDITIONAL UNDESIGNATED AIRCRAFT
AND ADDITIONAL [*] AIRCRAFT)

The Incremental Aircraft set forth on Schedule D-1 hereto shall be leased by the applicable Milestone Party to the applicable CHC Party under leases, each with the scheduled delivery month, Monthly (Basic) Rent (which for the avoidance of doubt will be payable in cash monthly in advance), scheduled delivery month, Basic Term, Agreed Value and security deposit set forth on Schedule D-1 hereto. In the event that the Incremental Aircraft with [*] are not delivered by [*] and in the event that any other Incremental Aircraft is not delivered [*].

Modifications:

CHC shall accept the aircraft with [*] in their existing configuration as modified as set forth on Schedule D-1 prior to delivery of such aircraft.

CHC shall enter into an indemnity agreement indemnifying the Milestone Parties for (i) modification costs associated with configuring the Incremental Aircraft [*] and (ii) costs of painting the Incremental Aircraft [*] in CHC’s livery, should the applicable CHC Party fail to take delivery of such Incremental Aircraft in breach of this Term Sheet or the applicable lease.

Security Deposit:	The applicable lessee shall pay, on or around the applicable Incremental Aircraft Delivery Date, a security deposit in respect of such Incremental Aircraft to Milestone, in the amount set out in Schedule D-1 hereto (the “Incremental Aircraft Security Deposit”). The lessee shall have the option to provide a letter of credit in place of the Incremental Aircraft Security Deposit. The form of such letter of credit and any issuer requirements shall be set out in the Incremental Aircraft Lease Documents.

Specification:	As per Schedule D-1. [*]

Return Conditions:	The Facility Documents for each new Incremental Aircraft shall require [*]

Transportation:	CHC shall accept delivery of the Incremental Aircraft at the manufacturer or another location reasonably acceptable to CHC that is the place of redelivery by the current operator. [*]

Exh. D-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Conditions Precedent and Representations and Warranties:

The material adverse change condition precedents and representations and warranties in the Facility Documents for the Incremental Aircraft will be determined with reference to the PSA Approval Date with respect to any date prior to the Effective Date and with respect to any date on or after the Effective Date will be determined with reference to the Effective Date. The other conditions precedent and representations and warranties will be revised to reflect the existence of the Chapter 11 Case if applicable and the jurisdictions in which the Aircraft will be registered and in which the applicable CHC Party is organized.

Documentation:	Documentation to be based on the form of lease and related documents referred to in the paragraph in Exhibit A entitled “Lease Form,” including any amendments thereto referred to therein (the “Incremental Aircraft Lease Documents”), [*] The Incremental Aircraft Lease Documents shall otherwise reflect the terms of this Exhibit D, the amendments for the Committed Aircraft described in Exhibit A that are applicable to all Aircraft, and shall reflect the terms of the Existing Facility Documents for the Committed Aircraft with [*]

For terms related to Additional Undesignated Aircraft, please see Schedule D-2.

For terms related to Additional [*] Aircraft, please see Schedule D-3.

For Incremental Aircraft Specifications, please see the specifications separately provided by Milestone.

Exh. D-2

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE D-1
to
TERM SHEET

INCREMENTAL AIRCRAFT

No.	MSN	Type	Year of Manufacture	Monthly Basic Rent	Scheduled Delivery Month	Basic Term (Months)	Agreed Value* (USD)	Security Deposit	Comments
1.	[*]	S92	[*]	[*]	[*]	[*]	[*]	[*]	[*]
2.	[*]	S92	[*]	[*]	[*]	[*]	[*]		[*]
3.	[*]	S92	[*]	[*]	[*]	[*]	[*]		[*]
4.	[*]	S92	[*]	[*]	[*]	[*]	[*]		[*]
5.	[*]	S92	[*]	[*]	[*]	[*]	[*]		[*]
6.	[*]	S92	[*]	[*]	[*]	[*]	[*]		[*]
7.	[*]	AW139	[*]	[*]	[*]	[*]	[*]		[*]
8.	[*]	AW139	[*]	[*]	[*]	[*]	[*]		[*]

[*]

Sch. D-1-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE D-2
to
TERM SHEET

ADDITIONAL UNDESIGNATED AIRCRAFT

It is anticipated that the Milestone Parties and the CHC Parties may agree to enter into leases of additional Incremental Aircraft of the types described below, with the specification described below and up to the number of units described below (each, an “Additional Undesignated Aircraft”). [*]

Type	Number of Units	Monthly Basic Rent	Minimum Basic Term (Months)	Security Deposit	Aircraft Specification
S92	[*]	[*]	[*]	[*]	[*]
AW189	[*]	[*]	[*]		[*]
H175		[*]	[*]		[*]
H145		[*]	[*]		[*]

Monthly Basic Rent [*]

[*]

Modifications

To the extent that the applicable CHC Party’s operational needs require modifications [*] the CHC Party shall enter into an indemnity agreement indemnifying the Milestone Parties for such modification cost and return should the CHC Party fail to take delivery of such Additional Undesignated Aircraft.

To the extent that the applicable CHC Party’s operational needs require modifications [*] the CHC Party shall enter into an indemnity agreement indemnifying the Milestone Parties for such modification cost and return should the CHC Party fail to take delivery of such Additional Undesignated Aircraft.

Sch. D-2-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE D-3
to
TERM SHEET

ADDITIONAL [*] AIRCRAFT

In the event that the CHC Parties require any leased [*] Aircraft for an existing or new contract, such CHC Party shall notify Milestone of such requirement as soon as reasonably practicable. [*]

In the event that Milestone does have a suitable [*] Aircraft available (or will have it available on a timely basis at its cost) and has provided the notice required above, the applicable CHC Party and the applicable Milestone Party shall enter into a lease agreement [*]

The Milestone Parties further acknowledge and agree that in the event that the applicable CHC Party requires [*]

The obligations of the CHC Parties set forth in this Schedule D-3 will terminate on [*] Milestone shall notify the CHC Parties of any such termination.

Sch. D-3-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT E
to
TERM SHEET

LEASE AMENDMENTS

Each of the Leases constituting Existing Facility Documents [*] shall be amended as follows:

[*]

(2)    the definitions of “Premium 1 Location”, “Premium 2 Location” and “Premium 3 Location” shall be deleted in their entirety and any and all references to such terms shall be deemed to have been deleted;

[*]

(4)    in Section 13(a)(19), the words “or if applicable the Additional Deposit” shall be deleted;

(5)    in Sections 13(b)(1)(vii) and Section 13(b)(5), the words “any Additional Deposit,” shall be deleted;

[*]

(7)    the text in Exhibit 12 shall be deleted in its entirety and replaced with the words “Intentionally deleted”; and

(8)   the provisions in the respect of the Loaner and Replacement Engine in Section 1(c) and Section 1(d) of the Maintenance and Return Conditions Addendum shall be deleted in their entirety and replaced with the following:

[*]

Exh. E-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT F
to
TERM SHEET

SCHEDULE OF MAINTENANCE RATES BY AIRCRAFT TYPE

No.	Aircraft Type	Flight Hour Maintenance Rate
1.	S92	[*]
2.	S76C++	[*]
3.	H225	[*]
4.	AW139	[*]

Exh. F-1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

FORM OF JOINDER AGREEMENT FOR CONSENTING CREDITOR PARTIES

This Joinder Agreement to the Plan Support Agreement, dated as of [_______], 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among CHC Group Ltd. (the “Company”), the affiliates of the Company party thereto (each a “CHC Party” and collectively, the “CHC Parties”), the Milestone Parties, the Plan Sponsors, the UCC, the Individual Creditor Parties and the Additional Consenting Parties, is executed and delivered by ________________________________ (the “Joining Party”) as of ______________, 2016. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.          Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be an “Additional Consenting Party,” “Consenting Creditor Party” and a “Party” for all purposes under the Agreement and with respect to any and all claims held by such Joining Party.

2.          Representations and Warranties. With respect to the aggregate principal amount of the Claims set forth below its name on the signature page hereto, the Joining Party hereby makes each of the representations and warranties of the Consenting Creditor Parties set forth in Section 8 of the Agreement to each other Party to the Agreement.

3.          Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[ADDITIONAL CONSENTING PARTY]

By:
Name:
Title:

Principal Amount of the Secured Notes: $_____________

Principal Amount of the Secured Notes: $_____________

Principal Amount outstanding under the Revolving Credit Agreement: $____________________

Other Claims $_____________

Notice Address:

Fax:
Attention:
Email:

Acknowledged:

CHC Group Ltd. (on behalf of itself and its direct and indirect subsidiaries that are currently debtors and debtors in possession)

By:
Name:
Title:

D-2

Annex I

PLAN SUPPORT AGREEMENT

D-3